As filed with the U.S. Securities and Exchange Commission on November 12, 2026.

No. 333-299345

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIREFLY ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3523	27-1718121
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

FireFly Robotics, Inc.

1130 South 3800 West, Suite 100

Salt Lake City, Utah 84104

(801) 683-5128

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lindsay C. Jones

Chief Financial Officer

FireFly Robotics, Inc.

1130 South 3800 West, Suite 100

Salt Lake City, Utah 84104

(801) 698-7301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

David F. Marx

Joshua B. Erekson

Daniel P. Lyman

Dorsey & Whitney LLP

111 S. Main Street, Suite 2100

Salt Lake City, UT 84111

(801) 933-7360

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED NOVEMBER 12, 2026

FIREFLY ROBOTICS, INC.

27,460,983 Shares of Common Stock

This prospectus relates to the registration of the resale of up to 27,460,983 shares of our common stock (our “common stock”) by our stockholders identified in this prospectus (the “Registered Stockholders”), in connection with our direct listing (the “Direct Listing”) on The Nasdaq Global Market (“Nasdaq”). Unlike an initial public offering, the resale by the Registered Stockholders is not being underwritten on a firm-commitment basis by any investment bank. As described under “Principal and Registered Stockholders” and “Plan of Distribution,” certain Registered Stockholders are registered broker-dealers, but are not considered underwriters for purposes of the Securities Act of 1933, as amended (the “Securities Act”). The Registered Stockholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. If the Registered Stockholders choose to sell their shares of common stock, we will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders.

No public market for our common stock currently exists, and our shares of common stock have a limited history of trading in private transactions. During the year ended December 31, 2025, we issued 37,000 shares of common stock (from the exercise of stock options) at a price per share of $2.94 to $4.51. From January 1, 2026 through September 30, 2026, we issued 85,000 shares of common stock (from the exercise of stock options) at a price per share of $0.77. Since July 1, 2026, we have issued 398,363 shares of common stock to investors at a price per share of $8.50. Additionally, we issued to R.F. Lafferty and Co., Inc. (“Lafferty”) 125,300 shares of common stock as compensation for their placement agent services.

Recent purchase prices of our common stock in private transactions may have little or no relation to the opening public price of our shares of common stock on Nasdaq or the subsequent trading price of our shares of common stock on Nasdaq. For more information, see “Sale Price History of Our Capital Stock.” Further, the listing of our common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our common stock and, consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which Chardan Capital Markets, LLC (the “Advisor” or “Chardan”), in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence. Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e., the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e., will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. Neither we nor the Registered Stockholders will be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will we or they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution” beginning on page 131 of this prospectus.

We intend to apply to list our common stock on The Nasdaq Global Market under the symbol “FFLY.” We expect our common stock to begin trading on Nasdaq on or about                          , 2026.

If our Nasdaq application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this Direct Listing. This listing is a condition to the offering. No assurance can be given that our Nasdaq application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this Direct Listing.

We are an emerging growth company and a smaller reporting company under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 16 of this prospectus for a discussion of some of the risks you should consider before investing.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2026

AMP

AMP
L100
FIREFLY
AUTOMATIX

AEV

AUTONOMOUS ELECTRIC MOWERS

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FIREFLY
ROBOTICS

OEM Off-Highway
AUTOMATION
Turns the Hardest Job into the Easiest
PAGE 24

PROSLAB 160

FIREFLY ROBOTICS

MRH MACHINES

MANNED ROBOTIC HARVESTERS

FIREFLY AUTOMATIX

FIREFLY AUTOMATIX

You should rely only on the information contained in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor any of the Registered Stockholders have authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the Registered Stockholders are making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through and including          , 2026 (the 25th day after the listing date of our common stock), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

For investors outside of the United States (“U.S.”): neither we nor any of the Registered Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside of the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside of the U.S.

i

MARKET DATA AND FORECASTS

We are responsible for the disclosures contained in this prospectus. However, unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets and our competitive position is based on information obtained from a variety of sources, including information from independent industry analysts and publications, as well as our own estimates and research. Although we have not independently verified the accuracy or completeness of the third-party information included in this prospectus, based on management’s knowledge and experience, we believe that these third-party sources are reliable and that the third-party information included in this prospectus or in our estimates is accurate and complete. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus.

TRADEMARKS, TRADE NAMES, SERVICE MARKS, AND COPYRIGHTS

We own or have rights to use various trademarks, tradenames, service marks, and copyrights, which are protected under applicable intellectual property laws, as further described herein. This prospectus also contains trademarks, tradenames, service marks, and copyrights of other companies, which are, to our knowledge, the property of their respective owners. Solely for convenience, certain trademarks, tradenames, service marks, and copyrights referred to in this prospectus may appear without the ©, ®, and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, tradenames, service marks, and copyrights.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should carefully read this entire prospectus, including the information in the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “FireFly,” the “Company,” “we,” “us,” and “our” refer to FireFly Robotics, Inc.

Company Overview

FireFly is an innovative agricultural technology and robotics company with a primary focus on providing autonomous and semi-autonomous robotics for the golf and turf care ecosystem. We manufacture and commercialize robotics systems that incorporate autonomous mobility, electric vehicle (“EV”) and hybrid drive technology, and artificial intelligence (“AI”) and machine learning (“ML”) capabilities. Our robotics systems solve significant financial, environmental, labor, and productivity challenges in precision turf management as the premier technology supplier for golf courses, sports fields, turf farms, and related public and private applications. Our mission is to leverage the integration of our hardware and software platforms to deliver a comprehensive suite of robotics solutions that serve the full spectrum of groundskeeping and turf management needs. We believe we have assembled a highly qualified team with extensive experience in the robotics and agricultural technology (“AgTech”) arena and complementary fields, to support our business strategy, and are committed to continuously strengthening our culture of innovation, quality, and excellent customer service. We design, develop, and manufacture our robotics systems in the United States.

Our Business

We are a growth-oriented robotics company with internally developed proprietary software and patented mechatronic systems. Our technology is integrated into our Autonomous Electric Vehicle (“AEV”) robotic mowers; the Autonomous Mowing Platform (“AMP”), including our AMP-L100 and AMP-X100 robots; and our Manned Robotic Harvester (“MRH”). We also sold our M220 automated mower from 2019 through 2023. Our prospective development pipeline includes additional autonomous turf solutions under development, that leverage our hardware and software platforms, including the AMP-X60 and AMP-X90 platforms, a greens roller, a bunker rake, and a fairway sprayer among others.

The design, development, and manufacturing of our robotic systems is entirely conducted from our 108,500 square foot Salt Lake City, Utah facility. Our products are sold directly to customers and complemented by a suite of services that support product deployment and maintenance.

Our vertically integrated platform combines in-house engineering and research and development, proprietary software technology, including data analytics and cloud-based systems, fabrication and assembly, and direct sales, installation, service and customer support. We develop and control our proprietary technology stack and perform the engineering, fabrication and final assembly of our robotic products, which we believe allows us to more rapidly incorporate product and technology improvements across our product platforms. For example, our experience with servo electric motion control technology used in our MRH systems facilitated the adoption of similar technology in our AEV robotic mowers.

Our vertical integration does not extend to all components and raw materials used in our products. We purchase raw materials, commercially available off-the-shelf components and certain manufactured or fabricated components from third-party suppliers when we believe doing so is more efficient than producing such items internally. As a result, we do not control the manufacturing, availability, pricing or delivery of these third-party components and raw materials and are subject to risks associated with our suppliers and supply chain.

We believe our integrated approach, particularly our control over product engineering, proprietary software and technology, fabrication, final assembly, sales and service, allows us to more efficiently develop, manufacture, deploy and support our products and shorten the time from product development to commercial deployment.

Golf courses in the United States, Australia, Canada, and Mexico are actively being maintained by our AMP machines, delivering cost savings and allowing groundskeepers to reallocate time and resources to other aspects of course maintenance. As of September 30, 2026, we have an estimated combined total of over 960 AMPs, MRH, and M220 machines in service throughout the world, resulting in a compounded annual growth rate (“CAGR”) of approximately 29.8% from 76 machines deployed as of December 31, 2016.(1) Our industrial, self-driving, large-area AEV robotic AMPs are specifically designed for the unique requirements of the golf course (of which there are over 38,000 estimated in the world (2)), sports field, municipal, real estate, and turfgrass mowing markets. Our AMPs provide a unique mowing approach that is both environmentally and economically sound.

(1) We calculate CAGR by taking the cumulative units sold as of September 30, 2026, dividing it by the cumulative units sold as of December 31, 2016, raising the result to the power of one divided by the number of years in the measurement period (9.75), and then subtracting one.

(2) Source: Leading Courses, “How Many Golf Courses Are in the World,” July 2024.

1

The AMP-L100 is our first robotic mower, a reel mower for shorter heights-of-cut, which we introduced in 2023 and began selling in 2024. The AMP-X100 is our second AEV robotic mower, a rotary mower for longer heights-of-cut, which we introduced and began selling in 2025. These robots are powered by our full autonomy software stack which we brought in-house in 2020. Our first autonomous mower prototype, the M220, married hybrid diesel-electric automation with full autonomy through a third-party system and began to be developed in 2018. As of September 30, 2026, our AMPs have autonomously mowed over 150,000 acres. We have delivered 169 AMPs as of September 30, 2026. As of September 30, 2026, we had an order backlog of 63 AMPs. The following chart provides a summary of AMP deployments by quarter for 2024, through September 2026:

In addition to our AMPs, our MRH machines combine performance, utility and efficiency in the demanding turf farm segment, where turfgrass must typically be harvested and shipped within a very short period of time. We estimate that our worldwide fleet of MRH machines is capable of cutting over 10,750 pallets of turf each day across the world.

We have MRH machines operating in the United State and throughout the world in Australia, the United Kingdom, Brazil, Canada, South Africa, Israel and Mexico.

2

We estimate the total addressable market (“TAM”) for our AMPs and MRH machines using publicly available information regarding the number of relevant sites, including golf courses, airports, municipal parks, public schools, and turf farms, where our AMPs and MRH machines could be utilized. We also use internally developed assumptions relating to the number of machines that we expect would be used at such sites, based on our experience with existing customers and data available from our AMPs and MRH machines operating in the field, along with our anticipated average selling price of our machines over the near future. We then calculate the TAM as the aggregate amount if all the machines in the identified markets were replaced with our AMPs or MRH machines, as applicable, by taking the aggregate number of machines available in each applicable market and multiplying it by the expected average selling price of our machines. Based on these inputs, we believe that these target mowing and turf harvesting markets represent a TAM of approximately $60 billion in total. This is comprised of approximately $27 billion attributable to golf courses, with over 38,000 courses globally1 and multiple mowers used per course; approximately $29 billion attributable to precision mowing, with 36,000 airfields and airports2, 23,000 city parks3, and 128,0004 US schools and campuses; and approximately $3 billion attributable to turf harvesting, with 2,500 turf farms worldwide5. For additional information regarding our calculation of our relevant TAMs, including underlying data and assumptions used, see the discussion under “Business - Our Business.”

We believe that our AMPs and MRH machines provide significant cost savings to our customers. Our AMPs require no fuel to operate, entirely eliminating fuel expenses in connection with fairway mowing. Once trained on a fairway, the AMPs require no human operator. Our MRH machines only use an average of 2.0 gallons per hour, including both diesel and electric components; in contrast to the estimated average of 4.3 gallons of diesel fuel per hour of operation used by our main competitors. Based on the weekly diesel (on-highway) price published by the U.S. Energy Information Administration (“EIA”) as of September 30, 2026, we believe the efficiency provided by our MRH machines could lower a typical MRH customer’s fuel costs by approximately $15,000 per year. Our MRH machines automate the stacking process, allowing harvesting and stacking to be completed by a single individual. The turf grass harvesters sold by our primary competitors generally require two to three individuals to operate—a driver, and one or two stackers. In some cases, including harvesting more delicate varieties of turf grass, additional labor may be required. We believe that these significant labor-saving efficiencies enable our customers to spend less on fuel and allocate labor to more productive activities.

Our products are designed to accelerate the large-scale adoption of sustainable solutions. To accompany our machines, we have developed a comprehensive portfolio of aftermarket parts. Complementing our machines, our software platform includes proactive service (maintenance and repair) and software services. We expect these services to generate long-term brand loyalty while also creating a recurring revenue stream for each product across its lifecycle.

All sales, deliveries, and service operations are managed in-house without relying on third-party distributors. This direct-to-consumer model combined with our integrated, digital-first strategy is convenient and transparent for customers, efficient and scalable to support our continued growth, and provides best-in-class, uncompromised experience to our customers.

Our vertically integrated platform enables us to provide our diverse offering of highly differentiated products and services as well as our technology-first, direct-to-customer experience. Our ecosystem consists of the following components:

● Robotics. Our machines boast all-electric propulsion, LiDAR obstacle detection, patented steering systems, and teach-and-repeat autonomy for large-scale turf maintenance applications, and are also produced through robotic manufacturing processes.

● Artificial Intelligence and Machine Learning. Our commercially deployed AMP autonomous mowing platform uses artificial intelligence (“AI”) and machine learning (“ML”) as components of our broader autonomous technology platform. These technologies assist our AMP robots in setting and optimizing mowing patterns, determining operating paths, identifying and classifying objects and obstructions, and collecting and analyzing operational data.

Our AI and ML technology includes both internally developed proprietary algorithms and open source algorithms and software components. These technologies are integrated into our broader technology stack, together with our internally developed software, algorithms, modifications and application-specific functionality. Our use of open source technology is subject to the terms of the applicable open source licenses.

We have designed our autonomous technology platform so that core technology developed for our existing AMP products can be adapted for additional robotic applications. Each of the products in our current development pipeline, including the AMP-X90 Autonomous Rough Mower, AMP-X60 Autonomous Rough Mower, Autonomous Fairway Sprayer, Autonomous Greens Roller, Autonomous Greens Mower and Autonomous Electric Bunker Rake, is expected to leverage significant portions of our existing autonomous technology, including AI and ML capabilities.

Application of this technology to each new product requires additional product-specific development, including modifications to software and algorithms, hardware and sensor integration, mechanical systems, controls, testing and validation based upon the product’s intended function and operating environment. Although these pipeline products are expected to leverage our existing autonomous technology platform, each remains subject to additional engineering, software development, integration, testing and validation before commercial introduction.

● Core Enabling Technology Stack. A secure, reliable, scalable combination of hardware and software supported by a cross-disciplinary engineering team and connecting our proprietary in-machine systems, including electronics, battery, electric drive, chassis, and experience management. The stack is highly portable to each robot, allowing for streamlined production and performance.

● Software. Our architecture of interconnected software applications are designed to deliver seamless, end-to-end experiences using our FireLink web application. Our software platform enables remote diagnostics, software updates, and remote controls, including machine access.

● Product Development and Operations. Our vertically integrated product development and operations functions include design, development, manufacturing, sales, delivery and service. These distributed functions serve the unique needs of our agricultural and golf course customers. As of September 30, 2026, we had 24 service technicians serving customers across the U.S. and 3 service technicians dedicated to our international customers.

1 Source: Leading Courses, “How Many Golf Courses Are in the World,” July 2024.

2 Source: Airports by Country 2026. https://worldpopulationreview.com/country-rankings/airports-by-country

3 Source: November 21. 2025. https://www.nature.com/articles/s44284-025-00345-4

4 Source: March 2025. https://learningpolicyinstitute.org/sites/default/files/2025-03/pub_private_NewJersey_MAP.pdf

5 Sources: Statistics Canada Census of Agriculture Tables – 2025,
https://www150.statcan.gc.ca/t1/tbl1/en/tv.action?pid=3210003401;

June 2026. https://www.turfaustralia.com.au/about-us/;

June 2026. https://turfgrassproducers.eu/about-us/

3

● Products and Accessories. Our portfolio is comprised of machines that we believe reimagine the turfgrass harvesting and mowing segments. We expect our products and services will provide us access to new markets and bring new customers into our platform.

● Services. We offer highly tailored and differentiated services that enable near seamless and intuitive experiences throughout the entire product lifecycle. We expect this holistic approach to promote customer satisfaction, create strong brand loyalty, and increase operational efficiency while simultaneously allowing us to capture a greater share of the full lifecycle value.

● Data and Analytics. Our platform is interconnected by our proprietary data and analytics tools. It is comprised of centralized data and analytics tools, providing valuable insights that can be applied to continuously improve platform-wide performance, functionality and uptime to drive increased customer satisfaction.

We plan to utilize this ecosystem to continuously improve our products by adding new capabilities and functionality. Enhanced products will attract more customers, deepen existing customer relationships, and expand our data repository and insights, which we expect will further benefit our customers and our business.

Beyond the benefits of our ecosystem, we believe that our entrepreneurial culture is a competitive advantage. Our strength comes from a diversity of backgrounds, perspectives, talents and approaches, and we work hard to cultivate a culture of collaboration. Our entrepreneurial spirit drives dialogue and exploration in the development process that we believe has produced world-class products and services. This drives innovation and propels continued growth to help us achieve our mission.

Our Products

Our products are organized into two families, AMPs and MRH machines, and are supported by subscription products (“Robotics as a Service or RaaS”), parts sales, and services.

Autonomous Mowing Platform

We currently offer two models of our AMP: (1) AMP-L100 robotic reel mower and (2) AMP-X100 robotic rotary mower. (The AMP-X90 robotic rotary mower represents the next evolution of the AMP product line and is expected to replace the AMP-X100 following the completion of field testing and commercialization activities.) The key difference between the two models is that the AMP-L100 is a robotic reel mower, for shorter heights-of-cut, while the AMP-X100 is a robotic rotary mower, for longer heights-of-cut.

AMP-L100 AEV Robotic Reel Mower	AMP-X100 AEV Robotic Rotary Mower

Our AMPs are autonomous robots for professional mowing, equipped with a controller with proprietary algorithms, light detection and ranging (“LiDAR”) for object detection, and a suite of cameras and sensors. Upon setup at the customer’s location, the AMP simply requires a one-time learning pass around the outer boundary of the area to be repetitively mowed, which we believe is ideal for fairway mowing. Once the robot has learned the boundary, it can generate different mow patterns using our FireLink web application. The customer can then select a starting place on the fairway, select a mow pattern, press play and let the AMP do the rest. The robot will find its way to the start point and start mowing. Customers can then monitor progress of the robot remotely on our web application, FireLink.

4

Our AMPs are all-electric, powered by a lithium iron phosphate battery, and can operate for four to six hours per charge, which we believe allows our AMPs to mow approximately 20-25 acres during that time. The AMPs operate nearly silently, which enables extended mowing hours, and a high-quality precision cut. Our design eliminates the need for an engine, radiator, gas or hydraulics and related components and oil (other than a minimal amount of gear oil), transmission fluids, and hydraulic fluids that are found on traditional lawnmowers, which reduces operating and maintenance costs and eliminates emissions and certain harmful fluid spills, such as the hydraulic oil spill from a traditional mowing machine as shown in the picture below:

The AMPs are connected to our specialized and internally developed web application - FireLink - via cellular networks or Starlink, for autonomy control, and to real time kinematics (“RTK”)-corrected GPS for precise positioning. Our patented drive and steering systems provide superior traction while protecting the turf, a critical attribute for self-driving robots and one demanded by our customers.

Both the AMP-L100 and AMP-X100 models cut a 100-inch-wide swath with five cutting decks, and we believe they can mow approximately 20-25 acres per charge. The AMP-L100 uses reel cutting technology, which is well regarded for its high quality at low heights-of-cut and is widely used for mowing fairways on golf courses. The AMP-X100 has rotary cutting units, which are more commonly used for taller heights-of-cut, often in sports fields, commercial landscaping, turfgrass farms, and mowing in the “rough” on golf courses. Our nearest competitors’ autonomous mowers generally only provide cutting widths of 60 inches or less.

We market our AMPs primarily through on-site demonstrations, through digital marketing and social media channels, and in industry publications.

5

Manned Robotic Harvester

Our MRH machines are purpose-built and used by turf growers across the world. They are designed from the ground up to be completely computer-controlled or “drive-by-wire.” These software-defined machines can evolve with customer needs over time through software updates and provide Internet of Things (“IoT”) connectivity to deliver data and insights into machine health and performance to both the customer and us.

We engineered advanced electrification and control systems to significantly increase robotic productivity, yield, and operational efficiency, which we believe outperform any other technology currently available in the turfgrass market. In side-by-side demonstrations in Ontario, Canada at the September 2024 Nursery Sod Growers Association and in July 2024 at a similar demonstration in the U.K., we compared the productivity of our MRH R300 roll harvester to machines from several competitors. We observed in these demonstrations that our MRH R300 roll harvester was able to cut pallets in less time and using less fuel than our competitors’ machines.

Our MRH machines are diesel-electric hybrid and self-propelled, shearing and pulling the turf from the ground and cutting it into symmetrical slabs. The slabs are transported up a conveyor, rolled if necessary, and automatically stacked onto a pallet. Prior to automation, turf harvesting was accomplished by manual labor and manually-operated mowers. Our automated machines have reduced labor and, according to our customers, turned work done by approximately two to ten people into a one-person job.

Because our MRH machines use efficient servo electric systems, significantly lower power is required to harvest the turf. Our hybrid diesel-electric MRH machines use a 74-horsepower turbo-charged 4-cylinder Tier 4 diesel engine. Due to our efficient design, we believe the horsepower requirements are around half of our closest competitors’ machines, which generally use 130 to 140-horsepower engines.

We currently offer two categories of MRH machines:

●	ProSlab Harvester – The ProSlab harvester cuts and layers flat slabs of turf onto a pallet. The pallet is then ejected from the harvester onto the ground without slowing or stopping, ready for pickup by the turf grower. This model is conducive to cutting warm-season turf varieties such as Bermudagrass, St. Augustine grass, and Centipedegrass, among others. The ProSlab harvester provides an option to upgrade the electrical system, which increases speed and efficiency. We shipped our first ProSlab Harvester in 2012.

●	R300 Roll Harvester – The R300 roll harvester cuts, rolls and stacks the mini-turf rolls onto a pallet. Like the ProSlab harvester, the pallet is discharged out the back of the harvester and is ready for easy pickup by the turf harvester. The R300 is best suited for cool-season grasses like Kentucky Bluegrass, Tall Fescue, and Fine Fescue, among others. We shipped our first R300 Roll Harvester in 2019.

Subscription Services

We sell subscription services to customers that give them access to their MRH’s performance metrics.

FireLink – FireLink is our web-based fleet management system that connects our customers to their AMPs and facilitates communication between systems. Key operations include scheduling, path determination, mowing patterns, software updates, maintenance requirements, and general communications. We charge a subscription fee for FireLink.

Mercury – Our Mercury data platform allows the transmission of productivity data from machines to customers, helping them to know how their AMP and MRH machines are performing. Key data points include overall equipment effectiveness (“OEE”) data, square feet per hour, weight of the pallets, cumulative pallet counts, harvesting session numbers and more. We plan to sell access to performance metrics as a monthly subscription that we expect will evolve with our ongoing data and analytics learning platforms. This platform represents the foundation for collecting and sharing valuable data with customers, which we believe will create significant economic value. We believe that these metrics provide economic value to customers while also benefiting the environment. For example, these metrics enable precise targeting of fertilizer and water, optimizing growth while minimizing waste. We expect future subscription packages will offer tiered pricing based on the range of services provided.

Parts, Services, and Other

We sell replacement parts and consumables for systems in both our AMP and MRH machines and provide in-person service support. Our service department, consisting of corporate and regional technicians, provides training and support in person by phone and through remote communication on our web applications.

Development Pipeline

FireFly’s mission is to deliver a comprehensive suite of robotics solutions that serve the full spectrum of groundskeeping and turf management needs. Our product development team is adapting FireFly’s integrated hardware and software platforms to deliver autonomous solutions across the golf course, unlocking additional savings and increasing precision and uniformity. Our current development pipeline includes the following:

●	Autonomous Fairway Sprayer. The autonomous fairway sprayer is expected to provide compelling labor savings and operational efficiency benefits while improving application consistency and precision through autonomous control systems.

●

AMP-X90 Autonomous Rough Mower – The AMP-X90 is designed to be the primary scale machine for autonomous rough mowing. It replaces large manual rotary rough mowers and delivers immediate labor reduction across the highest acreage areas of the golf course. We believe it represents the most intuitive and scalable autonomous purchase, after the AMP-L100, opportunity for superintendents and ownership groups.

●	AMP-X60 Autonomous Rough Mower – The AMP-X60 is designed to complement the AMP-X100 by addressing complex mowing environments, tight transitions, constrained areas, and irregular terrain. Its omnidirectional maneuverability increases autonomy depth and operational flexibility across difficult course layouts.

●	Autonomous Greens Roller. The autonomous greens roller represents our initial controlled entry into greens operations, allowing autonomous interaction with greens surfaces without cutting or chemical application.

●	Autonomous Greens Mower – The Greens Mower is a smaller version of the AMP-L100 roller mower designed for high precision and fine-tuned mowing of greens.

●	Autonomous Electric Bunker Rake – The autonomous bunker rake addresses one of the most repetitive and least desirable labor functions on a golf course while operating with minimal turf risk. We believe this product will serve as both a strong customer trust-builder and an additional validation point for our autonomous operating platform.

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Our Competitive Strengths

We designed all aspects of our platform, business model, products, and organization to enable a scalable, customer-centric, and efficient approach resulting in key competitive advantages.

● First-Mover and Deep Domain Expertise. Our talent and know-how provide deep domain expertise, resulting in a rare and unique set of skills that created our AMPs. Our management team has decades of grass growing and harvesting experience, as well as deep engineering expertise across robotics, mechanical, software, electric, autonomy, and motion control. This expertise allowed us to understand earlier than our competitors the need for and advantages of electrification, resulting in our AMP and MRH machines, which introduce a much larger addressable market segment of golf courses and precision mowing. Our intellectual property portfolio and years of deep expertise in automation provide us with a significant first-mover advantage.

● FireFly Ecosystem. We design, develop, manufacture and sell in-house in our 108,500 square foot facility located in Salt Lake City, Utah. We control most of our manufacturing (end-to-end) in-house. We employ a Kanban inventory control system to manage over 17,500 individual components on a daily basis. We strive to provide an ecosystem of solutions to our end users, consisting of hardware, software, parts supply, onsite and helpdesk service, ongoing schools and training, and video-based training and updates. We also provide certain data back to the end-users in the form of a key performance indicator (“KPI”) database that allows operators to track and monitor performance.

● Entrepreneurial Culture. We believe that our entrepreneurial culture is one of our most durable competitive advantages. Everything from the way we recruit to our transparent way of communicating, is in service of making our business the company passionate professionals join to learn, grow, and do meaningful work.

● Direct Customer Relationships. Our ongoing commitment to listening to the problems of our customers and incorporating their feedback into our platform is an important competitive advantage that we expect will allow us to iterate disruptive products. Our direct relationships with customers allow us to gather insights, design solutions that best serve their needs, drive strong engagement, remove structural inefficiencies, create transparency, and increase customer satisfaction and referral. By controlling every customer touchpoint from awareness through ownership, we replace a patchwork of third parties with our end-to-end, integrated solutions.

● Suite of Services. Our portfolio of complementary services is designed to deliver an intuitive and near seamless customer experience across the full lifecycle of our machines. Our suite of services provides an opportunity to generate predictable, high-margin recurring revenues and increase the lifetime revenue potential of each vehicle.

● Experienced Board of Directors. We have been able to recruit independent directors who believe in our mission and have a world-class depth and breadth of executive, operational and financial experience with public companies, and experience across a breadth of industries.

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Historical Revenue Growth

Since 2016, our company has experienced significant revenue growth, reflecting increased demand for our products and expansion into new markets. Our revenues increased from $11.3 million in 2016 to $47.2 million in 2025, representing a CAGR of 17.2%. We believe our historical performance demonstrates our ability to capitalize on market opportunities and deliver consistent financial results. In 2025, approximately 54% of revenues were derived from MRH sales, 20% from parts sales, 16% from AMP sales, 1% from subscription (“SaaS”), and 9% from other.

Long-Term Growth Strategy

We make decisions and investments with long-term objectives in mind. Our growth strategy centers around developing a diverse scope of products that enable ownership of the entire maintenance ecosystem, supported by our technology stack. We believe maintaining a long-term growth direction is key to maximizing our impact and generating value for our stockholders. We plan to achieve this by constructing a diverse portfolio of offerings with global appeal and strategically investing in our technology and infrastructure. Key levers of our growth strategy include:

● Become the Market Leader in the Golf Course Maintenance Ecosystem. We are developing specialty designed products to address every key facet of surface-level golf course maintenance, including the fairway, green, rough and bunker.

● Increase Share in Turf Farm Market. We plan to continue to build innovative products for the turf farmer. While the primary market for our MRH machines is the U.S., we plan to continue extending our presence in the markets of Australia, Canada, Europe, Brazil, and the United Kingdom by increasing marketing and sales activities and adding new support staff in those regions. We plan to continue to execute new designs and improvements of harvesters that increase value to the customer with reduced operating costs, improved reliability, and increased capabilities.

● Increase Share in Golf and Sports Turf Markets. We plan to continue to add to our sales and marketing team in golf and sports turf. There continues to be high interest in the capabilities of our AMPs in the marketplace. The installed base of over 169 units have demonstrated this ability and builds confidence in our AMPs.

● Grow Our Used and Trade-In Business. We plan to continue accepting trade-in machines and to resell these as part of our revenue growth strategy.

● Develop and Launch Next-Generation AEVs. We intend to continue to innovate and launch AEVs within the turfgrass management space. These robots will serve a variety of needs, price points and geographies.

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● Further our International Footprint. We intend to further our global footprint. We will continue to build our sales, marketing and service teams in the U.S., Australia, Canada, Brazil, Europe and the United Kingdom, as well as developing distribution partnerships for other international markets.

● Extend Depth and Breadth of Our Digital Services. We plan to launch additional subscription services, enable the purchase of more features through software updates and explore financing options for customers through third-party and internal financing.

● Invest in Our Platform. We plan to continue investing in our product development and operations infrastructure to enable our growth, product innovation, and customer experience.

● Unlock New Business Models. Our capabilities as a direct-to-customer, integrated technology and manufacturing company position us to drive the adoption of future business models.

Recent Developments

ATW Exchange and Warrant Exercise

On October 6, 2026, we entered into an Exchange Agreement (the “Exchange Agreement”) with certain funds affiliated with ATW Partners LLC (collectively, “ATW”). Under the Exchange Agreement, ATW agreed to (i) exchange (the “Exchange”) (a) the outstanding principal and capitalized interest under the July 2019 Debenture, the April 2020 Debenture, and the September 2020 Debenture (each as defined below) and (b) certain of the July 2019 Warrants, April 20, 2020 Warrants, September 2020 Warrants, January 2022 Warrants, January 2023 Warrants, July 11, 2024 Warrants, July 25, 2024 Warrants, June 2025 Warrants, December 2025 Warrants, February 2026 Warrants and June 2026 Warrants (each as defined below), for an aggregate of approximately 8,522 shares of our Series A convertible preferred stock and (ii) exercise, on a cashless basis, the remainder of the July 2019 Warrants, January 2022 Warrants, and January 2023 Warrants that are not being exchanged, such that ATW will beneficially own (as such term is defined under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) 1,536,688 shares of common stock, representing 9.99% of our common stock outstanding after the completion of the Direct Listing (the “Warrant Exercise”). The Exchange and Warrant Exercise will take place immediately prior to the Direct Listing and after the filing of our amended and restated certificate of incorporation and the Series A Certificate of Designation (as defined below). The shares of Series A Preferred Stock issued in the Exchange will be convertible, at the election of ATW, into an aggregate of 9,365,547 shares of common stock. The resale of the shares of common stock issued in the Warrant Exercise and shares of common stock underlying the shares of Series A Preferred Stock issued in the exchange are included in the registration statement of which this prospectus forms a part. For a description of the rights of the Series A Preferred Stock, see the section titled “Description of Capital Stock - Series A Preferred Stock”. Following the Exchange and the Warrant Exercise, ATW will beneficially own 8,522 shares of Series A Preferred Stock and 1,536,688 shares of common stock.

September 2026 Private Placement

On various dates in August, September, and October 2026, we entered into subscription agreements with 245 accredited investors, pursuant to which we issued an aggregate of 398,363 shares of our common stock at a purchase price of $8.50 per share for gross proceeds of approximately $3.4 million (the “September 2026 Private Placement”). Additionally, we issued to R.F. Lafferty and Co., Inc. (“Lafferty”) 125,300 shares of common stock as compensation for their placement agent services.

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Corporate Information, Principal Executive Offices and Internet Address

FireFly Robotics, Inc. is a Delaware corporation incorporated on November 13, 2015 and we began operations in 2010. On June 11, 2026, we changed our name from FireFly Automatix, Inc., to FireFly Robotics, Inc.

We operate out of a 108,500 square foot facility located in Salt Lake City, Utah. As of September 30, 2026, we employed 238 full-time employees.

Our principal executive office is located at 1130 South 3800 West, Suite 100, Salt Lake City, Utah 84104. Our telephone number is (801) 698-7301. Our website is fireflyautomatix.com. Information contained on or accessible through our website is not part of this prospectus, and is not incorporated by reference herein, and should not be relied on in determining whether to make an investment decision. The inclusion of our website address in this prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. For so long as we are an emerging growth company, we will, among other things:

●	be permitted to present only two years of audited consolidated financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including in this prospectus;

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●	not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	not be required to hold a nonbinding advisory stockholder vote on executive compensation pursuant to Section 14A(a) of Securities Exchange Act of 1934, as amended (the “Exchange Act”);

●	not be required to seek stockholder approval of any golden parachute payments not previously approved pursuant to Section 14A(b) of the Exchange Act;

●	be exempt from any rule adopted by the Public Company Accounting Oversight Board, requiring mandatory audit firm rotation and identification of critical audit matters; and

●	be subject to reduced disclosure obligations regarding executive compensation in our periodic reports.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will continue to qualify as an emerging growth company until the earliest of:

●	the last day of our fiscal year following the fifth anniversary of the date of our Direct Listing;

●	the last day of our fiscal year in which we have annual gross revenue of $1.235 billion or more;

●	the date on which we have, during any three-year period, issued more than $1.0 billion in non-convertible debt; and

●	the date on which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

For risks related to our status as an emerging growth company and a smaller reporting company, including the potential impact of reduced financial reporting and disclosure requirements see “Risk Factors - Risks Related to the offering and Ownership of Our Common Stock.” We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

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Summary of Risk Factors

Our business is subject to a number of risks and uncertainties of which you should be aware before making a decision to invest in our common stock. These risks are more fully described in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, among others, the following:

●	We are a growth-stage company and have a limited operating history at the current scale of our business, which makes it difficult to evaluate our current business and future prospects.
●	We have a history of net losses. If we do not achieve profitability, our business, financial condition and operating results will be adversely affected.
●	There is substantial doubt about our ability to continue as a going concern, and we will need additional financing to execute our business plan, to fund our operations and to continue as a going concern.
●	Our business plans require a significant amount of capital, which will require us to sell additional equity securities or incur additional indebtedness that will dilute our stockholders or introduce covenants that may restrict our operations.
●	If we fail to scale our business operations, successfully introduce and market new products and services, or otherwise manage our future growth effectively as we attempt to rapidly grow our company, our business may be adversely affected.
●	We may not be successful in entering into distributor relationships or other commercial partnerships, which could adversely affect our operating results and our ability to compete in our industry.
●	Our business and operating results are subject to seasonal fluctuations, which could result in fluctuations in our operating results and stock price.
●	Adverse changes in the new housing market, including due to increased interest rates, could adversely affect demand for our MRH machines.
●	Our operations and financial results may be affected by competitive conditions.
●	Our existing and future levels of indebtedness could adversely affect our financial health, ability to obtain financing in the future, ability to react to changes in our business and ability to fulfill our obligations under such indebtedness.
●	We may not succeed in maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our products and our business, prospects, financial condition, results of operations, and cash flows.
●	We rely on complex machinery for our operations, and production involves a significant degree of risk and uncertainty in terms of operational performance, safety, security, and costs.
●	We rely on a limited number of suppliers for critical product components.
●	Security breaches and other disruptions to our information technology infrastructure could interfere with our operations and compromise information, exposing us to liability that could cause our business to suffer.
●	Our products rely on software and hardware that is highly technical, and if these systems contain errors or design defects, our business could be adversely affected.
●	If we fail to adapt and respond effectively to rapidly developing technology, evolving industry standards and changing customers’ needs or requirements, our products may become less competitive.
●	Expanding our international operations, where we have limited operating experience, may subject us to increased business, regulatory and economic risks that could seriously harm our business, operating results and financial condition.
●	Our business depends largely on our ability to attract and retain talented employees, including senior management.

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●	Our management will be able to exert influence over our affairs.
●	We face risks related to our contracts with state and local government entities, which could harm our results of operations.
●	Unfavorable weather conditions or natural catastrophes that reduce agricultural production and demand for agriculture and turf equipment could directly and indirectly affect our business.
●	We may be unable to timely develop and introduce new products and enhancements that meet evolving customer needs, which could materially and adversely affect our business, financial condition, results of operations, and cash flows.
●	We have identified material weaknesses in our internal control over financial reporting, and the failure to achieve and maintain effective internal controls over financial reporting could harm our business and negatively impact the value of our common stock.
●	We could be subject to additional sales tax or other indirect tax liabilities.
●	Our ability to use our U.S. federal and state net operating losses to offset future taxable income may be subject to certain limitations which could subject our business to higher tax liability.
●	Our operations are subject to complex and changing laws and regulations, the violation of which could expose us to potential liabilities, increased costs, and other adverse effects.
●	We may face risks associated with international, national, and regional trade laws, regulations, and policies, and government farm programs and policies which could significantly impair our profitability and growth prospects.
●	We could be involved in legal disputes, including securities litigation, that are expensive and time consuming, and, if resolved adversely, could harm our business, operating results, and financial condition.
●	We are an “emerging growth company” and a “smaller reporting company” and our compliance with the reduced reporting and disclosure requirements may make our common stock less attractive to investors.
●	Failure to protect and enforce our proprietary technology and intellectual property rights could substantially harm our business, operating results and financial condition.
●	Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and proprietary information.
●	Our use of “open source” software could subject us to possible litigation or could prevent us from offering products that include open source software or require us to obtain licenses on unfavorable terms.
●	The price of our common stock may be volatile.
●	The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.
●	In a direct listing, purchasers may be unable to trace their shares to this registration statement, which could limit remedies under the federal securities laws
●	The obligations associated with operating as a public company will require significant resources and management attention.
●	Economic uncertainty or downturns could adversely affect our business, financial condition and operating results.
●	We will have outstanding shares of convertible preferred stock, warrants and Debentures, some of which contain “full-ratchet” anti-dilution protection, which may cause significant dilution to our stockholders.
●	Sales of our common stock in the public market after the direct listing by our existing security holders may cause the market price of our shares of common stock to decline.
●	We do not intend to pay dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.
●	If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.
●	We may be subject to securities litigation, which is expensive and could divert management attention.
●	Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.
●	Our amended and restated certificate of incorporation will include exclusive forum provisions, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
●	There has been no public market for our common stock, and we cannot assure you that a market for our common stock will develop or that the market price of shares of our common stock will not decline following the Direct Listing.

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SUMMARY FINANCIAL DATA

The following tables summarize our financial data as of the dates and for the periods presented. We have derived the summary statements of operations data for the years ended December 31, 2025 and 2024, and the balance sheets data as of December 31, 2025 and 2024, from our audited consolidated financial statements included elsewhere in this prospectus. The summary statements of operations data for the nine months ended September 30, 2026 and 2025 and the balance sheet data as of September 30, 2026 and 2025 have been derived from our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future.

The following summary financial data should be read in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements, and unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus.

	Year Ended December 31,		Nine Months Ended September 30,
	2025	2024	2026	2025
	(in thousands, except per share data)
			(unaudited)
Revenues, net	$47,178	$42,477	$46,526	$35,798
Cost of revenues	37,808	32,282	37,497	28,924
Gross profit	9,370	10,195	9,029	6,874

Operating expenses:
Selling, general and administrative	14,157	11,443	12,343	9,715
Research and development	4,530	4,293	3,804	3,459
Total operating expenses	18,687	15,736	16,147	13,174

Loss from operations	(9,317)	(5,541)	(7,118)	(6,300)

Other (expenses) income:
Interest income	32	25	27	27
Interest expense	(128)	(235)	(196)	(90)
Change in fair value of convertible debentures	(3,570)	(4,158)	(27,871)	(1,618)
Change in fair value of the common stock purchase warrant liability	(2,067)	(3,616)	(15,675)	(904)
Other income (expense)	(51)	10	(26)	(69)
Total other expense	$(5,784)	$(7,974)	$(43,741)	$(2,654)
Loss before income taxes	(15,101)	(13,515)	(50,859)	(8,954)

Provision for income taxes	21	22	-	-
Net loss	$(15,122)	$(13,537)	$(50,859)	$(8,954)

Net loss per share attributable to common stockholders:
Basic and diluted	$(1.03)	$(0.99)	$(3.32)	$(0.61)

Weighted average common shares:
Basic and diluted	14,742,368	13,699,600	15,296,684	14,704,753

Pro forma net loss per share attributable to common stockholders, basic and diluted (unaudited) (1,2)	$(0.93)		$(3.01)

Pro forma weighted average common shares outstanding, basic and diluted (unaudited) (1,2)	16,335,343		16,901,584

(1)	See Note 2 – “Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this prospectus for an explanation of the method used to calculate the historical basic and diluted, net loss per share and the weighted average number of shares used in the computation of the per share amount.

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(2)	The pro forma information in the table above has been completed to give effect to (i) the filing and effectiveness of our amended and restated certificate of incorporation, which will occur immediately prior to the completion of the Direct Listing, (ii) the Exchange, (iii) the Warrant Exercise, and (iv) the conversion of outstanding convertible notes issued in July and August 2025. The following table sets forth the computation of the pro forma basic and diluted net loss per share assuming the relevant transactions are completed January 1, 2025:

	Year Ended	Nine Months Ended
	December 31,	September 30,
(In thousands, except share data)	2025	2026

Numerator
Net loss attributable to common shareholders	$(15,122)	$(50,859)

Denominator
Weighted average common shares outstanding	13,140,939	13,225,679
Add: Weighted-average common shares attributable to Warrants with a $0.01 exercise price	1,601,429	2,071,005
Total basic weighted-average common shares outstanding	14,742,368	15,296,684
Add: Dilutive effect of other equity instruments	-	-
Diluted weighted-average shares outstanding	14,742,368	15,296,684
Pro Forma adjustment for the exercise of common stock purchase warrants and conversion of convertible notes	1,592,975	1,604,900

Pro forma net loss per share attributable to common shareholders, basic and diluted	$(0.93)	$(3.01)

	As of December 31,		As of September 30,
	2025	2024	2026	2025
	(in thousands)
			(unaudited)
Cash and restricted cash	$3,326	$2,587	$1,469	$2,421

Working capital(1)	(2,036)	3,602	(2,505)	2

Total assets	21,191	21,285	21,421	20,403

Total liabilities	90.192	77,023	139,752	83,765

Accumulated losses	(91,527)	(76,405)	(142,386)	(85,360)
Total stockholders’ deficit	(69,001)	(55,738)	(118,331)	(63,362)

(1)	We define working capital as current assets less current liabilities. See our consolidated financial statements and related notes included elsewhere in this prospectus for further details regarding our current assets and current liabilities.

	As of September 30, 2026
(In thousands, except share amounts)	Actual	Pro Forma (1)

Consolidated Balance Sheet Data
Cash	$1,469	$1,469
Working capital (2)	(2,505)	(2,505)
Total assets	21,421	21,421
Total liabilities	139,752	46,516
Convertible preferred stock	-	9
Additional paid-in capital, convertible preferred stock	-	79,803
Common stock	13	15
Additional paid-in capital, common stock	24,042	37,464
Accumulated losses	(142,386)	(142,386)
Total stockholders’ deficit	(118,331)	(25,095)

(1)	The pro forma balance sheet column in the table above has been completed to give effect to (i) the filing and effectiveness of our amended and restated certificate of incorporation, which will occur immediately prior to the completion of the Direct Listing, (ii) the Exchange, (iii) the Warrant Exercise, and (iv) the conversion of outstanding convertible notes issued in July and August 2025. The pro forma balance sheet column in the table above gives effect to these transactions as of the balance sheet date.
(2)	We define working capital as current assets less current liabilities. See our unaudited interim condensed consolidated financial statements and related notes included elsewhere in this prospectus for further details regarding our current assets and current liabilities.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider each of the following risks and all of the information set forth in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” before deciding to invest in our common stock. While we believe the risks and uncertainties described below are the material risks currently facing us, additional risks and uncertainties not presently known to us or that we currently believe to be immaterial also may impair our business, financial condition, results of operations and cash flows. If any of the following risks and uncertainties develops into actual events, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that case, the price of our common stock could decline, and you may lose all or part of your investment.

Unless the context otherwise requires, all references in this subsection to the “Company,” “we,” “us” or “our” refer to FireFly Robotics, Inc. and its subsidiaries.

Risks Related to Our Business and Industry

We are a growth-stage company and have a limited operating history at the current scale of our business, which makes it difficult to evaluate our current business and future prospects.

We began operations in 2010 and incorporated as a Delaware corporation in 2015, and we have a limited operating history at the current scale of our business. Our business plan is still in development, and we likely do not recognize all of the challenges that may emerge and affect our proposed business. We have encountered, and will likely continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly evolving industries, including challenges in accurate financial planning and forecasting, increasing competition and expenses as we continue to grow our business, and attracting and retaining customers. You should consider our business and prospects in light of the risks and difficulties that we may encounter as a business with a limited operating history. We may not be successful in addressing these and other challenges we may face in the future, and our business, operating results, and financial condition may be adversely affected if we do not manage these risks successfully. We may not be able to maintain our current rate of growth, which is a risk characteristic often shared by companies with limited operating histories participating in rapidly evolving industries.

We have a history of net losses. If we do not achieve profitability, our business, financial condition and operating results will be adversely affected.

We have experienced net losses each year since we began operations in 2010, including a net loss of approximately $15.1 million for the year ended December 31, 2025. We had a net loss of approximately $50.9 million for the nine months ended September 30, 2026. We had an accumulated deficit of $91.5 million and a total stockholders’ deficit of $69.0 million as of December 31, 2025. We had an accumulated deficit of $142.4 million and a total stockholders’ deficit of $118.3 million as of September 30, 2026. We anticipate that our operating expenses and capital expenditures will increase substantially in the foreseeable future as we continue to invest in our machines and technologies, acquire new customers, expand our business and operations domestically and internationally, hire additional employees, develop and enhance our machines and related parts and service offerings, expand our marketing and sales operations, and enhance our infrastructure. Our expansion efforts may prove more expensive than we anticipate, and we may not succeed in increasing our revenues sufficiently to offset these higher expenses. Given the operating and capital expenditures associated with our business, we may not achieve profitability in the foreseeable future and cannot assure you that we will ever be able to achieve profitability.

There is substantial doubt about our ability to continue as a going concern, and we will need additional financing to execute our business plan, to fund our operations and to continue as a going concern.

Since inception, we have experienced recurring operating losses and negative cash flows and we expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. There is substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm has expressed in its auditors’ report on our 2024 and 2025 consolidated financial statements, included in this prospectus, an explanatory paragraph relating to our ability to continue as a “going concern,” meaning that our recurring losses from operations and negative cash flows from operations raise substantial doubt regarding our ability to continue as a going concern. We have prepared our consolidated financial statements on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Our consolidated financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. If are unable to generate cash from operations or raise capital in equity or debt financings as needed, our business will be adversely affected.

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In addition, under our outstanding Debentures, our failure to maintain certain minimum cash flow amounts would constitute an event of default thereunder, which would give the holders of the Debentures the right to declare the outstanding balances immediately due and payable. We have not complied with such minimum cash flow amounts in prior periods, but the holders of the Debentures have agreed to waive such non-compliance and, as such, we are not currently in default under the Debentures. However, there can be no guarantee that we will be able maintain compliance with other covenants under the Debentures, or that the holders will continue to waive our non-compliance with the minimum cash flow covenants. If we are in default under the Debentures and the holders declare the outstanding balances immediately due and payable, we may not have sufficient funds to satisfy such obligations and may need to pursue a reorganization proceeding under applicable bankruptcy or insolvency laws.

Our business plans require a significant amount of capital, which will require us to sell additional equity securities or incur additional indebtedness that will dilute our stockholders or introduce covenants that may restrict our operations.

Our capital expenditures will continue to be significant in the foreseeable future as we expand our business. The fact that we have a limited operating history at our current scale means we have limited historical data on the demand for our products. As a result, our future capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. We expect that we will need to seek equity or debt financing in both the near- and long-term to finance a portion of our capital expenditures.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us.

In addition, as discussed below, our Chief Executive Officer is currently barred from participating in an offering of penny stock. See “Management — Involvement in Certain Legal Proceedings.” Because our common stock may in the future be deemed to be a penny stock, our Chief Executive Officer may not participate in offerings of our securities and as a result, his inability to participate may limit our ability to raise capital. If our Chief Executive Officer were found to have participated in an offering in violation of the bar, we and our Chief Executive Officer could be subject to enforcement action, and purchasers in such offering may have claims against us, including rescission rights.

If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned operations or substantially change our strategy. As a result, we may not be able to obtain any funding, and we may not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

In addition, our future capital needs and other business reasons may require us to sell additional equity or debt securities. The sale of additional equity or convertible securities would dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and covenants that potentially restrict our operations.

If we cannot raise additional funds, our business, prospects, financial condition, results of operations, and cash flows will be materially and adversely affected.

Our long-term results depend upon our ability to successfully introduce and market new products, including the AMP-L100 and the AMP-X100, which may expose us to new and increased challenges and risks.

Our growth strategy depends, in part, on our ability to successfully introduce and market new products, such as the AMP-L100 and the AMP-X100. If we experience significant future growth, we may be required not only to make additional investments in hiring additional workforce to support our manufacturing capacity, but also to expand our infrastructure.

As we introduce new products or refine, improve or upgrade versions of existing products, we cannot predict the level of market acceptance or the amount of market share these products will achieve, if any. We cannot assure you that we will not experience material delays in the introduction of new products in the future.

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In addition, consistent with our strategy of offering new products and product refinements, we expect to continue to use a substantial amount of capital for product refinement, research and development, and sales and marketing. In addition, the time that it takes for us to recover our investment in a new product depends on our customer acquisition costs, customer retention rates, and a variety of factors. Because of the lengthy period required to recoup our investment, unexpected developments beyond our control could occur that result in customers ceasing or significantly curtailing purchases of our products before we generate any meaningful revenue therefrom. As a result of any of the foregoing, we may ultimately be unable to recover the full investment that we make in a new product or achieve any level of profitability from such product.

If we are unable to successfully introduce, integrate, and market new products, including the AMP-L100 and the AMP-X100, our business, prospects, financial condition, results of operations, and cash flows may be materially and adversely affected.

We rely on a limited number of suppliers for critical product components.

We depend on a limited number of suppliers for certain components and materials used in manufacturing some of our machines, including some single-source suppliers, for which no immediately available alternative supplier exists. This reliance has subjected us, and could in the future subject us, to price rigidity, periodic supply constraints, and challenges in producing our products with the required quality and quantities. Future disruptions in our supply chain could adversely affect our business and results of operations, including our ability to effectively scale up production and shipment of our AMPs. We may be unable to identify and engage alternate suppliers in the short term, or at all, at prices or quality levels that are acceptable to us. Further, any such alternative suppliers may be located a long distance from our manufacturing facilities, which may lead to increased costs or delays.

In addition, when industry supply is constrained or the supply chain is disrupted, our suppliers may allocate volumes away from us and to their other customers, which may include our competitors. As a result, our business, operating results, financial condition and cash flows may be adversely affected.

If we fail to scale our business operations or otherwise manage our future growth effectively as we attempt to rapidly grow our company, we may not be able to produce, market, service and sell (or lease) our products successfully.

We intend to expand our operations significantly, which will require hiring, retaining and training new personnel, controlling expenses, expanding facilities, and expanding administrative infrastructure, systems, and processes. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. Risks that we face in undertaking this expansion include, among others:

●	attracting and hiring skilled and qualified personnel to support our expanded operations at existing facilities or operations at any facilities we may construct or acquire in the future;

●	managing a larger organization with a great number of employees in different divisions and geographies;

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●	training and integrating new employees into our operations to meet the growing demands of our business;

●	controlling expenses and investments in anticipation of expanded operations;

●	establishing or expanding manufacturing, sales and service facilities;

●	managing regulatory requirements and permits, labor issues and controlling costs in connection with the construction of additional facilities or the expansion of existing facilities;

●	enhancing administrative infrastructure, systems and processes; and

●	addressing any new markets and potentially unforeseen challenges as they arise.

Furthermore, we have limited experience to date in high volume manufacturing of our products and we cannot assure that we will be able to develop efficient, low-cost manufacturing capabilities and processes, and reliable sources of supply, that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully market our products as our operations expand. Any failure to effectively manage our growth could materially and adversely affect our business, prospects, financial condition, results of operations, and cash flows.

We may not be successful in entering into distributor relationships or other commercial partnerships, which could adversely affect our operating results and our ability to compete in our industry.

From time to time, we may seek to enter into relationships with distributors or other commercial partners. However, there can be no guarantee that we will be able to enter into such relationships on terms favorable to us, or at all. If we are unable to expand our distribution and sales networks, we may be unable to compete effectively with larger competitors who have greater brand recognition and sales networks than we do, and our business may be adversely affected. In addition, even if we do enter into such relationships, we may not experience expanded sales, or the terms of such relationships may result in significantly lower margins to us on sales of our products.

Our business and operating results are subject to seasonal fluctuations, which could result in fluctuations in our operating results and stock price.

We experience moderate seasonal fluctuations in our sales and operating results. Our financial results, including our gross margins, may fluctuate from period to period based on the number of available selling days in a particular period, which can be impacted by a number of factors, such as holidays or days of severe inclement weather in a particular geography, the mix of products sold and the geographic mix of where products are sold. Our sales are subject to some seasonality, as turf harvesters and golf courses primarily make equipment purchases in the spring. In addition, in our experience, our country club and municipality customers typically establish operating budgets in the fourth quarter of each year, to determine capital expenditure budgets for the following year. As a result, purchases by such entities may be delayed until after such budgeting processes are completed.

If, for any reason, we miscalculate the demand for our products or our product mix leading up to seasonal purchases, our sales in such periods could decline, resulting in higher labor costs as a percentage of sales, lower margins and excess inventory, which could cause our annual operating results to suffer and our stock price to decline. Due to this seasonality, the possible adverse impact from other risks associated with our business, including atypical weather, consumer spending levels and general economic and business conditions, is potentially greater if any such risks occur during our peak sales seasons.

Adverse changes in the new housing market, including due to increased interest rates, could adversely affect demand for our MRH machines.

Rising interest rates could adversely affect the home construction market, which may result in reduced demand for turf for yards and neighborhood parks. As demand for turf falls, demand for our MRH machines may be adversely affected. For example, we have recently experienced a decline in demand for our MRH machines. We believe that such decline is due to reduced housing starts and higher interest rates.

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Housing development projects are subject to various external factors beyond our control, such as changes in local zoning laws, delays in permitting, fluctuations in construction costs, interest rate volatility, and shifts in market demand for commercial and residential properties. These risks are exacerbated by the cyclical nature of the real estate market, where downturns in the economy or disruptions in the credit markets may result in reduced project feasibility, lower occupancy rates, or diminished property values. Downturns in housing development could also affect development of other properties that require turf, such as municipal parks.

Our operations and financial results may be affected by competitive conditions.

The market for our products is highly competitive and rapidly evolving. Most of our competitors have working versions of various types of harvesting and mowing machines, and some are in the process of introducing automated mowers. Our success depends both on our ability to manufacture and support our harvesters and mowers and to continue to improve our product offerings to ensure they are superior to our competitors’ machines. Refinements and improvements to the product line may have technical failures, their production may be delayed, they may have higher production costs than originally expected or they may not be accepted by our customers. If we are not able to anticipate, identify, develop, and market products that respond to changes in customer preferences, demand for our products may be reduced and our operating results would be adversely affected.

Additionally, existing competitors may introduce similar technologies into the market prior to our ability to produce sufficient machines to meet customer demand or may secure patent protection of technology we rely upon in the development of our products. Even though we may be first to market with some products, competitors may attempt to copy our products or utilize our technology to develop superior machines, and there is no guarantee we can effectively defend against such acts.

Some of our competitors and potential competitors have significantly greater resources than we do. Increased competition may result in pricing pressure for us and decrease our market share, any of which could negatively affect our revenue and future operating results and our ability to grow our business.

A number of factors could impact our ability to compete, including:

●	changes in technology and pricing offered by us or our competitors;

●	the ability to adapt to new technologies and changes in requirements of our customers;

●	customer acquisition and retention costs; and

●	industry consolidation and the number and rate of new entrants.

We may not be able to compete successfully against current and future competitors. In addition, competition may intensify as our competitors expand into our market segments or geographic markets. If we cannot compete successfully against our competitors, our ability to grow our business and achieve profitability could be impaired.

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Our existing and future levels of indebtedness could adversely affect our financial health, ability to obtain financing in the future, ability to react to changes in our business and ability to fulfill our obligations under such indebtedness.

As of September 30, 2026, we had outstanding convertible debenture indebtedness in the aggregate principal amount and accrued interest of approximately $26.1 million maturing on January 31, 2028. This level of indebtedness could:

●	require us to dedicate a substantial portion of funds to the payment of principal and interest on our indebtedness, thereby reducing the amount of funds to be used for working capital, acquisitions, product development, capital expenditures and other general corporate purposes;

●	limit our ability to obtain additional financing for working capital, acquisitions, product development, capital expenditures, debt service requirements and other general corporate purposes;

●	limit our ability to refinance indebtedness or cause the associated costs of such refinancing to increase;

●	increase our vulnerability to general adverse economic and industry conditions, including interest rate fluctuations; and

●	place us at a competitive disadvantage compared to our competitors with proportionately less debt or comparable debt at more favorable interest rates which, as a result, may be better positioned to withstand economic downturns.

Any of the foregoing impacts of our level of indebtedness could have a material adverse effect on us.

We may not succeed in maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our products and our business, prospects, financial condition, results of operations, and cash flows.

Our business and prospects heavily depend on our ability to develop, maintain, and strengthen our brand. If we are not able to maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain, and strengthen our brand will depend heavily on our ability to provide high quality products and technology and engage with our customers as intended, as well as the success of our customer development and marketing efforts. The AgTech industry is intensely competitive, and we may not be successful in building, maintaining, and strengthening our brand. Many of our current and potential competitors have greater name recognition, broader customer relationships and substantially greater marketing resources than we do. If we do not develop and maintain a strong brand, our business, prospects, financial condition, results of operations, and cash flows could be materially and adversely impacted.

In addition, if incidents occur or are perceived to have occurred, whether or not such incidents are our fault, we could be subject to adverse publicity. In particular, given the popularity of social media, any negative publicity, whether true or not, could quickly proliferate and harm consumer perceptions and confidence in our brand. Our ability to successfully position our brand could also be adversely affected by perceptions about the quality of our competitors’ products.

We rely on complex machinery for our operations, and production involves a significant degree of risk and uncertainty in terms of operational performance, safety, security, and costs.

We rely on complex machinery for our operations and our production will involve a significant degree of uncertainty and risk in terms of operational performance, safety, security, and costs. Our manufacturing plant consists of large-scale machinery combining many components. These manufacturing plant components are likely to suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of manufacturing plant components may significantly affect operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, pandemics, fire, seismic activity, and natural disasters.

In addition, our operations and production may be subject to interruptions, delays, or failures resulting from earthquakes, fires, floods, adverse weather conditions, other natural disasters, power loss, terrorism, pandemics, geopolitical conflicts, other physical security threats, cyberattacks, or other catastrophic events. If any such events were to occur, our operations and production could be impacted and our customers may be subject to service disruptions or outages and we may not be able to recover our technical infrastructure and customer data in a timely manner to restart or provide our services, which may adversely affect our financial results. Furthermore, the majority of our employees are based in our headquarters located in Salt Lake City, Utah. If there is a catastrophic failure involving our manufacturing operations or major disruptive event affecting our headquarters or the Salt Lake area in general, we may be unable to operate our business.

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We cannot guarantee that any of these events will not occur in the future, or that we will be able to address such events without damage or delay. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to manufacturing facilities, products, supplies, tools and materials, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs, and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition, results of operations, and cash flows. Although we generally carry insurance to cover such operational risks, we cannot be certain that our insurance coverage will be sufficient to cover potential costs and liabilities arising therefrom. A loss that is uninsured or exceeds policy limits may require us to pay substantial amounts, which could adversely affect our business, prospects, financial condition, results of operations, and cash flows.

Security breaches and other disruptions to our information technology infrastructure could interfere with our operations and could compromise our information as well as information of our employees, customers, and/or suppliers, exposing us to liability that could cause our business and reputation to suffer.

In the ordinary course of business, we rely upon information technology networks and systems, some of which are managed by third parties, to process, transmit, and store electronic information and to manage or support a variety of business processes and activities, including supply chain, manufacturing, distribution, invoicing, and collection of payments from customers. We use information technology systems to record, process, and summarize financial information and results of operations for internal reporting purposes and to comply with regulatory financial reporting, legal, and tax requirements.

Additionally, we collect and store confidential data, including intellectual property, proprietary business information, and the proprietary business information of our customers and suppliers, as well as personal data of our customers and employees in data centers, which are often owned by third parties and maintained on their information technology networks. The secure operation of these information technology networks, and the processing and maintenance of this information, are critical to our business operations and strategy.

We have processes and procedures in place designed to enable us to recover from a disaster or catastrophe and continue business operations and have tested this capability under controlled circumstances. However, though we believe we maintain cybersecurity and data privacy programs sufficient for our current operations and will expand such programs as our operations grow, as an early-stage company, we have not made significant investments in such programs to date. Further, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and end users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which would adversely affect our business and financial results.

Despite security measures, including exercises, tests, incident simulations, and system assessments designed to discover and address potential vulnerabilities, our information technology networks and infrastructure have been and may be vulnerable to intrusion, damage, disruptions, or shutdowns due to attacks by cyber criminals, employees’, or suppliers’ error or malfeasance, supply chain compromise, disruptions during the process of upgrading or replacing computer software or hardware, power outages, computer viruses, ransomware or other malware, telecommunication or utility failures, terrorist acts, natural disasters, or other events. Although we have not suffered any significant cyber incidents that resulted in material business impact, we have from time to time been, and expect to continue to be, the target of malicious cyber threat actors. The occurrence of any significant event could compromise our networks, and the information stored there could be accessed, obtained, publicly disclosed, lost, altered, misused, or stolen. Any such access, acquisition, disclosure, alteration, misuse, or other loss of information could result in legal claims or proceedings, government investigations, liability or regulatory penalties, disruption or shut down of our operations, disruption or shut down of our customers’ operations, and damage to our reputation, which could adversely affect our business, results of operations, and financial condition. Furthermore, as security threats continue to evolve and increase in frequency and sophistication, we may need to invest additional resources to enhance information security.

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Our products rely on software and hardware that is highly technical, and if these systems contain errors, bugs, vulnerabilities, or design defects, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

Our products rely on software and hardware that is highly technical and complex and may require modification and updates over the life of the products. In addition, our products depend on the ability of such software and hardware to store, retrieve, process and manage data. Our software and hardware may contain errors, bugs, vulnerabilities or design defects, and our systems are subject to certain technical limitations that may compromise our ability to meet our objectives. Some errors, bugs, vulnerabilities, or design defects may be inherently difficult to detect and may only be discovered after the code has been released for external or internal use. Although we will attempt to remedy any issues we observe in our products effectively and rapidly, such efforts may not be timely, may hamper production or may not be to the satisfaction of our customers.

Additionally, malicious threat actors may attempt to gain unauthorized access to our products in order to gain control of the products, change the products’ functionality, user interface, or performance characteristics, interfere with the products’ operations, or gain access to data stored in or generated by the products or to systems to which they connect. In addition, reports of unauthorized access to our products, systems, and data, regardless of their reliability, may result in the perception that the products, systems, or data are vulnerable to malicious or unauthorized modifications. Any unauthorized access to or control of our products or systems, any loss of data, or any perception that products, systems, or data are vulnerable could result in loss of sales based on customers’ loss of confidence in our products, legal claims or proceedings against us, government investigation, liability, or regulatory penalties, which could adversely affect our business, results of operations, and financial condition.

Additionally, if we deploy updates to our software, whether to address issues, deliver new features or make desired modifications, and our over-the-air update procedures fail to properly update the software or otherwise result in unintended consequences to the software, the software within our customers’ products will be subject to vulnerabilities or unintended consequences resulting from such failure of the over-the-air update until properly addressed.

If we are unable to prevent or effectively remedy errors, bugs, vulnerabilities or defects in our software and hardware, or fail to deploy updates to our software properly, we would suffer damage to our reputation, loss of customers, loss of revenue or liability for damages, any of which could adversely affect our business, prospects, financial condition, results of operations, and cash flows.

Technical or regulatory limitations may impact our ability to effectively implement automation solutions.

We utilize our internally developed automation software, digital tools, applications, and analytics in our AMPs to enable our autonomous mower technology. We also use generative artificial intelligence to assist in the development of these tools, primarily to review and troubleshoot code used in our technology.

While we believe the use of these emerging technologies can present significant benefits, it also creates risks and challenges. Data sourcing, technology, integration and process issues, programmed bias in decision-making algorithms, concerns over intellectual property, security concerns, and the protection of privacy could impair the adoption and acceptance of autonomous robotic solutions.

Furthermore, any confidential information that we input into a third-party generative artificial intelligence platform could be leaked or disclosed to others, including sensitive information that is used to train the third parties’ model. Additionally, if the data used to train the solution or the content, analyses, or recommendations that the machine learning and intelligence applications assist in producing is inaccurate, incomplete, biased or questionable, the software and tools we develop with the assistance of such technology may also be flawed. Flaws in our software could adversely affect our brand and reputation and may subject us to legal liability claims.

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While we do not currently anticipate developing our own or integrating existing artificial intelligence platforms for use in our automation technology, we may, in the future, determine that such technology is needed in order to compete effectively in the evolving AgTech industry. The development of our own artificial intelligence applications, if any, may require additional investment in the development of proprietary systems, models, or datasets, which are often complex, may be costly and could impact the results of our operations. Developing, testing, and deploying these technologies may also increase the cost profile of our products due to the level of investment needed to enable such initiatives. The sale of these technologies, or their use by us or by our customers in our products, may also subject us to additional risks, including reputational harm, competitive harm or legal liabilities, due to their perceived or actual impact on privacy, intellectual property, or other contexts.

Our products incorporate artificial intelligence and machine learning technologies that may produce unexpected, erroneous, or harmful outcomes, which could result in product liability, recalls, reputational harm, or regulatory action.

Our automated mower products rely on artificial intelligence, machine learning, computer vision, sensor fusion, and related technologies to navigate terrain, identify obstacles, and operate autonomously without continuous human oversight. These AI systems are probabilistic in nature and may not perform accurately or reliably across all real-world conditions. Factors including unusual terrain, unexpected obstacles, adverse weather, sensor degradation, software anomalies, or inputs outside the scope of our training data may cause our products to behave in ways that are unintended, unpredictable, or unsafe. Any failure of our AI systems to operate as intended could result in property damage, personal injury, or death, exposing us to significant product liability claims, recalls, regulatory investigations, or reputational harm. Even a single high-profile incident involving one of our products could materially damage consumer confidence in our brand and adversely affect our results of operations and financial condition.

Our AI systems depend on large volumes of training data, and deficiencies in the quality, diversity, or sufficiency of that data may impair product performance and expose us to liability.

The performance of the machine learning models embedded in our products is dependent on the quality, volume, and diversity of the data used to train and validate those models. If our training data is unrepresentative, biased, incomplete, inaccurate, or insufficiently diverse with respect to the operating environments in which our products are used, our AI systems may underperform or fail, particularly in edge cases not adequately captured during training. We may not be able to identify all such deficiencies before or after product deployment. Additionally, as we update and retrain our models over time, including through software updates delivered to products already in customers’ hands, model changes may introduce new failure modes or degrade performance in previously reliable use cases. Any such deficiencies could result in product liability claims, regulatory scrutiny, or damage to our reputation.

We may be subject to evolving and uncertain laws and regulations governing artificial intelligence, autonomous systems, and robotics, which could require costly modifications to our products or business practices or limit our ability to operate.

The regulatory landscape governing artificial intelligence, machine learning, autonomous systems, and consumer robotics is rapidly evolving and remains highly uncertain. In the United States, the European Union, and other jurisdictions in which we operate or intend to operate, governmental bodies are actively developing or considering new laws, regulations, standards, and guidance applicable to AI-enabled products. These may include requirements relating to transparency and explainability of AI decision-making, safety testing and certification, data collection and use, consumer notification, mandatory incident reporting, and liability frameworks for autonomous systems. Compliance with new or amended regulations could require significant engineering effort, product redesign, additional testing, or changes to our data practices. If we are unable to adapt our products or operations to satisfy applicable legal requirements in a timely and cost-effective manner, we may be required to limit or halt sales in certain markets, which could have a material adverse effect on our business, financial condition, and results of operations. Given the pace of regulatory activity in this area, we cannot predict the scope, timing, or impact of future requirements.

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We could be impacted by changes to or reallocation of radio frequency (“RF”) bands which could disrupt or degrade the reliability of our high precision augmented Global Positioning System (“GPS”) or other RF technology, which could impair our ability to develop and market GPS-based technology solutions, as well as significantly reduce our customers’ profitability.

Our current and planned autonomous mower technology depends upon the use of RF signals. These signals include, but are not limited to, GPS signals, other GPS-like satellite signals, augmented GPS services, cellular networks and other RF technologies that link equipment, operations, owners, dealers, and technicians. These radio services depend on frequency allocations governed by international and national government agencies. Any international or national reallocation of frequency bands, including frequency bands segmentation and band spectrum sharing, or other modifications concerning the regulation of frequency bands, could significantly disrupt or degrade the utility and reliability of our GPS-based products, which could negatively affect our ability to develop and market GPS-based technology solutions.

In addition, disruptions with GPS signals or the failure of telecommunications network operators to supply the bandwidth we need to support our products could interfere with the speed, availability, and usability of our equipment and services. If these GPS signals or RF signals become unavailable, our customers could be unable to use their equipment indefinitely. For our customers, this could result in lower turf crop yields, decreased operational efficiency, and higher equipment maintenance and wage costs. These cost increases could significantly reduce customers’ profitability, sustainability, and demand for our products. As a result, our sales and revenue could significantly decrease, which would have a material adverse effect on our results of operations and our business.

Our business may suffer if our products fail to perform as expected.

If our products do not perform as expected, we may receive warranty claims and may have to perform post-sales repairs or recalls. We may also be subject to regulatory requirements and penalties that will impact our ability to develop, market, and sell our products. This may result in product delivery delays. It could also lead to product liability, breach of warranty, and consumer protection claims. These claims and warranty expenses could be significant. As a manufacturer of equipment, we must manage the cost and risk associated with product warranties, post-sale repairs and recalls, regulatory penalties, and product liability, breach of warranty, and consumer protection claims with respect to our products. In addition to post-sale repairs or recalls initiated by us for various reasons, investigations into our products by government regulators may compel us to initiate product recalls or may result in negative public perceptions about the safety of our products, even if we disagree with the regulator’s determination. Such post-sale repairs or recalls, whether voluntary or involuntary, could result in significant expense, supply chain complications, and may harm our brand, business, prospects, financial condition, and operating results.

Expanding our international operations, where we have limited operating experience, may subject us to increased business, regulatory, economic and political risks that could seriously harm our business, operating results and financial condition.

Operating in international markets requires significant resources and management attention and subjects us to regulatory, economic and political risks that are different from those in the U.S.

We intend to continue to expand our operations internationally, but our expansion efforts may not be successful. In addition, we face risks in doing business internationally, including risks associated with sales to international governments and entities, that could constrain our operations, increase our cost structure, and compromise our growth prospects, including:

●	international data privacy laws that may require data to be handled in a specific manner, including storing and processing data solely on local in-country servers;

●	difficulties in staffing and managing foreign operations, including in countries in which foreign employees may become part of labor unions, employee representative bodies, workers’ councils or collective bargaining agreements, and challenges relating to work stoppages or slowdowns;

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●	different pricing environments, longer sales cycles, longer accounts receivable payment cycles and collections issues;

●	new and different sources of competition and practices which may favor local competitors;

●	weaker protection for intellectual property and other legal rights than in the U.S. and practical difficulties in enforcing intellectual property and other rights outside of the U.S.;

●	compliance challenges related to the complexity of multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection and anti-bribery laws and regulations such as the U.S. Foreign Corrupt Practices Act (the “FCPA”);

●	increased financial accounting and reporting burdens and complexities;

●	risks associated with foreign tax regimes, trade tariffs, or similar issues, which could negatively impact international adoption of our products;

●	risks associated with geopolitical conflicts, such as the conflicts in Iran and Ukraine;

●	adverse tax consequences, including the potential for required withholding taxes for our overseas employees; and

●	regional and economic political conditions.

Further, as we continue to expand internationally, we will become increasingly exposed to fluctuations in currency exchange rates. Future agreements with international partners may provide for payments to us to be denominated in local currencies, and in such cases, fluctuations in the value of the U.S. dollar and foreign currencies could impact our operating results when translated into U.S. dollars. Further, the strengthening of the U.S. dollar relative to foreign currencies could increase the real cost of our platform for our customers outside of the U.S., which could lead to the lengthening of our sales cycle or reduced demand for our products. If we are not able to successfully hedge against the risks associated with currency fluctuations, our financial condition and results of operations would be adversely affected. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedging transactions may be limited and we may not be able to successfully hedge our exposure, which would adversely affect our financial condition and results of operations.

Our business depends largely on our ability to attract and retain talented employees, including senior management. If we lose the services of members of our senior management team, we may not be able to execute on our business strategy.

Our future success depends on the continuing ability to attract, train, assimilate and retain highly skilled personnel, including engineers and sales personnel with experience in the AgTech market. We face intense competition for qualified individuals from numerous AgTech companies. We may not be able to retain current key employees or attract, train, assimilate or retain other highly skilled personnel in the future. We may incur significant costs to attract and retain highly skilled personnel, and we may lose new employees to competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. As we move into new geographies, we will need to attract and recruit skilled personnel in those areas. If we are unable to attract and retain suitably qualified individuals who are capable of meeting our growing technical, operational, and managerial requirements, on a timely basis or at all, our business, operating results and financial condition may be adversely affected.

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Our future success also depends in large part on the continued services of our senior management and other key personnel, including in particular our founder, current Chairman, and Chief Technology Officer, Steven Aposhian. We rely on our leadership team and key employees in the areas of engineering, sales and product development, design, marketing, operations, strategy, security, and general and administrative functions. Our senior management and other key personnel are all employed on an at-will basis, which means that they could terminate their employment with us at any time, for any reason, and without notice. We do not currently maintain key-person life insurance policies on any of our officers or employees. If we lose the services of senior management or other key personnel, our business, operating results, and financial condition could be adversely affected.

Volatility or lack of appreciation in our stock price may also affect our ability to attract and retain key employees. Employees may be more likely to leave us if the shares they own or the shares underlying their vested options have significantly appreciated in value relative to the original purchase price of the shares or the exercise price of the options, or conversely, if the exercise price of the options that they hold are significantly above the market price of our common stock. If we are unable to retain employees, or if we need to increase our compensation expenses to retain our employees, our business, operating results and financial condition could be adversely affected.

Our management will be able to exert influence over our affairs.

Following the Direct Listing, including the exercise of certain Warrants in the Warrant Exercise immediately prior to the completion of the Direct Listing, we expect that our senior management team will control a significant portion of the outstanding shares of our common stock. These individuals, if acting together, will be able to exercise significant influence on the outcome of matters requiring approval by our stockholders, including, but not limited to, the election of directors and significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might affect the market price of our common stock.

We face risks related to our contracts with state and local government entities, which could harm our results of operations.

We expect to enter into agreements with local and state government entities as we expand our business into the sports turf market, such as municipal golf courses and parks. Sales to government entities, including municipalities, are subject to a number of risks. Selling to government entities can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that we will successfully sell our products to such governmental entity. Government entities may require contract terms that differ from our standard arrangements. In addition, government demand and payment for our products may be more volatile as they are affected by public sector budgetary cycles, funding authorizations, and the potential for funding reductions or delays, making the time to close such transactions more difficult to predict. This risk is enhanced as the size of such sales to the government entities increases. If we are successful in expanding our customer base to include more government entities, we may be subject to increased scrutiny, potential reputational risk, or potential liability should our platform and products fail to perform as contemplated in such deployments or should we not comply with the terms of our government contracts or government contracting requirements.

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Unfavorable weather conditions or natural catastrophes that reduce agricultural production and demand for agriculture and turf equipment could directly and indirectly affect our business.

The purchasing decisions of our customers, particularly the purchasers of agriculture and turf equipment, can be significantly affected by poor or unusual weather conditions. Such conditions include:

● insufficient levels of rain, which prevent planting new turf and may cause growing turf to die or result in lower yields;

● excessive rain or flooding can prevent planting from occurring at optimal times and may cause crop loss through increased disease or mold growth;

● temperatures outside normal ranges, which can cause crop failure or decreased yields and may also affect disease incidence;

● natural disasters such as regional floods, hurricanes or other storms, droughts, diseases, wildfires, and pests, either as a physical effect of climate change or otherwise, which have had, and could in the future have, significant negative effects on agricultural and livestock production;

● adverse weather conditions in a particular geographic region, particularly during the important spring selling season; and

● drought conditions can adversely affect sales of mowing equipment and can similarly cause lower sales volume.

Each of these conditions could negatively affect demand for agricultural and turf equipment and the financial condition and credit risk of our customers.

If we are unable to successfully develop and introduce new products and product enhancements on a timely basis and in response to evolving customer needs, our business, prospects, financial condition, results of operations, and cash flows could be materially and adversely affected.

We plan to continue investing in R&D to expand our portfolio and enhance existing offerings, including additional autonomous platforms and accessories such as the AMP-X60 and AMP-X90 platforms, a greens roller, a bunker rake, and a fairway sprayer among others.

Developing and commercializing new products is complex, costly, and time-consuming, and we may face delays, cost overruns, performance shortfalls, or late-stage changes, or decide to postpone or cancel projects if they do not meet our objectives.

Timely delivery also depends on third-party components and technologies, access to specialized equipment, and successful production scale-up. We rely on a limited number of suppliers for critical components, and our manufacturing depends on complex machinery subject to operational risks, any of which could delay launches, limit volumes, or increase costs. Even if introduced, new offerings may not meet evolving customer requirements or achieve expected adoption, which could reduce sales and pressure margins.

Risks Related to Financial and Accounting Matters

Our operating results may fluctuate significantly, which makes our future results difficult to predict.

Our quarterly and annual operating results have fluctuated in the past and are expected to fluctuate in the future. Additionally, we have a limited operating history with the current scale of our business, which makes it difficult to forecast our future results and subjects us to a number of uncertainties, including our ability to plan for and anticipate future growth. As a result, you should not rely upon our past quarterly and annual operating results as indicators of future performance. We have encountered, and will continue to encounter, risks and uncertainties frequently experienced by growing companies in rapidly evolving markets, such as the risks and uncertainties described herein. Our operating results in any given quarter can be influenced by numerous factors, many of which are unpredictable or are outside of our control, including, but not limited to:

●	our ability to generate revenues from our products and services;

●	our ability to attract and retain customers;

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●	our ability to recognize revenue or collect payments from customers or other third parties in a particular period;

●	the ability of our third-party partners to manufacture and deliver components, including due to global supply chain issues;

●	the pricing of our products and services;

●	the timing, cost of and mix of new and existing sales and marketing and promotional efforts;

●	changes to our products or the development and introduction of new products or services by our competitors;

●	system failures, disruptions, breaches of security or privacy, whether internally or at third parties, and the costs associated with any such breaches and remediation;

●	negative publicity associated with our products;

●	the timing of incurring additional expenses, such as increases in sales and marketing or research and development;

●	adverse litigation judgments, settlements, or other litigation-related costs;

●	other changes in the legislative or regulatory environment, including with respect to emissions standards and privacy and cybersecurity, or actions by governments or regulators, including fines, orders, or consent decrees;

●	changes in U.S. generally accepted accounting principles; and

●	changes in domestic and global business and macroeconomic conditions, including as a result of increasing interest rates, inflation, tariffs, trade wars, instability in the global banking system, and global unrest including the wars in Iran and Ukraine.

The impact of one or more of the foregoing and other factors may cause our operating results to vary significantly. As such, quarter-to-quarter comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance. If we fail to meet or exceed the expectations of investors or securities analysts, then the trading price of our common stock could fall substantially, and we could face costly lawsuits, including securities class action suits. Furthermore, any quarterly or annual fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially.

We have identified material weaknesses in our internal control over financial reporting, and the failure to achieve and maintain effective internal controls over financial reporting could harm our business and negatively impact the value of our common stock.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports in a timely manner. In connection with the preparation of our consolidated financial statements for the year ended December 31, 2025, we concluded that there were material weaknesses in our internal control over financial reporting relating to (a) an ineffective control environment, including an insufficient number of personnel with an appropriate level of knowledge and experience to create the proper environment for effective internal control over financial reporting, as well as the other components of the COSO framework, including appropriate risk assessment, control activities, information and communication, and monitoring activities; (b) ineffective controls for information systems supporting our key financial reporting processes; and (c) ineffective process-level controls. A material weakness is a significant deficiency, or a combination of significant deficiencies, in internal control over financial reporting such that it is reasonably possible that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. While we are implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses, including the hire of additional financial personnel, we cannot be certain that these efforts will remediate our material weaknesses in a timely manner, or at all, or prevent restatements of our consolidated financial statements in the future. If we are unable to successfully remediate our material weaknesses, or identify any future significant deficiencies or material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports, and the market price of our common stock may decline as a result.

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Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate consolidated financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. We expect to incur additional costs to remediate these control deficiencies, though we cannot be certain that our efforts will be successful or avoid potential future material weaknesses. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements in accordance with generally accepted accounting principles. If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or if we identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting, and our stock price may decline as a result. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate consolidated financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and sell our products to new and existing customers.

We could be subject to additional sales tax or other indirect tax liabilities.

We are subject to sales tax laws in various states and countries, and changes to these laws or their interpretation could affect our tax responsibilities. In addition, we are also subject to sales tax and other audits from time to time by such jurisdictions. For example, we are currently undergoing a sales tax audit by the State of California and there can be no guarantee as to whether we will be required to pay additional sales taxes or penalties relating to such audit.

While some jurisdictions provide sales tax exemptions for the types of products we sell, we may not meet the requirements for such exemptions, including timing requirements relating to exemption certificates. Certain state tax authorities may challenge or dispute our tax reporting, potentially requiring us to collect or remit additional taxes, which could result in penalties, interest, and other sanctions. Any one of these consequences or other negative effects could have a material adverse effect on our financial condition, cash flows or results of operations.

In the past, we did not have systems and processes to collect these taxes in all jurisdictions where we were conducting business. Failure to comply with such laws or administrative practices, or a successful assertion by such states or foreign jurisdictions requiring us to collect taxes where we did not, could result in substantial tax liabilities for past sales, as well as penalties and interest. We are in the process of assessing our filing status and exposure with each state to determine if we can take advantage of an amnesty program or negotiated settlements.

We may be subject to laws, regulations, and administrative practices that require us to collect information from our customers, vendors, merchants, and other third parties for tax reporting purposes and report such information to various government agencies. The scope of such requirements continues to expand, requiring us to develop and implement new compliance systems. Failure to comply with such laws and regulations could result in significant penalties.

We are in the process of developing systems to comply with collection and reporting requirements in all states in which we do business. However, the application of existing, new or revised taxes on our business, in particular, sales taxes, VAT and similar taxes would likely increase the cost of doing business. The application of these taxes on our business could also create significant increases in internal costs necessary to capture data and collect and remit taxes. There have been, and will continue to be, substantial ongoing costs associated with complying with the various indirect tax requirements in the numerous markets in which we conduct or will conduct business.

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Our ability to use our U.S. federal and state net operating losses to offset future taxable income may be subject to certain limitations which could subject our business to higher tax liability.

As of December 31, 2025, we had gross U.S. federal net operating loss (“NOL”) carryforwards of approximately $19.3 million and gross state NOL carryforwards of approximately $14.8 million, which may expire unutilized or underutilized. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any. Under the 2017 Tax Cuts and Jobs Act (the “Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act, unused U.S. federal NOLs generated in tax years beginning after December 31, 2017, will not expire and may be carried forward indefinitely, but the deductibility of such federal NOLs in taxable years beginning after December 31, 2020, is limited to 80% of current year taxable income.

Under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and corresponding provisions of state law, if a corporation that undergoes an “ownership change,” which is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period, the corporation’s ability to utilize its pre-change NOL carryforwards to offset its post-change income or taxes may be limited.

We may experience ownership change(s) in the future as a result of subsequent shifts in our stock ownership, some of which may be outside our control. Therefore, it is possible that such an ownership change could limit the amount of NOLs we can use to offset future taxable income. Our current NOL carryforwards, and any NOL carryforwards of companies we acquire in the future, may be subject to limitations, thereby increasing our overall tax liability. Our NOL carryforwards may also be impaired under similar provisions of state law. We have recorded a full valuation allowance related to our U.S. federal and state NOL carryforwards and other net deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets. Our NOL carryforwards may expire unutilized or underutilized, which could prevent us from offsetting future taxable income. Any future changes in U.S. tax laws in respect of the utilization of NOL carryforwards may further affect the limitation in future years. In addition, there may be periods during which the use of NOL carryforwards is suspended or otherwise limited at the state level, which could also impact our ability to utilize NOL carryforwards. As a result, even if we attain profitability, we may be unable to use all or a material portion of our NOLs, which could adversely affect our business, operating results, financial condition, and cash flows.

We could be subject to changes in tax rates, the adoption of new U.S. or international tax legislation, or exposure to additional tax liabilities.

Due to shifting economic and political conditions in both the U.S. and internationally, tax policies, laws, or rates in various jurisdictions may be subject to significant changes in ways that impair our financial results. Various jurisdictions around the world have enacted or are considering digital services taxes, which could lead to inconsistent and potentially overlapping international tax regimes. The Organization for Economic Cooperation and Development recently released proposals relating to its initiative for modernizing international tax rules, with the goal of having different countries implement a modernized and aligned international tax framework, but there can be no guarantee that this will occur.

Risks Related to Legal and Regulatory Matters

Tariffs on certain imports to the U.S., other potential changes to U.S. tariff and import/export regulations, and retaliatory tariffs and other responses from other countries could have a material adverse effect on global economic conditions and our business, results of operations, prospects, and financial condition.

We purchase some of our parts (including parts used in fabricating machines components) from sources located internationally. The U.S. government has implemented substantial changes to U.S. trade policies, including import restrictions, increased import tariffs and changes in U.S. participation in multilateral trade agreements. As the implementation of tariffs is ongoing, more tariffs may be added in the future. These tariffs could have an adverse impact on our business, results of operations, prospects and financial condition, and if we are unable to pass such price increases through to our customers, it would likely increase our cost of sales and, as a result, decrease our gross margins, operating income and net income. Further tariff increases could require us to increase prices, which likely would decrease customer demand for our products. Retaliatory tariff and trade measures imposed by other countries could affect our ability to export products and therefore adversely affect our sales. In addition, reciprocal tariffs imposed by other countries could adversely affect our ability to expand our sales internationally.

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In light of these events, there continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties, and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our access to suppliers or customers and, in turn, have a material adverse effect on the business and financial condition of such suppliers and customers or other counterparties we do business with, which in turn would negatively impact us.

It may ultimately be determined that we did not qualify for the Employee Retention Credit and we may be required to repay the amounts received, which could have a material adverse effect on our business, results of operations and financial condition.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (The “CARES Act”) was enacted to address the negative economic impact of the COVID-19 pandemic in the United States. The CARES Act included an Employee Retention Credit (“ERC”), a fully refundable tax credit for employers equal to fifty percent (50%) of qualified wages (including allocable qualified health plan expenses) that Eligible Employers pay their employees. The ERC applies to qualified wages paid after March 12, 2020, and before January 1, 2021.

In April 2021, we engaged a third-party consultant to assist in determining eligibility, gathering applicable data, calculating potential credits, and preparing analyses to assist us in amending tax filings made in 2020 and 2021 in order to take advantage of the ERC. In 2022, we received total cash refunds from the Internal Revenue Service (the “IRS”) in the amount of approximately $1.3 million which were applicable to 2020 payroll periods. In 2023, we received total cash refunds in the amount of approximately $2.4 million which were applicable to 2021 payroll periods.

Subsequent to receiving the refunds, the IRS has been aggressively auditing ERC refunds, often disallowing them for noncompliance, and issuing additional guidance in some cases extending the statute of limitations for ERC audit periods. In July 2025, the One Big Beautiful Bill was enacted which, among other things, extended the statute of limitations applicable to ERC refunds. The current statute of limitations for our refund periods is the later of April 2028 or six years from the date the ERC was claimed. We will continue to monitor the IRS published guidance and program changes. While we believe we qualified for the ERC at the time we applied for the related refunds, if the IRS choses to audit the refunds we received, they may determine to disallow our refunds. If we are ultimately required to repay the ERC it may materially adversely affect our financial condition and results of operations. As of September 30, 2026 and December 31, 2025, the Company has accrued $3.6 million related to the ERC refunds.

Our operations are subject to complex and changing laws and regulations, the violation of which could expose us to potential liabilities, increased costs, and other adverse effects.

We are subject to numerous international, federal, state, and local laws and regulations, many of which are complex, frequently changing, and subject to varying interpretations. These laws and regulations cover a variety of subjects, including advertising, anti-money laundering, antitrust, consumer finance, environmental, climate-related, health and safety, import/export and trade, human rights, labor and employment, product liability reporting, cybersecurity, data privacy, telematics, encryption, and telecommunications. Changes to existing laws and regulations, or changes to how they are interpreted, or the implementation of new, more stringent laws or regulations, could adversely affect our business by increasing compliance costs, limiting our ability to offer a product or service, requiring changes to our business practices, or otherwise making our products and services less attractive to customers. Failure to comply with these laws and regulations could result in fines and penalties.

In addition, we must comply with the FCPA and all applicable foreign anti-bribery and anti-corruption laws. These laws generally prohibit companies and their intermediaries from making improper payments or providing anything of value to improperly influence government officials or private individuals for the purpose of obtaining or retaining a business advantage, regardless of whether those practices are culturally expected in a particular jurisdiction. Although we have a compliance program in place designed to reduce the likelihood of potential violations of these laws and regulations, our employees, contractors, or agents in the future could violate such laws and regulations or our policies and procedures. Violations of these laws and regulations could result in criminal or civil sanctions and may have a material adverse effect on our reputation, business, results of operations, and financial condition.

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We may face risks associated with international, national, and regional trade laws, regulations, and policies, and government farm programs and policies which could significantly impair our profitability and growth prospects.

International, national, and regional laws, regulations, and policies directly or indirectly related to or restricting the import and export of our products, services, and technology, or for the benefit of favored industries or sectors, could harm our global business or adversely affect our customers, which could result in decreased purchases of our products. We are subject to various regulatory risks including, but not limited to, the following:

●	Restricted access to global markets could impair our ability to export goods and services from various manufacturing locations around the world. Restricted access could limit the ability to access high-quality parts and components at competitive prices on a timely basis.

●	Trade restrictions, negotiation of new trade agreements, non-tariff trade barriers, local content requirements, and imposition of new or retaliatory tariffs against certain countries or covering certain products, including developments in U.S.-China trade relations, could limit our ability to capitalize on current and future growth opportunities in international markets. These trade restrictions, and changes in, or uncertainty surrounding global trade policies, may affect our competitive position.

●	Trade restrictions could impede those in developing countries from achieving a higher standard of living, which could negatively impact our future growth opportunities arising from increasing global demand for our products.

●	Policies impacting exchange rates and commodity prices, or those limiting the export or import of commodities, could have a material adverse effect on the international flow of agricultural and other commodities that may result in a corresponding negative effect on the demand for agricultural and forestry equipment in many areas of the world. Our agricultural equipment sales could be harmed by such policies because farm income influences sales of agricultural equipment around the world.

●	Changes in government farm programs and policies can influence demand for agricultural equipment as well as create unequal competition for multinational companies relative to domestic companies.

We could be involved in legal disputes that are expensive and time consuming, and, if resolved adversely, could harm our business, operating results, and financial condition.

From time to time we are involved in, and may in the future be involved in, actual and threatened legal proceedings, claims, investigations and government inquiries arising in the ordinary course of our business, including intellectual property, data privacy, cybersecurity, privacy and other torts, illegal or objectionable content, contractual rights, false or misleading advertising, or other legal claims relating to content or information that is provided to us or published or made available on our platform. Any proceedings, claims or inquiries involving our company, whether successful or not, may be time consuming, result in costly litigation, unfavorable outcomes, increased costs of business, may require us to change our business practices or platform, require significant amount of management’s time, may harm our reputation or otherwise harm our business, operating results, and financial condition.

We have been subject to actual and threatened litigation with respect to third-party patents, trademarks, copyrights and other intellectual property, and may continue to be subject to intellectual property litigation and threats thereof. To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties. Any such action could result in significant costs and diversion of our resources and management’s attention, and we cannot assure that we will be successful in such action. Companies in the AgTech industry own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition and grow our business and product and service offerings, the possibility of being targeted by a larger number of intellectual property claims may increase. In addition, various “non-practicing entities” that own patents and other intellectual property rights have asserted, and may in the future attempt to assert, intellectual property claims against us to extract value through licensing or other settlements.

From time to time, we may receive letters from patent holders alleging that one or more of our products infringes on their patent rights and from trademark holders alleging infringement of their trademark rights. Our technologies and products may not be able to withstand such third-party claims.

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With respect to any intellectual property claims, we may have to seek a license to continue using technologies or engaging in practices found to be in violation of a third-party’s rights, which may not be available on reasonable terms and may significantly increase our operating expenses. A license to continue such technologies or practices may not be available to us at all and we may be required to discontinue use of such technologies or practices or to develop alternative non-infringing technologies or practices. The development of alternative non-infringing technologies or practices could require significant effort and expense or may not be achievable at all, and our business, operating results, and financial condition could be adversely affected.

Risks Related to Intellectual Property

Failure to protect and enforce our proprietary technology and intellectual property rights could substantially harm our business, operating results and financial condition.

We rely on a combination of confidentiality, assignment, and license agreements with our employees, consultants, and third parties with whom we have relationships, as well as trademark, copyright, patent, trade secret, and domain name protection laws, to protect our proprietary rights. We have filed various applications for protection of certain aspects of our intellectual property, and we currently hold issued patents and copyrights in the U.S., and multiple trademark registrations in the U.S. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved.

Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to us. Patent applications in the U.S. are typically not published until at least 18 months after filing, or, in some cases, not at all. We cannot be certain that we were the first to make the inventions claimed in our pending patent applications or that we were the first to file for patent protection. Additionally, the process of obtaining patent protection is expensive and time-consuming, and we may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Recent changes to the patent laws in the U.S. may also bring into question the validity of certain patents and may make it more difficult and costly to prosecute patent applications. Such changes may lead to uncertainties or increased costs and risks surrounding the prosecution, validity, ownership, enforcement, and defense of our issued patents and patent applications and other intellectual property, the outcome of third-party claims of infringement, misappropriation, or other violation of intellectual property brought against us and the actual or enhanced damages (including treble damages) that may be awarded in connection with any such current or future claims, and could have a material adverse effect on our business.

We rely on our trademarks, trade names, and brand names to distinguish our platform from the products of our competitors. However, third parties may have already registered identical or similar marks for products or solutions. Efforts by third parties to limit use of our brand names or trademarks and barriers to the registration of brand names and trademarks may restrict our ability to promote and maintain a cohesive brand throughout relevant markets. We cannot be certain that pending or future U.S. or foreign trademark applications will be approved in a timely manner or at all, or that such registrations will effectively protect our brand names and trademarks. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our platform, which would result in loss of brand recognition and would require us to devote resources to advertising and marketing new brands.

In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have generally taken measures to protect our proprietary rights, others may offer products or concepts that are substantially similar to ours and compete with our business. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brands and other intangible assets may be diminished and competitors may be able to more effectively mimic our platform and methods of operations.

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To prevent unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties. Any such action could result in significant costs and diversion of our resources and management’s attention, and we cannot be certain that we will be successful in such action. Furthermore, many of our current and potential competitors have the ability to dedicate substantially greater resources to enforce their intellectual property rights (or to contest claims of infringement) than we do. Accordingly, despite our efforts, we may not be able to prevent third parties from knowingly or unknowingly infringing upon, misappropriating or circumventing our intellectual property rights. If we are unable to protect our proprietary rights, we will find ourselves at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create our platform. Moreover, we may need to expend additional resources to defend our intellectual property rights in foreign countries, and our inability to do so could impair our business, results of operations and financial condition or adversely affect our business, operating results, and financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of trade secrets and proprietary information.

We have devoted substantial resources to the development of our intellectual property and proprietary rights. To protect our intellectual property and proprietary rights, we rely in part on confidentiality agreements with our employees, vendors, licensees, independent contractors and other advisors. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Effective trade secret protection may also not be available in every country in which our platform is used or where we have employees or independent contractors. The loss of trade secret protection could make it easier for third parties to compete with our platform by copying functionality. In addition, any changes in, or unexpected interpretations of, the trade secret and employment laws in any country in which we operate may compromise our ability to enforce our trade secret and intellectual property rights. In addition, others may independently discover trade secrets and proprietary information and in such cases, we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

Third parties may claim that our platform infringes their intellectual property rights, and this may create liability for us or otherwise adversely affect our business, operating results and financial condition.

Third parties may claim that our platform infringes their intellectual property rights, and such claims may result in legal claims against us and our technology partners and customers. These claims may damage our brand and reputation and create liability for us. We expect the number of potential claims to increase as the functionality of our platform and services overlaps with that of other products and services, and as the volume of issued patents and patent applications continues to increase.

Companies in the AgTech industry own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, patent holding companies, non-practicing entities, and other adverse patent owners that are not deterred by our existing intellectual property protections may seek to assert patent claims against us. We have received, and may in the future receive, notices that claim we have misappropriated, misused, or infringed other parties’ intellectual property rights, and, to the extent we gain greater market visibility, we may face a higher risk of being the subject of intellectual property infringement claims.

We may also face exposure to third-party intellectual property infringement, misappropriation, or violation actions if we engage engineers or other personnel who were previously engaged by competitors or other third parties and those personnel inadvertently or deliberately incorporate proprietary technology of third parties into our products. In addition, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to develop, market and support potential products or enhancements, which could severely harm our business. Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate, and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages if we are found to have willfully infringed patents or copyrights. These claims could also result in us having to stop using technology found to be in violation of a third party’s rights. We might be required to seek a license for the intellectual property, which may not be available on reasonable terms or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. Alternatively, we could be required to develop alternative non-infringing technology, which could require significant time, effort, and expense, and may affect the performance or features of our platform. If we cannot license or develop alternative non-infringing substitutes for any infringing technology used in any aspect of our business, we would be forced to limit use of our platform. Any of these results would adversely affect our business, operating results and financial condition.

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Our use of “open source” software could subject us to possible litigation or could prevent us from offering products that include open source software or require us to obtain licenses on unfavorable terms.

A portion of the technologies we use incorporates “open source” software, and we may incorporate additional open source software in the future. Open source software is generally licensed by its authors or other third parties under open source licenses. These licenses may subject us to certain unfavorable conditions, including requirements that we offer our products that incorporate the open source software for no cost, that we make publicly available the source code for any modifications or derivative work we create based upon, incorporating or using the open source software, or that we license such modifications or derivative works under the terms of the particular open source license. From time to time, companies that use third-party open source software have also faced claims challenging the use of such open source software and their compliance with the terms of the applicable open source license. We may be subject to suits by parties claiming ownership of what it believes to be open source software or claiming non-compliance with the applicable open source licensing terms.

In addition to using open source software, we also license to others some of our software through open source projects. Open sourcing our own software requires the company to make the source code publicly available, and therefore can affect our ability to protect our intellectual property rights with respect to that software. Additionally, if a third-party software provider has incorporated open source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification or derivative work of such licensed software. If an author or other third party that distributes open source software that we use or license were to allege that we had not complied with the conditions of the applicable license, we could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from offering our products that contained the open source software, required to release proprietary source code, required to obtain licenses from third parties or otherwise required to comply with the unfavorable conditions unless and until we can re-engineer the product so that it complies with the open source license or does not incorporate the open source software.

The terms of many open source licenses have not been interpreted by U.S. or foreign courts, and accordingly there is a risk that those licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to commercialize our platform. In that event, we could be required to seek licenses from third parties in order to continue offering our platform, to re-develop our platform, or to release our proprietary source code under the terms of an open source license, any of which could harm our business. Enforcement activity for open source licenses can also be unpredictable. Were it determined that our use was not in compliance with a particular license, we may be required to release our proprietary source code, defend claims, pay damages for breach of contract or copyright infringement, grant licenses to our patents, re-engineer our platform, or take other remedial action that may divert resources away from our product development efforts, any of which could negatively impact our business. Open source compliance problems can also result in damage to reputation and challenges in recruitment or retention of engineering personnel. Further, given the nature of open source software, it may be more likely that third parties might assert copyright and other intellectual property infringement claims against us based on our use of these open source software programs. Litigation could be costly for us to defend, have a material adverse effect on our business, results of operations and financial condition, or require us to devote additional development resources to change our platform.

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General Risk Factors

The obligations associated with operating as a public company following the Direct Listing will require significant resources and management attention and will cause us to incur additional expenses, which will adversely affect our results of operations.

Following the Direct Listing, our expenses will increase as a result of the additional accounting, legal and various other additional expenses usually associated with operating as a public company and complying with public company disclosure obligations. After the completion of the Direct Listing, we will be required to comply with certain requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and other applicable securities rules and regulations. The Exchange Act requires, among other things, us to file annual, quarterly, and current reports with respect to our business and operating results with the SEC. We will also be required to ensure that we have the ability to prepare consolidated financial statements that are fully compliant with all SEC reporting requirements on a timely basis. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. As a public company, we will, among other things:

●	prepare and distribute periodic public reports and other stockholder communications in compliance with our obligations under the federal securities laws;

●	create or expand the roles and duties of our board of directors and committees of the board;

●	institute more comprehensive financial reporting and disclosure compliance functions; and

●	establish new and enhance existing internal policies, including those relating to disclosure controls and procedures.

These changes, and the additional involvement of accountants and legal advisors, will require a significant commitment of additional resources. We might not be successful in complying with these obligations and the significant commitment of resources required for complying with them could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, in connection with the Direct Listing, we intend to increase our directors’ and officers’ insurance coverage, which will increase our insurance cost. In the future, it may be more expensive or more difficult for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors would also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

Economic uncertainty or downturns, including as a result of supply chain disruptions, tariffs, the Iran and Ukraine - Russia conflicts, rising fuel prices, inflation, increasing interest rates and instability in the global banking system could adversely affect our business, financial condition and operating results.

In recent years, the U.S. and other significant markets have experienced cyclical downturns and worldwide economic conditions remain uncertain due to, among other things, rising interest rates, inflation, tariffs, instability in the global banking system, and the impacts of the wars in Iran and Ukraine. Economic uncertainty and associated macroeconomic conditions make it extremely difficult for us and our customers to accurately forecast and plan future business activities, and could cause our customers, as well as local, state and government entities providing funding to certain customers, to slow spending on our products, which could delay and lengthen sales cycles. Furthermore, during uncertain economic times, our customers may face issues gaining timely access to sufficient credit on acceptable terms, which could result in an impairment of their ability to make timely payments to us. If that were to occur, we may be required to increase our allowance for credit losses and our results would be negatively impacted.

Since purchases of our products are generally dependent on discretionary spending, negative general economic conditions could significantly reduce the overall amount that customers spend on our products. Moreover, competitors may respond to challenging market conditions by lowering prices and attempting to lure away our customers.

We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, or any industry in particular. If the conditions in the general economy and the markets in which we operate worsen from present levels, our business, financial condition, and results of operations could be materially and adversely affected.

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Risks Related to the Direct Listing and Ownership of Our Common Stock

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis.

This is not an underwritten initial public offering of our common stock. This listing of our common stock on Nasdaq differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our common stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing. See also “Our shares of common stock have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

●	There is not a fixed number of shares of common stock available for sale. Therefore, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any or all of their common stock and there may initially be a lack of supply of, or demand for, our common stock on Nasdaq. Alternatively, we may have a large number of Registered Stockholders or other existing stockholders who choose to sell their common stock in the near term resulting in an oversupply of our common stock, which could adversely impact the public price of our common stock once listed on Nasdaq and thereafter.

●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our common stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our common stock.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile trading price for our common stock and uncertain trading volume, which may adversely affect your ability to sell any common stock that you may purchase.

Limitations on investors’ ability to trace their shares to this registration statement may preclude claims under Sections 11 and 12 of the Securities Act, potentially reducing our liability exposure and limiting investors remedies.

In connection with this Direct Listing, we are registering 27,460,983 shares of our common stock, all of which may be sold into the public market. Unlike in a traditional initial public offering, where all shares sold in the public market are issued pursuant to a registration statement, in a direct listing, both registered and unregistered shares may become freely tradeable simultaneously. As a result, purchasers in the public market following our Direct Listing may not be able to determine whether their shares were issued pursuant to this registration statement.

The ability to bring a claim under Section 11 of the Securities Act requires that the security purchased be traceable to the allegedly defective registration statement. In Slack Technologies, LLC v. Pirani, 598 U.S. 759 (2023), the U.S. Supreme Court held that Section 11 applies only to shares that are actually issued pursuant to the registration statement. The U.S. Court of Appeals for the Ninth Circuit, in its 2025 opinion on remand, confirmed that the tracing requirement applies in the context of direct listings and that tracing shares to a registration statement is particularly difficult where registered and unregistered shares begin trading at the same time.

Accordingly, if you purchase our common stock in the open market following this direct listing, you may not be able to assert claims under Section 11 or Section 12(a)(2) of the Securities Act for any material misstatements or omissions in this registration statement or related prospectus. This limitation may reduce the potential remedies available to investors, limit recovery in the event of a violation of the federal securities laws, and adversely affect the market price of our common stock. Moreover, because our potential liability under the Securities Act may be reduced as compared to a traditional IPO, investors may face greater risk in the event of inaccurate or incomplete disclosures.

Tracing may be more difficult in this Direct Listing unlike in a traditional initial public offering, which may make it more difficult for aggrieved investors to bring securities liabilities claims against us.

Companies that issue false and misleading statements in support of their public stock offerings face penalties under Sections 11 and 12(a)(2) of the Securities Act. Section 11 of the Securities Act imposes civil liability for misstatements or omissions contained in registration statements. Section 12(a)(2) of the Securities Act also imposes such liability but for misstatements or omissions in prospectuses or oral communications. A shareholder bringing a private claim against an issuer must show that such shareholder purchased the stock in reliance on the applicable false or misleading statements in the registration statement or offering documents, a concept known as “tracing.” In a direct listing, both registered shares and unregistered shares (e.g., those held by employees or early investors) generally enter the public market at the same time. In contrast, traditional IPOs typically use lock-up agreements that prevent unregistered shares from being sold for a set period (often 180 days), meaning nearly all shares traded initially are guaranteed to be from the registration statement. Additionally, modern securities are held in a “fungible bulk” at the Depository Trust Company (DTC), where individual shares are not uniquely identified. Because registered and unregistered shares are identical at this level, tracing a specific purchase back to a specific registration statement is considered virtually impossible in a direct listing. Though we intend to enter into lock-up agreements with holders of unregistered shares, such lock-up agreements may be terminated early under certain circumstances, and in some cases will be subject to certain leak-out provisions. Investors should consider this risk before making an investment into our Company.

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Our common stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of shares of our common stock may be volatile.

We expect our common stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for any of our securities, and an active market for our common stock may not develop or be sustained after the listing, which could depress the market price of shares of our common stock and could affect the ability of our stockholders to sell our common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using shares of our common stock as consideration.

In addition, we cannot predict the prices at which our common stock may trade on Nasdaq following the listing of our common stock, and the market price of our common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of shares of our common stock on Nasdaq will commence. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on Nasdaq, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process and the potential consumer awareness and brand recognition of FireFly, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.

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The public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	changes in the industries in which we operate;

●	variations in our operating performance and the performance of our competitors in general;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	publication of research reports by securities analysts about us or our competitors or our industry;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	additions and departures of key personnel;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

We may not be able to achieve compliance with Nasdaq’s initial listing requirements, which is a condition to the offering.

We intend to meet the initial listing requirements of The Nasdaq Global Market at the time of our Direct Listing. We have obtained an independent third-party valuation of approximately $405.9 million, or $12.14 per share, exceeding the applicable $8.00 bid-price threshold. As a result of the shares of common stock issued in the September 2026 Private Placement, and anticipated to be issued in connection with Warrant Exercise and conversion of outstanding convertible notes, we expect that we will have sufficient unrestricted shares outstanding to satisfy Nasdaq’s requirements relating to the market value of unrestricted publicly held shares and unrestricted round lot holders, with approximately $41.4 million in market value of unrestricted publicly held shares and more than 400 round lot holders, of which more than half will hold shares with a market value of at least $2,500.

Notwithstanding the foregoing, no assurance can be given that our Nasdaq application will be approved and that our common stock will ever be listed on Nasdaq. Listing approval is a condition to this offering; if our listing application is not approved, we will not be able to consummate the offering and we will terminate the Direct Listing. If our Nasdaq application is not approved and we terminate the Direct Listing, shareholders would not have a national exchange listing, making shares harder to sell, limiting price discovery, and potentially reducing the value of their holdings.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our common stock.

If our listing is approved, we will be required to maintain ongoing compliance with Nasdaq’s continued listing requirements, including quantitative thresholds and corporate governance standards. Nasdaq monitors listed companies for compliance, and if we fail to satisfy the continued listing requirements—such as if our market capitalization or trading price falls below levels required by Nasdaq’s eligibility standards—our common stock may be subject to suspension and delisting. Nasdaq may in the future modify or adopt additional continued listing standards, and any such changes could increase the risk that we fall out of compliance.

Delisting from Nasdaq would significantly reduce the liquidity and visibility of our common stock and impair our access to the capital markets. Any resulting reduction in market liquidity or decline in our trading price could materially affect our ability to raise capital on acceptable terms, or at all. For shareholders, delisting would likely mean decreased liquidity, wider bid-ask spreads, increased price volatility, and a lower trading price, making it more difficult to sell shares and potentially reducing the value of their investment.

Future sales of common stock by our Registered Stockholders and other existing stockholders could cause our share price to decline.

We currently expect our common stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our common stock and there has not been a sustained history of trading in our common stock in “over-the-counter” markets. While our common stock may be sold after our listing on Nasdaq by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 under the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, common stock on Nasdaq. As described herein, certain shares of our common stock outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Stockholders and other existing stockholders will not sell all of their shares of common stock, resulting in an oversupply of our common stock on Nasdaq. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

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We will incur additional costs and increased demands upon management as a result of complying with the laws and regulations affecting public companies.

We will incur significant legal, accounting and other expenses as a public company that may not be reflected in our historical financial statements, which reflect our operation as a private company. Some of these additional expenses include costs associated with public company reporting obligations under the Exchange Act. Our management team consists of our executive officers prior to the merger. These executive officers and other personnel will need to devote substantial time to complying with public company reporting requirements and compliance with applicable laws and regulations to ensure that we comply with all of these requirements. Any changes we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for us to attract and retain qualified persons to serve on the board of directors or on board committees or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

The public price of our shares of common stock, upon listing on Nasdaq, may have little or no relationship to the historical sales prices of our shares of common stock in private transactions.

Prior to listing on Nasdaq, there has been no public market for our shares of common stock. Our common stock has a limited history of trading in private transactions. Historical sale prices may have little or no relation to broader market demand for our shares of common stock and thus the initial public price of our shares of common stock on Nasdaq once trading begins. As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the opening public prices and subsequent public prices of our shares of common stock on Nasdaq. For additional details about how the initial listing price on Nasdaq will be determined, see “Plan of Distribution.”

The uncertainty associated with the fact that few companies have undertaken direct listings to date may lead to increased volatility and pricing challenges for our common stock.

Few companies have conducted direct listings, and the process by which shares of our common stock will be listed on Nasdaq is a novel process. The absence of a traditional underwritten offering may result in a less orderly market for our common stock, increased volatility in the trading price, and potential difficulties in achieving a stable market price. Unlike an initial public offering, there is no firm-commitment underwritten offering to help inform efficient and sufficient price discovery. Consequently, the public price of our common stock may be more volatile than it would be if shares were initially listed in connection with a firm-commitment underwritten initial public offering. In addition, the trading volume and price of shares of our common stock may be more volatile and subject to greater fluctuations due to the direct listing method.

Holders of the Company’s debt obligations and any shares of the Company’s preferred stock that may be outstanding in the future will have priority over the Company’s common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and preferred dividends.

In the event of any winding up and termination of the Company, our Common Stock would rank below all claims of the holders of the Company’s debt and any preferred stock then outstanding. As of September 30, 2026, we had outstanding $26.1 million of secured debt outstanding under the Debentures. After giving effect to the Exchange, we expect to have $17.7 million of secured debt outstanding under the Debentures and 8,522 shares of Series A Preferred Stock outstanding with an aggregate liquidation preference of approximately $8.5 million.

Upon the winding up and termination of the Company, holders of our Common Stock will not be entitled to receive any payment or other distribution of assets until after all of our obligations to our debt holders have been satisfied and holders of our debt have received any payments and other distributions due to them. In addition, we are required to pay interest on our debt before we pay any dividends on our Common Stock.

Following the completion of the Direct Listing, we will have outstanding shares of convertible preferred stock, warrants and Debentures, which such Debentures contain “full-ratchet” anti-dilution protection, the conversion or exercise of which may cause significant dilution to our stockholders.

After the completion of the Direct Listing, the Exchange, and the Warrant Exercise, we will have outstanding approximately 8,522 shares of Series A Preferred Stock convertible into approximately 9,365,547 shares of common stock and Debentures with an aggregate principal and accrued interest balance of approximately $17.7 million convertible into approximately 2,713,171 shares of common stock at conversion prices ranging from $5.5674 to $10.58 per share. The Debentures remaining outstanding include “full-ratchet” anti-dilution provisions, which, subject to limited exceptions, would reduce the conversion price of such Debentures (and increase the number of shares issuable) in the event that we in the future issue common stock, or securities convertible into or exercisable for common stock, at a price per share lower than the conversion price then in effect.

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In the ordinary course, the issuance of shares of common stock upon the exercise or conversion of such preferred stock, warrants or Debentures would dilute the percentage ownership interest of all stockholders, might dilute the book value per share of our common stock, and would increase the number of shares of our common stock outstanding, which could depress the market price of our common stock. If the “full-ratchet” anti-dilution provisions of the warrants and Debentures are triggered, however, then any impact to dilution of percentage ownership interest of all stockholders and dilution of book value per share of our common stock could be substantially increased, in addition to an increase in the number of shares of our common stock and a reduction in the market price of our common stock.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and may remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of the Direct Listing. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer”, as defined under the Exchange Act, our annual gross revenue exceeds $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited consolidated financial statements, in addition to any required unaudited interim consolidated financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the consolidated financial statements, unless the SEC determines the new rules are necessary for protecting the public;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have provided only two years of audited consolidated financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be reduced or more volatile. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. We intend to rely on other exemptions provided by the JOBS Act, including, without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley.

We are also a smaller reporting company as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

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We do not intend to pay dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Following the completion of the Direct Listing, we currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If any of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our common stock would likely decline. If few analysts cover us, demand for our common stock could decrease and our common stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our common stock may be volatile. In the past, in certain instances, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our amended and restated certificate of incorporation and amended and restated bylaws, which will become effective immediately prior to the completion of the Direct Listing, and Delaware law contain provisions which could have the effect of rendering more difficult, delaying, or preventing an acquisition. Our corporate governance documents provide for:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	a classified board of directors with three-year staggered terms, who can only be removed for cause and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

●	the exclusive right of our board of directors to set the size of the board of directors and to appoint a director to fill a vacancy, however occurring, including by an expansion of the board of directors, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the price and other terms of those shares, including voting or other rights or preferences, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquiror;

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●	the ability of our board of directors to alter our amended and restated bylaws without obtaining stockholder approval;

●	in addition to our board of director’s ability to adopt, amend, or repeal our amended and restated bylaws, our stockholders may adopt, amend, or repeal our amended and restated bylaws only with the affirmative vote of the holders of at least 66 2/3% of the voting power of all our then outstanding shares of capital stock;

●	the required approval of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend, or repeal certain provisions of our amended and restated certificate of incorporation, provided that if our board of directors approves and recommends that stockholders approve such amendment, alteration, repeal, or adoption of inconsistent provisions, such amendment, alteration, repeal, or adoption of inconsistent provisions shall only require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment, alteration, repeal, or adoption of inconsistent provisions, voting together as a single class;

●	the requirement that a special meeting of stockholders may be called only by a majority of our board of directors, our Chief Executive Officer, or the Chairman of our board of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock.

Any provision of our amended and restated certificate of incorporation, amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

Our amended and restated certificate of incorporation will provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters and the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our amended and restated certificate of incorporation will provide that, unless we otherwise consent in writing, (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of ours to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), our amended and restated certificate of incorporation or our amended and restated bylaws (as either may be amended or restated), or (4) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the U.S. shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. For example, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

Notwithstanding the foregoing, the exclusive forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with litigating such action in another jurisdiction, which could harm our business, financial condition and results of operations. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial, prior to the Direct Listing, and following the Direct Listing. These statements are based on the reasonable beliefs and assumptions made by us at the time made. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “potential,” “future,” “may,” “will,” “should,” “could,” “seeks,” “plans,” “scheduled,” “anticipates,” “predict,” “assumes,” “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about our ability to:

●	realize the benefits expected from the proposed Direct Listing;

●	execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business;

●	anticipate the impact of macroeconomic conditions, including rising interest rates, inflation, instability in the global banking system, tariffs, trade wars, and the wars in Iran and Ukraine, on business and financial conditions;

●	anticipate the uncertainties inherent in the development of new business lines and business strategies;

●	retain and hire necessary employees;

●	increase brand awareness;

●	attract, train and retain effective officers, key employees or directors;

●	acquire and protect intellectual property;

●	upgrade and maintain information technology systems;

●	access, collect and use personal data about consumers;

●	meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness;

●	effectively respond to general economic and business conditions;

●	the listing of our securities on Nasdaq or an inability to have our securities listed on Nasdaq or another national securities exchange following the Direct Listing;

●	our ability to obtain additional capital, including use of the equity and debt markets;

●	enhance future operating and financial results;

●	anticipate rapid technological changes;

●	comply with laws and regulations applicable to our business;

●	anticipate the impact of, and response to, new accounting standards;

●	anticipate increases in inflation and interest rates which would increase the cost of capital;

●	anticipate the significance and timing of contractual obligations;

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●	maintain key strategic relationships with partners and distributors;

●	respond to uncertainties associated with product and service development and market acceptance;

●	manage to finance operations on an economically viable basis;

●	anticipate the impact of new U.S. federal income tax laws; and

●	successfully defend litigation.

Forward-looking statements are not guarantees of performance and speak only as of the date hereof. While we believe that these forward-looking statements are reasonable, there can be no assurance that we will achieve or realize these plans, intentions or expectations.

The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect our business, financial condition or results of operations prior to the Direct Listing, and following the Direct Listing. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business prior to the Direct Listing, and following the Direct Listing, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect our reasonable beliefs and opinions on the relevant subject. These statements are based upon information available to us, as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, involve risks and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

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USE OF PROCEEDS

The Registered Stockholders may, or may not, elect to sell shares of our common stock covered by this prospectus. To the extent any Registered Stockholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock. See “Principal and Registered Stockholders.”

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DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and subject to restrictions on dividends in our Debentures and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt, preferred securities, or credit facility.

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CAPITALIZATION

The following table sets forth our cash and our capitalization as of September 30, 2026:

●	on an actual basis; and

●	on a pro forma basis as of September 30, 2026, after giving effect to the Exchange and the Warrant Exercise.

The pro forma information set forth in the table below is illustrative only and will be adjusted based on the final terms of the Exchange and Warrant Exercise. We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our consolidated financial statements and the accompanying notes included elsewhere in this prospectus. You should also read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information contained in this prospectus.

	As of September 30, 2026
	Actual	Pro Forma
	(in thousands, except share amounts and par values)

Cash and restricted cash	$1,469	$1,469

Long-Term Debt
Convertible notes	$380	$-
Convertible debentures payable (at fair value)	76,617	21,371
Common Stock Purchase warrants liability	37,610	-

Stockholders’ deficit:

Preferred stock, par value $0.001 per share; no shares authorized, issued and outstanding, actual; 5,000,000 shares authorized and 8,522 shares issued and outstanding, pro forma and pro forma as adjusted	-	9
Additional paid-in capital, convertible preferred stock	-	79,803
Common stock, par value $0.001 per share; 40,000,000 shares authorized, 13,253,701 shares issued and outstanding, actual; 40,000,000 shares authorized, 14,858,601 shares issued and outstanding, pro forma	13	15
Additional paid-in capital, total	24,042	37,464

Accumulated deficit	(142,386)	(142,386)

Total stockholders’ equity (deficit)	(118,331)	(25,095)

Total capitalization	$(3,724)	$(3,724)

The number of shares of our common stock outstanding, pro forma and pro forma as adjusted, in the table above is based on 13,253,701 shares of our common stock outstanding as of September 30, 2026 and excludes:

●	5,701,383 shares of our common stock issuable upon exercise of options to purchase shares of our common stock outstanding as of September 30, 2026, with a weighted average exercise price of $3.63 per share;

●	334,437 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2026;

●	2,713,171 shares of our common stock issuable upon the conversion of Debentures (as defined below) that will not be exchanged for Series A Preferred Stock in the Exchange;

●	9,365,547 shares of our common stock issuable upon the conversion of Series A Preferred Stock issued in the Exchange;

●	445,842 shares of our common stock reserved for issuance following the Direct Listing under our equity incentive plans.

In addition, the number of shares of common stock outstanding does not give effect to:

●	amendments to our amended and restated certificate of incorporation and amended and restated bylaws to be adopted prior to the completion of the Direct Listing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations with our audited consolidated financial statements for the years ended December 31, 2025 and 2024, together with related notes thereto, and our unaudited interim condensed consolidated financial statements for the nine months ended September 30, 2026 and 2025, together with related notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with the sections entitled “Business” and “Prospectus Summary—Summary Financial Data” included elsewhere in this prospectus. The following discussion contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. You should review the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. In this section, unless otherwise specified, the terms “we”, “our”, “us”, the “Company” and “FireFly” refer to FireFly Robotics, Inc. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

Company Overview

Since 2010, we have been scaling towards global leadership in robotics with a focus on autonomous and semi-autonomous turf maintenance vehicles. We design, manufacture, sell, and support products that have the potential to disrupt the golf course maintenance, sports turf, and turf harvesting markets through automation, robotics, labor cost savings, and energy efficiency. We are expanding our turfgrass expertise to full ownership of the groundskeeping and maintenance ecosystems and have had success selling our machines in Europe, Australia, the Asia Pacific region, and other international markets.

We are a growth-oriented robotics company with internally developed proprietary software that is integrated with our patented mechatronic systems. The design, development, manufacturing, and selling of our American-made machines are executed entirely in our 108,500 square foot Salt Lake City, Utah facility. We have embedded our technology into the design, development, and manufacturing of our AEV robotic mowers, AMPs, and MRH machines. Our AMPs come in two models: one with a 5-gang reel, the AMP-L100, and another with a 5-gang rotary mower, the AMP-X100. Our MRH machines are comprised of our ProSlab Harvester and R300 Roll Robot.

As of November 2, 2026, our AMPs are actively deployed to over 100 prominent country clubs and golf courses due to their precision mowing capabilities, regulatory compliance with emission standards, and significant labor cost savings. Our customers prefer our AMPs for the quality of cut and flexibility in mowing at all hours. These state-of-the-art, self-driving, AEV robotic mowers represent our first solution specifically designed for the unique requirements of the golf course, sports field, government, real estate, and turfgrass mowing markets. Our AMPs provide a unique mowing approach that is both environmentally sound and business-friendly. We first introduced our AMP-L100 in 2023, began marketing and selling it in 2024, and have been expanding our offerings since. Our vision is to provide a portfolio of robots to address the entire groundskeeping ecosystem.

Based on our internal calculations derived from publicly available information estimating the number of schools, parks, airports, and other relevant applications of our AMPs and internally developed estimates of the average equipment needs for such facilities, we believe that these target markets represent a TAM exceeding $60 billion annually. For additional information regarding our calculation of our relevant TAMs, including underlying data and assumptions used, see the discussion under “Business - Our Business.”

We are dedicated to spearheading global AgTech innovations and determined to continue bolstering our position as the leading robotics supplier to turfgrass producers worldwide, while also extending our impact into the mowing opportunities outlined above. We have assembled a highly qualified team of engineers and software developers with extensive experience in the AgTech arena, as well as complementary fields, to support our business strategy. We are constantly strengthening our culture of innovation, quality, and excellent customer service.

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Our design, development, and manufacturing systems are vertically integrated with the goal of allowing us to rapidly design and develop disruptive products, significantly shortening the time to bring new products to market. Our AMPs provide a prime example of this advantage. Our AEV robotic mowers were able to adopt the entirety of the research and development that was executed to automate our MRH machines, particularly our servo electric motion control technology. Our engineering expertise, production capabilities, and track record with critical piece part and subcomponent manufacturing positions us to successfully serve our customers who rely on us to deliver technical design and scaled manufacturing for integrated systems. As of September 30, 2026, we have an estimated combined total of over 960 AMPs, MRH machines, and M220 machines in service throughout the world, resulting in a CAGR of approximately 29.8% from 76 machines deployed as of December 31, 2016. (3)

Customers from the United States, Australia, the United Kingdom, Brazil, Canada, South Africa, and Mexico have purchased our machines. Our product offerings consist of the following:

●	AMP-L100 and AMP-X100. We offer two models of our AMPs: a 5 gang reel, model AMP-L100, and a 5 gang rotary, model AMP-X100. Both models are fully autonomous, all electric, 100-inch robotic mowers. Our AMPs’ patented drive and steering system, which utilizes four induction motors, is synchronized with two independent steering motors to achieve a combination of traction and low impact to turf. Each wheel is commanded at precise velocity for any given input velocity and steering angle, providing consistent traction. The absence of a diesel engine and hydraulic pump allows the weight of the robot to be distributed for balance, responsive handling, and low turf impact.

●	PS155C and PS160 Slab Harvesters. The PS155C is the basic slab harvester that we offer. The PS160 has electric conveyors (upper and pickup), which give very repeatable high speeds and smooth, accurate control. The PS160 also harvests grass 20% to 30% faster than the standard PS155C. Our electric systems reduce hydraulic oil temperature and improve fuel efficiency. The PS160 also comes with reconfigured gear ratios for higher transport speed and improved traction control when harvesting in slippery conditions.

●	R300 Harvester. The R300 Harvester stacks the turf on pallets in mini rolls. The R300 Harvester now has a single, powerful computer to run both the machine and operator interface. From chop to stack, the R300 Harvester’s systems are synchronized for the highest speeds and productivity. We believe that we have the only harvesting machine on the market that can pick up rolls from the accumulating conveyor while it is moving.

●	Used machines. From time to time, we will take trade-ins from existing and/or new customers and resell the used machines. The trade-ins are typically used machines previously sold by us, or our competitors’ machines.

We purchase and fabricate parts for each of our machines, which are used both in our manufacturing process and in our service business. We currently produce and ship an average of over 900 after-market replacement parts per month. We believe with such capacity we are well positioned to support the growth of our AMP sales and increase unit deliveries.

We currently have a team of 27 highly trained technicians, implementers, service managers and support personnel to assist our customers. Each technician has a service truck stocked with an inventory of spare parts used to maintain and repair our machines. The implementers work onsite with our customers to train them on the operation of their new AMP. 16 of our technicians perform both functions and one serves as an implementer. Additionally, all customers have access to our technical service call center staffed by experts trained to diagnose and correct issues on the machines.

We typically arrange and bill the shipping for machines and parts. Additionally, we offer an annual 12-month software subscription for each AMP sold that gives customers access to performance metrics.

(3) We calculate CAGR by taking the cumulative units sold as of September 30, 2026, dividing it by the cumulative units sold as of December 31, 2016, raising the result to the power of one divided by the number of years in the measurement period (9.75), and then subtracting one.

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EBITDA is a non-GAAP financial measure. We define EBITDA as net income or loss excluding the impact of interest, income taxes, intangible asset amortization, depreciation, and stock-based compensation expense. We reference EBITDA measures in our decision making because we believe it provides supplemental information that facilitates consistent internal comparisons to the historical operating performance of prior periods and we believe it provides investors with greater transparency to evaluate our business and operations. With respect to our expectations regarding break-even EBITDA, a quantitative reconciliation to the corresponding GAAP information cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to stock-based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Recent Developments

ATW Exchange and Warrant Exercise

On October 6, 2026, we entered into an Exchange Agreement (the “Exchange Agreement”) with certain funds affiliated with ATW Partners LLC (collectively, “ATW”). Under the Exchange Agreement, ATW agreed to (i) exchange (the “Exchange”) (a) the outstanding principal and capitalized interest under the July 2019 Debenture, the April 2020 Debenture, and the September 2020 Debenture (each as defined below) and (b) certain of the July 2019 Warrants, April 20, 2020 Warrants, September 2020 Warrants, January 2022 Warrants, January 2023 Warrants, July 11, 2024 Warrants, July 25, 2024 Warrants, June 2025 Warrants, December 2025 Warrants, February 2026 Warrants and June 2026 Warrants (each as defined below), for an aggregate of approximately 8,522 shares of our Series A convertible preferred stock and (ii) exercise, on a cashless basis, the remainder of the July 2019 Warrants, January 2022 Warrants, and January 2023 Warrants that are not being exchanged, such that ATW will beneficially own (as such term is defined under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) 1,536,688 shares of common stock, representing 9.99% of our common stock outstanding after the completion of the Direct Listing (the “Warrant Exercise”). The Exchange and Warrant Exercise will take place immediately prior to the Direct Listing and after the filing of our amended and restated certificate of incorporation and the Series A Certificate of Designation (as defined below). The shares of Series A Preferred Stock issued in the Exchange will be convertible, at the election of ATW, into an aggregate of 9,365,547 shares of common stock. The resale of the shares of common stock issued in the Warrant Exercise and shares of common stock underlying the shares of Series A Preferred Stock issued in the exchange are included in the registration statement of which this prospectus forms a part. For a description of the rights of the Series A Preferred Stock, see the section titled “Description of Capital Stock - Series A Preferred Stock”. Following the Exchange and the Warrant Exercise, ATW will beneficially own 8,522 shares of Series A Preferred Stock and 1,536,688 shares of common stock.

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Principal External Factors Affecting Our Operating Results

We believe that our performance and future success depend on many factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section titled “Risk Factors”.

●	Market acceptance. The growth of our business depends on our ability to gain broader acceptance of our current products by continuing to make users aware of the significant benefits of our products so as to generate increased demand and frequency of use, and thus increase our sales. Our ability to grow our business will also depend on our ability to expand our customer base in existing or new target markets, including international markets. Although we have increased the number of users of our AMPS and MRH machines and continue to grow our channels globally through established relationships and focused sales efforts, we cannot provide assurance that our efforts will continue to increase the demand for and use of our products.

●	Sales force size and effectiveness. The rate at which we grow our sales force and expansion channels and the speed at which newly hired salespeople and sales channels become effective can impact our revenue growth and our costs incurred in anticipation of such growth. We intend to continue to make significant investments in our sales and marketing organization and channels by increasing the number of sales representatives and expanding our international programs to help facilitate further adoption of our products as well as broaden awareness of our products to new customers.

●	Product and geographic mix; timing. Our financial results, including our gross margins, may fluctuate from period to period based on the timing of orders, fluctuations in foreign currency exchange rates and the number of available selling days in a particular period, which can be impacted by a number of factors, such as holidays or days of severe inclement weather in a particular geography, the mix of products sold and the geographic mix of where products are sold. Our business is subject to some seasonality, as turf harvesters and golf courses primarily make equipment purchases in the spring. Given our international operations, periods of seasonality are, in some respects, offset between different temperate zones, including northern and southern hemispheres. In addition, in our experience, our country club and municipality customers typically establish operating budgets in the fourth quarter of each year, for the following year. As a result, purchases by such entities may be delayed until after such budgeting processes are completed.

●	Declining housing starts, high interest rates and high construction costs. Housing starts directly impact the demand for turf in the U.S. and other countries. The higher the mortgage interest rates and construction costs, the fewer new homes built, which may result in decreasing the demand for turf for yards and neighborhood parks. According to the national Association of Home Builders, total housing starts for 2024 were 1.36 million, a 3.9% decline from the 1.42 million total from 2023.

Principal Components of Revenues, Costs and Expenses

Revenues

Our revenues come substantially from the sale of AMPs, MRH machines, and used machines through our direct-to-consumer sales force. We also recognize revenue from the sale of purchased and fabricated parts, the shipping of machines and parts, the service and repair of machines, and, to a lesser extent, software subscriptions.

Cost of Revenues

Cost of revenues consists primarily of costs that are directly related to the manufacture and delivery of our machines, cost of parts purchased and fabricated, including direct material, labor, manufacturing overhead, reserves for estimated warranty costs and charges to write-down the inventory carrying value when it exceeds the estimated net realizable value.

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Operating Expense

Selling, General and Administrative

Sales and marketing expenses consist primarily of advertising, training events, brand building, product marketing activities and commissions. We expect sales and marketing costs will continue to increase as we expand our international selling and marketing activities, hire additional personnel, and build brand awareness through advertising and training.

General and administrative expenses consist primarily of professional fees paid for legal, accounting, auditing, and consulting services, bad debt, licenses and association dues, facilities (including rent and utilities) bank and credit card processing fees and other expenses related to general and administrative activities.

Service expenses consist primarily of salaries, wages and benefits for the service and support technicians, travel and shipping expenses.

Included in selling, general and administrative expenses are salaries, wages and benefits which are allocated to the various departments in which the employees work. Salaries, wages and benefits are expenses earned by our employees in the executive, information technology, finance and accounting, human resources, administrative functions and outside contractors. Also included in salaries, wages and benefits are employer payroll taxes, health, and dental and expenses.

We anticipate that our general and administrative expenses will continue to increase as we continue hiring to support our growth. We also anticipate that we will incur increased accounting, audit, legal, regulatory, compliance, and investor and public relations expenses associated with operating as a public registrant.

Research and Development

Included in research and development expense are salaries, wages and benefits for our engineers and software developers. Also included in research and development expense are expenses for travel, training, and software licenses used in the development of our products.

Other Expenses and Income

Interest Income

Interest income relates to interest earned on our savings deposit account.

Interest Expense

Interest expense consists of interest expenses associated with issuing notes payable and balances outstanding under our debt obligations.

Change in Fair Value of Convertible Debentures

We record our convertible debentures at fair value at the time of issuance. We recognize any changes in fair value in subsequent reporting periods through the statements of operations.

Change in Fair Value of the Common Stock Purchase Warrant Liability

We record our warrant liability at fair value at the time of issuance. We recognize any changes in fair value in subsequent reporting periods through the statements of operations.

Other Income

Other income relates to the gain on assets disposed of during the year and other miscellaneous income items that are not significant.

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Results of Operations

Comparisons of nine Months ended September 30, 2026 and 2025

The following table sets forth certain condensed statements of operations data for the periods indicated with dollars expressed in thousands. In addition, we note that period-to-period variations may not be indicative of future performance.

	Nine Months Ended September 30,		Variation
	2026	2025	$	%
Revenues, net	$46,526	$35,798	$10,728	29.97%
Cost of revenues	37,497	28,924	8,573	29.64%
Gross profit	9,029	6,874	2,155	31.35%
Selling, general and administrative	12,343	9,715	2,628	27.05%
Research and development	3,804	3,459	345	9.97%
Total operating expenses	16,147	13,174	2,973	22.57%
Loss from operations	(7,118)	(6,300)	(818)	12.98%
Change in fair value of convertible debentures	(27,871)	(1,618)	(26,253)	1,622.56%
Change in fair value of the common stock purchase warrant liability	(15,675)	(904)	(14,771)	1,633.96%
Net loss	(50,859)	(8,954)	(41,905)	468.00%
Net loss per common share	$(3.32)	$(0.61)	$(2.71)	444.26%

Revenues (in thousands, except number of machines sold)

	Nine Months Ended September 30,
	2026	2025
Machines:
MRHs	$17,682	$18,672
AMPs	14,712	6,146
Used	2,737	1,748
Parts	8,122	7,196
Shipping	1,759	1,328
Service	1,083	551
Subscription revenue	431	155
Other	-	2
	$46,526	35,798

	Nine Months Ended September 30,
	2026	2025
Number of Machines Sold:
MRHs	45	50
AMPs	95	42
Used	16	16
	156	108

	Nine Months Ended September 30,
	2026	2025
Average Sales Price:
MRHs	$393	$373
AMPs	$155	$150
Used	$171	$109

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Our revenues were $46,526 for the nine months ended September 30, 2026, compared to $35,798 for the nine months ended September 30, 2025, an increase of $10,728 or 29.97%. The increase was primarily attributable to an $8,566 increase in AMP revenues, a $981 increase in used equipment revenues, a $926 increase in parts revenues, a $525 increase in service revenues, a $431 increase in shipping revenues, a $284 increase in subscription revenues, all offset by a $983 decrease in MRH revenues.

Our AMP revenue grew to $14,712 as of September 30, 2026, an increase of $8,566 or 139.38% from September 30, 2025. This significant growth continues to reflect increasing market adoption of autonomous solutions within the golf and turf industry. During the latter part of 2025 and continuing through September 2026, we have expanded our dedicated AMP sales and support organization to focus on marketing, selling, delivering, and installing AMP machines. As a result, AMP unit sales increased to 95 units for the nine months ended September 30, 2026, compared to 42 units in the prior-year period. Our AMPs are operating on over 100 country clubs and three turf farms. We estimate that our AMP mowers have autonomously mowed more than 100,000 acres of fairways. We have participated in over 8 professional tour events.

We are continuing to observe a fundamental shift in customer behavior, where golf course operators are moving beyond initial robotic pilot programs toward broader robotic fleet deployments. Industry engagement, including the February 2026 Golf Course Superintendents Association of America annual convention, demonstrated that adoption of robotic mowing solutions is becoming more widespread and visible. Customer decision-making is increasingly driven by return on investment rather than novelty, as labor constraints persist and course quality expectations continue to rise. As a result, customer conversations have shifted from evaluating whether the technology works to determining which platform to standardize on across their operations.

MRH unit sales were 45 and 50 for the nine months ended September 30, 2026, and 2025, respectively. We believe MRH sales are influenced by mortgage interest rates and housing starts, which affect demand for sod and turf producers’ willingness to invest in equipment. During the first nine months of 2026, 30-year fixed mortgage rates averaged approximately 6.4%, rising to 7.0% by late September, while total housing starts declined approximately 1.1%, including a 4.0% decline in single-family starts, compared with the same period in 2025. These conditions, together with broader economic uncertainty, have contributed to customers’ continued caution regarding capital expenditures. Further interest rate increases could reduce housing activity and sod demand, raise equipment financing costs, and adversely affect future MRH sales.

With more than 750 MRH units operating worldwide, over half of which are five or more years old, we believe a significant replacement opportunity exists. However, a meaningful replacement cycle has not yet emerged as turf producers remain hesitant to commit to equipment purchases. Although labor shortages and rising labor costs support demand for our harvesting solutions, the timing of replacement purchases and related revenue growth remains uncertain.

Used machines consist primarily of units that we use as demonstration machines or acquire through open market purchases or accept as trade-ins from customers. The acquisition and sale of used machines fluctuate based on the timing of trade-ins and subsequent resales. These demonstration units are purchased by golf courses or small- to mid-sized turf farms that may not have the capital resources for new equipment, and by operators seeking a lower-cost backup machine. For each of the nine months ended September 30, 2026, and 2025, we sold 16 used machines.

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Parts and service revenues were $9,205 for the nine months ended September 30, 2026, an increase of $1,458, or 18.82%, compared with $7,747 for the same period in 2025. The increase reflected several factors, including increased demand following early-year weather disruptions, targeted marketing of consumable replacement parts, and partnerships with dealers to warehouse and sell parts locally. In addition, increased management focus on service operations, including the appointment of a new Vice President of Service, supported growth in service revenues.

Shipping revenues increased by $431 for the nine months ended September 30, 2026, compared to the prior-year period, primarily due to an increase in total units shipped. We shipped 156 machines during the nine months ended September 30, 2026, compared to 108 machines during the nine months ended September 30, 2025. Both AMP and MRH machines are shipped via third-party carriers from our manufacturing facility in Salt Lake City, Utah.

Subscription revenues increased $276 for the nine months ended September 30, 2026, compared to the prior year period. The increase is due primarily to the increasing number of AMPs being sold. As of September 30, 2026, the total cumulative AMPs sold with a subscription was 169 units compared to total cumulative AMPs sold with a subscription of 64 as September 30, 2025. The subscription revenue is deferred over the annual contract term and recognized each month. The subscription automatically renews on the anniversary date of the AMP’s purchase.

Cost of Revenues

Cost of revenues was $37,479 for the nine months ended September 30, 2026, compared to $28,924 for the nine months ended September 30, 2025, an increase of $8,573, or 29.64%. The increase reflects investments made to support the expansion of our product offerings and the continued scaling of our commercial operations, particularly those associated with the AMP platform. While revenues and cost of revenues increased, gross profit margin remained stable at 19.41% for the nine months ended September 30, 2026, compared to 19.20% for the nine months ended September 30, 2025. The increase in cost of revenues was primarily the result of the following:

i.	Machine costs increased $6,516, primarily due to:

a.	A $5,163 increase associated with the production and sale of 53 additional AMP units and the same number of MRH units, higher purchased and fabricated parts costs resulting from supplier price increases (including approximately $214 attributable to tariffs) and increased internal fabrication labor costs;
b.	An $802 increase in compensation and related benefits due to overtime, annual compensation adjustments, and the hiring additional manufacturing personnel to support AMP production.
c.	A $435 increase in warranty expense, reflecting both higher AMP unit sales and growth in the installed base of machines in operation;
d.	A $116 decrease in rent, facility operating costs, and related depreciation and repairs.

ii.	Used equipment costs increased $629, primarily due to the differences in the mix and type of models of used machines sold during each period.

iii.	Parts costs increased $564, primarily due to higher parts sales volume, supplier price increases, and increased fabrication labor costs for replacement parts.

iv.	Shipping and service costs increased $757 and $107 respectively, primarily reflecting changes in product mix, delivery methods, geographic locations (MRHs were shipped to both Australia, Brazil and Israel) including a higher proportion of AMPs and installed by the Company’s employees.

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Operating Expenses

Our operating expenses were $16,147 for the nine months ended September 30, 2026, compared to $13,174 for the nine months ended September 30, 2025, an increase of $2,973, or 22.57%. The increase is consistent with our strategic initiatives to expand our product offerings and scale our commercial operations, particularly related to our AMP platform. Operating costs as a percent of total revenues improved to 34.71% for the nine months ended September 30, 2026, compared to 36.80% for the nine months ended September 30, 2025, an improvement of 2.10 percentage points:

i.	Sales and marketing expenses increased by $1,396, primarily due to a $1,163 increase in salaries, commissions, wages, benefits, annual compensation adjustments, and the hiring of addition of sales and marketing personnel and support staff to drive AMP growth. Travel expenses increased by $130, reflecting expanded AMP demonstration activity across the United States and participation in industry trade shows. Membership and promotional expenses increased by $18, and other miscellaneous expenses, including postage, software subscriptions, and office supplies, increased by $85.

ii.	General and administrative expenses increased by $825, primarily due to a $233 increase in salaries, wages, and benefits, hiring additional administrative personnel, and annual compensation adjustments, $298 increase in professional fees associated with the direct listing, a $116 increase in depreciation and amortization expense primarily related to depreciation of new demonstration AMP units, a $52 increase in bank fees (primarily related to credit card processing), a $10 increase in facilities costs, a $68 increase in general office expenses, and, an $48 increase in travel and vehicle repair expenses and other expenses.

iii.	Service expenses increased by $408, primarily due to an $243 increase in salaries, wages, and benefits, annual compensation adjustments and hiring additional service technicians to support the growing installed base of AMP machines, a $82 increase in travel expenses related to servicing customer locations, a $36 increase in data communication costs, and an $47 increase in miscellaneous service-related expenses, including office supplies, vehicle repair and maintenance, communications, and shipping.

iv.	Research and development expenses increased by $344, primarily due to a $414 increase in salaries, wages, and benefits, annual compensation adjustments and hiring support personnel for the AMP rollout, a $94 increase in software purchased, and a $7 increase in travel, meals, and entertainment expenses, an $8 increase in office supplies and miscellaneous expenses, partially offset by a $167 decrease in project costs, a $12 decrease in legal fees.

Change in Fair Value of Convertible Debentures

The change in fair value of convertible debentures resulted in a loss of $27,871 for the nine months ended September 30, 2026, compared to a loss of $1,618 for the nine months ended September 30, 2025, representing an unfavorable change of $26,253, or 1,622.56%.

We record our convertible debentures at fair value upon issuance and recognize subsequent changes in fair value in our statement of operations each reporting period. The loss for the nine months ended September 30, 2026, primarily reflected the issuance of a new $5,000 convertible debenture and updated valuations of all outstanding convertible debentures. These valuations incorporated current market conditions and revised assumptions, most notably an increase in the estimated fair value of our common stock. In November 2026, we issued common stock at $8.50 per share, an increase of $2.93 from the $5.57 per-share value used in previous valuations.

These fair value adjustments are non-cash in nature but may result in significant volatility in our reported results of operations.

Change in Fair Value of the Common Stock Purchase Warrant Liability

The change in fair value of common stock purchase warrant liabilities resulted in a loss of $15,675 for the nine months ended September 30, 2026, compared to a loss of $904 for the nine months ended September 30, 2025, representing an unfavorable change of $14,771 or 1,633.96%.

We record common stock purchase warrant liabilities at fair value upon issuance, with subsequent changes in fair value recognized in the statement of operations each reporting period. The change in fair value for the nine months ended September 30, 2026, was primarily the result of 454,654 warrants issued in connection with convertible debenture financings during the current year and updated valuations of all outstanding convertible debentures. These valuations incorporated current market conditions and revised assumptions, most notably an increase in the estimated fair value of our common stock. In November 2026, we issued common stock at $8.50 per share, an increase of $2.93 from the $5.57 per-share value used in previous valuations.

These fair value adjustments are non-cash in nature but may result in significant volatility in our reported results of operations.

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Comparisons of Years ended December 31, 2025 and 2024

The following table sets forth certain condensed statements of operations data for the periods indicated with dollars expressed in thousands. In addition, we note that period-to-period variations may not be indicative of future performance.

	Year Ended December 31,		Variation
	2025	2024	$	%
Revenues, net	$47,178	$42,477	$4,701	11.07%
Cost of revenues	37,808	32,282	5,526	17.12%
Gross profit	9,370	10,195	(825)	(8.09)%
Selling, general and administrative	14,157	11,443	2,714	23.72%
Research and development	4,530	4,293	237	5.52%
Total operating expenses	18,687	15,736	2,951	18.75%
Loss from operations	(9,317)	(5,541)	(3,776)	68.15%
Change in fair value of convertible debentures	(3,570)	(4,158)	588	(14.14)%
Change in fair value of the common stock purchase warrant liability	(2,067)	(3,616)	1,549	(42.84)%
Net loss	(15,122)	(13,537)	(1,585)	11.71%
Net loss income per common share	$(1.03)	$(0.99)	$(0.04)	4.04%

Revenues

	Year Ended December 31,
	2025	2024
Machines:
MRHs	$25,398	$25,325
AMPs	7,637	3,090
Used	1,925	3,174
Parts	9,501	8,358
Shipping	1,760	1,817
Service	720	660
Subscription revenue	237	53
	$47,178	42,477

	Year Ended December 31,
	2025	2024
Number of Machines Sold:
MRHs	68	72
AMPs	52	23
Used	17	22
	137	117

	Year Ended December 31,
	2025	2024
Average Sales Price:
MRHs	$374	$352
AMPs	$147	$134
Used	$113	$144

Our revenues were $47,178 for the year ended December 31, 2025, compared to $42,477 for the year ended December 31, 2024, an increase of $4,701 or 11.07%. The increase was driven primarily by a $4,547 increase in AMP revenue, a $73 increase in MRH revenue, a $1,143 increase in parts revenue, a $60 increase in service revenue, $184 increase in subscription revenue all offset by a $1,249 decrease in used equipment sales and a $57 decrease in service revenue.

Turf or sod demand is influenced by residential construction activity. As new housing developments are built, developers, landscapers, and sod farms require additional harvesting capacity. During 2025, mortgage interest rates experienced a nominal decrease but remain elevated relative to pre-2022 levels. The elevated mortgage rates (compared to prior years) reduced housing affordability, contributing to weaker housing starts and lower construction activity. As a result, demand for sod harvesting equipment remained flat for 2025 compared to 2024 and softened relative to periods of stronger housing growth.

MRH unit sales were 68 for the year ended December 31, 2025, compared to 72 units for the prior period. Our MRH customers remain cautious in making capex expenditure decisions, particularly considering the ongoing macroeconomic uncertainty, including tariff pressures and persistently elevated mortgage interest rates.

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In contrast, revenue from AMP sales increased by $4,547 during 2025 compared to 2024. Unit sales increased to 52 AMPs from 23 AMPs in the prior year, representing growth of approximately 126.09%. The increase was primarily driven by growing market acceptance of the Company’s autonomous mowing technology, increased sales and marketing efforts, successful customer demonstrations, and the conversion of a larger sales pipeline into customer orders. In addition, the Company benefited from increased customer awareness resulting from deployments at golf courses, customer referrals, and continued validation of the AMP’s operational and labor-saving benefits.

Used machines consist primarily of turf harvesters that we acquire through open market purchases or accept as trade-ins from customers, including previously sold MRH machines. Sales of used machines fluctuate based on the timing of trade-ins and subsequent resales. These machines are typically purchased by small- to mid-sized turf farms that may not have the capital resources for new equipment, as well as by operators seeking a lower-cost backup machine. For each of the years ended December 31, 2025, and 2024, we sold 17 and 22 used machines, respectively.

Parts and service revenues were $10,221 for the year ended December 31, 2025, an increase of $1,203, or 13.34%, compared to $9,018 for the year ended December 31, 2024. The increase was primarily attributable to the growth in the installed base of operating machines, including approximately 85 additional MRH and used machines operating during 2025. In addition, the weighted average age of the operating fleet increased by approximately four months, resulting in greater demand for replacement parts and maintenance services. The Company also expanded its aftermarket sales efforts through a dedicated, incentive-based sales team focused on increasing sales of consumable and replacement parts, including sod cutting blades, which further contributed to the increase in revenue.

Shipping revenues decreased by $57 or (3.14%) for the year ended December 31, 2025, compared to the prior-year period. The decrease was primarily attributable to changes in the mix of units shipped. During 2025, the Company shipped nine fewer MRH and used machines, which generally generate higher shipping revenues due to their larger size and weight compared to AMP units. In addition, during most of 2025 and all of 2024, the Company utilized its own transportation assets to deliver AMP units, resulting in lower shipping charges billed to customers than would have been incurred through third-party carriers. As a result, shipping revenue declined modestly compared to the prior year.

Subscription revenues increased $184 for the year ended December 31, 2025 compared to the prior year period. The increase is due primarily to the increasing number of AMPs being sold. As of December 31, 2025, the total cumulative AMPs sold with a subscription was 74 units compared to total cumulative AMPs sold with a subscription of 22 as December 31, 2024. The subscription revenue is deferred over the annual contract term and recognized each month.

Cost of Revenues

Cost of revenues was $37,808 for the year ended December 31, 2025, compared to $32,282 for year ended December 31, 2024, an increase of $5,526, or 17.12%. The increase was driven primarily by the following:

i.	Machine costs increased $5,899, primarily due to:

a.	A $3,597 increase associated with the production and sale of 29 additional AMP units, as well as higher purchased and fabricated parts costs resulting from supplier price increases (including approximately $236 attributable to tariffs), $155 in inventory write down for obsolescence, $16 in tools and consumables and increased internal fabrication labor costs;
b.	An $844 increase in compensation and related benefits due to the addition of manufacturing personnel to support AMP production and annual compensation adjustments; and
c.	A $471 increase in warranty expense, reflecting both higher AMP unit sales and growth in the installed base of machines in operation; partially offset by
d.	An $816 increase in rent, facility operating costs, and related depreciation and repairs.

ii.	Used equipment costs decreased $1,089, primarily due to the differences in the number and mix of models of used machines sold during each period.

iii.	Parts costs increased $729, primarily due to higher parts sales volume, supplier price increases on certain components, and increased fabrication labor costs associated with the production of replacement parts. The increase was generally consistent with the growth in parts and service revenues during the period.

iv.	Shipping and service costs decreased $9 and $4, respectively, primarily due to changes in product mix and delivery logistics. The Company shipped a higher proportion of AMP units during 2025, which generally require lower shipping expenditures than larger MRH and used machines.

Operating Expenses

Our operating expenses were $18,687 for the year ended December 31, 2025, compared to $15,736 for the year ended December 31, 2024, an increase of $2,951, or 18.75%. The increase is consistent with our strategic initiatives to expand our product offerings and scale our commercial operations, particularly related to our AMP platform, to compete more effectively within the broader golf course and sports turf markets.

i.	Sales and marketing expenses increased by $710, primarily due to a $575 increase in salaries, wages, and benefits resulting from the addition of sales personnel and support staff to support the continued growth of AMP sales, as well as annual compensation adjustments. Travel and related expenses increased by $78, reflecting expanded AMP demonstration activity throughout the United States and participation in industry trade shows. Membership and promotional expenses increased by $40, while other miscellaneous expenses, including postage, software subscriptions, and office supplies, increased by $17.

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ii.	General and administrative expenses increased by $1,635, primarily due to a $1,036 increase in salaries, wages, and benefits associated with the addition of administrative personnel and annual compensation adjustments. Professional fees increased by $1,240, including $1,118 of costs related to the withdrawn initial public offering. Corporate insurance expense increased by $42, office, postage, and communication expenses increased by $23, and bank fees and other miscellaneous office expenses increased by $17. These increases were partially offset by a $401 decrease in building and facility expenses, a $287 decrease in accrued sales tax expense, and a $35 decrease in travel and entertainment costs.

iii.	Service expenses increased by $454, primarily due to a $258 increase in salaries, wages, and benefits associated with hiring additional service technicians to support the growing installed base of AMP machines, as well as annual compensation adjustments. Travel expenses increased by $147 as service personnel travelled to customer locations to perform maintenance and support activities. Communication expenses increased by $39, and office, shipping, and postage expenses increased by $13. These increases were partially offset by a $3 decrease in conference and membership fees.

iv.	Research and development expenses increased by $270, primarily due to a $70 increase in salaries, wages, and benefits associated with additional labor required to support the AMP rollout, as well as annual compensation adjustments. Project-related expenses increased by $106, software and data communication costs increased by $69, professional fees increased by $40, and facility expenses increased by $34. Office, shipping, and computer expenses increased by $8. These increases were partially offset by a $57 decrease in travel, meals, and entertainment expenses.

Interest Income

Interest income was $32 for the year ended December 31, 2025, compared to $25 for the year ended December 31, 2024, an increase of $7, or 28.00%. The increase was primarily due to the timing of cash deposits and higher average savings account balances during the 2025 period.

Interest Expense

Interest expense was $128 for the year ended December 31, 2025, compared to $235 for the year ended December 31, 2025, a decrease of $107, or (45.53%). The decrease was primarily due to the timing of amortization of debt issuance costs, repayments of notes payable, and the maturity of certain notes during the period.

Change in Fair Value of Convertible Debentures

The change in fair value of convertible debentures resulted in a loss of $3,570 for the year ended December 31, 2025, compared to a loss of $4,158 for the year ended December 31, 2024, representing a decrease in expense of $588, or (14.14%).

We record our convertible debentures at fair value upon issuance, with subsequent changes in fair value recognized in the statement of operations each reporting period. The change in fair value for the year ended December 31, 2025, was primarily driven by the issuance of a $2,000 convertible debenture and updated valuations of all outstanding convertible debentures, reflecting current market conditions and revised valuation assumptions.

These fair value adjustments are non-cash in nature but may result in significant volatility in our reported results of operations.

Change in Fair Value of the Common Stock Purchase Warrant Liability

The change in fair value of common stock purchase warrant liabilities resulted in a loss of $2,067 for the year ended December 31, 2025, compared to a loss of $3,616 for the year ended December 31, 2024, representing a favorable change of $1,549 or (42.84%).

We record common stock purchase warrant liabilities at fair value upon issuance, with subsequent changes in fair value recognized in the statement of operations each reporting period. The change in fair value for the year ended December 31, 2025 was primarily driven by the issuance of two warrants (convertible into 363,722 common stock shares) and updated valuations of all outstanding warrants, reflecting current market conditions and revised valuation assumptions, as well as the impact of warrants issued in connection with convertible debenture financings.

These fair value adjustments are non-cash in nature but may result in significant volatility in our reported results of operations.

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Liquidity and Capital Resources

Historically, we funded our operations through the reinvestment of free cash flows generated from our business operations, issuance of common stock to private friend and family investors, borrowings from term loans, and issuance of convertible debentures.

As of September 30, 2026, we had $1,469 in cash and ($2,506) in current working capital (representing total current assets minus total current liabilities), compared to $3,326 in cash and restricted cash and ($2,036) in current working capital as of December 31, 2025. During 2026 and 2025 (and as explained elsewhere in this document), we issued convertible debentures. During 2026, we issued the following debentures:

●	In February 2026, we entered into a $2,000 convertible debenture agreement with an annual interest rate of 15.00% per annum and maturing on January 31, 2028. In connection with the additional borrowing, we issued warrants to purchase 181,861 shares of our common stock at $0.01. The convertible debenture converts into shares of our common stock at a conversion price equal to the lesser of (i) $5.5674 per share and (ii) 85.00% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share.

●	In June 2026, we entered into a $3,000 convertible debenture agreement with an annual interest rate of 15.00% per annum and maturing on January 31, 2028. In connection with the additional borrowing, we issued warrants to purchase 272,793 shares of our common stock at $0.01. The convertible debenture converts into shares of our common stock at a conversion price equal to the lesser of (i) $5.5674 per share and (ii) 85.00% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share.

Our outstanding convertible debentures include customary covenants and events of default, including, but not limited to, a covenant to maintain minimum operating cash flow of at least negative $650 during any three consecutive months. Historically, we have not been able to comply with such minimum cash flow covenants and may not be able to comply in the future. Additionally, without the holders’ approval, we previously amended and restated our Certificate of Incorporation to increase the number of authorized shares of common stock and amended our 2016 Stock Plan to increase the number of shares available for future grant from 5,000,000 to 7,235,215. While the holders waived such breaches, including our noncompliance with the minimum operating cash flow covenant, in September 2026, there can be no guarantee that the holders will continue to provide such waivers if we continue to fail to meet such minimum cash flow covenants, or other covenants under the Debentures. If we are in default under the Debentures and the holders declare the outstanding balances immediately due and payable, we may not have sufficient funds to satisfy such obligations and may need to seek additional waivers or pursue a reorganization proceeding under applicable bankruptcy or insolvency laws. In the event we need to seek additional waivers, the holders of the Debentures may require us to provide consideration for such waivers, including, but not limited to, issuing additional warrants or amending the terms of the Debentures to be more favorable to the holders. As a result of the waivers received, we were in compliance with the covenants under our Debentures as of September 30, 2026.

Cash Flows

Comparisons of Nine Months ended September 30, 2026 and 2025

	Nine Months Ended September 30,
	2026	2025
Net cash (used in) provided by:
Operating activities	(6,709)	(1,279)
Investing activities	(263)	(354)
Financing activities	5,115	1,467
	$(1,857)	$(166)

Cash Flows from Operating Activities

For the nine months ended September 30, 2026, the net cash used by our operating activities was $6,709, compared to net cash used by operating activities of $1,279 for the nine months ended September 30, 2025, an increase in cash used of $5,430 or 424.55%.

Operating cash flows for the nine months ended September 30, 2026, were positively impacted by a $3,118 decrease in accounts receivable, a $420 decrease in prepaid expenses, a $2,084 increase in accounts payable, and a $1,539 increase in accrued and other current liabilities. These favorable changes were partially offset by a $486 increase in inventory, a $3 increase in other current assets, a $2,145 decrease in customer deposits, and a $514 decrease in lease liabilities. Operating cash flows were impacted by non-cash items, including changes in the fair value of convertible debentures, changes in the fair value of common stock purchase warrant liabilities, depreciation and amortization expense, and stock-based compensation expense.

The decrease in accounts receivable was primarily attributable to the timing of customer payments related to MRH and AMP machine sales. Prepaid expenses decreased primarily due to the amortization of prepaid corporate insurance and the utilization of other prepaid deposits incurred in the normal course of business. The increase in accrued and other current liabilities relates to the additional deferred AMP subscription revenues and warranty accrual for the additional machines sold. The increase in accounts payable was primarily attributable to the timing of payments to suppliers for materials purchased to support operations.

The increase in inventory was primarily a result of the increased AMP production and sales during the period. Customer deposits decreased as machine deposits previously received were applied to MRH and AMP machine invoices for units shipped during the quarter. The lease liability decreased due to contractual lease payments and to the maturing of certain equipment leases.

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Cash Flows from Investing Activities

For the nine months ended September 30, 2026, the cash used in our investing activities was $263, compared to the cash used in investing activities of $354 for the nine months ended September 30, 2025, a decrease of $91 or (25.71)%. For the nine months ended September 30, 2026, we purchased vehicles, trailers, and other assets to support our growing operations. Intangible assets increased because of applying for additional patents.

Cash Flows from Financing Activities

For the nine months ended September 30, 2026, the cash provided by our financing activities was $5,115, compared to net cash provided by our financing activities of $1,467 for the nine months ended September 30, 2025, an increase of $3,648 or 248.67%.

During the nine months ended September 30, 2026, the Company received $5,000 in proceeds from the issuance of a convertible debenture, $302 in proceeds from notes payable related to the financing of vehicles and software and $66 in proceeds from the issuance of common stock as a result of the exercise of stock options. These cash inflows were partially offset by $252 in principal payments on notes payable.

Comparisons of Years ended December 31, 2025 and 2024

	Year Ended December 31,
	2025	2024
Net cash provided by (used in):
Operating activities	(764)	(4,825)
Investing activities	(868)	(492)
Financing activities	2,371	5,215
	$739	$(102)

Cash Flows from Operating Activities

For the year ended December 31, 2025, the net cash used in our operating activities was $764, compared to net cash used in operating activities of $4,825 for the year ended December 31, 2024, an improvement of $4,061 or (84.17%).

Operating cash flows for the year ended December 31, 2025, were positively impacted by an $874 decrease in accounts receivable, a $2,645 increase in accounts payable, a $1,982 increase customer deposits, a $1,267 increase in accrued and other current liabilities. These favorable changes were partially offset by a $765 increase in inventory, a $332 increase in prepaid expenses and a $573 decrease in lease liability. Operating cash flows were also impacted by non-cash items, including changes in the fair value of convertible debentures, changes in the fair value of common stock purchase warrant liabilities, depreciation and amortization expense, and stock-based compensation expense.

The decrease in accounts receivable was primarily attributable to the timing of customer payments related to MRH and AMP machine sales and increased collection efforts leading up to our year end. Accounts payable increased primarily purchases (partial inventory increase) made in anticipation of the Company’s forecasted 90-day production requirement and receipt extended payment term modifications from certain suppliers. Customer deposits increased as customers placed orders for MRH and AMP machines prior to their fiscal year end. Accrued and other current liabilities primarily due to higher accrued payroll resulting from the timing of year end payroll cutoff, increased product warranty reserves associated with higher machine sales volumes, increased deferred subscription revenue, and the accrual of costs related to the Company’s proposed initial public offering that was not completed during 2025.

Inventory increased primarily due to purchases of raw materials to support the anticipated 90-day production schedule. Prepaid expenses increased as a result of routine prepaid expenditures incurred in the normal course of business. Lease liabilities decreased primarily due to scheduled lease payments made during the year.

Cash Flows from Investing Activities

For the year ended December 31, 2025, the cash used in our investing activities was $868, compared to the cash used in investing activities of $492 for the year ended December 31, 2024, an increase of $376 or 76.42%.

During the year ended December 31, 2025, the Company invested $164 in vehicles, $161 in machinery and equipment, $449 in AMP customer demonstration machines, and a net $45 in software purchases. These investments were made to support the Company’s continued growth, expand its demonstration fleet, enhance manufacturing capabilities, and improve operational infrastructure.

Cash Flows from Financing Activities

For the year ended December 31, 2025, the cash provided by our financing activities was $2,371, compared to net cash provided by our financing activities of $5,215 for the year ended December 31, 2024, a decrease of $2,844 or (73.71%).

During the year ended December 31, 2025, the Company received $2,000 in proceeds from the issuance of a convertible debenture, $320 from the issuance of convertible notes, and $504 in proceeds from notes payable related to the financing assets used in operations. These cash inflows were partially offset by $504 of principal payments on notes payable.

The decrease in cash provided by financing activities compared to the prior year was primarily attributable to lower proceeds from financing transactions. During 2024, the Company completed several financing transactions that generated substantially higher cash proceeds than those completed during 2025.

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Going Concern Analysis

Under the rules of ASC Subtopic 205-40 “Presentation of Financial Statements-Going Concern” (“ASC 205-40”), the Company is required to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that these consolidated financial statements are issued or available to be issued. This evaluation takes into account the Company’s current available cash and projected cash needs over the one-year evaluation period but may not consider things beyond its control.

The Company has experienced operating losses due primarily to research and development expense related to the design, testing, and manufacturing of our AMPs, selling, general, and administrative expense as we have sought to ramp up and establish our business, used cash from operations, and relied on the capital raised from friends, family and related parties and institutional financing to continue ongoing operations. We may or may not be able to raise additional capital or obtain additional institutional financing due to future economic conditions. In particular, the lending criteria are currently tightening in the U.S., and we have experienced a decline in demand for our M products, due to continuing declines in the new housing market and higher interest rates. These factors, when considered in the aggregate, raise substantial doubt about our ability to continue as a going concern within one year of the date these consolidated financial statements are issued. In response to these conditions, our management has prepared the financing plan described below.

Management considers the conditions outlined above as the most significant factors in raising substantial doubt about our ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued. Management’s mitigating plans include: (1) raising additional liquidity through an equity raise in the public capital markets or through friends and family, (2) evaluating operating expenses and developing a plan to reduce expenditures without negatively impacting current operations, (3) placing a strategic focus on increasing sales with prime MRH customers and selling our AMPs to private and public golf courses and sports field parks, and (4) making strategic price increases on both our MRHs and AMPs. No assurances can be given that we will be successful raising funds through an initial public offering or through other debt or equity financing, or that we will be successful in reducing operating expenses or increasing machine sales with increased prices.

We will need additional sources of capital to continue funding our operations. Our significant projected cash commitments relate primarily to debt service and operating expenses. These debt service and operating expenses include the convertible debentures, notes payable and lease obligations payable. The notes payable and lease obligations payable require monthly cash payments. This assumes (1) the interest on the convertible debentures will continue to be accreted to the debentures’ principal outstanding and not paid in cash, and (2) the debentures will be converted into shares of our common stock at their respective maturity. Over the next twelve months, we expect to finance our operations with operating revenue from our operations and other debt. However, there can be no guarantee that we will be able to obtain additional debt. Based on our current operating plan, we estimate that our existing cash will be sufficient to fund our operations through at least September 30, 2027.

In the event the projected results do not occur, we may have to significantly delay, scale back, or discontinue the development and commercialization of one or more product offerings and other strategic initiatives. Additionally, we would reduce the number of new hires planned for the remainder of 2026 and into 2027 and implement cost reduction measures such as a reduction in headcount and reducing planned sales, marketing, and research and development expenses among other cost reduction measures. Even with these measures, there is no assurance that our cash from operations would be sufficient to continue operating for the next twelve months.

Material Cash Requirements for Known Contractual and Other Obligations.

We may, from time to time, be subject to various contractual commitments and obligations in the normal course of business. As of September 30, 2026, we had no material pending legal proceedings, claims, or litigation that would have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

In October 2018, we entered into an operating lease for our corporate headquarters and manufacturing facility, which was subsequently amended in January 2024. The lease expires in April 2031. The monthly lease payments range between approximately $91 to $116 over the term of the leases. In addition, we have entered into finance leases for various vehicle, trailer and manufacturing equipment. The monthly lease payments are approximately $19. See Note 8 – Leases, to our audited consolidated financial statements for additional details related to our operating and finance leases.

We generally require a cash deposit of 10% of the contract price when we accept a customer order for an MRH machine. The deposit is applied to the invoice when the machine is completed and invoiced. We do not require deposits for AMP machines.

We must determine which of our customers are exempt from sales tax because the customer is a reseller or self-assesses and direct pays to states and other jurisdictions on purchases the customer makes from us. These determinations contain estimates and are subject to judgment and interpretation by us and respective taxing authorities in various states and other jurisdictions, which could result in recognizing materially different amounts in future periods. Periodically, we are subject to individual state sales tax audits.

We issue purchase orders for parts and materials at agreed upon prices from key vendors. The lead times for delivery can range from a few days to over a year. The purchase quantities could vary according to production demands at our discretion. These are not recorded as liabilities on our balance sheet until the purchased items are received.

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Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. When we prepare these consolidated financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Some of our accounting policies require that we make subjective judgments, including estimates that involve matters that are inherently uncertain. We base our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

The critical accounting policies and estimates, assumptions and judgments that we believe have the most significant impact to the preparation of our consolidated financial statements are described below. See Note 2 - Basis of Presentation and Summary of Significant Accounting Policies to our consolidated financial statements included elsewhere in this prospectus for more information.

Inventory

Our inventory consists of purchased and fabricated parts, work in process, completed and used machines. Completed machines are AMPs or MRH machines that are waiting to be shipped. Used machines are generally turf harvesters we have purchased on the open market or taken in as a trade in. The inventory is valued at the lower of historic cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Historic inventory costs are calculated on a first-in-first-out basis or specific cost. We record inventory write-downs for excess or obsolete inventories based upon assumptions on current and future demand forecasts.

Convertible Debentures

The fair value of the convertible debentures are determined using a straight debt plus call option methodology. This is a hybrid methodology which includes a discounted cash flow analysis to fair value the debt component of the note and a Black-Scholes option pricing method to determine the fair value of any upside in excess of principal and accrued interest that may be available to holders upon conversion. Given the highly subjective and complex nature in constructing such models, we engaged an independent valuation firm to confirm the model’s proper application based on management’s selected inputs and assumptions.

The discounted cash flow analysis and Black-Scholes pricing model requires management to exercise judgment in selecting inputs and making highly subjective and often complex assumptions, including the fair value of our common stock, the expected term of the convertible debentures, stock price volatility, and anticipated dividend yield.

While our common stock is not currently listed on a public exchange, we have a well-established history of issuing common stock through private placements to independent, accredited investors. These transactions are conducted at arm’s length and are considered to be representative of fair value in accordance with ASC 820, which defines fair value as the price that would be received in an orderly transaction between market participants at the measurement date. As a result, in the past, we relied on these private placements to determine the estimated fair value of our common stock, a key input in the Black Scholes model. For example, in 2024, we issued 196,153 and 584,281 shares of common stock at prices of $5.71 and $5.77 per share, respectively, to more than 115 individual investors, and in 2023, 271,573 shares were issued at $5.71 per share to over 35 investors. Based on these transactions, we concluded that a fair value range of $5.71 to $5.77 per share was appropriate for use in the Black-Scholes model. Historically, we have not engaged a valuation specialist to independently assess the fair value of our common stock for these purposes but the valuation firm we engaged to confirm the model also confirmed our most recent valuation of $5.77 per share. Upon commencement of public trading, we will utilize the quoted market price on the exchange as the basis for determining the fair value of our common stock.

Since our common stock does not have a public trading history on a stock exchange, we derived the expected volatility based upon the weighted average historical stock volatilities of six companies, that we consider to be comparable to our business, whose stock is actively traded on a recognized stock exchange. We believe this represents management’s best estimate of expected volatility. We intend to continue to consistently apply this process using the same or similar companies to estimate the expected volatility until sufficient historical information regarding the volatility of the share price of our common stock becomes available once the underlying common stock shares are traded on a recognized stock exchange. The expected term represents the time our convertible debentures are expected to be outstanding.

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The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximating the convertible debentures’ expected term. The expected dividend yield rate is zero, as we have never declared or paid cash dividends and have no current plans to do so in the foreseeable future.

Common Stock Purchase Warrants

The fair value of our common stock purchase warrants is estimated on the issuance date using the Black-Scholes option pricing model. This model requires management to exercise judgment in selecting inputs and making highly subjective and often complex assumptions, including the fair value of our common stock, the expected term of the warrants, stock price volatility, and anticipated dividend yield. Given the highly subjective and complex nature in constructing such models, we engaged an independent valuation firm to confirm the model’s proper application based on management’s selected inputs and assumptions.

While our common stock is not currently listed on a public exchange, we have a well-established history of issuing common stock through private placements to independent, accredited investors. These transactions are conducted at arm’s length and are considered to be representative of fair value in accordance with ASC 820, which defines fair value as the price that would be received in an orderly transaction between market participants at the measurement date. As a result, in the past, we relied on these private placements to determine the estimated fair value of our common stock, a key input in the Black Scholes model. For example, in 2024, we issued 196,153 and 584,281 shares of common stock at prices of $5.71 and $5.77 per share, respectively, to more than 115 individual investors, and in 2023, 271,573 shares were issued at $5.71 per share to over 35 investors. Based on these transactions, we concluded that a fair value range of $5.71 to $5.77 per share was appropriate for use in the Black-Scholes model. Historically, we have not engaged a valuation specialist to independently assess the fair value of our common stock for these purposes, but the valuation firm we engaged to confirm the model also confirmed our most recent valuation of $5.77 per share. Upon commencement of public trading, we will utilize the quoted market price on the exchange as the basis for determining the fair value of our common stock.

Since our common stock does not have a public trading history on a stock exchange, we derived the expected volatility based upon the weighted average historical stock volatilities of six companies, that we consider to be comparable to our business, whose stock is actively traded on a recognized stock exchange. We believe this represents management’s best estimate of expected volatility. We intend to continue to consistently apply this process using the same or similar companies to estimate the expected volatility until sufficient historical information regarding the volatility of the share price of our common stock becomes available once the underlying common stock shares are traded on a recognized stock exchange. The expected term represents the time our common stock purchase warrants are expected to be outstanding.

The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximating the common stock purchase warrants’ expected term. The expected dividend yield rate is zero, as we have never declared or paid cash dividends and have no current plans to do so in the foreseeable future.

Stock Based Compensation

The fair value of common stock options granted is estimated on the date of issuance using the Black-Scholes option pricing model, as described above with respect to the Common Stock Purchase Warrants.

Similar to the process used for the convertible debentures and common stock purchase warrants described previously, we derived the expected volatility from the average historical stock volatilities of several public peer companies that we consider to be comparable to our business. The expected term represents the average time our stock-based awards are expected to be outstanding. As a significant number of our stock option awards are not yet exercisable, we do not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. As a result, we estimated the expected term based on the weighted average midpoint of expected vest date and expiration date. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for zero-coupon U.S. Treasury notes with maturities approximating the stock options’ expected term. The expected dividend yield rate is zero,

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The actual estimates used can be found in Note 14 – Stock Based Compensation in the annual audited consolidated financial statements elsewhere in this prospectus.

In March 2026, the Company granted shares of restricted common stock under the FireFly Automatix, Inc. 2016 Stock Plan. The restricted stock awards are subject to a performance-based vesting condition. The awards become fully vested upon the earlier of (i) a Change in Control of the Company or (ii) the Company’s achievement of a Public Company Date, which includes the completion of an initial public offering, direct listing, de-SPAC transaction, or listing on a national securities exchange. Such event must occur on or before March 20, 2028. If neither event occurs by such date, all unvested shares are forfeited without consideration.

The Company accounts for these awards in accordance with ASC 718, Compensation—Stock Compensation. Compensation cost is recognized when achievement of the performance condition is considered probable and is recognized over the requisite service period through the expected vesting date.

Recent Accounting Pronouncements

We monitor Accounting Standard Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”) and other authoritative guidance, evaluating their applicability to our to our consolidated financial statements.

Recently Adopted

ASU 2023-09 requires enhanced income tax disclosures, including additional disaggregated information related to the effective tax rate reconciliation, the underlying nature and category of individual reconciling items, and income taxes paid by jurisdictions. We adopted ASU 2023-09 prospectively in the 2025 fourth quarter for the disclosures presented in Note 16.

In July 2025, the FASB issued Accounting Standards Update 2025-05, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”). ASU 2025-05 provides a practical expedient that all entities can use when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue from Contracts with Customers. Under this practical expedient, an entity is allowed to assume that the current conditions it has applied in determining credit loss allowances for current accounts receivable and current contract assets remain unchanged for the remaining life of those assets. Entities that elect the practical expedient and, if applicable, make the accounting policy election are required to apply the amendments prospectively. The Company adopted ASU 2025-05 effective January 1, 2026. The adoption of this new accounting standard did not have a material impact on the Company’s Condensed Consolidated Financial Statements.

Not Yet Adopted

In December 2025, the FASB issued ASU 2025-10 (Topic 832): Accounting for Government Grants Received by Business Entities. This update establishes guidance on the recognition, measurement and presentation of government grants received by business entities including grants related to the purchase, construction or acquisition of an asset and grants related to income. The update is effective for fiscal years beginning after December 15, 2028, including interim periods within those fiscal years. Early adoption is permitted. We do not expect this ASU to have a significant impact on our Consolidated Financial Statements.

In September 2025, the FASB issued ASU 2025-07 (Topics 815 and 606): Derivatives and Hedging: Derivatives Scope Refinements and Revenue from Contracts with Customers: Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract. This update expands the scope exception in Topic 815 to certain nonexchange-traded contracts for which settlement is based on operations or activities specific to one of the parties to the contract. The update is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. We are evaluating if the ASU will have an impact on our Consolidated Financial Statements.

In September 2025, the FASB issued ASU 2025-06 (Subtopic 350-40): Intangibles - Goodwill and Other - Internal-Use Software: Targeted Improvements to the Accounting for Internal - Use Software. This update clarifies and modernizes the accounting for costs related to internal-use software by removing all references to project stages and clarifying that the probable - to-complete threshold is not met if significant development uncertainty exists. The update is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years. Early adoption is permitted. We do not expect this ASU to have a significant impact on our Consolidated Financial Statements.

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In November 2024, the FASB issued ASU 2024-03 (Subtopic 220-40): Income Statement: Reporting Comprehensive Income - Expense Disaggregation Disclosures which requires disaggregation of certain expense captions into specified categories in disclosures within the Notes to the Consolidated Financial Statements. The new disclosure requirements are effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. We are evaluating these new expanded disclosure requirements.

Emerging Growth Company

We are an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that (i) we are no longer an emerging growth company or (ii) we affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates. We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for private companies.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined in Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Internal Control Over Financial Reporting

We have been a private company with limited accounting personnel to adequately execute our accounting processes and limited supervisory resources with which to address our internal control over financial reporting. In connection with the audits of our consolidated financial statements as of and for the years ended December 31, 2025 and 2024, we identified material weaknesses (defined as a deficiency or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis) in our internal control over financial reporting that we are currently working to remediate, which relate to: (a) an ineffective control environment, including an insufficient number of personnel with an appropriate level of knowledge and experience to create the proper environment for effective internal control over financial reporting, as well as the other components of the COSO framework, including appropriate risk assessment, control activities, information and communication, and monitoring activities; (b) ineffective controls for information systems supporting our key financial reporting processes; and (c) ineffective process-level controls. We have concluded that these material weaknesses in our internal control over financial reporting occurred because we did not have the necessary business processes, personnel and related internal controls to operate in a manner to satisfy the accounting and financial reporting timeline requirements of a public company. Please see the section titled “Risk Factors -We have identified material weaknesses in our internal control over financial reporting, and the failure to achieve and maintain effective internal controls over financial reporting could harm our business and negatively impact the value of our common stock.” for additional information.

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We have taken and will continue to take actions to remediate these material weaknesses, including:

●	Reviewing and implementing segregation of duties within the Acumatica system, including controls over banking activities and the recording of journal entries, among other things;

●	Conducting monthly reviews of general ledger account reconciliations and financial statements by executive management.

●	Implementing additional review of controls and procedures to ensure timely account reconciliations and analysis of certain transactions and accounts, and

●	Planning to engage a third-party business consulting firm to assist in the design and implementation of controls and remediation of control gaps.

We believe we are making progress toward achieving effectiveness of our internal control over financial reporting. The actions that we are taking are subject to ongoing management review and audit committee oversight. We will not be able to conclude whether the steps we are taking will fully remediate the material weaknesses in our internal control over financial reporting until we have completed our remediation efforts and subsequently evaluated their effectiveness. We may also conclude that additional measures are required to remediate the material weaknesses in our internal control over financial reporting.

Although we plan to complete this remediation process as quickly as possible, we cannot, at this time, estimate how long it will take. We provide no assurance that the measures we have taken to date and may take in the future will be sufficient to remediate the control deficiencies that led to these material weaknesses in internal controls.

In accordance with the provisions of the JOBS Act and the Sarbanes-Oxley Act, we and our independent registered public accounting firm were not required to, and did not, perform an evaluation of our internal control over financial reporting as of December 31, 2025 and 2024, or any subsequent period. However, as described above, we have identified material weaknesses in our internal control over financial reporting.

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BUSINESS

Company Overview

FireFly is an innovative agricultural technology and robotics company with a primary focus on providing autonomous and semi-autonomous robotics for the golf and turf care ecosystem. We manufacture and commercialize robotics systems that incorporate autonomous mobility, electric vehicle (“EV”) and hybrid drive technology, and artificial intelligence (“AI”) and machine learning (“ML”) capabilities. Our robotics systems solve significant financial, environmental, labor, and productivity challenges in precision turf management as the premier technology supplier for golf courses, sports fields, turf farms, and related public and private applications. Our mission is to leverage the integration of our hardware and software platforms to deliver a comprehensive suite of robotics solutions that serve the full spectrum of groundskeeping and turf management needs. We believe we have assembled a highly qualified team with extensive experience in the robotics and agricultural technology (“AgTech”) arena and complementary fields, to support our business strategy, and are committed to continuously strengthening our culture of innovation, quality, and excellent customer service. We design, develop, and manufacture our robotics systems in the United States.

Our Business

We are a growth-oriented robotics company with internally developed proprietary software and patented mechatronic systems. Our technology is integrated into our Autonomous Electric Vehicle (“AEV”) robotic mowers; the Autonomous Mowing Platform (“AMP”), including our AMP-L100 and AMP-X100 robots; and our Manned Robotic Harvester (“MRH”). We also sold our M220 automated mower from 2019 through 2023. Our prospective development pipeline includes additional autonomous turf solutions under development, that leverage our hardware and software platforms, including the AMP-X60 and AMP-X90 platforms, a greens roller, a bunker rake, and a fairway sprayer among others.

Our American-made robotics are sold directly to customers and are complemented by a suite of services that support product deployment and maintenance. Our vertically integrated platform is founded in proprietary software technology, including data analytics and cloud-based systems, and in-house mechanical research and development, enabling us to iterate disruptive robotics with shortened time to market. We believe this integrated model results in structural cost advantages and a self-reinforcing growth dynamic. It has enabled several advances including the adoption of servo electric motion control technology by our AEV robotic mowers, previously used to automate our MRH systems. The design, development, and manufacturing of our robotic systems is entirely conducted from our 108,500 square foot Salt Lake City, Utah facility.

Golf courses in the United States, Australia, Canada, and Mexico are actively being maintained by our AMP machines, delivering cost savings and allowing groundskeepers to reallocate time and resources to other aspects of course maintenance. As of September 30, 2026, we have an estimated combined total of over 960 AMPs, MRH, and M220 machines in service throughout the world, resulting in a compounded annual growth rate (“CAGR”) of approximately 29.8% from 76 machines deployed as of December 31, 2016.(1) Our industrial, self-driving, large-area AEV robotic AMPs are specifically designed for the unique requirements of the golf course (of which there are over 38,000 estimated in the world (2)), sports field, municipal, real estate, and turfgrass mowing markets. Our AMPs provide a unique mowing approach that is both environmentally and economically sound.

(1) We calculate CAGR by taking the cumulative units sold as of September 30, 2026, dividing it by the cumulative units sold as of December 31, 2016, raising the result to the power of one divided by the number of years in the measurement period (9.75), and then subtracting one.

(2) Source: Leading Courses, “How Many Golf Courses Are in the World,” July 2024.

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The AMP-L100 is our first robotic mower, a reel mower for shorter heights-of-cut, which we introduced in 2023 and began selling in 2024. The AMP-X100 is our second AEV robotic mower, a rotary mower for longer heights-of-cut, which we introduced in January 2026 and plan to begin selling in late 2026. These robots are powered by our full autonomy software stack which we brought in-house in 2020. Our first autonomous mower prototype, the M220, married hybrid diesel-electric automation with full autonomy through a third-party system and began to be developed in 2018. As of September 30, 2026, our AMPs have autonomously mowed over 150,000 acres. We have delivered approximately 169 AMPs as of September 30, 2026. As of September 30, 2026, we had an order backlog of 63 AMPs. The following chart provides a summary of AMP deployments by quarter for 2024, through September 2026:

In addition to our AMPs, our MRH machines combine performance, utility and efficiency in the demanding turf farm segment, where turfgrass must typically be harvested and shipped within a very short period of time. We estimate that our worldwide fleet of MRH machines is capable of cutting over 10,750 pallets of turf each day across the world.

We have MRH machines operating in the United State and throughout the world in Australia, the United Kingdom, Brazil, Canada, South Africa, Israel and Mexico.

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We estimate the TAM for our AMPs and MRH machines using publicly available information regarding the number of relevant sites, including golf courses, airports, municipal parks, public schools, and sod farms, where we believe our AMPs and MRH machines could be utilized. We also use internally developed assumptions relating to the number of machines that we expect would be used at such sites, based on our experience with existing customers and data available from our AMPs and MRH machines operating in the field, along with our anticipated average selling price of our machines over the near future. We then calculate the TAM as the aggregate amount if all the machines in the identified markets were replaced with our AMPs or MRH machines, as applicable, by taking the aggregate number of machines available in each applicable market and multiplying it by the average selling price of our machines. The following table provides a summary of our calculation of our TAMs, based on the inputs described.

		Estimated Average No. of Machines (i)		Estimated Total Addressable Market ($ in thousands) (i)
Industry	Number	Low	High	Low	High	Average
Golf Course Total Addressable Market
Golf Courses (a)	38,000	152,000	171,000	$24,320,000	$29,925,000	$27,122,500

Precision Mowing Total Addressable Market:
Airfields (b)	36,000	72,000	108,000	$11,520,000	$18,900,000	$15,210,000
City Parks (c)	23,000	5,750	17,250	$920,000	$3,018,750	$1,969,375
U.S Schools (d)	128,000	32,000	96,000	$5,120,000	$16,800,000	$10,960,000
Sod Farms:
United States (e)	1,447	2,894	5,788	$463,040	$1,012,900	$737,970
Canada (f)	247	494	988	$79,040	$172,900	$125,970
Australia (g)	189	378	756	$60,480	$132,300	$96,390
Europe (h)	700	700	2,100	$112,000	$367,500	$239,750
				$18,274,560	$40,404,350	$29,339,455

MRH Machines Total Addressable Market
Sod Farms:
United States (e)	1,447	2,894	5,788	$1,128,660	$2,402,020	$1,765,340
Canada (f)	247	494	988	$192,660	$410,020	$301,340
Australia (g)	189	378	756	$147,420	$313,740	$230,580
Europe (h)	700	1,400	2,800	$546,000	$1,162,000	$854,000
				$2,014,740	$4,287,780	$3,151,260

Source:

(a): July 26, 2024. Leadingcourses.com/inspiration/80325821-e3de-46b7-9932-c3a925f6ac86/how-many-golf-courses-are-there-in-the-world

(b): Airports by Country 2026. https://worldpopulationreview.com/country-rankings/airports-by-country

(c): November 21. 2025. https://www.nature.com/articles/s44284-025-00345-4

(d): March 2025. https://learningpolicyinstitute.org/sites/default/files/2025-03/pub_private_NewJersey_MAP.pdf

(e): Federal Register December 10, 2024. https://www.federalregister.gov/documents/2024/12/10/2024-28389/natural-grass-sod-promotion-research-and-information-order

(f): Statistics Canada Census of Agriculture Tables - 2025. https://www150.statcan.gc.ca/t1/tbl1/en/tv.action?pid=3210003401

(g): June 2026. https://www.turfaustralia.com.au/about-us/

(h): June 2026. https://turfgrassproducers.eu/about-us/

(i): FireFly Management’s estimate based on data from AMPs and MRHs currently operating in the field, as well as customers’ experience.

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Based on these inputs, we believe that these target mowing and turf harvesting markets represent a TAM of approximately $60 billion in total. This is comprised of approximately $27 billion attributable to golf courses, with 38,0006 courses globally and multiple mowers used per course; approximately $29 billion attributable to precision mowing, with 36,000 airfields and airports7, 23,000 city parks8, and 128,000 US schools and campuses9; and approximately $3 billion attributable to turf harvesting, with 2,500 turf farms worldwide10.

We believe that our AMPs and MRH machines provide significant cost savings to our customers. Our AMP robots require no fuel to operate, entirely eliminating fuel expenses in connection with fairway mowing. Once trained on a fairway, the AMPs require no human operator. Our MRH machines only use an average of 2.0 gallons per hour, including both diesel and electric components; in contrast to the estimated average of 4.3 gallons of diesel fuel per hour of operation used by our main competitors. Based on the weekly diesel (on-highway) price published by the U.S. Energy Information Administration (“EIA”) as of September 30, 2026, we believe the efficiency provided by our MRH machines could lower a typical MRH customer’s fuel costs by approximately $15,000 per year. Our MRH machines automate the stacking process, allowing harvesting and stacking to be completed by a single individual. The turf grass harvesters sold by our primary competitors generally require two to three individuals to operate—a driver, and one or two stackers. In some cases, including harvesting more delicate varieties of turf grass, additional labor may be required. We believe that these significant labor-saving efficiencies enable our customers to spend less on fuel and allocate labor to more productive activities. We expect to accelerate deliveries to customers as we increase our production rate.

Our products are designed to accelerate the large-scale adoption of sustainable solutions. To accompany our machines, we have developed a comprehensive portfolio of aftermarket parts. Complementing our machines, our software platform includes proactive service (maintenance and repair) and software services. We expect these services to generate long-term brand loyalty while also creating a recurring revenue stream for each product across its lifecycle.

All sales, deliveries, and service operations are managed in-house without relying on third-party distributors. This direct-to-consumer model combined with our integrated, digital-first strategy is convenient and transparent for customers, efficient and scalable to support our continued growth, and provides best-in-class, uncompromised experience to our customers.

6 Source: Leading Courses, “How Many Golf Courses Are in the World,” July 2024.

7 Source: Airports by Country 2026. https://worldpopulationreview.com/country-rankings/airports-by-country

8 Source: November 21. 2025. https://www.nature.com/articles/s44284-025-00345-4

9 Source: March 2025. https://learningpolicyinstitute.org/sites/default/files/2025-03/pub_private_NewJersey_MAP.pdf

10 Sources: Statistics Canada Census of Agriculture Tables – 2025,
https://www150.statcan.gc.ca/t1/tbl1/en/tv.action?pid=3210003401;

June 2026. https://www.turfaustralia.com.au/about-us/;

June 2026. https://turfgrassproducers.eu/about-us/

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Our vertically integrated platform enables us to provide our diverse offering of highly differentiated products and services as well as our technology-first, direct-to-customer experience. Our ecosystem consists of the following components:

● Robotics. Our machines boast all-electric propulsion, LiDAR obstacle detection, patented steering systems, and teach-and-repeat autonomy for large-scale turf maintenance applications. They are also produced through robotic manufacturing processes.

● Artificial Intelligence and Machine Learning. Our AMP robots also use artificial intelligence and machine learning to set and optimize mowing patterns, identify operating paths, classify objects and obstructions, and collect actionable data.

● Core Enabling Technology Stack. A secure, reliable, scalable combination of hardware and software supported by a cross-disciplinary engineering team and connecting our proprietary in-machine systems, including electronics, battery, electric drive, chassis, and experience management. The stack is highly portable to each robot, allowing for streamlined production and performance.

● Software. Our architecture of interconnected software applications designed to deliver seamless, end-to-end experiences using our FireLink web application. Our software platform enables remote diagnostics, software updates, and remote controls, including machine access.

● Product Development and Operations. Our vertically integrated product development and operations functions include design, development, manufacturing, sales, delivery and service. These distributed functions serve the unique needs of our agricultural and golf course customers. As of May 31, 2026, we had 24 service technicians serving customers across the U.S. and 3 service technicians dedicated to serving our international customers.

● Products and Accessories. Our portfolio is comprised of machines that we believe reimagine the turfgrass harvesting and mowing segments. We expect our products and services will provide us access to new markets and bring new customers into our platform.

● Services. We offer highly tailored and differentiated services that enable near seamless and intuitive experiences throughout the entire product lifecycle. We expect this holistic approach to promote customer satisfaction, create strong brand loyalty, and increase operational efficiency while simultaneously allowing us to capture a greater share of the full lifecycle value.

● Data and Analytics. Our platform is interconnected by our proprietary data and analytics tools. It is comprised of centralized data and analytics tools, providing valuable insights that can be applied to continuously improve platform-wide performance, functionality and uptime to drive increased customer satisfaction.

We plan to utilize this ecosystem to continuously improve our products by adding new capabilities and functionality. Enhanced products will attract more customers, deepen existing customer relationships, and expand our data repository and insights, which we expect will further benefit our customers and our business.

Beyond the benefits of our ecosystem, we believe that our entrepreneurial culture is a competitive advantage. Our strength comes from a diversity of backgrounds, perspectives, talents and approaches, and we work hard to cultivate a culture of collaboration. Our entrepreneurial spirit drives dialogue and exploration in the development process that we believe has produced world-class products and services. This drives innovation and propels continued growth to help us achieve our mission.

Our Products

Our products are organized into two families, AMPs and MRH machines, and are supported by subscription products (“Robotics as a Service or RaaS”), parts sales, and services.

Autonomous Mowing Platform

We currently offer two models of our AMP: (1) AMP-L100 robotic reel mower and (2) AMP-X100 robotic rotary mower. The AMP-X90 robotic rotary mower represents the next evolution of the AMP product line and is expected to replace the AMP-X100 following the completion of field testing and commercialization activities. The key difference between the two models is that the AMP-L100 is a robotic reel mower, for shorter heights-of-cut, while the AMP-X100 is a robotic rotary mower, for longer heights-of-cut.

AMP-L100 AEV Robotic Reel Mower	AMP-X100 AEV Robotic Rotary Mower

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Our AMPs are autonomous robots for professional mowing, equipped with a controller with proprietary algorithms, LiDAR for object detection, and a suite of cameras and sensors. Upon setup at the customer’s location, the AMP simply requires a one-time learning pass around the outer boundary of the area to be repetitively mowed, which we believe is ideal for fairway mowing. Once the robot has learned the boundary, it can generate different mow patterns using our FireLink web application. The customer can then select a starting place on the fairway, select a mow pattern, press play and let the AMP do the rest. The robot will find its way to the start point and start mowing. Customers can then monitor progress of the robot remotely on our web application, FireLink.

Our AMPs are all-electric, powered by a lithium iron phosphate battery, and can operate for four to six hours per charge, which we believe allows our AMPs to mow approximately 20-25 acres during that time. The AMPs operate nearly silently, which enables extended mowing hours, and provide a high-quality precision cut. Our design eliminates the need for an engine, radiator, gas or hydraulics and related components and oil (other than a minimal amount of gear oil), transmission, and hydraulic fluids that are found on traditional lawnmowers, which reduces operating and maintenance costs and eliminates emissions and certain harmful fluid spills, such as the hydraulic oil spill from a traditional mowing machine as shown in the picture below:

The AMPs are connected to our specialized and internally developed web application - FireLink - via cellular networks or Starlink, for autonomy control, and to RTK-corrected GPS for precise positioning. Our patented drive and steering systems provide superior traction while protecting the turf, a critical attribute for self-driving robots and one demanded by our customers.

Both the AMP- L100 and AMP-X100 models cut a 100-inch-wide swath with five cutting decks and we believe they can mow approximately 20-25 acres per charge. The AMP-L100 uses reel cutting technology, which is well regarded for its high quality at low heights-of-cut and is widely used for mowing fairways on golf courses. The AMP-X100 has rotary cutting units, which are more commonly used for taller heights-of-cut, often in sports fields, commercial landscaping, turfgrass farms, and mowing in the “rough” on golf courses. Our nearest competitor’s autonomous mowers generally only provide cutting widths of 60 inches or less.

We market our AMPs primarily through on-site demonstrations, through digital marketing and social media channels, and in industry publications.

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Manned Robotic Harvester

Our MRH machines are purpose-built machines used by turf growers across the world. The MRH machines are designed from the ground-up to be completely computer-controlled or “drive-by-wire.” These software-defined machines can evolve with customer needs over time through software updates. These harvesters also provide IoT connectivity to deliver data and insights into machine health and performance to both the customer and us.

We engineered advanced electrification and control systems to significantly increase productivity, yield, and operational efficiency, which we believe outperform any other technology currently available in the turfgrass market. In a side-by-side demonstration in Ontario, Canada at the September 2024 Nursery Sod Growers Association, we observed that the productivity of the FireFly MRH was 33% higher than competing machines, with significantly higher yield. In another extended comparative demonstration in the U.K. in July 2024, we observed that our MRH machine used 49% less fuel than the competitor, producing 5,182 square feet of grass per gallon of fuel, compared to 2,660 square feet per gallon by the competing harvester.

Our MRH machines are diesel-electric hybrid and self-propelled, shearing and pulling the turf from the ground and cutting it into symmetrical slabs. The slabs are transported up a conveyor, rolled if necessary, and automatically stacked onto a pallet. Prior to automation, turf harvesting was accomplished by manual labor and manually operated mowers. The automated machines have reduced labor, and, according to our customers, turned work done by anywhere from two to ten people into a one-person job.

Because our MRH machines use efficient servo electric systems, significantly lower power is required to harvest the turf. Our hybrid diesel-electric MRH machines use a 74-horsepower turbo-charged 4-cylinder Tier 4 diesel engine. Due to our efficient design, we believe the horsepower requirements are around half of our closest competitors’ machines, which generally use 130 to 140-horsepower engines.

We currently offer two categories of MRH machines:

●	ProSlab Harvester – The ProSlab harvester cuts and layers flat slabs of turf onto a pallet. The pallet is then ejected from the machine onto the ground without slowing or stopping, ready for pickup by the turf grower. This model is conducive to cutting warm-season turf varieties such as Bermudagrass, St. Augustine grass, and Centipedegrass, among others. We provide the option of upgrading the ProSlab’s electrical system, which increases speed and efficiency. We shipped our first ProSlab Harvester in 2012.

●	R300 Roll Harvester – The R300 roll harvester cuts, rolls and stacks the mini-turf rolls onto a pallet. Like the ProSlab harvester, the pallet is discharged out the back of the machine and is ready for easy pickup by the turf harvester. The R300 is best suited for cool-season grasses like Kentucky Bluegrass, Tall Fescue, and Fine Fescue among others. We shipped our first R300 Roll Harvester in 2019.

Subscription Services

We sell subscription services to customers that give them access to performance metrics.

FireLink – FireLink is our web-based fleet management system that connects our customers to their AMPs and facilitates communication between systems. Key operations include scheduling, path determination, mowing patterns, software updates, maintenance requirements, and general communications. We charge a subscription fee for FireLink.

Mercury – Our Mercury data platform allows the transmission of productivity data from machines to customers, helping them to know how their AMP and MRH machines are performing. Key data points include overall equipment effectiveness (“OEE”) data, square feet per hour, weight of the pallets, cumulative pallet counts, harvesting session numbers and more. We plan to sell access to performance metrics as a monthly subscription that we expect will evolve with our ongoing data and analytics learning platforms. This platform represents the foundation for collecting and sharing valuable data with customers, which we believe will create significant economic value. We believe that these metrics provide economic value to customers while also benefiting the environment. For example, these metrics enable precise targeting of fertilizer and water, optimizing growth while minimizing waste. We expect future subscription packages will offer tiered pricing based on the range of services provided.

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Parts, Services, and Other

We sell replacement parts and consumables for systems in both our AMP and MRH machines and provide in-person service support. Our service department, consisting of corporate and regional technicians, provides training and support in person by phone and through remote communication on our web applications.

Development Pipeline

FireFly’s mission is to deliver a comprehensive suite of robotics solutions that serve the full spectrum of groundskeeping and turf management needs. Our product development team is adapting FireFly’s integrated hardware and software platforms to deliver autonomous solutions across the golf course, unlocking additional savings and increasing precision and uniformity. Our current development pipeline includes the following:

●	Autonomous Fairway Sprayer – The autonomous fairway sprayer is expected to provide compelling labor savings and operational efficiency benefits while improving application consistency and precision through autonomous control systems.

●	AMP-X90 Autonomous Rough Mower – The AMP-X90 is designed to be the primary scale machine for autonomous rough mowing. It replaces large manual rotary rough mowers and delivers immediate labor reduction across the highest acreage areas of the golf course. we believe it represents the most intuitive and scalable autonomous purchase, after the AMP-L100, opportunity for superintendents and ownership groups.

●	AMP-X60 Autonomous Rough Mower – The AMP-X60 is designed to complement the AMP-X100 by addressing complex mowing environments, tight transitions, constrained areas, and irregular terrain. Its omnidirectional maneuverability increases autonomy depth and operational flexibility across difficult course layouts.

●	Autonomous Greens Roller. The autonomous greens roller represents our initial controlled entry into greens operations, allowing autonomous interaction with greens surfaces without cutting or chemical application.

●	Autonomous Greens Mower – The Greens Mower is a smaller version of the AMP-L100 roller mower designed for high precision and fine-tuned mowing of greens.

●	Autonomous Electric Bunker Rake – The autonomous bunker rake addresses one of the most repetitive and least desirable labor functions on a golf course while operating with minimal turf risk. We believe this product will serve as both a strong customer trust-builder and an additional validation point for our autonomous operating platform.

Our Competitive Strengths

We designed all aspects of our platform, business model, products, and organization to enable a scalable, customer-centric, and efficient approach resulting in key competitive advantages.

● First-Mover and Deep Domain Expertise. Our talent and know-how provide deep domain expertise, resulting in a rare and unique set of skills that created our AMPs. Our management team has decades of grass growing and harvesting experience, as well as deep engineering expertise across mechanical, software, electric, autonomy and motion control. This expertise allowed us to understand earlier than our competitors the need for and advantages of electrification, resulting in our AMPs and MRH machines which introduce a much larger addressable market segment of golf courses and precision mowing. Our intellectual property portfolio and years of deep expertise in automation provide us with a significant first-mover advantage.

● FireFly Ecosystem. We design, develop, manufacture and sell in-house in our 108,500 square foot facility located in Salt Lake City, Utah. We control most of our manufacturing (end-to-end) in-house. We employ a Kanban inventory control system to manage over 17,500 individual components on a daily basis. We strive to provide an ecosystem of solutions to our end users, consisting of hardware, software, parts supply, onsite and helpdesk service, ongoing schools and training, and video-based training and updates. We also provide certain data back to the end-users in the form of a KPI database that allows operators to track and monitor performance.

● Entrepreneurial Culture. We believe that our entrepreneurial culture is one of our most durable competitive advantages. Everything from the way we recruit to our transparent way of communicating, is in service of making our business the company passionate professionals join to learn, grow, and do meaningful work.

● Direct Customer Relationships. Our ongoing commitment to listening to the problems of our customers and incorporating their feedback into our platform is an important competitive advantage that we expect will allow us to iterate disruptive products. Our direct relationships with customers allow us to gather insights, design solutions that best serve their needs, drive strong engagement, remove structural inefficiencies, create transparency, and increase customer satisfaction and referrals. By controlling every customer touchpoint from awareness through ownership, we replace a patchwork of third parties with our end-to-end, integrated solutions.

● Suite of Services. Our portfolio of complementary services is designed to deliver an intuitive and near seamless customer experience across the full lifecycle of our machines. Our suite of services provides an opportunity to generate predictable, high-margin recurring revenues and increase the lifetime revenue potential of each vehicle.

● Experienced Board of Directors. We have been able to recruit independent directors who believe in our mission and have a world-class depth and breadth of executive, operational and financial experience with public companies, and experience across a breadth of industries.

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Historical Revenue Growth

Since 2016, our company has experienced significant revenue growth, reflecting increased demand for our products and expansion into new markets. Our revenues increased from $11.3 million in 2016 to $47.2 million in 2025, representing a CAGR of 17.2%. We believe our historical performance demonstrates our ability to capitalize on market opportunities and deliver consistent financial results. In 2025, approximately 54% of revenues were derived from MRH sales, 20% from parts sales, 16% from AMP sales, 1% from SaaS, and 9% from other. We believe our historical performance demonstrates our ability to capitalize on market opportunities and deliver consistent financial results. The following chart provides a summary of our revenues from 2016 to last twelve months ended September 30, 2026:

Long-Term Growth Strategy

We make decisions and investments with long-term objectives in mind. We believe maintaining a long-term growth direction is key to maximizing our impact and generating value for our stockholders. We plan to achieve this by constructing a diverse portfolio of offerings with global appeal and strategically investing in our technology and infrastructure. Key levers of our growth strategy include:

● Become the Market Leader in Golf Course Maintenance Ecosystem. We are developing a host of products that will address every main facet of golf course maintenance, including the fairway, green, rough and bunker.

● Increase Share in Turf Farm Market. We plan to continue to build innovative products for the turf farmer. While the primary market of our MRH machines is the U.S., we plan to continue to penetrate the markets of Australia, Canada, Europe, Brazil, and the United Kingdom by increasing marketing and sales activities and adding new support staff in those regions. We plan to continue to execute new designs and improvements of harvesters that increase value to the customer with reduced operating costs, improved reliability, and increased capabilities.

● Increase Share in Golf and Sports Turf Markets. We plan to continue to add to our sales and marketing team in golf and sports turf. There continues to be high interest in the capabilities of our AMPs in the marketplace. The installed base of over 169 units have demonstrated this ability and builds confidence in our AMPs.

● Grow Our Used and Trade-In Business. We plan to continue accepting trade-in machines and to resell these as part of our revenue growth strategy.

● Develop and Launch Next-Generation AEVs. We intend to continue to innovate and launch AEVs within the turfgrass management space. These products will serve a variety of needs, price points and geographies.

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● Further our International Footprint. We intend to further our global footprint. We will continue to build our sales, marketing and service teams in the U.S., Australia, Canada, Brazil, Europe and the United Kingdom, as well as developing distribution partnerships for other international markets.

● Extend Depth and Breadth of Our Digital Services. We plan to launch additional subscription services, enable the purchase of more features through software updates and explore financing options for customers through third-party and internal financing.

● Invest in Our Platform. We plan to continue investing in our product development and operations infrastructure to enable our growth, product innovation, and customer experience.

● Unlock New Business Models. Our capabilities as a direct-to-customer, integrated technology and manufacturing company position us to drive the adoption of future business models.

Our Market Opportunity

We believe our vertically integrated platform enables us to offer holistic solutions compared to traditional product offerings and deliver more value to our customers, allowing us to capture revenues across the full product lifecycle. We define our market opportunity in terms of our TAM, which we believe we can address over the long-term. We calculate our TAM based upon the market for new sales across products in addition to the lifetime revenue potential of services, aftermarket parts, software, and resale and trade-in of used machines.

The primary target market for the AMP is the replacement market for fairway mowers on golf courses. With more than an estimated 38,000 golf courses globally11 and an average of three fairway mowers per course and an expected average selling price of $160,000 to $175,000 per AMP, we believe the TAM for golf course mowers is approximately $27 billion. For additional information regarding our calculation of our relevant TAMs, including underlying data and assumptions used, see the discussion under “Business - Our Business.”

In addition, based on our customers’ experience, we generally expect the average lifespan of a fairway mower to be approximately four to seven years, depending on use and the length of seasons in different climate zones. While some customers will choose to repair or refurbish their machines, we estimate an annual replacement rate for fairway mowers of approximately 13,000 mowers.

Beyond golf courses, the turfgrass industry presents additional opportunities for AEV robotic mowers, such as our AMPs, including:

● Precision Mowing: Estimated to be a broader TAM of approximately $29 billion, encompassing public schools, airfields and airports, city parks and sports fields. This market offers high growth potential for automated mowing solutions.

● Turf Farms: An estimated TAM exceeding $3 billion, based on our internal calculations, derived from publicly available information relating to the number of turf farms in our target markets and internally developed estimates relating to the equipment needs for turf farms, providing an additional avenue for our AMPs. Given our leadership in turf harvesting and established relationships with farmers, we believe this market represents a natural extension of our services and products, including our AMPs, and a prime opportunity for growth.

Based on the strength and positioning of our brand, products, and services which address the needs of our customers, we see an opportunity to be a leader in these markets.

11 Source: “Leading Courses,” July 2024

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Key AEV Robotic Mower Market Drivers

We believe the following key market drivers will define our ability to capture market share with our AMPs in the golf market.

●	Electrification: The long-term trend of electrification of the farm and sports turf markets either due to economic motives, such as cost saving and efficiency, or legislative incentives, such as laws outlawing combustion engines. The solution is electric mobility, which we believe is a perfect fit for sports turf and golf course markets.

●	Labor Shortages: The industries we serve face ongoing challenges in recruiting and retaining skilled labor. We believe our AMPs reduce the need for labor, particularly seasonal labor.

●	The Rise of Robotics, AI and Autonomy: Highly intelligent machines driven by leaps in computing power will be an ongoing trend to solve many challenges in the future. With our technology stack and innovation ecosystem, we believe we are well-positioned to lead in our selected markets.

●	Environmental Concerns: Sustainability and reduced emissions are increasing priorities. Our AMPs require no fuel, oil, or hydraulic fluid and produce no emissions in operation, eliminating many potential points of environmental contamination.

●	Technology Adoption: The industries in which we operate are embracing new technologies to improve operations.

●	Government Mandates: Increasing pressure to adopt sustainable energy sources is driving demand for electric equipment. For example, California and Colorado have mandates banning certain gas-powered equipment. Our products provide reliable options as industry participants make this shift.

●	Community Noise Ordinances: Our AMPs are nearly silent in operation. This makes them well-suited for early morning mowing on golf courses where there are increasing noise ordinances in place. Quiet operation allows for extended mowing hours and more optimal synchronization with irrigation, not only reducing disturbances to neighbors, but also enabling mowing to be completed before golf courses open for play.

●	“Cool” Factor: Golf courses are seeking innovative solutions to enhance their image and attract customers. Our AMPs receive significant buzz wherever they are seen.

●	Improved Playing Surfaces: We believe our AMPs can provide more frequent mowing which can enhance playing conditions without increasing labor costs.

●	Surge in Outdoor Recreation: Golf and other sport turf activities have received reinvigorated interest by younger generations. The trends are very positive for outdoor recreation. In particular, the golf industry has seen a significant uptick in demand since the COVID-19 pandemic, which boosted interest in outdoor recreation. According to a February 2026 report by the National Golf Foundation, on-course golf participation has been steadily increasing, with participation in 2025 20% higher than in 2020.

The golf market, coupled with the broader turfgrass industry, presents a substantial opportunity for our AMPs. By leveraging our existing relationships within the turf farm segment, we can accelerate market penetration and build acceptance of our AMPs in the turf market, helping us to solidify our position as a leader in the turfgrass industry. We believe that this combination of market drivers creates a compelling case for the adoption of our AMP technology.

Manufacturing

We have invested in the factory capabilities and personnel necessary to produce our AMPs and MRH machines, and the necessary parts to support the growing number of existing comparable machines. Over the past 16 years, we have built a high-tech US-based manufacturing facility, which illustrates our commitment to not only designing the best automated harvesters and AEV robotic mowers in the world, but also demonstrates our pattern of execution in building and helping our customers succeed through the entire purchase and life cycle. Our manufacturing, warehouse, and other facilities have the capacity to increase production as we hire and train more personnel.

We use common manufacturing processes and techniques in producing components for our products. Considerable effort is directed to manufacturing efficiency through improvements in process and facility optimization, including product line relocation, product design, advanced manufacturing technology, and supply management and logistics. Our flexible assembly lines, which can accommodate a mix of all our available products and deliver products in line with changes in customer demand, support our process improvements.

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We source parts and components for our products from leading suppliers domestically and internationally. These materials and components include a variety of steel products, metal castings, forgings, plastics, hydraulics, electronics, and ready-to-assemble components made to certain specifications. We also source various goods and services used for production, logistics, offices, and research and development. We develop and maintain sourcing strategies for our purchased materials and emphasize long-term supplier relationships at the core of these strategies.

We have developed strong supply chain relationships and strategic inventory reserves to allow for continued production. We currently ship an average of over 900 parts per month. We believe that we are well-positioned to support the growth of the harvester and AMP markets and increased unit deliveries. The installed base of AMPs, MRH machines, and M220 machines is expanding, adding to a fleet of over 960 machines as of September 30, 2026 that require parts.

Product Warranty

The Company provides limited assurance-type warranties on certain products sold to customers. Warranty periods generally range from one year or 1,000 operating hours for harvesters to two years for AMP autonomous mowers, with a five-year warranty on the AMP battery. Warranty coverage is limited to replacement parts and excludes consumable items, labor, travel, and other service-related costs.

The Company records an estimated warranty liability at the time revenue is recognized based on historical claims experience, the number of products under warranty, and management’s estimate of future warranty costs. The warranty liability is reviewed at each reporting date and adjusted as necessary. Actual warranty costs are charged against the accrued warranty liability as incurred.

Competition

The sports turf and turf harvesting markets in which we compete are highly competitive. We sell our AMPs to golf courses and our MRH machines to turfgrass farms and ranches. Some of our turfgrass farm customers also purchase our AMPs. We believe the primary competitive factors in our markets are technological innovation, product performance, product quality, brand differentiation, product design, sustainability, value, and manufacturing scale and efficiency.

Our competition comprises traditional harvesting and mowing products sold into turf harvesting and sports turf markets. While we believe that there are no current direct competitors in the turfgrass mowing industry for our AMPs, we anticipate competition from traditional manufacturers including The Toro Company, Deere & Company and Husqvarna Group. Our competitors with traditional harvesting and lawn mowing products include AGCO Corporation, CLAAS KGaA mbH, CNH Industrial N.V., Deere & Company, Jacobsen Fine Turf Mowers, Kubota Tractor Corporation, Mahindra & Mahindra Limited, and The Toro Company. Our competitors for specialty turfgrass products include Trebro Manufacturing, Inc. and Kesmac Inc. As we participate across the spectrum of the value chain, our competition extends beyond product manufacturers, and includes parts and services, and our software platform. Many of our competitors are much larger than we are and have significantly greater resources, which challenges our ability to compete with them.

Across the value chain, we believe our vertically integrated business model and technology platform, direct-to-customer relationships, and ability to efficiently launch new products position us to compete effectively.

Research and Development

We make substantial investments in research and development to improve the quality and performance of our products, to develop new products and technologies to meet our customers’ needs, to integrate sustainable solutions into our products, and to comply with government, safety, and engine emissions regulations. Integration of technology into equipment is a persistent market trend, and we continue to capitalize on this market trend.

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Intellectual Property

We protect, use, and defend intellectual property in support of our business objectives to increase our return on investment, enhance our competitive position and create shareholder value. We rely on a combination of patents, trade secrets, copyrights, service marks, trademarks, domains, contractual terms, and enforcement mechanisms across various international jurisdictions to establish and protect intellectual property rights related to our current and future business and operations.

We hold 35 granted patents in the U.S. Our trademarks, logos, domains, and service marks are used to establish and maintain our reputation with our customers, and the goodwill associated with our business. We have 5 registered domestic trademarks. In addition, we maintain a comprehensive identification and tracking function for the maintenance and protection of our trade secrets.

We intend to continue to pursue intellectual property protection to the extent we believe it would be advantageous to our business objectives. Despite our efforts to protect our intellectual property rights, they may not be respected in the future or may be invalidated, circumvented, or challenged.

Regulatory

Certain of our operations and products are subject to stringent and comprehensive federal, state, and local laws and regulations governing matters including environmental protection, occupational health and safety and the release or discharge of materials into the environment, including air emissions and wastewater discharges. Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations and the issuance of orders enjoining some or all of our operations in affected areas.

We are also subject to permitting, registration, and other government approval requirements under environmental, health and safety laws and regulations applicable in the jurisdictions in which we operate. Those requirements obligate us to obtain permits, registrations, and other government approvals from one or more governmental agencies to conduct our operations and sell our products. The requirements vary depending on the location where our regulated activities are conducted.

Governments are also implementing laws regulating products across their life cycles, including sourcing for parts and components and the storage, distribution, sale, use, and disposal of products at their end of life. These laws and regulations include requirements to develop less hazardous chemical substances and products, right-to-know laws, restriction of hazardous substances, and product take-back laws.

Human Capital Resources

Our employees are critical to our success. As of September 30, 2026, we had over 235 full-time employees. We also engage consultants and contractors as needed to supplement our permanent workforce. To date, we have not experienced any work stoppages and consider our relationship with our employees to be good. None of our employees are represented by a labor union or subject to a collective bargaining agreement.

Legal Proceedings

We are from time to time subject to claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors. We are not presently a party to any litigation the outcome of which, we believe, if determined adversely to us, would, individually or taken together, have a material adverse effect on our business, operating results, cash flows or financial condition.

Facilities

Our corporate headquarters and manufacturing facility are located in Salt Lake City, Utah, where we lease approximately 108,500 square feet. In October 2018, we entered into an operating lease for our corporate headquarters and manufacturing facility, which was subsequently amended in January 2024. The lease expires in April 2031. The monthly lease payments range between approximately $91 to $116 over the term of the lease. The foregoing descriptions of the lease and amendment are summaries only and are qualified in their entirety by reference to the full text of the applicable agreements, which are filed as Exhibit 10.5 and Exhibit 10.6 to the registration statement of which this prospectus forms a part. We expect to add additional offices and manufacturing capacity as we increase our headcount and expand our operations. We believe that our facilities are sufficient for our current needs and that, should it be needed, additional facilities will be available to accommodate the expansion of our business.

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MANAGEMENT

Executive Officers and Directors

The following table lists the names, ages as of the date of this prospectus, and positions of the individuals who are expected to serve as our directors and executive officers upon consummation of the Direct Listing:

Name	Age	Position(s)
Executive Officers:

Andrew W. Limpert	57	Chief Executive Officer and Director

Steven R. Aposhian	57	Chief Technology Officer, Director, and Chairman of the Board of Directors

Matthew G. Aposhian	52	President, Chief Operating Officer and Director

Lindsay C. Jones	64	Chief Financial Officer and Treasurer

Non-Employee Directors:

Elizabeth Pettit Hocker	56	Director

JuE Wong	63	Director

Christopher R. Christensen	58	Director

Peter Johansson	62	Director

Executive Officers

Andrew W. Limpert serves as Chief Executive Officer and a director of FireFly. Mr. Limpert has served as our Chief Executive Officer and a member of our board of directors since 2015. Prior to joining FireFly, Mr. Limpert held several executive positions with ProFire Energy (Nasdaq: PFIE), including Chief Sales and Strategy Officer, Chief Financial Officer, and board member. Mr. Limpert has served as a board member of multiple firms including Chairman of the Board for Nine Mile Software and director and Chief Executive Officer of Ohr Pharmaceuticals (Nasdaq: OHRP) from 2007 to 2010. Mr. Limpert holds an M.B.A. with an emphasis in Finance from Westminster College and a B.A. in Finance with an emphasis in entrepreneurship and real estate finance from the University of Utah.

We believe that Mr. Limpert’s extensive management, finance and public company experience, including his service as an executive officer and director at other companies, makes him highly qualified to serve as a director.

Steven R. Aposhian serves as Chief Technology Officer of FireFly and currently serves as our Chairman. Mr. Aposhian has served as our Chairman and Chief Technology Officer since 2015 and previously served as President since co-founding FireFly in 2010. Prior to co-founding FireFly, Mr. Aposhian was responsible for hydraulic test system design at AAI Textron from 2007 to 2010. Mr. Aposhian taught and implemented LabVIEW design software for machine design at National Instruments from 2000 to 2006. Prior to his time at National Instruments, Mr. Aposhian gained extensive experience in power equipment design testing and manufacturing at Honda R&D Americas from 1996 to 2000. Mr. Aposhian holds a B.S. in Mechanical Engineering from the University of Utah.

We believe that Mr. Aposhian’s extensive engineering, operational and management experience, including 29 years of mechanical engineering experience specializing in automation technology, makes him highly qualified to serve as a director.

Matthew G. Aposhian serves as President, Chief Operating Officer and a director of FireFly since 2019. Mr. Aposhian has held multiple positions at FireFly prior to his current role. He co-founded FireFly in 2010, and joined us full time in 2013. Prior to joining FireFly, Mr. Aposhian was President of Aposhian Sod Farms from 2007 to 2013. From 2000 to 2006, Mr. Aposhian was President of Aposhian Earthworks. Mr. Aposhian holds a M.B.A. from Brigham Young University and a B.A. in Business Administration from the University of Utah.

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We believe that Mr. Aposhian’s extensive operational and management experience, including his 23 years running companies in the agriculture, technology and service industries, combined with his involvement in our founding and growth, makes him highly qualified to serve as a director.

Lindsay C. Jones serves as Chief Financial Officer of FireFly, a position he has held since July 2024. From December 2023 to June 2024, Mr. Jones was Chief Financial Officer of TruGolf (Nasdaq:TRUG) in connection with its SPAC merger with Deep Medicine Acquisition Corp. From July 2020 to August 2022, Mr. Jones served as Executive Vice President and Chief Financial Officer for Xevant Inc., and from March 2019 to July 2024, he served as consultant and Outsourced Chief Financial Officer for NOWCFO serving clients in the manufacturing, service and SaaS markets. In 2024, Mr. Jones was an Outsourced CFO for Thumzup Media Corporation (Nasdaq: TZUP). Mr. Jones is a Certified Public Accountant and holds a Master of Accountancy and a B.A. in Accounting from Brigham Young University.

Non-Employee Directors

Elizabeth Pettit Hocker was appointed to the FireFly board of directors in September 2023 and serves as Lead Independent Director. Ms. Hocker serves as Global Head, Listings and Capital Markets for the Texas Stock Exchange (TXSE), a position she has held since November 2025. In this role, she leads TXSE’s IPO listings business and works with companies and their advisors to build the exchange’s issuer base and execute its listings strategy. Prior to joining TXSE, Ms. Hocker served as Regional Head, Capital Markets for the New York Stock Exchange from December 2024 to October 2025, where she launched NYSE Texas in 2025. She previously served as founder and Chief Executive Officer of 10:10 Strategy, an IPO and business consulting firm, from November 2023 to December 2024. Ms. Hocker also served as Interim Chief Executive Officer at Frulu, a technology startup utilizing AI to connect used car sellers with used car buyers, from April 2024 to December 2024. From December 2018 to August 2023, Ms. Hocker served as Managing Director, New Listings & Capital Markets, Southwest U.S. at Nasdaq. Ms. Hocker received her B.A. from St. Edward’s University.

We believe Ms. Hocker’s extensive management and capital markets experience, including her service as executive officer and director of companies, and experience with public offerings, sales operations and human resources make her highly qualified to serve as a director.

JuE Wong was appointed to the FireFly board of directors in March 2024. Ms. Wong has served as Chief Executive Officer of Performance Beauty Group since October 2024. Prior to her time at Performance Beauty Group, Ms. Wong was President and CEO of Olaplex Holdings Inc. (Nasdaq: OLPX) from January 2020 to October 2023, and was Chief Executive Officer of Moroccanoil from July 2017 to September 2019. Ms. Wong graduated from The Australian National University.

We believe Ms. Wong’s extensive management experience, including roles as president and chief executive officer of several public and private companies, and service as a director at other companies, makes her highly qualified to serve as a director.

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Christopher R. Christensen was appointed to the FireFly board of directors in November 2024. Mr. Christensen served as Executive Chairman and Chairman of the Board of The Ensign Group, Inc. (Nasdaq: ENSG), a skilled nursing and assisted living services, physical, occupational and speech therapies, and additional post-acute related services provider, from May 2019 to September 2025. He previously served as President from 1999 to 2019, and as Chief Executive Officer from April 2006 to May 2019. Before founding The Ensign Group, he held the position of acting Chief Operating Officer of Covenant Care, Inc., a prominent long-term care provider based in California. Additionally, as a co-founder of both The Pennant Group, Inc. (Nasdaq: PNTG) and Care Trust REIT, Inc. (Nasdaq: CTRE), he assumed board roles for both companies upon their public listings and remains an active member of The Pennant Group’s board from 2019 to present day.

We believe that Mr. Christensen’s extensive executive management experience with a public company, and service as a director at other companies, makes him highly qualified to serve as a director.

Peter Johansson was appointed to the FireFly board of directors in September 2026. Mr. Johansson has served as Senior Vice President, Chief Financial Officer of CECO Environmental Corp (Nasdaq: CECO) since August 2022. From April 2020 to August 2022, Mr. Johansson had been an independent strategy and business development consultant and joined CECO as a consultant in October 2021. From June 2014 through March 2020, he was EVP, Strategy, Corporate Development & Marketing for Accudyne Industries, LLC, where he was responsible for the formulation and execution of growth, value creation, business development, product line, and M&A strategies, and deployment of a product-line based operating model for an industry-leading portfolio of industrial air and gas compressors, broad pump solutions, rotary mixers, and valves. Prior to joining Accudyne, Mr. Johansson led the corporate, product-line, and M&A growth strategy and implementation of a differentiated business line operating model for IDEX Corporation. He has also held senior business, strategic business development, commercial, and engineering leadership roles with ITT Inc., Trane Technologies PLC, WABCO Holdings, Inc., and Honeywell International, Inc. and its predecessor AlliedSignal Inc. Mr. Johansson earned a Bachelor of Science degree in Mechanical Engineering from Southern Methodist University of Dallas, Texas. He received his Master of Science degree in Mechanical Engineering from California State University at Fullerton, and his MBA from UCLA’s Anderson Graduate School of Management.

We believe that Mr. Johansson’s extensive finance and public-company experience and his prior leadership in strategy and corporate development roles at other companies make him highly qualified to serve as a director.

Family Relationships

Steven Aposhian and Matthew Aposhian are brothers. Other than this, none of our directors or executive officers has a family relationship.

Board Composition

Our board of directors will consist of seven directors upon the consummation of the Direct Listing. Mr. Steven Aposhian will serve as Chairman of the board of directors. Upon consummation of the Direct Listing, we expect that Liz Hocker will continue to serve as lead independent director. The primary responsibility of our board of directors will be to provide oversight, strategic guidance, counseling and direction to our management. The board of directors will meet on a regular basis and additionally as required.

In accordance with the terms of our amended and restated certificate of incorporation, each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Our amended and restated certificate of incorporation and amended and restated bylaws authorize only the members of the board of directors to appoint directors to fill vacancies on our board of directors. In addition, the number of directors constituting the board of directors may be set only by resolution adopted by a majority vote of the entire board of directors.

Director Independence

Our board of directors is expected to determine that each of the directors, except for Steven Aposhian, Andrew Limpert and Matthew Aposhian, is an independent director in accordance with the rules of Nasdaq, and SEC rules and regulations. Under the rules of Nasdaq, unless an explicit exemption exists, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the board of directors will review and discuss information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to our business and our management, including the beneficial ownership of capital stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. We intend to satisfy the audit committee independence requirements of Rule 10A-3 as of the consummation of the Direct Listing. Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Involvement in Certain Legal Proceedings

In July 2012, Andrew W. Limpert settled administrative and cease-and-desist proceedings instituted by the Securities and Exchange Commission (the “SEC”) in May 2011 relating principally to conduct occurring while he was associated with Belsen Getty, LLC, a registered investment adviser. Without admitting or denying the SEC’s findings, Mr. Limpert consented to the entry of an order in which the SEC found that he violated Section 17(a) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and Sections 206(1) and 206(2) of the Investment Advisers Act of 1940, and aided and abetted and caused certain violations of the Investment Advisers Act relating to compliance policies and procedures, material nonpublic information, and books and records.

The SEC ordered Mr. Limpert to cease and desist from committing or causing specified violations of the federal securities laws and barred Mr. Limpert from certain specific activities such as association or employment with any broker, dealer, investment adviser, investment company, etc., and from participating in an offering of penny stock. The order provided that any reapplication for association by Mr. Limpert is subject to applicable laws and regulations governing the reentry process. Mr. Limpert was also ordered to pay $51,255.80 in disgorgement, $10,445.18 in prejudgment interest and a $51,255.80 civil penalty, for an aggregate amount of $112,956.78.

The Board has considered the matters described in the SEC’s order, as well as Mr. Limpert’s performance in his role as a director and Chief Financial Officer of ProFire Energy, Inc. while it was a publicly traded company listed on The Nasdaq Stock Market, and his performance as the Company’s Chief Executive Officer. The Board continues to believe that Mr. Limpert is qualified to serve as a director and as the Company’s Chief Executive Officer.

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Classified Board of Directors

In accordance with our amended and restated certificate of incorporation that will go into effect prior to the completion of the Direct Listing, our board of directors will be divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Effective upon the completion of the Direct Listing, our directors will be divided among the three classes as follows:

●	the Class I directors will be Andrew Limpert and Liz Hocker and their terms will expire at our first annual meeting of stockholders following the completion of the Direct Listing;

●	the Class II directors will be Steven Aposhian and JuE Wong and their terms will expire at our second annual meeting of stockholders following the completion of the Direct Listing; and

●	the Class III directors will be Christopher Christensen and Matthew Aposhian and their terms will expire at the third annual meeting of stockholders following the completion of the Direct Listing.

Our amended and restated certificate of incorporation that will go into effect prior to the completion of the Direct Listing will provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our company. Our directors may be removed only for cause by the affirmative vote of a majority of the holders of our outstanding voting stock entitled to vote in the election of directors. For additional information, see the section titled “Risk Factors - Anti-takeover provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt.”

Role of the Board of Directors in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. While our board of directors is responsible for monitoring and assessing strategic risk exposure, our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also approves or disapproves any related person transactions. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Committees of the Board of Directors

We have three standing committees - an audit committee, a compensation committee, and a nominating and governance committee, each of which, pursuant to its respective charter, have the composition and responsibilities described below. Following the consummation of the Direct Listing, copies of the charters for each committee will be available on the investor relations portion of our website. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

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Audit Committee

Our audit committee consists of Liz Hocker, JuE Wong, and Peter Johansson with Mr. Johansson serving as the chair. Our board of directors has determined that each of the members of the audit committee meets the independence requirements and financial literacy requirements under applicable rules and regulations of Nasdaq and SEC. In addition, our board of directors has determined that Mr. Johansson is an “audit committee financial expert” within the meaning of the SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, the board of directors considered Mr. Johansson’s formal education and previous experience in financial roles. This designation does not, however, impose on the individual any supplemental duties, obligations or liabilities beyond those that are generally applicable to the other members of our audit committee and board of directors. Both our independent registered public accounting firm and management periodically will meet privately with our audit committee.

The principal functions of the audit committee are expected to include, among other things:

●	selecting a firm to serve as our independent registered public accounting firm to audit our consolidated financial statements;

●	ensuring the independence of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

●	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

●	considering the adequacy of our internal control and internal audit function;

●	reviewing and approving any related-party transactions that are material or otherwise implicate disclosure requirements; and

●	approving, or as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

The composition and function of the audit committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.

Compensation Committee

Our compensation committee consists of Christopher Christensen, Liz Hocker, and Peter Johansson, with Mr. Christensen serving as the chair. Our board of directors has determined that each of the members of our compensation committee meets the independence requirements under applicable rules and regulations of Nasdaq and SEC. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The principal functions of the compensation committee are expected to include, among other things:

●	reviewing and approving, or recommending that the board of directors approve, the compensation of our Chief Executive Officer and our other executive officers;

●	reviewing succession plans for our Chief Executive Officer;

●	reviewing and recommending to the board of directors the compensation of our directors;

●	administering our stock and equity incentive plans; and

●	establishing our overall compensation philosophy.

The composition and function of the compensation committee will comply with all applicable SEC rules and regulations.

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Nominating and Governance Committee

Our nominating and governance committee consists of JuE Wong, Christopher Christensen, and Liz Hocker, with Ms. Wong serving as chair. Our board of directors has determined that Each of the members of our nominating and governance committee meets the independence requirements under applicable rules and regulations of Nasdaq and SEC.

The principal functions of the nominating and governance committee are expected to include:

●	identifying and recommending candidates for membership on the board of directors;

●	recommending directors to serve on board committees;

●	reviewing and recommending to our board of directors any changes to our corporate governance principles;

●	reviewing proposed waivers of the code of conduct for directors and executive officers;

●	overseeing the process of evaluating the performance of our board of directors; and

●	advising our board of directors on corporate governance matters.

The composition and function of the nominating and governance committee will comply with all applicable SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers serve, or has served during the last completed fiscal year, as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board or compensation committee.

Code of Ethics and Business Conduct

In connection with the Direct Listing, our board of directors will adopt a code of ethics and business conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. Upon the completion of the Direct Listing, the full text of this code of ethics and business conduct will be posted on the investor relations page of our website. The reference to our website address in this filing does not include or incorporate by reference the information on that website into this filing. We intend to disclose future amendments to certain provisions of this code of ethics and business conduct, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules.

Limitations of Liability and Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our amended and restated certificate of incorporation will provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

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Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law or obtained an improper personal benefit. The provision will also not eliminate or limit the liability of a director who authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or an officer in any action by or in the right of the corporation. Our amended and restated certificate of incorporation will provide for this limitation of liability.

The limitation of liability and indemnification provisions that are included in our amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We anticipate that, following the completion of the Direct Listing, we will have insurance policies in place under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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EXECUTIVE COMPENSATION

We are an “emerging growth company” as defined under the JOBS Act, and a “smaller reporting company” under SEC rules. As such, we have elected to comply with the scaled executive compensation disclosure rules applicable to both emerging growth companies and smaller reporting companies. These rules provide certain exemptions from various reporting requirements applicable to other public companies and allow us to limit the disclosure of executive compensation to our principal executive officer and our two other most highly compensated executive officers.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was earned by our principal executive officer and our two most highly compensated executive officers other than our principal executive officer (together, the “NEOs”) for each of the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Andrew W. Limpert	2025	179,326	12,590	31,030	222,946
Chief Executive Officer	2024	143,936	261,901	26,462	432,299
Steven R. Aposhian	2025	188,479	6,295	48,458	243,232
Chief Technology Officer	2024	166,000	70,671	53,672	290,343
Lindsay C. Jones	2025	192,000	443,300	29,180	664,480
Chief Financial Officer	2024	-	-	-	-

(1) This column reflects the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. The fair value of each stock option award is determined on the date of the grant using the Black-Scholes valuation model. For more information regarding the assumptions used in this calculation, see Note 13 to the audited financial statements included in this prospectus.

(2) Includes $31,462 in health insurance premiums paid by us on behalf of each of our NEOs. For Steven Aposhian, also includes our total incremental cost of providing a Company-purchased car of $17,428 (including reimbursement of all gas and maintenance costs), which the executive officer may use for both business and personal travel. To the extent the car is used for business travel, providing the car serves a business purpose and does not provide a personal benefit. However, because Steven Aposhian is not required to separately record his business and personal use of the car, the total incremental cost of providing the car is reported here as a personal benefit.

Narrative Disclosure to Summary Compensation Table

Salary Adjustments

Andrew W. Limpert

On August 12, 2025, the board of directors approved an increase to the annual base salary of Mr. Limpert, the Company’s Chief Executive Officer, effective November 1, 2025, from $192,000 to $252,500, to better align compensation with market rates for such position.

Steven R. Aposhian

On August 12, 2025, the board of directors approved an increase to the annual base salary of Mr. Aposhian, the Company’s Chief Technology Officer, effective November 1, 2025, from $192,000 to $250,000, to better align compensation with market rates for such position.

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Lindsay C. Jones

Mr. Jones, the Company’s Chief Financial Officer, joined the Company in July 2024 at an annual base salary of $200,000. On August 12, 2025, the board of directors approved an increase to the annual base salary of Mr. Jones, the Company’s Chief Financial Officer, effective November 1, 2025, to $250,000 to better align compensation with market rates for such position.

CFO Additional Compensation

Our board of directors approved a grant of 130,000 stock options to Mr. Jones on July 20, 2025. One-third of these options will vested upon the grant date, and the remaining two-thirds will vest over the following two years with a grant date of August 12, 2025. The options have a ten-year expiration period and a strike price of $5.77 per share.

Retirement Benefits

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain I.R.S. Code limits, which are updated annually. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. We may elect to make matching or other contributions into participants’ individual accounts, but we have not done so in the past. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.

Long-Term Incentive Awards

We have granted our NEOs, from time-to-time, stock options to purchase shares of our common stock, each with an exercise price equal to or greater than the fair market value of a share of our common stock on the date of grant and subject to the terms of the 2016 Stock Plan (see “Equity Plans – 2016 Stock Plan” below) and the applicable stock option agreement (the “Stock Option Agreement”). Generally, one-third (1/3rd) of the total number of shares subject to such option vests when the optionee completes 12 months of continuous service beginning with the vesting commencement date. An additional one-third (1/3rd) of the shares subject to the option vests when the optionee completes 12 months of continuous service thereafter. The final one-third (1/3rd) of the shares subject to the option vests when the optionee completes another 12 months of continuous service thereafter, such that all of the shares will be vested upon the third anniversary of the vesting commencement date. Vesting of the option may be accelerated under the Stock Option Agreement. For more information on the stock options granted to our NEOs, see “2024 Outstanding Equity Awards at Fiscal Year-End”.

In connection with a Change in Control (as defined in the Stock Option Agreement), under certain conditions, the option will become exercisable in full.

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Equity Compensation

We have previously granted, and we intend to, from time to time, grant equity awards to our NEOs which grants are generally subject to vesting based on each NEO’s continued service. Each of our NEOs currently holds outstanding options to purchase shares of our common stock that were granted under our 2016 Stock Plan, as set forth in the table below entitled “2024 Outstanding Equity Awards at Fiscal Year-End.”

2025 Outstanding Equity Awards at Fiscal Year-End

The following table presents, for each of our NEOs, information regarding outstanding stock options as of December 31, 2025.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date
Andrew W. Limpert	0	3,692	5.77	6/29/2034
	13,231	26,462	5.77	11/15/2034
	16,667	33,333	5.71	3/1/2034
	3,882	7,763	5.71	3/23/2033
	598,000	0	5.71	2/3/2033
	230,000	0	2.15	6/17/2029
	70,000	0	2.79	3/21/2029
	800,000	0	1.60	3/1/2027
Steven R. Aposhian	0	1,846	5.77	6/29/2035
	7,385	14,769	5.77	11/15/2034
	5,267	2,634	5.71	3/23/2033
	93,000	0	5.71	2/3/2033
	250,000	0	1.60	3/1/2027
Matthew G. Aposhian	0	50,000	5.77	6/29/2035
	11,667	23,333	5.71	3/1/2034
	4,442	2,221	5.71	2/23/2033
	88,000	0	5.25	2/3/2033
	25,000	0	3.34	12/21/2030
	70,000	0	2.79	3/21/2029
	150,000	0	1.60	3/1/2027
	70,000	0	0.765	3/22/2026
Lindsay C. Jones	0	130,000	5.77	6/29/2035
	23,576	47,152	5.77	6/29/2034

(1) All of the outstanding equity awards were granted under our 2016 Stock Plan.

(2) Option awards vest one-third annually.

Equity Plans

2016 Stock Plan

Our 2016 Stock Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the 2016 Stock Plan. The 2016 Stock Plan is administered by the company’s board of directors. As of September 30, 2026, there are a total of 7,235,215 shares authorized for issuance and a total of 6,035,820 shares of our common stock are subject to outstanding option awards under the 2016 Plan. Following the adoption of the 2026 Stock Plan, we will not issue any further awards under the 2016 Stock Plan.

2026 Stock Plan

In connection with the completion of the Direct Listing contemplated by this prospectus, our Board of Directors and stockholders have adopted the 2026 Stock Plan, which reserves 2,000,000 shares of our common stock for issuance. The below provides a summary of some of the key features of the 2026 Stock Plan and is qualified in its entirety by reference to the full text of the 2026 Stock Plan, a copy of which is included as Exhibit 10.4 to the Registration Statement of which this prospectus forms a part.

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Administration

The Compensation Committee of the Board of Directors will be the “Committee” for purposes of Plan administration. The Committee shall be granted full power and authority to make such rules and regulations as it deems necessary or desirable to administer the 2026 Stock Plan and to interpret the provisions of the 2026 Stock Plan. This authority should include the Committee’s ability to:

● administer and interpret the 2026 Stock Plan;

● designate both employee and non-employee participants;

● determine the types of award to be granted to each participant;

● determine the number of shares subject to awards and the exercise or purchase price of such shares under an award;

● determine the terms and conditions of any award, including any performance criteria and goals;

● prescribe or amend the terms of the agreements evidencing awards made under the 2026 Stock Plan; and

● make other determinations deemed necessary or advisable for the administration of the 2026 Stock Plan.

Any determination, decision, or action of the Committee in connection with the administration of the 2026 Stock Plan shall be final, conclusive, and binding upon all participants, all holders or beneficiaries of any award, and all employees of the Company and its affiliates. The Committee may delegate to one or more officers members of the Board of Directors, subject to such terms, conditions, and limitations as the Committee may establish in its sole discretion, the authority to grant awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of awards to be made to officers of the Company or any affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the 2026 Stock Plan not to comply with the requirements of applicable exchange rules or applicable law.

Eligibility

All Company employees are eligible to participate in the 2026 Stock Plan. Eligible persons also include non-employee directors, consultants, independent contractors, or advisors as determined by the Committee. In determining which eligible persons shall receive an award and the terms of any award, the Committee may take into account the nature of services rendered by the respective eligible persons, their present and potential contributions to the success of our business, or such other factors as the Committee, in its discretion, shall deem relevant.

General Terms and Conditions of Awards

Nonqualified Stock Options

The Committee may grant nonqualified stock options under the 2026 Stock Plan which do not meet the requirements of Section 422 of the Code and which will be subject to the following terms and conditions. The option exercise price per share will be determined by the Committee but will not be less than 100% of the “fair market value” of the common stock on the date of grant of such option. The term of each option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant. The Committee shall determine the times at which an option may be exercised in whole or in part and the methods by which payment of the exercise price may be made, including in cash or check, shares, other securities, other awards, or any combination having a fair market value equal to the applicable exercise price.

Incentive Stock Options

The Committee may grant incentive stock options under the 2026 Stock Plan which meet the requirements of Section 422 of the Code. Under the 2026 Stock Plan, the aggregate fair market value, determined at the time the option is granted, of the common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year (under the 2026 Stock Plan and any other incentive stock option plans) may not exceed $100,000, or any other limit as may be prescribed by the Code from time to time. The option exercise price per share will be determined by the Committee but will not be less than 100% of the “fair market value” of the common stock on the date of grant of such option. In the case of a grant of an incentive stock option to a participant who, at the time such option is granted, owns stock possessing more than 10% of the combined voting power of all classes of our stock, the option exercise price per share under such option will not be less than 110% of the “fair market value” of the common stock on the date of grant of such option and such option will expire and no longer be exercisable no later than five years from the date of grant of such option.

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SARs

The Committee may grant SARs under the 2026 Stock Plan, and has the discretion to determine the grant value, term, methods of exercise, dates of exercise, methods of settlement, and any other terms and conditions of any SARs. The grant value of all SARs granted under the 2026 Stock Plan will be determined by the Committee and will be equal to or greater than the closing market price of a share of common stock on the date of grant of the SARs, provided, however, that the Committee may designate a grant price below fair market value on the date of grant if the SARs are granted in substitution for SARs previously granted by an entity that is acquired by or merged with the Company.

Restricted Stock and Restricted Stock Units

The Committee may grant restricted stock or restricted stock units under the 2026 Stock Plan. Restricted stock and restricted stock units will be subject to such restrictions as the Committee may impose (including, without limitations, any limitation on the right to vote a share of restricted stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Vesting of restricted stock units may be conditioned upon the completion of specified periods of service or upon the achievement of one or more performance goals established by the Committee, or upon any combination of service-based and performance-based conditions. A restricted stock or restricted stock unit award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (including goals specific to the participant’s individual performance, other than performance of service alone) is generally referred to as a performance share or performance share unit (PSU) award.

Any restricted stock granted under the 2026 Stock Plan shall be issued at the time such awards are granted and may be evidenced in such manner as the Committee may deem appropriate. In the case of restricted stock units, no common stock shall be issued at the time such awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to restricted stock units evidencing the right to receive common stock, such common stock shall be issued and delivered to the holder of the restricted stock units.

Except as otherwise determined by the Committee, if a director resigns or is removed or if the employment of an employee holding restricted stock or restricted stock units terminates during the applicable restricted period, the restricted stock and/or restricted stock units held by such director or employee will be forfeited and reacquired by the Company.

Dividends and Dividend Equivalents

An award may provide the holder with dividend or dividend equivalent rights providing for payments (in cash or shares of our common stock) equivalent to the amount of cash dividends paid by the Company to shareholders with respect to shares underlying an award. Dividend equivalents will be subject to terms and conditions determined by the Committee. However, the Committee may not grant dividend equivalents in connection with options or SARs. Moreover, for any other award, the award may accrue (but not pay) a dividend or dividend equivalent with respect to a share underlying any other award unless and until all vesting conditions or restrictions on such share have been satisfied or lapsed.

Minimum Vesting

A maximum of 5% of the aggregate number of shares available for issuance under the 2026 Stock Plan may be issued without a minimum vesting period. All other awards will have a minimum vesting period of at least one year, subject to limited exceptions in the case of awards granted in substitution for awards assumed upon a merger or acquisition, as well as awards received in lieu of other earned compensation. Furthermore, awards issued to non-employee directors will provide for minimum vesting as of the next annual shareholder meeting date. The Committee may exercise its authority to provide for accelerated vesting upon one or more events (e.g., death or disability) as it deems appropriate.

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Transferability

Generally, no award (other than fully vested and unrestricted shares) and no right under any such award shall be transferable by a participant other than by will or by the laws of descent and distribution, and no award (other than fully vested and unrestricted shares) or right under any such award may be pledged, alienated, attached, or otherwise encumbered. If a transfer is allowed by the Committee (other than fully vested and unrestricted shares), the transfer will be for no value and shall comply with the Form S-8 rules. The Committee may establish procedures to allow a participant to designate a beneficiary or beneficiaries, to exercise the rights of the participant and receive any property distributable with respect to an award in the event of the participant’s death.

Corporate Transactions

In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of common stock of other securities of the Company, or any other similar corporate transaction or event involving the Company, the Committee or the Board of Directors, in its sole discretion, can provide for one or more of the following to be effective upon the consummation of the event (or immediately prior to the consummation of the event, provided the consummation of the event subsequently occurs):

● either (a) terminate any award in exchange for an amount of cash and/or other property equal to the amount that would have been attained upon the exercise of the award or the realization of the rights under the award or (b) replace the award with other rights or property of comparable value selected by the Committee or the Board of Directors;

● that the award be assumed by the successor or survivor corporation or be substituted for by similar options, rights, or awards covering the stock of the successor or survivor corporation;

● that the award be exercisable or payable or fully vested with respect to all common stock covered thereby; or

● that the award cannot vest, be exercised, or become payable after a certain date in the future.

Amendment and Termination

The Board of Directors may from time to time amend, suspend, or terminate the 2026 Stock Plan, and the Committee may amend the terms of any previously granted award, provided that no amendment to the terms of any previously granted award may materially and adversely alter or impair the terms or conditions of the award previously granted to a participant under the 2026 Stock Plan without the written consent of the participant or holder thereof.

Prior approval of our shareholders shall be required for any amendment to the 2026 Stock Plan or an award that would:

● require stockholder approval under the rules or regulations of the SEC or securities exchange,

● increase the number of shares authorized under the 2026 Stock Plan,

● permit repricing of options or SARs,

● permit the award of options or SARs at a price less than 100% of the fair market value of a share on the date of grant,

● increase the maximum term permitted for options and SARs, or

● increase the number of shares or value of compensation subject to the annual limitations.

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The 2026 Stock Plan shall terminate on the ten-year anniversary of stockholder approval of the 2026 Stock Plan, or any earlier date of discontinuation or termination established pursuant to the terms of the 2026 Stock Plan.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act

Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise or settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code

The Committee intends to administer and interpret the 2026 Stock Plan and all award agreements in a manner designed to satisfy the requirements of Section 409A of the Internal Revenue Code and to avoid any adverse tax results thereunder to a holder of an award.

Forfeiture

All awards under the 2026 Stock Plan shall be subject to recovery according to Section 304 of the Sarbanes-Oxley Act of 2002. In addition, we reserve the right to require a Participant to forfeit or return any payments received under the 2026 Stock Plan to the extent required by law, under any applicable stock exchange listing rule, or any “clawback” policy we may adopt or amend from time to time, including our current clawback policy.

Executive Compensation Plans

Following the completion of the Direct Listing, we intend to develop an executive compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to the long-term success of the company. Decisions on the executive compensation program will be made by the compensation committee and our Board of Directors. The compensation committee of our Board of Directors is currently evaluating the compensation of our executive officers.

We currently do not have any employment agreements with our NEOs. Additionally, the compensation committee is currently evaluating whether to authorize us to enter into employment agreements with other senior management personnel following the completion of the Direct Listing, including our NEOs.

Non-Employee Director Compensation

The board of directors has not yet approved a non-employee director compensation plan.

There was no compensation paid to our non-employee directors for the fiscal year ended December 31, 2025. The following table sets forth information on the aggregate number of shares underlying outstanding stock options held by our non-employee directors as of December 31, 2025:

Name	Number of Shares Underlying Stock Options Outstanding on December 31, 2025
Elizabeth Pettit Hocker	60,000
Paul Richardson(1)	50,000
JuE Wong	50,000
Christopher R. Christensen	50,000

(1) Mr. Richardson passed away in June 2026.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our common stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Historically, certain of our insiders and other related parties have been part of the funding groups that have provided funding to us via loans, convertible loans, preferred equity and direct equity investments into us as further described in this prospectus.

Other than the below, there were no related party transactions to which we were a party since the beginning of January 1, 2024, or any currently proposed related party transaction:

Christopher Christensen Common Stock Purchases

●	On December 2, 2024, we sold to Christopher Christensen 173,310 shares of our common stock for $1,000,000.
●	On December 31, 2024, we sold to Christopher Christensen 20,000 shares of our common stock for $115,400.

Exchange Agreement

On October 6, 2026, we entered into an Exchange Agreement (the “Exchange Agreement”) with certain funds affiliated with ATW Partners LLC (collectively, “ATW”). Under the Exchange Agreement, ATW agreed to (i) exchange (the “Exchange”) (a) the outstanding principal and capitalized interest under the July 2019 Debenture, the April 2020 Debenture, and the September 2020 Debenture (each as defined below) and (b) certain of the July 2019 Warrants, April 20, 2020 Warrants, September 2020 Warrants, January 2022 Warrants, January 2023 Warrants, July 11, 2024 Warrants, July 25, 2024 Warrants, June 2025 Warrants, February 2026 Warrants and June 2026 Warrants (each as defined below), for an aggregate of approximately 8,522 shares of our Series A convertible preferred stock and (ii) exercise, on a cashless basis, the remainder of the July 2019 Warrants, January 2022 Warrants, and January 2023 Warrants that are not being exchanged, such that ATW will beneficially own (as such term is defined under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) 1,536,688 shares of common stock, representing 9.99% of our common stock outstanding after the completion of the Direct Listing (the “Warrant Exercise”). The Exchange and Warrant Exercise will take place immediately prior to the Direct Listing and after the filing of our amended and restated certificate of incorporation and the Series A Certificate of Designation (as defined below). The shares of Series A Preferred Stock issued in the Exchange will be convertible, at the election of ATW, into an aggregate of 9,365,547 shares of common stock. The resale of the shares of common stock issued in the Warrant Exercise and shares of common stock underlying the shares of Series A Preferred Stock issued in the exchange are included in the registration statement of which this prospectus forms a part. For a description of the rights of the Series A Preferred Stock, see the section titled “Description of Capital Stock - Series A Preferred Stock”. Following the Exchange and the Warrant Exercise, ATW will beneficially own 8,522 shares of Series A Preferred Stock and 1,536,688 shares of common stock.

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PRINCIPAL AND REGISTERED STOCKHOLDERS

The following table sets forth:

●	certain information with respect to the beneficial ownership of our common stock as of September 18, 2026 (the “Beneficial Ownership Date”) for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors and named executive officers;

●	all of our directors and named executive officers as a group; and

●	the number of shares of our common stock held by the Registered Stockholders and registered as common stock for resale by means of this prospectus for the Registered Stockholders.

The Registered Stockholders include substantially all holders of our common stock, including (i) our affiliates and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their common stock from an affiliate or from us within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days and (ii) our employees. The Registered Stockholders may, or may not, elect to sell their common stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of common stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Registered Stockholders may elect to sell their shares in connection with this Direct Listing and in market transactions following this Direct Listing. As such, we will have no input if and when any Registered Stockholder may, or may not, elect to sell their common stock or the prices at which any such sales may occur. See “Plan of Distribution.”

Information concerning the Registered Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Stockholders may sell all, some, or none of the common stock covered by this prospectus, we cannot determine the number of shares of common stock that will be sold by the Registered Stockholders, or the amount or percentage of shares of common stock that will be held by the Registered Stockholders upon consummation of any particular sale. In addition, the Registered Stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, our common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

Other than the rights of ATW under the Exchange Agreement, the Registered Stockholders are not entitled to any registration rights with respect to the common stock. However, we currently intend to use our reasonable efforts to keep the registration statement effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of common stock by the Registered Stockholders.

In the table below, the applicable percentage ownership relating to shares beneficially owned is based on 15,375,467 shares of our common stock outstanding, after giving effect to the issuance of 1,536,688 shares of common stock in the Warrant Exercise, the issuance of 65,411 shares of common stock upon the conversion of outstanding convertible notes issued in July and August 2025, the issuance of 8,522 shares of Series A Preferred Stock in the Exchange, and the issuance of 523,663 shares of common stock in connection with the September 2026 Private Placement. Unless otherwise indicated in the footnotes to the table below, the address of each beneficial owner listed in the table below is 1130 South 3800 West, Suite 100, Salt Lake City, Utah 84104.

Registered Broker-Dealers and Registered Brokers. R.F. Lafferty & Co., Inc. (“Lafferty”), and Bradley Woods & Co. Ltd. (“Bradley Woods”) are registered broker-dealers.

The shares of common stock held by Lafferty and Bradley Woods were issued as compensation for placement-agent services rendered to us in connection with previous transactions. Because all of the shares registered for resale for such Registered Stockholders were issued as underwriting or investment-banking compensation, such Registered Stockholders are not deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

Broker-Dealer Affiliates. Robert Hackel, Amanda Hackel, Joseph Reda, Jonathan Schecter, Jim Bennett, ATW Partners LLC, Western International, LLC, The Special Equities Group, LLC, The Special Equities Opportunity Fund, LLC, ATW Partners LLC, FF Opportunities 2 LLC (“FF2”), FF Opportunities 3 LLC (“FF3”), FF Opportunities 4 LLC (“FF4”), and FF Opportunities 5 LLC (“FF5”) are affiliates of registered broker-dealers. Each such Registered Stockholder acquired the securities being registered for resale on its behalf in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such securities. Accordingly, such Registered Stockholders are not being identified as underwriters solely by reason of their affiliation with a registered broker-dealer.

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	Shares of Common Stock Beneficially Owned		Shares of Common Stock Being Registered
Name and Address of Owner	Number	Percent	Number
5% Stockholders:
ATW Partners LLC(1)	1,536,688	9.99%	13,615,407
Kenny Milne(2)	1,123,593	7.31%	1,123,593
Kimberly N. Petersen(3)	1,259,810	8.19%	1,259,810
Samuel H. Drake(4)	680,400	4.43%	680,400
Directors and Named Executive Officers:
Andrew W. Limpert(5)	4,124,053	24.05%	2,138,346
Steven R. Aposhian(6)	2,540,742	16.12%	2,159,500
Matthew G. Aposhian(7)	1,002,615	6.32%	523,300
Christopher R. Christensen(8)	243,310	1.58%	193,310
Liz Hocker(9)	60,000	*	-
JuE Wong(10)	50,000	*	-
Lindsay C. Jones(11)	164,686	1.06%	10,867
Peter Johansson(12)	6,000	*	6,000
All current executive officers and directors as a group (8 persons)	8,191,404	44.71%	5,031,323
Investors from September 2026 Private Placement
Seth Anderson	29,412	*	29,412
Elite Homes UT, LLC DBA Clearstone Builders(13)	25,000	*	25,000
Msl Group, Inc.(14)	17,648	*	17,648
Robert Eagar	12,000	*	12,000
WilliamH Carr	11,765	*	11,765
Chris Maddox	11,764	*	11,764
Marivic Uychiat Pison	11,750	*	11,750
Clayton Christensen	11,500	*	11,500
LaBreche Nevada Trust(15)	8,800	*	8,800
A. Brown Family Irrevocable(16)	7,500	*	7,500
Robert Hackel	6,353	*	6,353
Peter Johansson	6,000	*	-	(12)
Tyler Hoopes	6,000	*	6,000
Tyler Douglas	5,900	*	5,900
Evan Dixon	5,883	*	5,883
Tavo Espinoza	5,883	*	5,883
Glenn Matthews	5,882	*	5,882
Corey Malan	5,295	*	5,295
Kory Wade Harris	4,706	*	4,706
Michael K Wood	3,529	*	3,529
Matthew Rutter	3,353	*	3,353
Stuart Amos	3,000	*	3,000
Matthew Oldroyd	3,000	*	3,000
Michael Dalton	3,000	*	3,000
Brent C Mattson	3,000	*	3,000
Jack and Janie Condra Revocable Living Trust(17)	3,000	*	3,000
John Arsenault and Janet Arsenault	2,942	*	2,942
Roger Black	2,942	*	2,942
Robert Tolve and Judy Lee Tolve	2,942	*	2,942
Clay Gardner	2,941	*	2,941
Riverview Trust LLC(18)	2,941	*	2,941
Adam J. Krick	2,500	*	2,500
The Ronald J. Lataille Trust(19)	2,400	*	2,400
Brea Warner	2,353	*	2,353
Daniel Kinsley and Kimberly Kinsley	2,353	*	2,353
Layne Harris	2,352	*	2,352
Jason Brown	2,352	*	2,352
Jeff Eldredge	2,352	*	2,352
Mark Glazier	2,350	*	2,350

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Jaron Watson	2,350	*	2,350
Harold Green	2,000	*	2,000
Timothy J Good	2,000	*	2,000
Tyler Albrechtsen	2,000	*	2,000
Florida Living LLC(20)	2,000	*	2,000
Camilo Ramirez	2,000	*	2,000
Steven Moran	2,000	*	2,000
Donald Cash	2,000	*	2,000
Corey Furin	1,766	*	1,766
Clenneth Marshall Berry	1,765	*	1,765
Kendall Nelson	1,765	*	1,765
Christopher Benson	1,764	*	1,764
Bryan Inkley	1,529	*	1,529
Ann Hagerty Boyce	1,500	*	1,500
Harry Haushalter & Theresa Haushalter	1,470	*	1,470
Mike Farnsworth and Lindsay Farnsworth	1,411	*	1,411
Richard R Plummer	1,200	*	1,200
L2G, Inc.(21)	1,200	*	1,200
Brent Guerisoli	1,200	*	1,200
Matthew Farrell Stevenson	1,180	*	1,180
Cory Monette	1,180	*	1,180
Joshua Ostler	1,180	*	1,180
Legacy Memorial Group(22)	1,177	*	1,177
Jensen Living Trust(23)	1,177	*	1,177
Hexstone Capital, Llc(24)	1,177	*	1,177
Ben Allen	1,176	*	1,176
Chelsea Guerrero	1,176	*	1,176
Bryan Waiksnis	1,150	*	1,150
Wallace D Niedringhaus	1,000	*	1,000
Robert Hickey	1,000	*	1,000
William T Russell	1,000	*	1,000
Clayton Johnson	1,000	*	1,000
Sean Terheggen	1,000	*	1,000
Richard Belz	1,000	*	1,000
John Panasuk	1,000	*	1,000
Jerry Kloppenberg	1,000	*	1,000
Anthony Ciarlo Jr and Cheryl Ciarlo	1,000	*	1,000
Alan Richards	1,000	*	1,000
Carol Stevens and Timothy Stevens	1,000	*	1,000
Peter K Chen	1,000	*	1,000
Frank P Cutrone	1,000	*	1,000
Debra Agro and Joseph Agro	1,000	*	1,000
Arron Coote and Rebecca Purcell	1,000	*	1,000
Gary R Peterson	1,000	*	1,000
Stretch Transports Llc(25)	1,000	*	1,000
Richard F Sanders	1,000	*	1,000
Frederick Amenita	1,000	*	1,000
Brian E Deross	1,000	*	1,000
David Vezina	1,000	*	1,000
Frank A Ciccotto	1,000	*	1,000
Michael Levin	1,000	*	1,000
Paula Casserino	1,000	*	1,000
Richard Kershnar	1,000	*	1,000
Lisa M Dalton	1,000	*	1,000
Onyinye Jennifer Onyeukwu	1,000	*	1,000
Anthony Degrande	1,000	*	1,000
Martha A Rowse	1,000	*	1,000
Ronda Moore Younger	1,000	*	1,000
Alexander Cutrone Sr	1,000	*	1,000
Waleed Tarazi and Deborah Tarazi	1,000	*	1,000
Walter Fay	1,000	*	1,000
Stanley Phillips and Joan M Phillips	1,000	*	1,000
Jorge L Colon and Marc D Moel	1,000	*	1,000

100

Raymond Hanson Jr and Suzanne Hanson	1,000	*	1,000
Martin Herdter and Cynthia Herdter	1,000	*	1,000
Troy Trabacchi and Rachel M Trabacchi	1,000	*	1,000
Mark Bolender	1,000	*	1,000
Ines Kmieciak and Zbigniew Kmieciak	1,000	*	1,000
Frank Dusatko and Anne Marie Dusatko	1,000	*	1,000
Deanna Dennis and Ryan Dennis	1,000	*	1,000
Joseph Farrelly	1,000	*	1,000
John L Villano	1,000	*	1,000
Stephanie Kathleen Yonge	1,000	*	1,000
Sharron C Collier	1,000	*	1,000
Arlene Francis	1,000	*	1,000
Stephen Loverde and Linda Loverde	1,000	*	1,000
Patrick White	882	*	882
Alexander Cutrone and Angela Cutrone	750	*	750
Tina Schaefer and Thomas Schaefer	750	*	750
Paveglio Trust(26)	600	*	600
Miles Tucker	600	*	600
Ryan Clegg	600	*	600
Steven Summers	600	*	600
Trent Clegg	600	*	600
Taylor Dalton	600	*	600
Craig White	600	*	600
George Nicolosi	600	*	600
Brian Lorenz	590	*	590
Kelly K Fujikawa	589	*	589
Shaun Larsen	589	*	589
Joe Spinozzi	589	*	589
Morey Haymond	589	*	589
Emily Spinozzi	589	*	589
The Haverkamp Family Trust(27)	588	*	588
Connie Collier	588	*	588
Mike Greene	588	*	588
Michael Behrens and Deirdre Behrens	588	*	588
Ryan Wall and Jodi Wall	588	*	588
Christian Berenson	550	*	550
John Baden	500	*	500
Richard H Crockett and Caroline L James	500	*	500
Jonathan Chestnut	500	*	500
Peter Mangano	500	*	500
Matthew Carroll	500	*	500
Paul Patelunas	500	*	500
Ryan Shellman	500	*	500
Laurence Stewart	500	*	500
Robert Edmund Lembach Jr	500	*	500
Jerry Montgomery	500	*	500
Richard Onesto	500	*	500
Patrick M Smith	500	*	500
Alejandro Leon	500	*	500
Thomas Sansevere	500	*	500
Arthur Menzel	500	*	500
Paul O’Brien	500	*	500
Corrado Scardigno	500	*	500
Thomas Diamond	500	*	500
Anthony Somogyi	500	*	500
Silvana Defrancis	500	*	500
Atlas Pm Llc(28)	500		500
Arjoch Holding Llc(29)	500		500
Steven Hirsch	500		500
Ifwand, Inc(30)	500		500
Ti Smack and Jevonne Smack	500	*	500
Monica Betson	500	*	500
Ira Kent Beckman	500	*	500
James Peluso	500	*	500
Jenny Jacome	500	*	500
Paul Norton	500	*	500
Wayne Dufresne and Lorraine Dufresne	500	*	500
G S R E Holdings, Llc(31)	500	*	500
Andy Shier	500	*	500
Roberta Black	500	*	500
Mjr Trading Corp(32)	500	*	500
Victor Beckman	500	*	500
Frank L Lento and Diane M Lento	500	*	500

101

Carol Soelberg and Glade Soelberg	500	*	500
Austen Smack	500	*	500
JTW Account Services LLC(33)	500	*	500
Lance Millington	400	*	400
Jerrid Anderson	500	*	500
Suzanne Snapper	400	*	400
Amanda Hackel	350	*	350
Jace Purser	350	*	350
Philip Hopkins	300	*	300
Holly Singh Begley	300	*	300
Nicole Engman	300	*	300
Kenneth F Popper	300	*	300
Elyse Sachs	300	*	300
Todd Ramsden	300	*	300
Tracy L Szedlacik	300	*	300
Gary Scott Harmon	300	*	300
Douglas Steinberg and Lilli Steinberg	300	*	300
Kerwin Barden	300	*	300
Colin Glennon	300	*	300
Daniel Stevens	300	*	300
Jimmy Wu	300	*	300
Richard T. Ludlow	300	*	300
S. Andrew Sachs	300	*	300
Yijia Liu	300	*	300
Debbie Hackel	300	*	300
Jay Eisen	300	*	300
Rachel Bye	295	*	295
Taylor Frost	295	*	295
Elizabeth Stewart and Todd Stewart	295	*	295
Kaitlyn Spencer Mecham	295	*	295
Matthew Hobbins	295	*	295
Marcia Sternlieb	295	*	295
T & S Curtis Trust(34)	295	*	295
Eleanore Foster	295	*	295
Lynne Lawrence Van Akin	295	*	295
Neil Mutnick	295	*	295
Kenneth Foster	295	*	295
Steve Carlston	295	*	295
Sam Moreno	295	*	295
Randy Braithwaite	295	*	295
Linda Baines Dugan	295	*	295
Brandon Van Akin	295	*	295
Amedeo Ilaria	295	*	295
Carol Quinones	295	*	295
Eric Belz	295	*	295
James F Posner	295	*	295
Paul Gallucci	295	*	295
John Heidenreich	295	*	295
Tyler Kolste	295	*	295
Marco Casale and Marisa Casale	295	*	295
David Halperin	295	*	295
Stacie Curtis	295	*	295
George Foster	250	*	250
Ditmir Bala	250	*	250
John J Wildenberg	250	*	250
Nathan Wigle	250	*	250
Scott A Sigle	250	*	250
Steven Defilippo	250	*	250
Gary Depari	250	*	250
Andrew Aposhian	200	*	200
Sue Stewart	200	*	200
Mark LeBlanc	100	*	100
Nicholas Chason	100	*	100
Peyton Collier	100	*	100
Rebecca Ray	100	*	100
Katelyn Aposhian	100	*	100
Mikala Dorny	100	*	100
Zachary Aposhian	100	*	100
Garth Black	100	*	100

102

Other Registered Stockholders:
William M.Decker	679,628	4.36%	474,600
David Collier	924,359	5.79%	341,115
Eric E. Aston	586,417	3.75%	322,000
Daniel A. Aposhian	525,639	3.37%	285,500
Trina Limpert	215,539	1.40%	215,539
Brad Pack	194,250	1.26%	194,250
Garett W. Petersen	193,362	1.26%	193,362
Bonnett Family Enterprises, LLC(35)	176,259	1.15%	176,259
Johanna Salter	175,610	1.14%	175,610
Ryan Warner	174,278	1.13%	174,278
Jeffrey M. Smith	170,345	1.11%	170,345
Odense LLC(36)	161,950	1.05%	161,950
Thomas R. Curtis	154,588	1.01%	154,588
Andrew Cindrich	177,417	1.15%	152,667
Jim Bennett	160,010	*	160,010
R.F. Lafferty & Co., Inc.(37)	125,300	*	125,300
Todd S. Hinkins	110,000	*	110,000
Walter C. Ramsley	107,000	*	107,000
Kenneth Ivan Aston	87,500	*	87,500
Lawrence B. Aposhian	70,000	*	70,000
Austin Joey Bye	68,996	*	68,996
Daniel S. Mecham	58,738	*	58,738
Bonnie Dalley Aston	58,450	*	58,450
Tamera Aposhian	58,450	*	58,450
Stephen Farnsworth	52,356	*	52,356
David Jorgensen	73,508	*	73,508
Jan Sisneros	48,689	*	48,689
Corey Dahl	48,045	*	48,045
Robert G. McClellan, Jr.	47,973	*	47,973
Daniel Walker	43,328	*	43,328
The Special Equities Group, LLC.(38)	35,000	*	35,000
Mike Collins	31,500	*	31,500
Nicholas Scola	30,000	*	30,000
The Special Equities Opportunity Fund, LLC(39)	25,000	*	25,000
Kevin Gifford	24,216	*	24,216
Kent P. Smith	23,140	*	23,140
Troy Buford	21,985	*	21,985
Riley Duvall	21,898	*	21,898
Matthew Colton Limpert	1,150	*	1,150
Timothy D. Viehweg	20,000	*	20,000
Western International, LLC(40)	20,000	*	20,000
Jason Ingersoll	25,570	*	25,570
Matthew James Limpert	18,968	*	18,968
Damon Deru	17,514	*	17,514
Polly W. Johns	17,514	*	17,514
Christopher B. Munday	17,513	*	17,513
Summer Jensen	17,513	*	17,513
Greg Smith	17,500	*	17,500
Marylynne Buford	17,500	*	17,500
Paul Eric Davis and Andrea P. Davis	17,500	*	17,500
Margaret Aston	14,700	*	14,700
Travis Hansen	13,453	*	13,453
Glen I. Judd & Marcy K. Judd, Joint Tenants with Full Rights of Survivorship	12,370	*	12,370
Russell Anderson	12,152	*	12,152

103

Greg V. Smith	12,000	*	12,000
Christopher T. Coons	11,500	*	11,500
Jared K. Cook	11,286	*	11,286
Beau Peterson, Ashton Craig, Tyson Craig	10,507	*	10,507
Andrew Pickens Lewis	10,000	*	10,000
Jason DiPaola	10,000	*	10,000
Jesse Drake	10,000	*	10,000
Mountain West IRA FBO Jean Louise Viehweg(41)	10,000	*	10,000
The Wendell Barron and Marta Barron Revocable Trust(42)	10,000	*	10,000
Timothy Tyler Berry	10,000	*	10,000
Timothy B. Smith	45,300	*	9,800
Joseph Reda	9,600	*	9,600
Vanquish Capital Management, Inc.(43)	69,302	*	9,302
Red Mesa Productions, LLC(44)	8,969	*	8,969
Linda D. Tucker Trust - 1991(45)	8,756	*	8,756
Lucas Loveland	8,756	*	8,756
Benjamin Tucker Hodgson	8,750	*	8,750
Jacob Christensen	8,666	*	8,666
Jason Brown	8,500	*	8,500
Mark E. Roylance	7,885	*	7,885
Doogan, LLC(46)	7,000	*	7,000
Steven Hooser	7,000	*	7,000
Emily Aston	6,536	*	6,536
Mountain West IRA Inc FBO Thomas War IRA(47)	6,305	*	6,305
Russell McDonnell	6,000	*	6,000
Taylor Cusick	6,000	*	6,000
James Limpert	5,501	*	5,501
Gene Anderson	5,484	*	5,484
Now CFO(48)	5,410	*	5,410
Brynn Nicole Major	5,351	*	5,351
Colin Limpert	5,244	*	5,244
Olivia Limpert	5,242	*	5,242
Jared Salter	5,200	*	5,200
Scott St. Clair	5,199	*	5,199
Paul Richardson	55,000	*	5,000
Linden Hayes	20,355	*	5,000
Jaxon Cindrich	5,000	*	5,000
Kingsbury Management(49)	5,000	*	5,000
Kyle Magleby	5,000	*	5,000
Jonathan Schecter	9,800	*	4,800
Julie Krommenhuck	4,652	*	4,652
Isaiah D. Salter	4,611	*	4,611
Steven Rippon	4,500	*	4,500
Rod Adams and Michelle Adams	4,400	*	4,400
Dawson T. Hodgson	4,378	*	4,378
Jesus Albert Vegas Pepper	22,375	*	4,375
Todd Jake Hinkins	4,333	*	4,333
Riley Sessions	4,332	*	4,332
Tyler Payne	6,083	*	6,083
William Russell	3,600	*	3,600
Ashley Lingwall	3,502	*	3,502
Mountain West IRA Inc FBO Juliana Knudson SEP IRA(50)	3,502	*	3,502
Mountain West IRA Inc FBO Mark Knudson IRA(51)	3,502	*	3,502
Steve Westover	26,673	*	5,960
Kendall S Mitchell	3,500	*	3,500
Thomas Kimbrough Smart	3,500	*	3,500
Seth A. Engman	3,486	*	3,486
Capybara LLC(52)	3,467	*	3,467
Danielle F Studley	3,467	*	3,467
Foster Family Trust Gerald R Foster & Ursula K Foster TTEES(53)	3,000	*	3,000
John D. Eidson	3,000	*	3,000
Kurt E Merrill	2,600	*	2,600

104

Jennifer Lynne Westover	2,006	*	2,006
Teagan Russon	2,000	*	2,000
Luke Limpert	1,824	*	1,824
Amanda Hansen	1,752	*	1,752
Peter Pan Ltd(54)	1,752	*	1,752
Wayne Miller	112,239	*	1,751
Hyrum Shea Kendall	19,035	*	1,751
George Curtis	10,035	*	1,751
Greg Frei	1,751	*	1,751
Tyler Berry	1,751	*	1,751
Casey Farnsworth	1,735	*	1,735
Joshua Petersen	1,735	*	1,735
Sarah Petersen	1,735	*	1,735
Shawna & Dave Farnsworth	1,734	*	1,734
Patrick Hogan	1,733	*	1,733
Mountain West IRA - Janeece Aposhian(55)	1,725	*	1,725
Bradley Woods & Co Ltd(56)	1,600	*	1,600
Bryan Inkley	91,130	*	1,500
Walter E Gunter, Jr.	1,500	*	1,500
Brian James Buzianis Investment(57)	1,500	*	1,500
Gabrielle Limpert	1,473	*	1,473
John Limpert	1,400	*	1,400
Madeline Limpert	1,299	*	1,299
David A. Aposhian	1,225	*	1,225
Raquel Aposhian	1,225	*	1,225
Garth Rip Thomas Ripley II	1,221	*	1,221
Vinayak Ruia	24,945	*	1,024
Byron Major	1,520	*	1,520
Clayton Johnson	1,000	*	1,000
Kelcee Russon	1,000	*	1,000
Luke White	1,000	*	1,000
Michael Christensen	1,000	*	1,000
John West	84,073	*	875
Andres Rosero	7,875	*	875
Elizabeth Petersen	870	*	870
Isabella Petersen	870	*	870
Dillon &/or Katie Jones	867	*	867
Kathy Booth	867	*	867
Nick &/or Meredith Jones	867	*	867
Tanner &/or Natalie Jones	867	*	867
Tyler &/or Marissa Jones	867	*	867
Devin Mackay	860	*	860
Wesley Ryan DuVall	850	*	850
Albert Miller	750	*	750
Tanner J. Merrill	701	*	701
Kraig R. Hatch	680	*	680
Evan Cindrich	600	*	600
Tony Johnson	15,057	*	525
Daniel Williams	500	*	500
Cameron Schloer and Sadie Haslam, Joint Tenants with Full Rights of Survivorship	450	*	450
Brandon Scriver	5,780	*	437
Jamen Morales	1,300	*	350
Heidi Miller	333	*	333
Juan Rodriquez Aguinaga	262	*	262
Michael Harris	460	*	210
Jesse Morales	1,125	*	175

* Less than 1.0%.

(1)	Consists of: 1,536,688 shares of Common Stock held directly by ATW Partners LLC, FF Opportunities 2 LLC (“FF2”), FF Opportunities 3 LLC (“FF3”), FF Opportunities 4 LLC (“FF4”), and FF Opportunities 5 LLC (“FF5”); 9,365,547 shares of Common Stock issuable upon conversion of 8,522 shares of Series A Preferred Stock held by ATW Partners LLC, FF2, FF3, FF4, and FF5, that are subject to a 9.99% beneficial ownership limitation; and 2,613,015 shares of Common Stock issuable upon conversion of convertible debentures held by ATW Partners LLC, FF3, FF4, and FF5, that are subject to a 4.99% beneficial ownership limitation (and not giving effect to any conversion that would result in ATW Partners LLC beneficially owning more than 9.99% or 4.99%, as applicable). ATW Partners LLC serves as the investment manager of FF2. FF3, FF4, and FF5 are wholly owned by ATW Opportunities Master Fund, L.P., ATW Opportunities Master Fund II, L.P. and ATW Master Fund V, L.P., respectively (collectively, the “Funds”). ATW Partners Opportunities Management LLC serves as the investment manager to the Funds. Antonio Ruiz-Gimenez and Kerry Propper serve as the managing members of ATW Partners LLC and ATW Partners Opportunities Management LLC. The Funds, ATW Partners LLC, ATW Partners Opportunities Management LLC, and the managing members may be deemed to have shared voting and dispositive power with respect to the securities beneficially owned. The Funds, ATW Partners LLC, ATW Partners Opportunities Management LLC, and the managing members each disclaim beneficial ownership of such securities except to the extent of their respective pecuniary interests therein. Each of ATW Parters LLC, FF2, FF3, FF4, and FF5 is an affiliate of one or more broker-dealers and has represented to the Company that (1) it purchased the securities in the ordinary course of business and (2) at the time of purchase, it had no agreements or understandings, directly or indirectly, with any person to distribute the securities. The business address of ATW Partners LLC is ONE PENN, 1 Pennsylvania Plaza, Suite 4810, New York, NY 10119.

(2)	Consists of: 1,123,593 shares of Common Stock held directly by Kenny Milne.

(3)	Consists of: 659,810 shares of Common Stock held directly by Isod LLC; and 600,000 shares of Common Stock held directly by IDREAM LLC. Kimberly Petersen may be deemed to share voting and investment power over the shares held by Isod LLC and IDREAM LLC. Kimberly Petersen disclaims beneficial ownership of the securities reported herein held by Isod LLC and IDREAM LLC, except to the extent of her pecuniary interest therein, if any.

(4)	Consists of: 680,400 shares of Common Stock held directly by Samuel Drake.

(5)	Consists of: 8,540 shares of Common Stock held in an Individual Retirement Account (IRA) for the benefit of Andrew Limpert; 213,806 shares of Common Stock held directly by the spouse of Andrew Limpert; 2,129,806 shares of Common Stock held directly by US Automatix LLC, an entity controlled by Andrew Limpert; and 1,771,901 shares of Common Stock underlying stock options held by US Automatix LLC, an entity controlled by Andrew Limpert, that are currently exercisable or exercisable within 60 days of September 30, 2026. Andrew Limpert possesses sole voting and investment power with respect to the shares held through his IRA. Andrew Limpert may be deemed to share voting and investment power over the shares held by his spouse and US Automatix LLC. Andrew Limpert disclaims beneficial ownership of the securities reported herein held by his spouse and US Automatix LLC, except to the extent of his pecuniary interest therein, if any.

(6)	Consists of: 2,159,500 shares of Common Stock held directly by Steven Aposhian; 366,901 shares of Common Stock underlying stock options held directly by Steven Aposhian that are currently exercisable or exercisable within 60 days of September 30, 2026; 8,674 shares of Restricted Stock Awards (RSAs) held directly by his spouse that vest within 60 days of September 30, 2026; and 5,667 shares of Common Stock underlying stock options held directly by his spouse that are currently exercisable or exercisable within 60 days of September 30, 2026. Steven Aposhian possesses sole voting and investment power with respect to the shares held directly. Steven Aposhian may be deemed to share voting and investment power over the securities held by his spouse, and he disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

105

(7)	Consists of: 523,300 shares of Common Stock held directly by Matthew Aposhian; 60,719 shares of RSAs held directly by Matthew Aposhian that carry sole voting rights and remain subject to forfeiture restrictions prior to vesting (vesting within 60 days of September 30, 2026); 396,330 shares of Common Stock underlying stock options held directly by Matthew Aposhian that are currently exercisable or exercisable within 60 days of September 30, 2026; 1,725 shares of Common Stock held in an Individual Retirement Account (IRA) for the benefit of his spouse; 8,674 shares of RSAs held directly by his spouse that remain subject to forfeiture restrictions prior to vesting; 11,367 shares of Common Stock underlying stock options held directly by his spouse that are currently exercisable or exercisable within 60 days of September 30, 2026; and 500 shares of Common Stock underlying stock options held by his son that are currently exercisable or exercisable within 60 days of September 30, 2026. Matthew Aposhian possesses sole voting and investment power with respect to the shares held directly. Matthew Aposhian may be deemed to share voting and investment power over the securities held by his spouse (including her IRA, RSAs, and options) and his son. Matthew Aposhian disclaims beneficial ownership of the securities reported herein held by his spouse and his son, except to the extent of his pecuniary interest therein, if any.

(8)	Consists of: 193,310 shares of Common Stock held directly by Christopher Christensen; and 50,000 shares of Common Stock underlying stock options held directly by Christopher Christensen that are currently exercisable or exercisable within 60 days of September 30, 2026. Christopher Christensen possesses sole voting and investment power with respect to the shares held directly and the shares underlying the options described above.

(9)	Consists of: 60,000 shares of Common Stock underlying stock options held directly by Liz Hocker that are currently exercisable or exercisable within 60 days of September 30, 2026.

(10)	Consists of: 50,000 shares of Common Stock underlying stock options held directly by Jue Wong that are currently exercisable or exercisable within 60 days of September 30, 2026.

(11)	Consists of: 10,867 shares of Common Stock held by the Lindsay & Jodi Jones Living Trust; 20,000 shares of RSAs held by the Lindsay & Jodi Jones Living Trust that vest within 60 days of September 30, 2026; and 133,819 shares of Common Stock underlying stock options held by the Lindsay & Jodi Jones Living Trust that are currently exercisable or exercisable within 60 days of September 30, 2026. Lindsay Jones may be deemed to share voting and investment power over the securities held by the Lindsay & Jodi Jones Living Trust and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(12)	Consists of: 6,000 shares of Common Stock held directly by Peter Johansson. Mr. Johansson also participated in the September 2026 private placement, and, as a result, his registered shares are not counted again as a purchaser in the private placement.

(13)	Spencer Openshaw may be deemed to hold voting and investment power over the securities held by Elite Homes Ut, Llc Dba Clearstone Builders and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(14)	Jason Brown may be deemed to hold voting and investment power over the securities held by Msl Group, Inc. and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(15)	Rob LaBreche may be deemed to hold voting and investment power over the securities held by Labreche Nevada Trust and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(16)	Andrew Brown may be deemed to hold voting and investment power over the securities held by A. Brown Family Irrevocable and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(17)	Jack Condra may be deemed to hold voting and investment power over the securities held by Jack and Janie Condra Revocable Living Trust and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(18)	Layne Harris, Shelly Harris and Joel Harris may be deemed to share voting and investment power over the securities held by Riverview Trust LLC and disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(19)	Ron Lataille may be deemed to hold voting and investment power over the securities held by The Ronald J. Lataille Trust and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(20)	Steven Hirsch may be deemed to hold voting and investment power over the securities held by Florida Living Llc and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(21)	Adam J. Krick may be deemed to hold voting and investment power over the securities held by L2G, Inc.and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(22)	Micah Cordell Brown may be deemed to hold voting and investment power over the securities held by Legacy Memorial Group and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(23)	Arden Jenson and Marcy Ray Jensen may be deemed to share voting and investment power over the securities held by Jensen Living Trust and disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(24)	Brendan O’Neil may be deemed to hold voting and investment power over the securities held by Hexstone Capital, Llc and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(25)	Brian Hundley may be deemed to hold voting and investment power over the securities held by Stretch Transports Llc and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(26)	Erik Paveglio may be deemed to hold voting and investment power over the securities held by PaveglioTrust and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(27)	Albert E Haverkamp may be deemed to hold voting and investment power over the securities held by The Haverkamp Family Trust and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(28)	Steven Hirsch may be deemed to hold voting and investment power over the securities held by Atlas Pm Llc and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(29)	Steven Hirsch may be deemed to hold voting and investment power over the securities held by Arjoch Holding Llc and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(30)	Steven Hirsch may be deemed to hold voting and investment power over the securities held by Ifwand, Inc and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(31)	Steven Hirsch may be deemed to hold voting and investment power over the securities held by G S R E Holdings, Llc and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(32)	Michael Ragona may be deemed to hold voting and investment power over the securities held by Mjr Trading Corp and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(33)	Joseph Whelihan may be deemed to hold voting and investment power over the securities held by JTW Account Services LLC and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(34)	Thomas R Curtis Sr. may be deemed to hold voting and investment power over the securities held by T & S Curtis Trust and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

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(35)	Kim Bonnett may be deemed to hold voting and investment power over the securities held by Bonnett Family Enterprises, LLC, and disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(36)	Paul Petersen may be deemed to hold voting and investment power over the securities held by Odense LLC and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(37)	Robert Hackel may be deemed to hold voting and investment power over the securities held by R.F. Lafferty & Co., Inc. and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(38)	Jonathan Schecter may be deemed to hold voting and investment power over the securities held by The Special Equities Group, LLC and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(39)	Jonathan Schecter may be deemed to hold voting and investment power over the securities held by The Special Equities Opportunity Fund, LLC, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(40)	Chris Munday may be deemed to hold voting and investment power over the securities held by Western International, LLC, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(41)	Jean Louise Viehweg may be deemed to hold voting and investment power over the securities held by Mountain West IRA FBO Jean Louise Viehweg, and disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(42)	Wendell Barron may be deemed to hold voting and investment power over the securities held by The Wendell Barron and Marta Barron Revocable Trust, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(43)	William Bremmer may be deemed to hold voting and investment power over the securities held by Vanquish Capital Management, Inc., and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(44)	Sam Branham and Diana Branham may be deemed to hold voting and investment power over the securities held by Red Mesa Productions, LLC, and disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(45)	Dawson T. Hodgson may be deemed to hold voting and investment power over the securities held by The Linda D. Tucker Trust - 1991, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(46)	Joel Dehlin may be deemed to hold voting and investment power over the securities held by Doogan, LLC, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(47)	Thomas War may be deemed to hold voting and investment power over the securities held by Mountain West IRA Inc FBO Thomas War IRA, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(48)	Jason Sutherland and Randall Fojtasek may be deemed to hold voting and investment power over the securities held by Now CFO, and disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(49)	Jared Cook may be deemed to hold voting and investment power over the securities held by Kingsbury Management, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(50)	Juliana Knudson may be deemed to hold voting and investment power over the securities held by Mountain West IRA Inc FBO Juliana Knudson SEP IRA, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(51)	Mark Knudson may be deemed to hold voting and investment power over the securities held by Mountain West IRA Inc FBO Mark Knudson IRA, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(52)	J. Brett Boren may be deemed to hold voting and investment power over the securities held by Capybara, LLC, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(53)	Gerald R. Foster and Ursula K. Foster may be deemed to hold voting and investment power over the securities held by Foster Family Trust Gerald R. Foster & Ursula K Foster TTEES, and disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(54)	Taylor Vowles may be deemed to hold voting and investment power over the securities held by Peter Pan Ltd, and disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein, if any.

(55)	Janeece Aposhian may be deemed to hold voting and investment power over the securities held by Mountain West IRA – Janeece Aposhian, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(56)	Dan Ripp may be deemed to hold voting and investment power over the securities held by Bradley Woods & Co Ltd, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

(57)	Brian Buzianis may be deemed to hold voting and investment power over the securities held by Brian James Buzianis Investment, and disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, if any.

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DESCRIPTION OF CAPITAL STOCK

General

The following describes our common stock, preferred stock, warrants, Debentures and material terms of our amended and restated certificate of incorporation and amended and restated bylaws as proposed to be in effect upon consummation of the Direct Listing. This description is a summary only and is subject to the complete text of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable Debenture and Warrant, which we have filed as exhibits to the registration statement of which this prospectus is a part.

Immediately prior to the Direct Listing, we will amend and restate our certificate of incorporation. Our amended and restated certificate of incorporation will authorize capital stock consisting of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Immediately prior to the Direct Listing, there has been no public market for our common stock. The number of authorized shares of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of our capital stock entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the common stock or the preferred stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to the amended and restated certificate of incorporation (including any certificate of designation relating to any series of preferred stock).

Upon the Direct Listing, there will be 15,382,264 shares of common stock outstanding, including shares issued upon the exercise of certain Warrants in the Warrant Exercise immediately prior to the completion of the Direct Listing, and 8,522 shares of Series A Preferred Stock outstanding. The number of shares of common stock outstanding excludes shares issuable in connection with the conversion of any of the Debentures that will not be exchanged for Series A Preferred Stock in the Exchange, and the options granted upon achievement of certain vesting conditions and shares reserved for issuance pursuant to the 2016 Stock Plan and the 2026 Stock Plan. Although we have applied for listing of our common stock on Nasdaq, a market for our common stock may not develop, and if one develops, it may not be sustained.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of convertible preferred stock outstanding at the time, the holders of shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. No such dividends are expected to be issued in the near future. See the section titled “Dividend Policy” for additional information.

Voting Rights

Following the Direct Listing, holders of shares of our common stock will be entitled to one vote for each share of our common stock held of record by such holder on all matters voted upon by our stockholders; provided, however, that, except as otherwise required in our amended and restated certificate of incorporation or by applicable law, the holders of our common stock will not be entitled to vote on any amendment to our amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of our preferred stock (and no preferred stock is expected to be outstanding after the Direct Listing) if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to our amended and restated certificate of incorporation or pursuant to the DGCL. Following the Direct Listing, our directors, executive officers, and beneficial owners of 5% or greater of our outstanding common stock and their respective affiliates will hold approximately 49% of the outstanding shares of our common stock.

We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation that will become effective immediately prior to the completion of the Direct Listing. Accordingly, holders of a majority of the shares of our common stock will be able to elect all of our directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Right to Receive Liquidation Distributions

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

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Preferred Stock

Following the adoption of our amended and restated certificate of incorporation, our board of directors will be authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

In connection with the Exchange, we will issue shares of Series A Preferred Stock, as further described in the section titled “Series A Preferred Stock” below.

Warrants

As of September 30, 2026 we had outstanding warrants to purchase shares of our common stock as follows:

	Underlying Shares of Common Stock	Exercise Price per Share	Initial Exercise Date	Expiration Date
July 2019 Common Stock Purchase Warrants (“July 2019 Warrants”)	1,900,000	$1.12	7/17/2019	7/17/2027
April 22, 2020 Common Stock Purchase Warrants (“April 22, 2020 Warrants”)	281,250	$2.00	4/20/2020	4/20/2028
September 2020 Common Stock Purchase Warrants (“September 2020 Warrants”)	255,682	$2.20	9/4/2020	9/4/2028
January 2022 Common Stock Purchase Warrants (“January 2022 Warrants”)	531,427	$0.01	1/13/2022	1/13/2032
January 2023 Common Stock Purchase Warrants (“January 2023 Warrants”)	360,475	$0.01	1/19/2023	1/19/2033
July 11, 2024 Common Stock Purchase Warrants (“July 11, 2024 Warrants”)	430,009	$0.01	7/11/2024	7/11/2034
July 25, 2024 Common Stock Purchase Warrants (“July 25, 2024 Warrants”)	181,861	$0.01	7/25/2024	7/25/2034
June 2025 Common Stock Purchase Warrants (“June 2025 Warrants”)	181,861	$0.01	6/18/2025	6/18/2035
December 2025 Common Stock Purchase Warrants (“December 2025 Warrants”)	181,861	$0.01	12/30/2025	12/30/2035
February 2026 Common Stock Purchase Warrants (“February 2026 Warrants”)	181,861	$0.01	2/23/2026	2/23/2036
June 2026 Common Stock Purchase Warrants (“June 2026 Warrants”)	272,793	$0.01	6/1/2026	6/1/2036

The material terms and provisions of the July 2019 Warrants, April 22, 2020 Warrants, September 2020 Warrants, January 2022 Warrants, January 2023 Warrants, July 11, 2024 Warrants, July 25, 2024 Warrants, June 2025 Warrants, December 2025 Warrants, February 2026 Warrants, and June 2026 Warrants (collectively, the “Warrants”) are summarized below. Except as indicated in the table above and the discussion below, the Warrants have substantially the same terms. This summary of the provisions of the Warrants is not complete and is qualified in its entirety by the form of each Warrant, which we have filed as exhibits to the registration statement of which this prospectus is a part. The Warrants were issued pursuant to certain securities purchase agreements. These agreements will also be filed as exhibits to the registration statement of which this prospectus is a part.

Pursuant to the Exchange Agreement, immediately prior to the completion of the Direct Listing, ATW will (i) cashless exercise certain of the July 2019 Warrants, January 2022 Warrants, and January 2023 Warrants for an aggregate of 1,536,688 shares of our common stock and (ii) exchange the remaining Warrants for an aggregate of approximately 8,522 shares of our Series A Preferred Stock, convertible into an aggregate of approximately 9,365,547 shares of our common stock.

Following the Warrant Exercise and the Exchange, no Warrants will remain outstanding.

Exercise. The exercise price, initial exercise date, and expiration date of each Warrant is set forth in the table above. Each Warrant may be exercised, in cash or, if no effective registration statement is available registering the issuance of the shares of common stock underlying the Warrants, by a cashless exercise, from time to time through and including its respective expiration date, except that the April 22, 2020 Warrants and September 2020 Warrants cannot be cashless exercised. The Warrants are exercisable in whole or in part by delivering to the company a completed notice of exercise and complying with the requirements for exercise set forth in each Warrant. If Warrants are exercised on a cashless basis, the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the applicable Warrant. The July 2019 Warrants will be automatically exercised via cashless exercise on its expiration date.

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No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Failure to Timely Deliver Shares. If we fail to deliver to the holder a certificate representing shares issuable upon exercise of Warrants or to credit the holder’s balance account with The Depository Trust Company for such number of shares of common stock to which the holder is entitled upon the holder’s exercise of the Warrants, in each case, by the delivery date set forth in the respective Warrant, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder of the warrant shares which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of warrant shares that we were required to deliver to the holder in connection with the exercise at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the holder, either reinstate the portion of the applicable warrant and equivalent number of warrant shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our exercise and delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a validly-exercised Warrant, we will be required to pay liquidated damages in the amount of $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages being to accrue) for each $1,000 of the shares of common stock exercised but not delivered until such time the shares of common stock are delivered or the holder rescinds such exercise.

Exercise Limitation. In general, a holder will not have the right to exercise any portion of a Warrant as long as the holder (together with its Attribution Parties (as defined in the respective Warrant)) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice. If the holder’s beneficial ownership falls below 4.99% (or such other percentage elected by the holder, up to 9.99%), the holder could then exercise the Warrants, up to the applicable beneficial ownership limitation.

Adjustment for Stock Dividends, Splits and Reclassifications. The exercise price and the number of shares of common stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations, and reclassifications of our common stock.

Subsequent Equity Sales. The Warrants have full-ratchet price-based anti-dilution protection, subject to customary carve-outs, in the event we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any common stock or common stock equivalents at an effective price per share below the exercise price of each Warrant. In addition, the holder of the Warrants may elect to receive upon the exercise of the Warrants, in lieu of shares of common stock, the securities issued in such dilutive issuance.

Dividends or Distributions. If we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Warrants, then, in each such case, the holders of the Warrants shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the Warrants (without regard to any limitations on exercise, including, without limitation, the Beneficial Ownership Limitation (as defined in the respective Warrant)). However, to the extent that the holder’s right to participate in any such distribution would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such distribution to such extent, and the portion of such distribution exceeding the limitation shall be held in abeyance for the benefit of the holder until such time as its right would not result in the holder exceeding the Beneficial Ownership Limitation. To the extent that the Warrant has not been partially or fully exercised at the time of such distribution, such portion of the distribution shall be held in abeyance for the benefit of the holder until the holder has exercised the Warrant.

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Purchase Rights. If we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as Purchase Rights, then each holder of the Warrants will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise (without regard to any limitations on exercise, including, without limitation, the Beneficial Ownership Limitation) of the Warrants immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights. However, to the extent that the holder’s right to participate in any such Purchase Rights would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Purchase Rights to such extent, and such excess Purchase Rights shall be held in abeyance for the holder until such time as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation.

Fundamental Transaction. If a Fundamental Transaction (as defined in the respective Warrant and described below) occurs, the holder will thereafter have the right to receive upon an exercise of the Warrants at any time after the consummation of the Fundamental Transaction but prior to the expiration date of the Warrants, the number of shares of common stock of the successor or acquiring corporation or of us, if we are the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the Warrants are exercisable immediately prior to such Fundamental Transaction on the exercise of the Warrants. For purposes of any such exercise, the determination of the exercise price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and we shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. Additionally, we will cause any successor entity to assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants, following such Fundamental Transaction. The holder’s right to receive Alternate Consideration shall be calculated as if the Warrant were fully exercisable, ignoring any Beneficial Ownership Limitation.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of a holder’s ownership of shares of our common stock, the holders of the Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, unless and until they exercise their warrants.

Amendments. Each Warrant may be amended with the written consent of the holder of such Warrant and us.

Listing. There is no established public trading market for any of the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of any of the Warrants on any national securities exchange.

Definitions Relating to the Warrants

“Fundamental Transaction” means (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation with or into another person, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by us or another person) is completed pursuant to which holders of common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding common stock, (iv) we, directly or indirectly, in one or more related transactions effect any reclassification, reorganization or recapitalization of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of our common stock (not including any shares of common stock held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination).

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Convertible Debentures

As of September 30, 2026, we had the following convertible debentures (each, a “Debenture” and, collectively, the “Debentures”) outstanding:

	Original Principal	Capitalized Interest	Conversion Price		Base Interest Rate	Issuance Date	Maturity Date
July 2019 Senior Secured Convertible Debenture (“July 2019 Debenture”)	$3,800,000.00	$2,201,049	$1.1200		11%	7/17/2019	1/31/2028
April 2020 Senior Secured Convertible Debenture (“April 2020 Debenture”)	$750,000.00	$434,417	$2.0000		11%	4/22/2020	1/31/2028
September 2020 Senior Secured Convertible Debenture (“September 2020 Debenture”)	$750,000.00	$434,417	$2.2000		11%	9/4/2020	1/31/2028
January 2022 Senior Secured Convertible Debenture (“January 2022 Debenture”)	$3,000,000.00	$2,259,088	$10.5800		11%	1/13/2022	1/31/2028
January 2023 Senior Secured Convertible Debenture (“January 2023 Debenture”)	$2,000,000.00	$1,386,433	$5.7705		15%	1/19/2023	1/31/2028
July 2024 Senior Secured Convertible Debenture (“July 2024 Debenture”)	$1,000,000.00	$391,355	$5.5674	(1)	15%	7/25/2024	1/31/2028
June 2025 Senior Secured Convertible Debenture (“June 2025 Debenture”)	$1,000,000.00	$214,345	$5.5674	(1)	15%	6/18/2025	1/31/2028
December 2025 Senior Secured Convertible Debenture (“December 2025 Debenture”)	$1,000,000.00	120,671	$5.5674	(1)	15%	12/30/2025	1/31/2028
February 2026 Senior Secured Convertible Debenture (“February 2026 Debenture”)	$2,000,000.00	$189,847	$5.5674	(1)	15%	2/23/2026	1/31/2028
June 2026 Senior Secured Convertible Debenture (“June 2026 Debenture”)	$3,000,000.00	$154,133	$5.5674	(1)	15%	6/1/2026	1/31/2028

(1) The July 2024 Debenture, June 2025 Debenture, December 2025 Debenture, February 2026 Debenture, and June 2026 Debenture have a conversion price equal to the lower of (i) $5.5674 per share or (ii) 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share.

Immediately prior to the completion of the Direct Listing, pursuant to the Exchange Agreement, ATW will exchange the outstanding principal and capitalized interest under the July 2019 Debenture, April 2020 Debenture, and September 2020 Debenture for an aggregate of approximately 3,987 shares of our Series A Preferred Stock, convertible into an aggregate of approximately 6,262,103 shares of our common stock. For a description of the rights of the Series A Preferred Stock, see the section titled “Series A Preferred Stock” below.

Preemptive Rights

For so long as the Debentures are outstanding, the holders of the Debentures have the right to participate in future equity financings by us, subject to certain limitations. The holders of the Debentures have the right, in any future equity financing, to purchase an amount of securities equal to the greater of (i) such amount of such financing that allows the holder to maintain the same percentage ownership of us (on a fully diluted basis) as such holder owned immediately prior to such financing and (ii) the lesser of (A) $5 million and (B) 100% of the financing on the same terms, conditions and price provided for in the financing.

Debentures Remaining Outstanding after the Direct Listing

The January 2022 Debenture, the January 2023 Debenture, the July 2024 Debenture, the June 2025 Debenture, the December 2025 Debenture, the February 2026 Debenture, and the June 2026 Debenture will not convert into shares of our common stock in connection with the Direct Listing or be exchanged for Series A Preferred Stock in connection with the Exchange. Given the beneficial ownership limitations included in the Debentures, we anticipate that the Debentures, other than the July 2019 Debenture, April 2020 Debenture, and September 2020 Debenture exchanged for shares of Series A Preferred Stock in the Exchange, will remain outstanding immediately following the completion of the Direct Listing. However, subject to the beneficial ownership limitations and other terms described below, the holders of the Debentures may convert the Debentures into common stock at any time, in their sole discretion. The material terms and provisions of the Debentures are summarized below. Except as indicated below, the Debentures have the same terms. This summary of the provisions of the Debentures is not complete and is qualified in its entirety by the form of each Debenture, which we have filed as exhibits to the registration statement of which this prospectus is a part. The Debentures were issued pursuant to certain securities purchase agreements, and are subject to associated security agreements and subordination agreements. These agreements will also be filed as exhibits to the registration statement of which this prospectus is a part. Each Debenture is secured by substantially all of the Company’s assets including cash, inventory, machinery, equipment, motor vehicles, furniture, tools, fixtures, all contract rights, software, goodwill, and all intellectual property and intangible assets.

We are not currently contemplating any amendment, waiver, or other modification of the terms of the Debentures that will remain outstanding in connection with the Direct Listing or the Exchange. Accordingly, the conversion provisions, beneficial ownership limitations, interest rate, maturity, default remedies, covenants, and collateral arrangements under such Debentures will remain unchanged as of and immediately following the completion of the Direct Listing.

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General. The initial issuance date, maturity date, original principal, and base interest rate of each Debenture is set forth in the table above. Each Debenture accrues interest payable monthly on the first day of each calendar month. However, under the terms of the Debentures, the holders have allowed us to accrete accrued but unpaid interest to the principal amount under each Debenture. Under the January 2022 Debenture, the interest rate on such interest amounts accreted to principal is 14% annually. We cannot prepay any portion of the principal under each Debenture without the holder’s prior written consent.

No Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon any conversion of the Debentures. As to any fraction of a share which the holder would otherwise be entitled to receive upon such conversion, we may, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price or round up to the next whole share.

Optional Conversion. Each Debenture is convertible, in whole or in part, at the option of the holder at any time and from time to time until the Debenture is no longer outstanding, at the conversion price set forth in the table above.

Failure to Timely Deliver Shares. If we fail to deliver to the holder any shares issuable upon conversion of the Debentures by the delivery date set forth in the Debenture, and if after such date the holder is required by its broker to purchase (in an open market transaction or otherwise) or the holder’s brokerage firm otherwise purchases, shares of common stock to deliver in satisfaction of a sale by the holder which the holder anticipated receiving upon such exercise, or a Buy-In, then we shall (A) pay in cash to the holder the amount, if any, by which (x) the holder’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of shares that we were required to deliver to the holder in connection with the conversion at issue, times (2) the price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of the holder, either reissue such Debenture in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the holder the number of shares of common stock that would have been issued had we timely complied with our delivery obligations. In addition, if we fail to deliver to the holder any common stock pursuant to a conversion of a Debenture, we will be required to pay liquidated damages in the amount of $10 per trading day (increasing to $20 per trading day on the fifth trading day after such liquidated damages being to accrue) for each $1,000 of principal amount being converted but not delivered until such time the shares of common stock are delivered or the holder rescinds such conversion.

Adjustment for Stock Dividends, Splits and Reclassifications. The conversion price and the number of shares of common stock purchasable upon the conversion of the Debentures are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations, and reclassifications of our common stock.

Subsequent Equity Sales. In the event we sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue, any common stock or common stock equivalents at an effective price per share below the conversion price of the Debentures, the conversion price will be reduced to the price per share in such dilutive issuance. If we enter into a variable rate transaction, the conversion price will be reduced to equal the lowest possible price at which securities may be issued in such transaction.

Dividends or Distributions. While the Debenture is outstanding, if we declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) at any time after the issuance of the Debentures, then, in each such case, the holder of the Debentures shall be entitled to participate in such distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete conversion of the Debentures (without regard to any limitations on conversion, including, without limitation, the Beneficial Ownership Limitation (as defined in the respective Debenture)). However, to the extent that the holder’s right to participate in any such distribution would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such distribution to such extent, and the portion of such distribution exceeding the limitation will be held in abeyance for the benefit of the holder until such time as its right would not result in the holder exceeding the Beneficial Ownership Limitation.

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Purchase Rights. In addition, if we grant, issue or sell any shares of our common stock or securities exercisable for, exchangeable for or convertible into our common stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of our common stock, referred to as Purchase Rights, then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of the Debentures immediately before the record date, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined, for the grant, issue or sale of such Purchase Rights. However, to the extent that the holder’s right to participate in any such Purchase Rights would result in the holder exceeding the Beneficial Ownership Limitation (as defined in the respective Debenture), then the holder shall not be entitled to participate in such Purchase Rights to such extent, and such excess Purchase Rights shall be held in abeyance for the holder until such time as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation.

Conversion Limitation. In general, the holder will not have the right to convert any portion of the Debentures as long as the holder (together with its Attribution Parties (as defined in each Debenture)) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Debenture. However, the holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us. If the holder’s beneficial ownership falls below 4.99% (or such other percentage elected by the holder, up to 9.99%) at any time, the holder could then convert the Debentures, up to the applicable beneficial ownership limitation.

Fundamental Transaction. If a Fundamental Transaction (as defined in each Debenture and described below) occurs, the holder will thereafter have the right to receive upon a conversion of the Debenture at any time after the consummation of the Fundamental Transaction while the Debenture is outstanding, the number of shares of common stock of the successor or acquiring corporation or of us, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock into which the Debenture is convertible immediately prior to such Fundamental Transaction on the conversion of the Debenture. For purposes of any such conversion, the determination of the conversion price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of common stock in such Fundamental Transaction, and we shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. Additionally, we will cause any successor entity to assume all of our obligations under the Debentures with the same effect as if such successor entity had been named in each Debenture itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it receives upon any conversion of the Debentures, following such Fundamental Transaction. The holder’s right to receive Alternate Consideration shall be calculated as if the Debenture were fully convertible, ignoring any Beneficial Ownership Limitation.

Optional Redemption. We may, at any time, elect to redeem some or all of the then outstanding principal of the Debentures by paying an amount equal to 100% (or 110% with respect to the January 2022 Debenture) of the outstanding principal, plus all accrued but unpaid interest and any liquidated damages and other amounts due. In an optional redemption of the January 2022 Debenture, we would also be required to issue to the holder of the January 2022 Debenture a warrant to purchase a number of shares of common stock equal to 50% of the shares that would otherwise have been issuable upon conversion of the principal amount redeemed, with an exercise price equal to the conversion price and a term of seven years.

Mandatory Redemption. Each of the January 2023 Debenture, the July 2024 Debenture, the June 2025 Debenture, the February 2026 Debenture, and the June 2026 Debenture contains a mandatory redemption provision stating that upon the consummation of a Subsequent Financing to the extent legally permitted we shall use 50% of the gross proceeds of such Subsequent Financing to redeem principal outstanding on all other Debentures of such series. “Subsequent Financing” is defined as any issuance by the us or any of our subsidiaries of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units.

Negative Covenants and Events of Default. The Debentures include a number of negative covenants limiting our ability to engage in various transactions and take certain actions, including incurring additional indebtedness or liens, amending our organizational documents, repurchasing shares of common stock, repaying other indebtedness, paying cash dividends or distributions, holding assets outside of the U.S. above a certain value, transferring any material intellectual property, or entering into certain transactions with an affiliate, and entering into agreements with respect to these actions. The Debentures also includes customary events of default relating to, among other things, payment defaults, breaches of covenants and representations, bankruptcy events, defaults under certain agreements, failure to maintain minimum liquidity, cash flow, and revenue amounts, failure to maintain the listing of our common stock on a trading market after our initial public offering, engaging in fundamental transactions, limiting capital expenditures under certain conditions, failure to transfer shares upon a conversion, and monetary judgements exceeding certain amounts. In an event of default, the outstanding principal and accrued interest shall become, at the holder’s election, immediately due and payable in cash at the default amount specified in each Debenture.

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Series A Preferred Stock

The preferences and rights of the Series A Preferred Stock will be set forth in a Certificate of Designation of Series A Preferred Stock, or the Series A Certificate of Designation, which will be adopted immediately prior to the completion of the Direct Listing. The form of Series A Certificate of Designation is included as Exhibit 3.5 to the registration statement of which this Prospectus forms a part. The following is a summary of the material terms of our Series A Preferred Stock and is qualified in its entirety by the Series A Certificate of Designation. Please refer to the Series A Certificate of Designation for more information on the preferences, rights and limitations of Series A Preferred Stock.

Liquidation. Upon any liquidation, dissolution or winding-up of us, whether voluntary or involuntary (a “Liquidation”), the holders shall be entitled to receive out of the assets, whether capital or surplus, of us an amount equal to $1,000 for each share of Series A Preferred Stock (the “Series A Original Issue Price”) held by such holders, plus any accrued and unpaid dividends thereon, before any distribution or payment shall be made to the holders of common stock and any other classes or series of capital stock ranking junior, and if our assets shall be insufficient to pay in full such amounts, then the entire assets to be distributed to such holders shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock if all amounts payable thereon were paid in full, and thereafter the same amount that a holder of Common Stock would receive if the Series A Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Dividends. The holders of Series A Preferred Stock will be entitled to receive an amount equal (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock when, as and if such dividends are paid on shares of our common stock. We have an option to pay the Series A Preferred Stock’s accruing dividend in additional shares of Series A Preferred Stock.

Conversion. Each share of Series A Preferred Stock is convertible, at any time and from time to time at the option of the holder thereof, into that number of shares of common stock determined by dividing $1,000 by the conversion price of $5.75 (subject to adjustment as described below). This right to convert is limited by the beneficial ownership limitation described below.

Beneficial Ownership Limitation. A holder shall have no right to convert any portion of Series A Preferred Stock, to the extent that, after giving effect to such conversion, such holder, together with such holder’s affiliates, and any persons acting as a group together with such holder or any such affiliate, would beneficially own in excess of .99% (or, upon election by a holder any higher or lower percentage provided, however, that in no case will the Beneficial Ownership Limitation exceed 9.99%.) of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon such conversion. A holder of Series A Preferred Stock may adjust the percentage of the beneficial ownership upon not less than 61 days prior notice. Beneficial ownership of the holder and its affiliates will be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. In addition, pursuant to Rule 13d-3(d)(1)(i) promulgated under the Securities Exchange Act of 1934, as amended, any person who acquires Series A Preferred Stock with the purpose or effect of changing or influencing the control of our company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying common stock.

Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in shares of common stock on shares of common stock or any other common stock equivalents, subdivide or combine outstanding common stock, or reclassify common stock, the conversion price will be adjusted by multiplying the then effective conversion price by a fraction, the numerator of which shall be the number of shares of common stock outstanding immediately before such event, and the denominator of which shall be the number of shares outstanding immediately after such event.

Merger or Reorganization, etc. In the event of any reorganization, recapitalization, reclassification, consolidation or merger involving us in which the common stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property, then, following any such transaction, each share of Series A Preferred Stock shall be convertible, in lieu of the common stock into which it was convertible prior to such transaction, into the kind and amount of securities, cash or other property which a holder of the number of shares of common stock issuable upon conversion of one share of Series A Preferred Stock immediately prior to such transaction would have been entitled to receive pursuant to such transaction.

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Voting Rights, etc. Except as otherwise provided in the Series A Certificate of Designation or required by law, the Series A Preferred Stock has no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we may not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series A Preferred Stock, (a) materially alter or change the powers, preferences or rights given to the Series A Preferred Stock or materially alter or amend this Certificate of Designation in a manner adverse to the holders of Series A Preferred Stock, (b) materially amend its certificate of incorporation or other organizational documents in any manner that adversely affects any rights of the holders (in their capacity as holders of Series A Preferred Stock), (c) increase the number of authorized shares of Series A Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Fractional Shares. No fractional shares of common stock will be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, we will pay cash equal to such fraction multiplied by the Conversion Price.

There is no established public trading market for the Series A Preferred Stock and we do not expect a market to develop. We have not listed and do not plan on applying to list the Series A Preferred Stock on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Convertible Notes

In July 2025, we issued an unsecured convertible note to an investor in the principal amount of $100,000. In August 2025, we issued four additional unsecured convertible notes to three investors in the aggregate principal amount of $220,348. Each of the notes was issued pursuant to the form of convertible note filed as Exhibit 10.27 to this registration statement.

The principal and accrued interest on the convertible notes are due at maturity. We may prepay the convertible notes at any time prior to maturity without penalty. Each convertible note has a term of two years and an interest rate of 15% per annum. The holders of the notes have agreed that the notes will automatically convert into shares of common stock in connection with the Direct Listing, at a conversion price equal to $5.5674 per share. In connection with any such conversion, holders will be required to execute a lock-up agreement for a period of 180 days from the date of the offering. If the notes remain outstanding at maturity, and upon election of the majority holders, the outstanding principal and accrued interest will convert into shares of common stock at a conversion price of $5.5674 per share. The conversion price is subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, or reclassifications of common stock. Fractional shares will not be issued upon conversion; instead, holders will receive cash in lieu of any fractional shares.

In connection with the completion of the Direct Listing, the convertible notes will convert into an aggregate of 68,212 shares of common stock.

Registration Rights

The securities purchase agreements pursuant to which our Debentures were issued provide the holders of our Debentures with certain “piggyback” registration rights with respect to any registration statement we file relating to an offering for our account or the account of others, other than on Form S-4 or Form S-8. Such rights allow the holders of the Debentures to include the shares of common stock issuable upon conversion of the Debentures, other than shares that are eligible for resale pursuant to Rule 144 of the Securities Act, in any such registration statement, except for in the case of an underwritten offering, in which the number of shares to be included in the underwriting may be limited in the sole discretion of us and the underwriters. The holders have waived this right in connection with this offering.

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Anti-Takeover Provisions

Some provisions of the DGCL, our amended and restated certificate of incorporation, and our amended and restated bylaws expected to be in place prior to the completion of the Direct Listing could have the effect of delaying, deferring or discouraging another person from acquiring control of us. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that provide for payment of a premium over the market price for our shares. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

●	before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction, which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans in some instances, but not the outstanding voting stock owned by the interested stockholder; or

●	at or after the time the stockholder became an interested stockholder, the business combination was approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

●	not owned by the interested stockholder.

Section 203 generally defines a business combination to include:

●	any merger or consolidation involving the corporation or any direct or indirect majority-owned subsidiary of the corporation (a “Subsidiary”) and the interested stockholder;

●	subject to certain exceptions, any sale, transfer, lease, pledge, or other disposition involving the interested stockholder of 10% or more of the assets of the corporation or a Subsidiary;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or a Subsidiary of any stock of the corporation or such Subsidiary to the interested stockholder;

●	subject to certain exceptions, any transaction involving the corporation or a Subsidiary that has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series of the corporation or any such Subsidiary beneficially owned by the interested stockholder; and

●	subject to certain exceptions, any receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or any Subsidiary.

In general, Section 203 defines an interested stockholder as any person who, together with affiliates and associates, beneficially owns or, within three years prior to the determination of interested stockholder status, did beneficially own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision could have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that DGCL Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved upon such stockholder by operation of law.

Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and amended and restated bylaws, each of which will become effective immediately prior to the completion of the Direct Listing, contain provisions that may have the effect of deterring, delaying, or preventing hostile takeovers, acquisition of us by means of a tender offer, acquisition of us by means of a proxy contest or otherwise, removal of our incumbent officers and directors, or changes to our corporate governance or other policies. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

●	Board of Directors Vacancies. Our amended and restated certificate of incorporation and the amended and restated bylaws will provide that our board of directors has the exclusive right to set the size of the board of directors, and any vacancy on our board of directors, however occurring, including a vacancy resulting from an increase in the size of the board, may only be filled by the affirmative votes of a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director except as otherwise required by law and subject to any rights of the holders of any series of preferred stock to elect directors under specified circumstances. This system of electing and removing directors and filling vacancies may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

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●	Directors Removed Only for Cause. Our amended and restated certificate of incorporation will provide that, subject to any special rights of the holders of one or more outstanding series of preferred stock, stockholders may remove directors only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the then-outstanding capital stock entitled to vote at an election of directors.

●	Classified Board of Directors. Our amended and restated certificate of incorporation and amended and restated bylaws will provide that our board of directors will be classified into three classes of directors. The existence of a classified board of directors could discourage a third party from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors. See the section titled “Management—Board Composition and Election of Directors—Classified Board of Directors” for additional information.

●	Supermajority Requirements for Amendments of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws. Our amended and restated certificate of incorporation will provide that, in addition to any vote required by applicable law or our amended and restated certificate of incorporation, any amendment, alteration, or repeal of certain provisions of our amended and restated certificate of incorporation, including provisions relating to the size of the board, removal of directors, filling vacancies on our board of directors, limitation of liability and the indemnification of our directors and officers, special meetings, actions by written consent, amendments to our amended and restated bylaws, cumulative voting, and choice of forum, shall require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of voting stock of our company entitled to vote generally in the election of directors, voting together as a single class, provided that if our board of directors approves and recommends that stockholders approve such amendment, alteration, repeal, or adoption of inconsistent provisions, such amendment, alteration, repeal, or adoption of inconsistent provisions shall only require the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock entitled to vote on such amendment, alteration, repeal, or adoption of inconsistent provisions, voting together as a single class. Our amended and restated certificate of incorporation and amended and restated bylaws will provide that the board of directors is expressly authorized to adopt, amend, alter, or repeal, in whole or in part, our bylaws without a stockholder vote. In addition, our amended and restated certificate of incorporation will provide that any adoption, amendment, alteration, or repeal of our amended and restated bylaws by our stockholders will require the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class.

●	Stockholder Action; Special Meetings of Stockholders. Our amended and restated certificate of incorporation will provide that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders, subject to the rights of the holders of any series of preferred stock. As a result, holders of our common stock would not be able to amend the amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with the amended and restated bylaws. Our amended and restated certificate of incorporation and amended and restated bylaws will also provide that. except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of our stockholders may be called at any time only by or pursuant to a resolution adopted by a majority of the board of directors, the Chief Executive Officer, the President or the Chairman of the board of directors. Our amended and restated bylaws will prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying, or discouraging hostile takeovers or changes in control of us or our management, and might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

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●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be properly brought before a meeting of our stockholders, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws will also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws will allow the board of directors and the chairperson of a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also deter, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

●	No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Following the Direct Listing, our board of directors will have the authority, without further action by the stockholders, to issue up to 4,991,478 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, contest or otherwise.

●	Choice of Forum. Our amended and restated certificate of incorporation will require, unless we consent in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware (or the federal district court for the District of Delaware if the Court of Chancery in the State of Delaware does not have jurisdiction). Our amended and restated certificate of incorporation will also require that the federal district courts of the U.S. will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; however, there is uncertainty as to whether a court would enforce such provision, and investors cannot waive compliance with federal securities laws and the rules and regulations thereunder. Although we believe these provisions will benefit us by providing increased consistency in the application of applicable law in the types of lawsuits to which they apply, the provisions may have the effect of discouraging lawsuits against our directors and officers. These provisions would not apply to any suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the U.S. have exclusive jurisdiction. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

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Limitations on Liability and Indemnification Matters

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their stockholders for monetary damages for breaches of directors’ and officers’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation which will become effective immediately prior to the completion of the Direct Listing, will include a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the director’s duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our amended and restated bylaws, which will become effective immediately prior to the completion of the Direct Listing, will also provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

These provisions may be held not to be enforceable for violations of the federal securities laws of the U.S.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Odyssey Transfer and Trust Company. The address for the transfer agent is 2155 Woodlane Drive, Suite 100, Woodbury, MN 55125.

Listing

We intend to apply to have our common stock approved for listing on The Nasdaq Global Market under the trading symbol “FFLY.”

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to the Direct Listing, there has been no public market for our common stock, and there can be no assurance that a significant public market for our common stock will develop or be sustained after the Direct Listing. Future sales of substantial amounts of our common stock in the public market (including securities convertible into or redeemable, exchangeable, or exercisable for shares of common stock) or the perception that such sales may occur or the availability of such shares for sale in the public market, after the Direct Listing could adversely affect the prevailing market price of our common stock. and our ability to raise equity capital in the future and the ability of our stockholders to sell shares of common stock at a time and price that they deem appropriate.

If our existing stockholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after the lock-up and other legal restrictions on resale discussed in this prospectus lapse, the trading price of our common stock could decline.

Based on shares of common stock outstanding as of September 30, 2026, and assuming the issuance of 1,536,688 shares of common stock upon the exercise of certain Warrants in the Warrant Exercise and the conversion of outstanding convertible debt immediately prior to the completion of the Direct Listing, upon the completion of the Direct Listing we will have outstanding a total of 15,356,895 shares of common stock.

Under the registration statement of which this prospectus forms a part, we are registering the resale of 27,460,983 shares of common stock by the Registered Stockholders, including 15,382,264 shares of common stock that will be outstanding upon the completion of the Direct Listing and the 9,365,547 shares of common stock underlying the Series A Preferred Stock. Generally, any outstanding shares of common stock and the approximately 6,035,820 shares of common stock underlying stock options and restricted stock units not registered hereunder will be deemed “restricted securities” within the meaning of Rule 144 under the Securities Act, subject to the limitations and restrictions that are described below. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below. Approximately 11.6 million of these outstanding shares, 4.4 million of the shares underlying stock options and restricted stock units, and all of the shares underlying the Series A Preferred Stock will be subject to the respective lock-up and leak-out periods under the lock-up agreements described below. Upon expiration of the relevant lock-up and leak-out periods and conditions, such shares will be available for sale in the public market, subject in some cases, with respect to shares held by our affiliates, to applicable volume limitations under Rule 144. The grant agreements for our 6.0 million outstanding options and restricted stock awards provide that the holders of such awards will not sell the shares of common stock underlying such awards for twelve months after the completion of the Direct Listing.

In addition, shares of common stock that are reserved for future issuance under our existing equity compensation plans will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, the lock-up agreements and Rule 144 and Rule 701 under the Securities Act. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

As a result of the provisions of Rule 144 and Rule 701, based on the number of shares of our common stock outstanding (calculated as of September 30, 2026 on the basis of the assumptions described above and no additional exercise of outstanding options or warrants, or conversion of debentures), the shares of our common stock that will be available for sale in the public market are as follows (such numbers do not take into account the leak-out provisions described in the section titled “Lock-up Agreements” below):

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Approximate number of shares	First date available for sale into public market

3.8 million shares	Immediately after the Direct Listing, shares registered for resale hereunder by the Registered Stockholders, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.
0.6 million shares	One month after the Direct Listing, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701, plus shares available for sale under the volume-based leak-out provisions applicable to ATW described below. As described below, on a monthly basis through the twelve-month anniversary of the Direct Listing, an additional 0.6 million shares will become available for sale, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.
3.6 million shares	181 days after the date of this prospectus, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.
19.5 million shares	12 months after the date of this prospectus, upon expiration of the lock-up agreements referred to below, subject in some cases to applicable volume, manner of sale and other limitations under Rule 144 and Rule 701.

Lock-up Agreements

In connection with the Direct Listing, we, our directors, our executive officers, ATW, and certain stockholders have agreed, subject to certain exceptions and as further described below, for the applicable periods described below, not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any other securities convertible into or exercisable or exchangeable for shares of common stock, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of such securities, whether any such transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any such securities, or publicly disclose the intention to take any such action.

ATW. An aggregate of 850,000 of ATW’s shares will be freely transferable following the Direct Listing, subject to applicable securities laws. All other shares of common stock held by ATW will be subject to a lock-up for 20 calendar days from the Direct Listing date, after which lock-up period ATW’s sales will be limited to the greater of (i) $400,000 of aggregate gross proceeds per trading day or (ii) 10% of the aggregate reported trading volume for the calendar week in which the sale occurs, until the date that is twelve (12) months after the Direct Listing date. Within the first 20 calendar days following the Direct Listing, on any trading day where the previous trading day’s volume-weighted average price (VWAP) exceeds $15.00 and the aggregate volume of shares traded since the Direct Listing has exceeded 8.5 million shares, the lock-up shall no longer apply to ATW’s shares (other than the 850,000 shares described above), and thereafter only the leak-out limitations described above will apply. The ATW lock-up includes customary exceptions, including for exercises or conversions of options, warrants or convertible securities (with shares received remaining subject to the agreement as applicable), certain cashless exercises, bona fide gifts and certain transfers not for value (subject to specified conditions), transfers by operation of law and certain affiliate transfers.

Other holders. Our directors, executive officers, and stockholders who own 0.55% of our outstanding shares are subject to our form lock-up agreement. The lock-up period commences on the date of the lock-up agreement and continues for up to twelve (12) months after the Direct Listing date. Notwithstanding the foregoing, the lock-up agreement provides that (i) six percent (6.0%) of the holder’s shares shall not be subject to the lock-up on the Direct Listing date and (ii) on each successive 30-day anniversary of the Direct Listing date, an additional five percent (5%) of the holder’s shares shall be released, such that the holder’s shares are released in accordance with the following schedule: 6% on the Direct Listing date, 11% cumulatively as of day 30, 16% cumulatively as of day 60, and so on, until all shares are released on the 12 month anniversary of the Direct Listing date. In addition, if, at any time following the Direct Listing date, the price per share of our common stock exceeds the valuation on the Direct Listing date on at least fifteen (15) trading days within any period of twenty (20) consecutive trading days, then, effective as of the close of trading on the final trading day of such 20-trading-day period, an additional twenty percent (20%) of the holder’s shares shall be immediately and automatically released from the lock-up; a release may occur on each occasion this price trigger is satisfied, provided that no two releases arise from overlapping 20-trading-day periods. The form agreement includes customary exceptions, including for exercises or conversions of options, warrants or convertible securities (with shares received remaining subject to the agreement as applicable), certain cashless exercises, bona fide gifts and certain transfers not for value (subject to specified conditions), transfers by operation of law and certain affiliate transfers.

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Rule 144

In general, Rule 144 provides that once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of our common stock proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, Rule 144 provides that our affiliates or persons selling shares of our common stock on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described in this prospectus, within any three-month period, a number of shares of common stock that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after completion of the Direct Listing; or

●	the average weekly trading volume in our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such a sale.

Sales by our affiliates under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as in effect on the date of this prospectus, any of our employees, directors, officers, consultants, or advisors who purchased or purchases shares from us in reliance on Rule 701 in connection with a compensatory stock or option plan or other written agreement before the effective date of a registration statement under the Securities Act, or who purchase shares from us after that date upon the exercise of options granted before that date, are eligible to resell such shares 90 days after such effective date in reliance upon Rule 144. If such person is not an affiliate, such sale may be made under Rule 144 without compliance with the current public information, volume limitation, notice, or holding period requirements. If such a person is an affiliate, such sale may be made under Rule 144 without compliance with the holding period requirement, but subject to the other Rule 144 restrictions described above.

Equity Incentive Plans

We intend to file registration statements on Form S-8 under the Securities Act after the completion of the Direct Listing to register our shares of common stock that are issuable pursuant to our 2016 Stock Plan and 2026 Stock Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of the Direct Listing. Accordingly, shares registered under the registration statements will be available for sale in the open market following their effective dates, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

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SALE PRICE HISTORY OF OUR CAPITAL STOCK

We intend to apply to list our common stock on Nasdaq. Prior to the listing of our common stock on Nasdaq, there has been no public market for our common stock. Our common stock has a limited history of trading in private transactions. Since January 1, 2024, we issued (i) 196,153 shares of our common stock to investors at a price per share of $5.71 and (ii) 983,233 shares of our common stock to investors at a price per share of $5.77 to $8.50. Since January 1, 2024, we have also issued an aggregate of $7,000,000 of convertible debentures with a conversion price equal to the lesser of (i) $5.5674 per share and (ii) 85% of the initial public offering price per share. Since January 1, 2024, we have also issued an aggregate of $320,348 of convertible notes with a conversion price equal to the lesser of (i) $5.5674 per share or (ii) 90% of the initial public offering price per share (in the event of an underwritten public offering raising at least $10,000,000 in gross proceeds).

While Advisor, in its capacity as our financial advisor, is expected to consider this information in connection with setting the opening public price of our common stock, this information may have little or no relation to broader market demand for our common stock and thus the opening public price and subsequent public price of our common stock on Nasdaq. As a result, you should not place undue reliance on these historical private sale prices as it may differ materially from the opening public price and subsequent public price of our common stock on Nasdaq.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) relating to the acquisition, ownership and disposition of our common stock. This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not address the potential application of the Medicare contribution tax on net investment income, and does not address any estate or gift tax consequences or any tax consequences arising under any state, local, or foreign tax laws, or any other U.S. federal tax laws. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings, and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect and available as of the date of this prospectus. These authorities are subject to differing interpretations and may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. Except as provided below, this summary does not address tax reporting requirements. This summary also does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis. We have not requested a legal opinion of legal counsel or ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This discussion is limited to non-U.S. holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a non-U.S. holder in light of such non-U.S. holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to non-U.S. holders subject to special rules under the U.S. federal income tax laws, including:

●	certain U.S. expatriates, former citizens or long-term residents of the U.S.;

●	partnerships or other pass-through entities (and investors therein);

●	“controlled foreign corporations” and shareholders thereof;

●	“passive foreign investment companies” and shareholders thereof;

●	corporations that accumulate earnings to avoid U.S. federal income tax and shareholders thereof;

●	corporations organized outside the U.S., any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes;

●	banks, financial institutions, investment funds, insurance companies, brokers, dealers, or traders in securities or currencies including, without limitation, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	tax-exempt organizations and governmental organizations;

●	tax-qualified retirement plans and pension plans;

●	persons who acquire our common stock through the exercise of an option or otherwise as compensation;

●	qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

●	persons subject to the alternative minimum tax;

●	real estate investment trusts or regulated investment companies;

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●	persons subject to special tax accounting rules;

●	persons that own or have owned, actually or constructively, more than 5% (by voting power or value) of our common stock, except to the extent specifically set forth below;

●	persons who have elected to mark securities to market; and

●	persons holding our common stock as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction.

In addition, if an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships owning our common stock and the partners in such partnerships should consult their own tax advisors about the particular U.S. federal income tax consequences to them of acquiring, owning and disposing of our common stock.

Prospective investors should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situation, as well as any tax consequences of the acquisition, ownership and disposition of our common stock arising under other U.S. federal tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Definition of Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. person” or a partnership (including any entity or arrangement treated as a partnership) for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	a citizen or individual resident of the U.S.;

●	a corporation created or organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

As described in the section titled “Dividend Policy,” we have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. However, if we distribute cash or other property in respect of our common stock (other than certain pro rata distributions of our common stock), such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If the amount of a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital that reduces the non-U.S. holder’s adjusted basis in such holder’s common stock, but not below zero. Any excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “– Sale, Exchange or Other Taxable Disposition of Our Common Stock” below.

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Subject to the discussion below regarding effectively connected income, backup withholding and FATCA (as defined below), distributions treated as dividends on our common stock held by a non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or at a lower rate if provided by an applicable income tax treaty and the non-U.S. holder has provided the documentation required to claim benefits under such treaty. Generally, to claim the benefits of an income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Forms. In the case of any constructive distribution, it is possible that this tax would be withheld from any amount owed to the non-U.S. holder, including, but not limited to, distributions of cash, common stock or sales proceeds subsequently paid or credited to that holder. If we are unable to determine, at the time of payment of a distribution, whether the distribution will constitute a dividend, we may nonetheless withhold any U.S. federal income tax on the distribution as permitted by Treasury Regulations. If we are a USRPHC (as defined below) and we do not qualify for the Regularly Traded Exception (as defined below), distributions which constitute a return of capital will be subject to withholding tax unless an application for a withholding certificate is filed to reduce or eliminate such withholding.

If a non-U.S. holder holds our common stock in connection with the non-U.S. holder’s conduct of a trade or business within the U.S., and dividends paid on our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if an applicable tax treaty so provides, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), the dividends will not be subject to the 30% U.S. federal withholding tax (provided the non-U.S. holder has provided the appropriate documentation, generally an IRS Form W-8ECI, to the withholding agent), but the non-U.S. holder generally will be subject to U.S. federal income tax in respect of the dividend on a net income basis, and at graduated rates, in substantially the same manner as U.S. persons. Dividends received by a non-U.S. holder that is a corporation for U.S. federal income tax purposes and which are effectively connected with the conduct of a U.S. trade or business may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty).

A non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Sale, Exchange or Other Taxable Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or other disposition of our common stock, unless:

●	the non-U.S. holder is a nonresident alien individual present in the U.S. for 183 days or more during the taxable year of the disposition, and certain other requirements are met;

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.; or

●	we are or become a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock, and our common stock is not regularly traded on an established securities market during the calendar year in which the sale or other disposition occurs.

A non-U.S. holder described in the first bullet point above generally will be subject to tax at a gross rate of 30% on the amount by which such non-U.S. holder’s taxable capital gains allocable to U.S. sources, including gain from the sale or other disposition of our common stock, exceed capital losses allocable to U.S. sources, except as otherwise provided in an applicable income tax treaty.

If the gain is described in the second bullet point above, gain realized by the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis, and at graduated rates, in substantially the same manner as a U.S. person (except as provided by an applicable tax treaty). In addition, if such non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on such effectively connected gain, as adjusted for certain items.

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Determining whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. We believe we are not and do not anticipate becoming a USRPHC for U.S. federal income tax purposes, although there can be no assurance we will not in the future become a USRPHC. If we were to constitute a USRPHC at any time during the time period referred to in the third bullet point above, if our common stock is “regularly traded” on an “established securities market” (in each case, as defined by applicable Treasury Regulations) (the “Regularly Traded Exception”) during the calendar year in which a non-U.S. holder disposes of our common stock, the non-U.S. holder would not be subject to taxation on the gain on the disposition of our common stock under this rule unless the non-U.S. holder has, actually or constructively, owned more than 5% of our outstanding common stock at any time during the shorter of the five-year period ending on the date of the disposition of such common stock or the non-U.S. holder’s holding period for such common stock. No assurance can be given that our stock is or may be at any time in the future regularly traded on an established securities market. If gain on the sale or other taxable disposition of shares of our common stock by a non-U.S. holder is subject to U.S. federal income taxation by reason of us being a USRPHC at any time during the time period referred to in the third bullet point above, such non-U.S. holder generally would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder and would be required to file a U.S. federal income tax return for the taxable year in which such gain was recognized. In addition, the purchaser of our shares of common stock from a non-U.S. holder generally would be required to withhold and remit to the IRS 15% of the purchase price paid to such non-U.S. holder unless, at the time of such sale or other disposition, any class of our stock is regularly traded on an established securities market (as discussed above) or another exception to such withholding applies.

Non-U.S. holders should consult their own tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 24%, generally will not apply to dividends paid to a non-U.S. holder on, or to the gross proceeds paid to a non-U.S. holder from a disposition of, our common stock, provided that the non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, or certain other requirements are met. Backup withholding may apply if the payor has actual knowledge, or reason to know, that the holder is a U.S. person who is not an exempt recipient.

We are required to report annually to the IRS the amount of any dividends paid to a non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an income tax treaty or other agreement between the U.S. and the tax authorities in such country. In addition, proceeds from the disposition by a non-U.S. holder of our common stock that is transacted within the U.S. or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. The U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is timely furnished to the IRS.

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Withholding on Payment to Certain Foreign Accounts or Entities

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid to a non-U.S. holder on, or, subject to the proposed Treasury Regulations discussed below, gross proceeds from the disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial U.S. owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Non-U.S. holders typically will be required to furnish certifications (generally on the applicable IRS Form W-8) or other documentation to provide the information required by FATCA or to establish compliance with or an exemption from withholding under FATCA. FATCA withholding may apply where payments are made through a non-U.S. intermediary that is not FATCA compliant, even where the non-U.S. holder satisfies the holder’s own FATCA obligations.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and subject to proposed Treasury Regulations described below, to payments of gross proceeds from the sale or other disposition of such stock. The U.S. Department of Treasury has released proposed Treasury Regulations (the preamble to which specifies that taxpayers may rely on them pending finalization) which would eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our common stock. There can be no assurance that the proposed Treasury Regulations will be finalized in their present form.

The U.S. and a number of other jurisdictions have entered into intergovernmental agreements to facilitate the implementation of FATCA. Any applicable intergovernmental agreement may alter one or more of the FATCA information reporting and withholding requirements. Prospective investors should consult their own tax advisors regarding the potential application of withholding under FATCA to an investment in our common stock, including the applicability of any intergovernmental agreements.

THE FOREGOING DISCUSSION IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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PLAN OF DISTRIBUTION

Overview

The shares of common stock being registered herein represent shares held by the Registered Stockholders, which include donees, pledgees, transferees, or other successors in interest who received such securities after the date of this prospectus as a gift, pledge, partnership distribution, or other transfer. We will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders. Unlike a firm-commitment underwritten initial public offering, the resale by the Registered Stockholders is not being underwritten by any investment bank.

We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of common stock by the Registered Stockholders, except that we have engaged the Advisor as our financial advisor with respect to certain matters relating to the registration of our common stock and the listing of our common stock on The Nasdaq Global Market, as further described below.

The Registered Stockholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each sale. We do not anticipate receiving notice as to if and when any Registered Stockholder may, or may not, elect to sell their shares of common stock or the prices at which any such sales may occur, and there can be no assurance that any Registered Stockholder will sell any or all of their shares of common stock covered by this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders. We will recognize costs related to this Direct Listing and our transition to a publicly-traded company consisting of professional fees and other expenses. We will expense these amounts in the period incurred and not deduct these costs from net proceeds to the issuer as they would be in an initial public offering.

Role of the Financial Advisor

We have engaged the Advisor as our financial advisor to advise and assist us with respect to certain matters relating to the Direct Listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring, and planning the Direct Listing, developing and assisting with our investor communication strategy in relation to the Direct Listing, and being available to consult with The Nasdaq Stock Market LLC, including on the day that our shares of common stock are initially listed on the Nasdaq Global Market.

In addition, the Advisor will determine when our shares of common stock are ready to trade and to approve proceeding with the opening of trading at the Current Reference Price (as defined below), pursuant to its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8). However, the Advisor has not been engaged to participate in investor meetings or to otherwise facilitate or coordinate price discovery activities or sales of our common stock in consultation with us, except as described herein.

The Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or the solicitation or sales of shares of our common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein. Prior to the financial advisory services provided by the Advisor to us in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to us.

131

Nasdaq Opening Cross and Current Reference Price

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of common stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence.

Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under clause (ii), then it is the entered price (i.e., the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e., will not be bought or sold); and (iv) if more than one price exists under clause (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under clause (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

Illustrative Example of Current Reference Price Calculation

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained—a limit order to buy 500 shares of common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of common stock at an entered asking price of $10.00 per share—the Current Reference Price would be selected as follows:

●	Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

●	Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

●	Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

132

The Advisor, as the designated financial advisor under Nasdaq Rule 4120(c)(8), will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing, and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade.

Further, in the event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii), or (iii) of the definition of the Current Reference Price. Under Nasdaq rules, in the event of such delay, prior to terminating such delay, there will be a 10-minute “Display Only” period during which market participants may enter quotes and orders in shares of our common stock in Nasdaq systems. In addition, beginning at 4:00 a.m., market participants may enter orders in shares of our common stock on Nasdaq. Such orders will be accepted and entered into the system. After the conclusion of the 10-minute “Display Only” period, our common stock will enter a “Pre-Launch” period of indeterminate duration. The “Pre-Launch” period will end and shares of our common stock will be released for trading by Nasdaq when certain conditions are met, including Nasdaq’s receipt of notice from the Advisor that our shares of common stock are ready to trade, after which the Nasdaq system will calculate the Current Reference Price at that time and display it to the Advisor. If the Advisor then approves proceeding, the Nasdaq system will conduct certain validation checks. The Advisor, with the concurrence of Nasdaq, may determine at any point during the delay process up through the conclusion of the “Pre-Launch” period to postpone and reschedule the Direct Listing.

Neither we nor the Registered Stockholders will be involved in Nasdaq’s price-setting mechanism, nor will we or they coordinate or be in communication with the Advisor, including with respect to any decision by the Advisor to delay or proceed with trading.

Net Order Imbalance Indicator

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of common stock that can be paired off the Current Reference Price, the number of shares of common stock that would remain unexecuted at the Current Reference Price, and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

Differences from a Firm-Commitment Underwritten Offering

Because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book-building process (that is, an organized process pursuant to which buy and sell interest is coordinated in advance to some prescribed level—the “book”). Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly.

Market Makers

In addition, to list on the Nasdaq Global Market, we are required to have at least three registered and active market makers. We expect that the Advisor will register as a market maker in our common stock; however, the Advisor will not commence active market-making activities until after the completion of the opening cross/trade on the Nasdaq Global Market. We also expect to engage other market makers, whose active market-making activities will similarly not commence until after the completion of the opening cross/trade.

Manner of Sale

The Registered Stockholders, and their pledgees, donees, transferees, assignees, or other successors in interest, may sell their shares of common stock covered hereby pursuant to brokerage transactions on Nasdaq, or other public exchanges or registered alternative trading venues, at prevailing market prices at any time after the common stock is listed for trading. In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Registered Stockholders in private transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

133

Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers. If any of the Registered Stockholders utilize a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions from such Registered Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

Registered Broker-Dealers, Registered Brokers and Broker-Dealer Affiliates.

R.F. Lafferty & Co., Inc. (“Lafferty”), and Bradley Woods & Co. Ltd. (“Bradley Woods”) are registered broker-dealers.

The shares of common stock held by Lafferty and Bradley Woods were issued as compensation for placement-agent services rendered to us in connection with previous transactions. Because all of the shares registered for resale for such Registered Stockholders were issued as underwriting or investment-banking compensation, such Registered Stockholders are not deemed “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

Robert Hackel, Amanda Hackel, Joseph Reda, Jonathan Schecter, Jim Bennett, ATW Partners LLC, Western International, LLC, The Special Equities Group, LLC, The Special Equities Opportunity Fund, LLC, ATW Partners LLC, FF Opportunities 2 LLC (“FF2”), FF Opportunities 3 LLC (“FF3”), FF Opportunities 4 LLC (“FF4”), and FF Opportunities 5 LLC (“FF5”) are affiliates of registered broker-dealers. Each such Registered Stockholder acquired the securities being registered for resale on its behalf in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such securities. Accordingly, such Registered Stockholders are not being identified as underwriters solely by reason of their affiliation with a registered broker-dealer.

Transfers, Distributions, and Pledges

A Registered Stockholder may from time to time transfer, distribute (including distributions in kind by Registered Stockholders that are investment funds), pledge, assign, or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees, or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under applicable provisions of the Securities Act amending the list of the Registered Stockholders to include the transferee, distributee, pledgee, assignee, or other successor in interest as a Registered Stockholder under this prospectus.

A Registered Stockholder that is an entity may elect to make an in-kind distribution of common stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus.

Advisor Compensation

In connection with its engagement as our financial advisor, will be entitled to receive a cash advisory fee of $1,000,000.00, payable upon the completion of the Direct Listing. The Advisor will also be entitled to reimbursement for all reasonable, documented expenses incurred in connection with its engagement, provided that such expenses, other than legal fees, may not exceed $125,000.00 without our prior authorization.

No Proceeds to the Company

We will not receive any proceeds from the sale of shares of common stock by the Registered Stockholders pursuant to this prospectus.

134

LEGAL MATTERS

The legality of shares of our common stock offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The consolidated financial statements of FireFly Robotics, Inc. as of December 31, 2025 and 2024 and for the years then ended included in this prospectus have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is included herein. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Combination of Moss Adams and Baker Tilly

On June 3, 2025, we were notified that Moss Adams LLP (“Moss Adams”), our independent registered public accounting firm, merged with Baker Tilly US, LLP effective on June 3, 2025. The combined audit practices operate as Baker Tilly US, LLP (“Baker Tilly”). In connection with the notification of the merger, Moss Adams has resigned as our auditors and the Audit Committee of our Board of Directors approved the appointment of Baker Tilly, as the successor to Moss Adams, as our independent registered public accounting firm.

The audit reports of Moss Adams on our consolidated financial statements for the years ended December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Moss Adams’ audit report on the consolidated financial statements contained an explanatory paragraph regarding a going concern uncertainty.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through June 3, 2025, there were no (a) disagreements with Moss Adams on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moss Adams’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K, other than the material weaknesses disclosed.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through the date through June 3, 2025, neither we, nor anyone on our behalf, consulted with Baker Tilly regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

We provided Baker Tilly (formerly Moss Adams) with a copy of this registration statement prior to its filing with the SEC and requested that Baker Tilly furnish us with a letter addressed to the Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. Attached as Exhibit 16.2 to the registration statement of which this prospectus forms a part is a copy of Baker Tilly’s (formerly Moss Adams) letter to the Commission, dated October 27, 2026.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. In this prospectus we refer to that registration statement, together with all amendments, exhibits and schedules to that registration statement, as “the registration statement.”

As is permitted by the rules and regulations of the SEC, this prospectus, which is part of the registration statement, omits some information, exhibits, schedules and undertakings set forth in the registration statement. For further information with respect to us, and the securities offered by this prospectus, please refer to the registration statement.

Following the declaration of effectiveness of the registration statement on Form S-1, of which this prospectus forms a part, we will be required to file current, quarterly and annual reports, proxy statements and other information without charge with the SEC. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We also maintain a website at fireflyautomatix.com at which, following the completion of the Direct Listing, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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FIREFLY ROBOTICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Consolidated Financial Statements (audited) as of and for the years ended December 31, 2025, and 2024

F-1

FIREFLY ROBOTICS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

(audited)

As of and for the years ended December 31, 2025, and 2024

F-2

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of

FireFly Robotics, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of FireFly Robotics, Inc. and Subsidiary (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in stockholder’s deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2025 and 2024, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Baker Tilly US, LLP

Denver, Colorado

June 30, 2026

We have served as the Company’s auditor since 2023.

F-3

FIREFLY ROBOTICS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 and 2024

(in thousands, except share and per share amounts)

	2025	2024
ASSETS
Current assets:
Cash	$3,010	$2,287
Restricted cash	316	300
Accounts receivable, net	2,225	1,351
Inventory, net	7,670	8,566
Prepaid expenses	305	640
Total current assets	13,526	13,144

Property and equipment, net	2,130	1,972
Intangible assets, net	669	696
Right-of-use assets, operating leases	3,972	4,451
Right-of-use assets, finance leases	752	881
Other long-term assets	142	141
Total assets	$21,191	$21,285

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,890	$5,245
Customer deposits	3,084	1,103
Notes payable, current portion	273	302
Accrued and other current liabilities	3,619	2,352
Lease liability, operating leases	521	386
Lease liability, finance leases	175	154
Total current liabilities	15,562	9,542

Non-current liabilities:
Notes payable, net of current portion	457	427
Convertible debt	339	-
Convertible debentures payable (at fair value)	43,746	38,176
Common stock purchase warrants liability	21,936	20,013
Lease liability, operating leases net of current portion	4,049	4,597
Lease liability, finance leases net of current portion	446	628
Other liabilities	3,657	3,640
Total liabilities	90,192	77,023

Commitments and contingencies (Note 18)	-	-

Stockholders’ deficit:
Common stock, $0.001 par value, 40 million shares authorized; 13,168,701 and 13,131,701 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively.	13	13
Additional paid-in capital	22,513	20,654
Accumulated losses	(91,527)	(76,405)
Total stockholders’ deficit	(69,001)	(55,738)

Total liabilities and stockholders’ deficit	$21,191	$21,285

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FIREFLY ROBOTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024

(in thousands, except share and per share amounts)

	2025	2024

Revenues, net	$47,178	$42,477
Cost of revenues	37,808	32,282
Gross profit	9,370	10,195

Operating expenses:
Selling, general and administrative	14,157	11,443
Research and development	4,530	4,293
Total operating expenses	18,687	15,736

Loss from operations	(9,317)	(5,541)

Other (expense) income:
Interest income	32	25
Interest expense	(128)	(235)
Change in fair value of convertible debentures	(3,570)	(4,158)
Change in fair value of warrant liability	(2,067)	(3,616)
Other income (expense), net	(51)	10
Total other expense	(5,784)	(7,974)
Loss before income taxes	(15,101)	(13,515)

Provision for income taxes	21	22
Net loss	(15,122)	(13,537)

Net loss per share attributable to common stockholders:
Basic	$(1.03)	$(0.99)
Diluted	$(1.03)	$(0.99)

Weighted average common shares:
Basic	14,742,368	13,699,300
Diluted	14,742,368	13,699,300

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FIREFLY ROBOTICS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024

(in thousands)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Losses	Deficit
Balance, December 31, 2023	12,352	$12	$14,817	$(62,868)	$(48,039)

Issuance of common stock for cash	780	1	4,491	-	4,492

Stock compensation	-	-	1,346		1,346

Net loss	-	-	-	(13,537)	(13,537)

Balance, December 31, 2024	13,132	$13	$20,654	$(76,405)	$(55,738)

Issuance of common stock for cash	5	-	15	-	15

Exercise of warrants	32	-	144	-	144

Stock compensation	-	-	1,700	-	1,700

Net loss	-	-	-	(15,122)	(15,122)

Balance, December 31, 2025	13,169	13	22,513	(91,527)	(69,001)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FIREFLY ROBOTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024

(in thousands)

	2025	2024
Cash flows from operating activities:
Net loss	$(15,122)	$(13,537)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of convertible debentures	3,570	4,158
Change in fair value of warrant liability	2,067	3,616
Amortization of right-of-use asset	479	509
Depreciation and amortization	867	672
Stock compensation	1,700	1,346
Inventory write-down	131	24
Bad debt expense	-	20
Changes in operating assets and liabilities:
Accounts receivable	(874)	(449)
Inventory	765	(698)
Prepaid expenses	332	(328)
Accounts payable	2,645	1,011
Customer deposits	1,982	(1,440)
Accrued and other current liabilities	1,267	666
Lease liability	(573)	(395)
Net cash provided by (used in) operating activities	(764)	(4,825)

Cash flows from investing activities:
Purchase of property and equipment	(823)	(465)
Purchase of intangible assets	(45)	(76)
Proceeds from disposition of assets	-	49
Net cash used in investing activities	(868)	(492)

Cash flows from financing activities:
Proceeds from convertible notes	2,339	1,000
Proceeds from notes payable	504	420
Repayment of notes payable	(504)	(433)
Proceeds from issuance of common stock	15	4,492
Other liabilities	17	(264)
Net cash provided by financing activities	2,371	5,215

Net change in Cash and Restricted cash	739	(102)

Cash and Restricted cash, beginning of period	2,587	2,689

Cash and Restricted cash, end of period	$3,326	$2,587

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$96	$231
Cash paid for taxes	$56	$74
ROU asset obtained in exchange for operating lease	$-	$1,439
ROU Asset obtained in exchange for finance leases	$-	$104
Fair value of warrants issued with convertible debentures	$2,094	$2,987

The accompanying notes are an integral part of these consolidated financial statements.

F-7

FIREFLY ROBOTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATIONS

Since its launch in January 2010, FireFly Robotics, Inc., a Delaware corporation (the “Company”, “FireFly”, “we” or “us”), has focused on becoming a technology leader in the turfgrass industry as a firm that designs, manufactures, sells and supports precision manned robotic harvester (“MRH”), autonomous electric robotic mowers (“AMP”), aftermarket parts and services. FireFly has expanded its turfgrass expertise with operations in Europe, the Asia Pacific region, and South America.

We are a growth-oriented technology company with internally developed proprietary software and our patented mechatronic systems. We have integrated our technology into the design, development, and manufacturing of our MRH and our AMP Platform including our AMP-L100 and AMP-X100 models.

We sell our products directly to customers in the turf harvesting and golf course and sports park maintenance industries. Our products are complemented by a suite of services that are designed to address the entire product lifecycle and deepen our relationships with customers. We built a vertically integrated platform comprised of our proprietary technology, cloud software systems, product development, products, and services, which we expect will allow us to iterate disruptive products and shorten the time to bring new products to market. Much of our research and development into automating the MRH, specifically our servo electric motion control technology, was transferable to our AEV robotic mowers. Interconnected by our data and analytics, our platform is designed to deliver fast-paced innovation cycles, structural cost advantages, and exceptional customer experiences, all of which combine to create a self-reinforcing growth dynamic while serving our mission to be a technology leader in large-area AEV mowing technology and in automated turf harvesting.

With a foundation of 15-plus years in business, FireFly is dedicated to becoming a global AgTech innovator, one determined to protect our position as a premier technology supplier to turfgrass producers worldwide, while also extending our impact into the broader opportunities outlined above.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The Company’s consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. Continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financial requirements, raise additional capital, and the success of its future operations.

Under the rules of ASC Subtopic 205-40 “Presentation of Financial Statements-Going Concern” (“ASC 205-40”), the Company is required to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that these consolidated financial statements are issued or available to be issued. This evaluation takes into account the Company’s current available cash and projected cash needs over the one-year evaluation period but may not consider things beyond its control.

The Company has experienced operating losses due primarily to research and development expense related to the design, testing, and manufacturing of our AMPs, selling, general, and administrative expense as we have sought to ramp up and establish our business, used cash from operations, and relied on the capital raised from friends, family and related parties and institutional financing to continue ongoing operations. We may or may not be able to raise additional capital or obtain additional institutional financing due to future economic conditions. In particular, the lending criteria are currently tightening in the U.S., and we have experienced a decline in demand for our MRH products, due to continuing declines in the new housing market and higher interest rates. These factors, when considered in the aggregate, raise substantial doubt about our ability to continue as a going concern within one year of the date these consolidated financial statements are issued. In response to these conditions, our management has prepared the financing plan described below.

F-8

Management considers the conditions outlined above as the most significant factors in raising substantial doubt about our ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued. Management’s mitigating plans include: (1) raising additional liquidity through an equity raise in the public capital markets or through friends and family, (2) evaluating operating expenses and developing a plan to reduce expenditures without negatively impacting current operations, (3) placing a strategic focus on increasing sales with prime MRH customers and selling our AMPs to private and public golf courses and sports field parks, and (4) making strategic price increases on both our MRHs and AMPs. No assurances can be given that we will be successful raising funds through an initial public offering or through other debt or equity financing, or that we will be successful in reducing operating expenses or increasing machine sales with increased prices.

We will need additional sources of capital to continue funding our operations. Our significant projected cash commitments relate primarily to debt service and operating expenses. These debt service and operating expenses include the convertible debentures, notes payable and lease obligations payable. The notes payable and lease obligations payable require monthly cash payments. This assumes (1) the interest on the convertible debentures will continue to be accreted to the debentures’ principal outstanding and not paid in cash, and (2) the debentures will be converted into shares of our common stock at their respective maturity. Over the next twelve months, we expect to finance our operations with operating revenue from our operations and other debt financings (see Note 18 – Subsequent Events). However, there can be no guarantee that we will be able to obtain additional short-term debt financing or other sources of financing. In addition, cash flows from our operations may be less than anticipated.

In the event the projected results do not occur, we may have to significantly delay, scale back, or discontinue the development and commercialization of one or more product offerings and other strategic initiatives. Additionally, we would reduce the number of new hires planned for the remainder of 2026 and into 2027, and implement cost reduction measures such as a reduction in headcount and reducing planned sales, marketing, and research and development expenses among other cost reduction measures. Even with these measures, there is no assurance that our cash from operations would be sufficient to continue operating for the next twelve months.

In September 2022, the Company formed FireFly Automatix, Limited as a wholly-owned subsidiary and incorporated in the United Kingdom. The Company anticipated opening a satellite office and a warehouse for replacement parts, which has not yet fully happened. The minimal operations are considered insignificant.

Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires management to use its judgment to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosures at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These assumptions and estimates could have a material effect on our consolidated financial statements. Actual results may differ materially from those estimates. We review our estimates on an ongoing basis based on information currently available, and changes in facts and circumstances may cause us to revise these estimates. The most significant estimates and assumptions included useful lives of property and equipment, collectability of our accounts receivable, inventory valuation and income taxes, including the valuation allowance for deferred tax assets and assessment of uncertain tax positions, the fair value of the convertible debentures and common stock purchase warrants.

Cash and Restricted Cash

Cash and restricted cash primarily consists of cash, demand and savings deposits which are highly liquid. In May 2024, the Company pledged a certificate of deposit to our bank; which in turn, issued a $300 irrevocable standby letter in favor of a bank that was financing a machine purchase for one of our customers. The irrevocable standby letter of credit was released in March 2025, as the customer secured alternative financing from a different financial institution. The Company continues to maintain the certificate of deposit which matures May 2026 and earns interest at 3.31% per annum.

F-9

The following table summarizes the cash and restricted cash (in thousands):

	As of December 31,
	2025	2024
Cash	3,010	2,287
Restricted cash	316	300
Cash and restricted cash	$3,326	$2,587

Fair Value of Financial Instruments

The Company records the fair value of assets and liabilities in accordance with ASC 820. ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

In addition to defining fair value, ASC 820 prescribes the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of the fair value hierarchy are as follows:

Level 1 –	Quoted prices (unadjusted) in active markets for identical assets or liabilities,
Level 2 –	Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly,
Level 3 –	Unobservable inputs for which little or no market data exists, therefore requiring a company to develop its own assumptions.

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values due to the short-term nature of these instruments. The carrying amounts of notes payable, lease liabilities, and convertible debt approximate fair value because the stated interest rates approximate current market rates for similar instruments, or because of their relatively short remaining maturities.

The following table summarizes the carrying amount and estimated fair value of the convertible debentures and the common stock purchase warrants (in thousands):

	2025
	Carrying	Fair	Fair Value Measurements
	Value	Value	Level 1	Level 2	Level 3
11% debenture dated July 17, 2019	$28,033	$28,033	$-	$-	$28,033
11% debenture dated April 22, 2020	$2,989	$2,989	$-	$-	$2,989
11% debenture dated September 4, 2020	$2,694	$2,694	$-	$-	$2,694
11% debenture dated January 13, 2022	$3,824	$3,824	$-	$-	$3,824
15% debenture dated January 19, 2023	$2,852	$2,852	$-	$-	$2,852
15% debenture dated July 25, 2024	$1,256	$1,256	$-	$-	$1,256
15% debenture dated June 18, 2025	$1,098	$1,098	$-	$-	$1,098
15% debenture dated December 30, 2025	$1,000	$1,000	$-	$-	$1,000
	$43,746	$43,746	$-	$-	$43,746

Warrant dated July 17, 2019	$8,945	$8,945	$-	$-	$8,945
Warrant dated April 22, 2020	$1,263	$1,263	$-	$-	$1,263
Warrant dated September 4, 2020	$969	$969	$-	$-	$969
Warrant dated January 13, 2022	$3,062	$3,062	$-	$-	$3,062
Warrant dated January 19, 2023	$2,077	$2,077	$-	$-	$2,077
Warrant dated July 25, 2024	$3,526	$3,526	$-	$-	$3,526
Warrant dated June 18, 2025	$1,047	$1,047	$-	$-	$1,047
Warrant dated December 30, 2025	$1,047	$1,047	$-	$-	$1,047
	$21,936	$21,936	$-	$-	$21,936

F-10

	As of December 31, 2024
	Carrying	Fair	Fair Value Measurements
	Value	Value	Level 1	Level 2	Level 3
11% debenture dated July 17, 2019	$25,439	$25,439	$-	$-	$25,439
11% debenture dated April 22, 2020	$2,740	$2,740	$-	$-	$2,740
11% debenture dated September 4, 2020	$2,477	$2,477	$-	$-	$2,477
11% debenture dated January 13, 2022	$3,671	$3,671	$-	$-	$3,671
15% debenture dated January 19, 2023	$2,674	$2,674	$-	$-	$2,674
15% debenture dated July 25, 2024	$1,175	$1,175	$-	$-	$1,175
	$38,176	$38,176	$-	$-	$38,176

Warrant dated July 17, 2019	$9,049	$9,049	$-	$-	$9,049
Warrant dated April 22, 2020	$1,298	$1,298	$-	$-	$1,298
Warrant dated September 4, 2020	$998	$998	$-	$-	$998
Warrant dated January 13, 2022	$3,063	$3,063	$-	$-	$3,063
Warrant dated January 19, 2023	$2,079	$2,079	$-	$-	$2,079
Warrant dated July 25, 2024	$3,526	$3,526	$-	$-	$3,526
	$20,013	$20,013	$-	$-	$20,013

The fair value of each convertible debenture and each common stock purchase warrant is comprised of a single financial liability in which the Company elected the fair value option under ASC 825, Financial Instruments (“ASC 825”), with changes in fair value recorded in gain/loss from changes in fair value in the consolidated statements of operations. The Company elected the fair value option due to its multiple conversions and redemption features required to be presented at fair value. The Company has also elected to not present interest expense separately from the changes in fair value of each convertible debenture measured at fair value.

The fair values of the convertible debentures are determined using a straight debt plus call option methodology. This is a hybrid methodology which includes a discounted cash flow analysis to fair value the debt component of the note and a Black-Scholes option pricing method to determine the fair value of any upside in excess of principal and accrued interest that may be available to holders upon conversion. Given the highly subjective and complex nature in constructing such models, we engaged an independent valuation firm to confirm the model’s proper application based on management’s selected inputs and assumptions.

The discounted cash flow analysis and Black-Scholes pricing model requires management to exercise judgment in selecting inputs and making highly subjective and often complex assumptions, including the fair value of our common stock, the expected term of the convertible debentures, stock price volatility, and anticipated dividend yield.

The fair value of each common stock purchase warrant is comprised of a single financial liability with changes in fair value recorded in gain/loss from changes in fair value in the consolidated statements of operations. See discussion of valuation at Note 12 – Common Stock Purchase Warrants.

The valuation utilized significant Level 3 unobservable inputs, including implied yield, volatility, and risk-adjusted discount rate. Other significant assumptions include risk-free rate, principal value, historical and implied average volatility of comparable companies publicly traded on recognized stock exchanges, maturity date and the various conversion features and prices per the agreement. These liabilities are measured at fair value on a recurring basis and have unobservable inputs and are therefore categorized as Level 3. Significant judgment is required in selecting the significant inputs and assumptions. Actual assumptions may differ from our current estimates and such differences could materially impact fair value of the convertible debenture.

Convertible debentures and common stock purchase warrants classified as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and are revalued on each subsequent balance sheet date until such instruments are exercised or expire. See Note 10 - Convertible Debentures and Note 11 – Common Stock Purchase Warrants and for a summary of assumptions used in estimating the valuation.

Receivables, net

We manage credit risk associated with our accounts receivables at the customer level. We believe the concentration of credit risk, with respect to our receivables, is limited because our customer base is comprised of a number of geographically diverse customers. We manage credit risk through credit approvals, based on prior purchasing history, pre-manufacturing deposits and payments collected before shipping, and other monitoring procedures. As of December 31, 2025 four customers represented 60% of the total account receivable balance. As of December 31, 2024 there was one customer representing 52% of the total account receivable balance.

F-11

Pursuant to Topic 326 for our accounts receivables, we maintain an allowance for credit losses that reflects our estimate of our expected credit losses. Our allowance is estimated using a loss rate model based on delinquency. The estimated loss rate is based on our historical experience with specific customers, our understanding of our current economic circumstances, reasonable and supportable forecasts, and our own judgment as to the likelihood of ultimate payment based upon available data. We believe our credit risk is somewhat mitigated by our geographically diverse customer base and our credit evaluation procedures. The actual rate of future credit losses, however, may not be similar to past experience. Our estimate of credit losses could change based on changing circumstances, including changes in the economy or in the particular circumstances of individual customers. Accordingly, we may be required to increase or decrease our allowance for credit losses. Based on management’s evaluation, the balance in the allowance for credit losses as of December 31, 2025 and 2024 was $26.

Advertising Expenses

The Company expenses advertising costs when incurred. Advertising costs include media placements, digital marketing, trade shows, promotional materials, and other marketing-related expenses. For the years ended December 31, 2025, and December 31, 2024, advertising expenses were $57 and $85, respectively. These amounts are included in selling, general, and administrative expenses (“SG&A”) in the accompanying statements of operations.

Inventory

Our inventory consists of purchased and fabricated parts, work in process, completed and used machines. Completed machines are MRHs or AMPs that are waiting to be shipped. Used machines are generally turf harvesters we have purchased on the open market or taken in as a trade in.

Both the purchased and the fabricated parts can be sold directly to customers through our parts department to repair and maintain their machines. Those same purchased and fabricated parts are also consumed in the manufacturing and assembly of our MRHs and AMPs. The inventory is valued at the lower of historic cost or net realizable value; where net realizable value is considered to be the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Historic inventory costs are calculated on a first-in-first-out basis or specific cost. The Company records inventory write-downs for excess or obsolete inventories based upon assumptions on current and future demand forecasts. The inventory write-down establishes a new cost basis for the individual inventoried items. For the years ending December 31, 2025 and 2024, the Company recorded inventory write-downs of $131 and $24, respectively.

Employee Retention Credits

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (The “CARES Act”) was enacted to address the negative economic impact of the COVID-19 pandemic in the United States. The CARES Act included an Employee Retention Credit (“ERC”), a fully refundable tax credit for employers equal to fifty percent (50%) of qualified wages (including allocable qualified health plan expenses) that Eligible Employers pay their employees. The ERC applies to qualified wages paid after March 12, 2020, and before January 1, 2021.

In April 2021, the Company engaged a third-party consultant to assist in determining eligibility, gathering applicable data, calculating potential credits, and preparing analyses for the Company to amend its previously filed Form 941s in 2020 and 2021. In 2022, the Company received total cash refunds from the Internal Revenue Service (the “IRS”) in the amount of $1,318 which were applicable to the 2020 payroll periods. In 2023, the Company received total cash refunds in the amount of $2,370 which were applicable to the 2021 payroll periods.

Subsequent to receiving the refunds, the IRS has been aggressively auditing ERC refunds, often disallowing them for noncompliance, and issuing additional guidance in some cases extending the statute of limitations for ERC audit periods. In July 2025, the One Big Beautiful Bill was enacted which, among other things, extended the statute of limitations applicable to ERC refunds. The current statute of limitations for our refund periods is the later of April 2028 or six years from the date the ERC was claimed. The Company will continue to monitor the IRS published guidance and program changes. Included in other liabilities as of December 31, 2025 and 2024, is $3,645. See Note 10 – Accrued and Other Current Liabilities and Other Liabilities.

F-12

Property and Equipment, net

Our property and equipment are recorded at cost and depreciated using the straight-line over the estimated useful lives. Ordinary repair and maintenance costs are included in sales, general and administrative (“SG&A”) expenses in the statements of operations. However, expenditures for additions or improvements that significantly extend the useful life of the asset are capitalized in the period incurred. At the time assets are sold or disposed of, the cost and accumulated depreciation are removed from their respective accounts and the related gains or losses are reflected in the statements of operations in gains from sales of property and equipment, net.

We periodically evaluate the appropriateness of remaining depreciable lives assigned to property and equipment. Generally, we assign the following estimated useful lives to these categories:

Category	Estimated Useful Life
Software and computer equipment	3 to 5 years
Furniture and fixtures	5 to 7 years
Equipment	7 to 10 years
Leasehold improvements	6 to 11 years

Intangible Assets, net

The Company has developed technologies resulting in patents being granted by the U.S. Patent and Trademark Office or other regulatory offices. Legal costs associated with securing the patents are capitalized and amortized over the useful life beginning on the patent date. The following table details the information for patents (in thousands, except years):

	As of December 31,
	2025	2024
Weighted average remaining amortization period (in years)	10	14

Cost	1,295	1,250
Less accumulated amortization	(626)	(554)
Net intangible assets	$669	$696

Future amortization expense is as follows for the years ending December 31(in thousands):

2026	$73
2027	71
2028	23
2029	23
2030	23
Thereafter	456
Total	$669

Intangible asset amortization expense for the years ended December 31, 2025, and 2024, was $73 and $161, respectively.

Impairment of Long-lived Assets

Our long-lived assets principally consist of property and equipment, patents and right-of-use assets. We review, on a regular basis, our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In reviewing for impairment, the carrying value of such assets is compared to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. If such cash flows are not sufficient to support the asset’s recorded value, an impairment charge is recognized to reduce the carrying value of the asset to its estimated fair value. The determination of future cash flows involves significant estimates and judgment on the part of management. Our estimates and assumptions may prove to be inaccurate due to factors such as changes in economic conditions, changes in our business prospects or other changing circumstances. Based on our most recently completed reviews, there were no indications of impairment associated with our long-lived assets.

F-13

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred income taxes are provided for temporary differences between the financial reporting basis and tax basis of the Company’s assets and liabilities and are tax-effected using enacted tax rates in effect for the year in which the temporary differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in operations in the period that includes the enactment date.

The Company maintains valuation allowances where it is more likely than not that all or a portion of deferred tax assets will not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company records uncertain tax positions on the basis of a two-step process whereby (1) the Company determines whether it is more-likely-than-not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority.

Leases

Our lease portfolio is comprised of operating leases related to our warehouse and corporate headquarters and financing leases for delivery vehicles, trailers, equipment and machinery used in the manufacturing process.

We determine whether an arrangement is a lease at the inception of the arrangement based on the terms and conditions in the contract. A contract contains a lease if there is an identified asset, and we have the right to control the asset for a period of time in exchange for consideration. Lease arrangements can take several forms. Some arrangements are clearly within the scope of lease accounting, such as a real estate contract that provides an explicit contractual right to use a building for a specified period of time in exchange for consideration. However, the right to use an asset can also be conveyed through arrangements that are not leases in form, such as leases embedded within service and supply contracts. We analyze all arrangements with potential embedded leases to determine if an identified asset is present, if substantive substitution rights are present, and if the arrangement provides the customer control of the asset.

Operating and finance lease right-of-use (“ROU”) assets represent our right to use an individual asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating and finance lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. As some of our leases do not provide the lessor’s implicit rate, we use our incremental borrowing rate (“IBR”) at the commencement date in determining the present value of lease payments by utilizing a fully collateralized rate for a fully amortizing loan with the same term as the lease.

Lease terms include options to extend the lease when it is reasonably certain those options will be exercised. For leases with terms greater than 12 months, we record the related asset and obligation at the present value of lease payments over the term. Our leases can include rental escalation clauses, renewal options and/or termination options that are factored into our determination of lease payments when such renewal options and/or termination options are reasonably certain of exercise.

F-14

A ROU asset is subject to the same impairment guidance as assets categorized as property and equipment. As such, any impairment loss on ROU assets is presented in the same manner as an impairment loss recognized on other long-lived assets.

A lease modification is a change to the terms and conditions of a contract that changes the scope or consideration of a lease. For example, a change to the terms and conditions to the contract that adds or terminates the right to use one or more underlying assets, or extends or shortens the contractual lease term, is a modification. Depending on facts and circumstances, a lease modification may be accounted for as either: (1) the original lease plus the lease of a separate asset(s) or (2) a modified lease. A lease will be remeasured if there are changes to the lease contract that do not give rise to a separate lease.

Net Loss Per Common Share

Our basic loss per share calculation is computed based on the weighted-average number of common shares outstanding. Included in the weighted-average number of common shares outstanding are the share equivalents for the common stock purchase warrants with an exercise price of $0.01 (See discussion of warrants at Note 12 – Common Stock Purchase Warrants.) Potentially dilutive securities for this calculation may consist of in-the-money outstanding stock options, warrants (which were assumed to have been exercised at the average market price of the common shares during the reporting period) and shares assumed converted for the convertible debentures. The treasury stock method is used to measure the dilutive impact of potentially dilutive securities.

Potential dilutive shares are excluded from diluted loss per share when their effect is anti-dilutive. When there is a net loss for a period, all potentially dilutive shares are anti-dilutive and are excluded from the calculation of diluted loss per share for that period. When we have net income for a period, we anticipate using the “if-converted” method to measure the dilutive impact of the convertible debentures.

The following table sets forth the calculations of basic and diluted loss per common share (in thousands, except per share amounts):

	Years Ended December 31,
	2025	2024
Net loss	$(15,122)	$(13,537)

Basic weighted-average number of common shares outstanding	13,140,939	12,541,585
Add: Weighted-average common shares attributable to Warrants with a $0.01 exercise price	1,601,429	1,157,715
Total basic weighted-average common shares outstanding	14,742,368	13,699,300
Add: Dilutive effect of other equity instruments	-	-
Diluted weighted-average shares outstanding	14,742,368	13,699,300
Loss per common share - basic	$(1.03)	$(0.99)
Loss per common share - diluted	$(1.03)	$(0.99)
Excluded from diluted weighted-average shares outstanding:
Antidilutive shares	15,113,986	13,701,262

Product Limited Warranty Liability

The Company provides limited assurance-type warranties on certain products sold to customers. Warranty periods generally range from one year or 1,000 operating hours for harvesters to two years for AMP autonomous mowers, with a five-year warranty on the AMP battery. Warranty coverage is limited to replacement parts and excludes consumable items, labor, travel, and other service-related costs.

The Company records an estimated warranty liability at the time revenue is recognized based on historical claims experience, the number of products under warranty, and management’s estimate of future warranty costs. The warranty liability is reviewed at each reporting date and adjusted as necessary. Actual warranty costs are charged against the accrued warranty liability as incurred.

F-15

Research and Development including Accounting for Software Development Costs

Activities that qualify as research and development under ASC 730, Research and Development (“ASC 730”) include: (i) laboratory research aimed at discovery of new knowledge; (ii) searching for applications of new research findings or other knowledge; (iii) conceptual formulation and design of possible product or process alternatives; (iv) testing in search for or evaluation of product or process alternatives; (v) modification of the formulation or design of a product or process: (vi) design, construction, and testing of preproduction prototypes and models; (vii) design of tools, jigs, molds, and dies involving new technology; (viii) design, construction, and operation of product that is not of a scale economically feasible to the entity for commercial production; (ix) engineering activity required to advance the design of a product to the point that it meets specific functional and economic requirements and is ready for manufacture; and (x) design and development of tools used to facilitate research and development or components of a product or process that are undergoing research and development activities. Costs related to research and development activities by the Company are expensed as incurred.

The Company accounts for autonomous mower software development costs in accordance with ASC 985-20, Software to Be Sold, Leased, or Marketed, as applicable. Software development costs are expensed as incurred until technological feasibility is established. We define technologically feasible as the creation of a working model which occurred late in the autonomous mower’s life cycle. Once feasibility is determined, subsequent development costs are capitalized until the product is available for sale. These costs, if any, are amortized over the estimated economic life of the product, generally three to five years, using the greater of the ratio of current to future revenue or the straight-line method.

Revenue Recognition

We recognize revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) standards - Topic 606 “Revenue from Contracts with Customers” (“Topic 606”). When entering into contracts with our customers, we review the following five steps of Topic 606:

i.	Identify the contract with the customer.
ii.	Identify the performance obligation.
iii.	Determine the transaction price.
iv.	Allocate the transaction price to the performance obligation.
v.	Evaluate the satisfaction of the performance obligation.

We account for contracts with our customers, when we have approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable. The Company’s contracts do not include variable consideration or a right of return.

Under Topic 606, we recognize revenue only when we satisfy a performance obligation by transferring a promised good or service to our customer. A good or service is considered transferred when the customer obtains control. The standard defines control as an entity’s ability to direct the use of, and obtain substantially all of the remaining benefits from, an asset. We recognize revenue once control has passed to the customer. The following indicators are evaluated in determining when control has passed to the customer:

i.	We have a right to a payment for the product or service.
ii.	The customer has legal title to the product.
iii.	We have transferred physical possession of the product to the customer.
iv.	The customer has the risk and rewards of ownership of the product.
v.	The customer has accepted the product.

The Company sets the transaction price for each revenue stream and it is documented prior to beginning the performance obligation. For machines and shipping, the transaction price is approved on a signed quote. For aftermarket parts and shipping, the transaction price is approved by the customer in advance. For service, the transaction price is approved with the service technician in the field before repair work is completed. The Company does not offer prompt payment discounts, volume discounts, rebates, pricing, based on an index or market, pricing based on a formula, price protection and price matching, nor any other type of renumeration to customers. We combine a market assessment approach with an internal pricing strategy to allocate the transaction price to performance obligations. The Company does not offer trade-in rights nor residual value guarantees.

F-16

Revenue Recognition for Machines. The Company manufactures and sells MRHs, AMPs, and used machines (“Machines”). Revenues from the machine sales are recognized with the selling price to the customer recorded as revenues and the acquisition cost of the product recorded as cost of revenues. We recognize revenue from these transactions when control has passed to the customer and the performance obligations have been satisfied. For MRHs, the customer generally arranges the shipping and takes control at the time of shipping (“FOB Shipping”). For AMPs and used machines we typically deliver the machines using our internal resources. For the Machines we deliver, control is considered to have passed to the customer when the customer accepts the machine at their location. In some instances, for machines, the Company offers a “preferred partner discount” (price concession) off the manufacturer’s suggested retail price (“MSRP”). The Company records revenue based on the manufacturer suggested retail price less the discount.

Revenue Recognition for Parts. The Company sells aftermarket and fabricated parts to support the growing population of Machines currently in operation world-wide. Revenues from the parts sales are recognized with the selling price to the customer recorded as revenues and the acquisition or fabricated cost of the product recorded as cost of revenues. We recognize revenue from these transactions when control has passed to the customer and the performance obligations have been satisfied. For parts, control is considered to have passed at the time of shipping (FOB Shipping) or at the time of delivery if used by the service technicians in performing the service activities (see below).

Revenue Recognition for Shipping. We are generally responsible shipping Machines (new and used) and parts sales. For machines (new and used), we can either deliver the machines using our employees or we contract with a third-party freight forwarder on behalf of our customers. We typically arrange the shipping of part sales usually via FedEx, UPS or depending on the size of the part, through a third-party freight forwarder. We recognize shipping revenue when control has passed to the customer and the performance obligations have been satisfied. Control is considered to have passed at the time the Machines or parts leave our facility (i.e., FOB Shipping), except for when we deliver the Machines. When we deliver the Machines, control is considered to have passed to the customer when the customer accepts the machine at their location.

Revenue Recognition for Service. The Company, through a team of trained technicians, provides services support the growing population of Machines. Revenues from service activities are recognized with the selling price to the customer recorded as revenues and the cost of the service (labor and/or parts) recorded as cost of revenues. We recognize revenue from these transactions when control has passed to the customer and the performance obligations have been satisfied. For service activities, control is considered to have passed at the time the technician has completed the contracted work.

Revenue Recognition for Software Subscriptions. Each MRH is accompanied with a software license. In addition to the software license, each AMP also requires an annual software subscription agreement which provides for annual software upgrades among other things. For the software license, Control is considered to have passed to the customer when the software license has been delivered and accepted by the customer and the performance obligations have been satisfied. The software license is included in the price of the MRH. The AMP software subscription revenues are billed in advance and revenue is recognized over the subscription period (generally 12 months). Control is considered to pass to the customer and the performance obligation is considered satisfied with the passage of time. Amounts collected in advance for software subscriptions are recorded as contract labilities in the balance sheet and recognized as revenue ratably over the contractual service period. Included in Accrued and other current liabilities is $308 and $76 as of December 31, 2025 and 2024, respectively. See Note 9 - Accrued and other current liabilities and other liabilities.

Sales Taxes

The Company accrues sales taxes based on determination of which of its products/services are subject to sales tax, and in which states and jurisdictions the tax applies. Sales tax is not included in the sales price/revenue. Further, the Company must determine which of its customers are exempt from the Company charging sales tax because the customer is a reseller or self-assesses and direct pays to states and other jurisdictions on purchases the customer makes from the Company. These determinations contain estimates and are subject to judgment and interpretation by the Company and respective taxing authorities in various states and other jurisdictions, which could result in recognizing materially different amounts in future periods. Periodically, the Company is subject to individual state sales tax audits.

F-17

Included in accrued and other current liabilities as of December 31, 2025 and 2024, is $824 and $876, respectively, of accrued sales taxes payable.

Segment Reporting

In accordance with ASC 280 – “Segment Reporting” Topic of the ASC, the Company’s Chief Executive Officer (“CEO”) has been identified as the chief operating decision maker (“CODM”). The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating the Company’s financial performance.

Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. The Company has determined that it operates as a single reportable segment under the guidance of ASC 280, Segment Reporting. This conclusion is based on the fact that all material operations share a common customer base, as well as similar economic characteristics, and are aligned in the nature of products and services, and procurement, manufacturing, and distribution processes.

Stock-Based Compensation

The Company maintains an employee stock-based compensation plan, which is described more fully in Note 14, Stock Based Compensation. Stock-based compensation represents the cost related to stock-based awards granted to employees and directors. The Company measures stock-based compensation cost at grant-date, based on the fair value of the award, and recognizes the cost as expense on a straight-line basis over the option’s requisite service period. Forfeitures are recognized as they occur.

The fair value of common stock options granted is estimated on the date of issuance using the Black-Scholes option pricing model, which requires the input of subjective assumptions, including the expected term of the options, expected stock price volatility, and expected dividends. Expected volatilities used in the valuation model are based on the average volatility of the comparable companies publicly traded on recognized stock exchanges. The risk-free rate for the expected term of the option is based on the United States Treasury yield curve in effect at the time of grant.

The Company estimates the fair value of stock-based awards using a Black-Scholes valuation model. Stock-based compensation expense is recorded in cost of revenue, research and development expense and selling, general and administrative expenses in the statements of operations based on the employees’ respective function.

Customer Deposits

We generally require a cash deposit of 10% of the contract price when we accept a customer order for an MRH machine. The deposit is applied to the invoice when the machine is completed and invoiced. We do not require deposits for AMP machines.

Concentration of Credit and Supplier Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash deposits and trade accounts receivable. Credit risk can be negatively impacted by adverse changes in the economy or by disruptions in the credit markets.

The Company maintains its cash in bank deposit accounts which, at times, may exceed the Federal Deposit Insurance Corporation (“FDIC”) limits. If a financial institution were unable to perform its obligations, the Company would be at risk regarding the amounts in excess of the FDIC limits. As of December 31, 2025 and 2024, the amount in excess of federally insured limits was $2,813 and $1,674, respectively.

F-18

We maintain our cash deposits with established commercial banks. We have not experienced any losses in such accounts and do not believe that we are exposed to any significant credit risk associated with our cash deposits.

We believe that credit risk with respect to trade accounts receivable is somewhat mitigated by our large number of geographically diverse customers and our credit evaluation procedures. We record trade accounts receivables at sales value and establish specific reserves for certain customer accounts identified as known collection problems due to insolvency, disputes or other collection issues. The amounts of the specific reserves estimated by management are determined by a loss rate model based on delinquency. We maintain reserves for potential losses. For each of the years ended December 31, 2025, and 2024, no one customer accounted for more than 10% of our revenues, respectively

The Company issues purchase orders based on quoted prices and terms with suppliers. During the year ended December 31, 2025, and 2024, no one supplier accounted for more than 10% of our purchases, respectively.

401(k) Retirement Plan

The Company offers employees a 401(k) retirement plan in partnership with and through Silicone Valley Commons 401(k) Plan (“Plan”). Employees are eligible to participate and make contributions on the first or any month after one month of service has been completed. Employees can make traditional (pre-tax) and /or Roth (after-tax) contribution to the Plan. An employee may make a contribution ranging from 1% to 100% of compensation by payroll deduction, up to the annual IRS contribution limit. The Plan allows for discretionary employer contributions. The Company has not made any discretionary contributions in 2025 and 2024. Employee contributions are 100% vested immediately. Employees may withdraw money for their account upon reaching the age of 59 ½ or older, death or disability, or separation from employment.

Recent Accounting Pronouncements

We closely monitor all Accounting Standard Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”) and other authoritative guidance. We adopted the following standard in 2025 which did not have a material effect on our consolidated financial statements

Recently Adopted

ASU 2023-09 requires enhanced income tax disclosures, including additional disaggregated information related to the effective tax rate reconciliation, the underlying nature and category of individual reconciling items, and income taxes paid by jurisdictions. We adopted ASU 2023-09 prospectively in the 2025 fourth quarter for the disclosures presented in Note 15.

We paid cash for income taxes, net of refunds, of $74 as of December 31, 2024.

Not Yet Adopted

In December 2025, the FASB issued ASU 2025-10 (Topic 832): Accounting for Government Grants Received by Business Entities. This update establishes guidance on the recognition, measurement and presentation of government grants received by business entities including grants related to the purchase, construction or acquisition of an asset and grants related to income. The update is effective for fiscal years beginning after December 15, 2028, including interim periods within those fiscal years. Early adoption is permitted. We do not expect this ASU to have a significant impact on our Consolidated Financial Statements.

In September 2025, the FASB issued ASU 2025-07 (Topics 815 and 606): Derivatives and Hedging: Derivatives Scope Refinements and Revenue from Contracts with Customers: Scope Clarification for Share-Based Noncash Consideration from a Customer in a Revenue Contract. This update expands the scope exception in Topic 815 to certain nonexchange-traded contracts for which settlement is based on operations or activities specific to one of the parties to the contract. The update is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. We are evaluating if the ASU will have an impact on our Consolidated Financial Statements.

F-19

In September 2025, the FASB issued ASU 2025-06 (Subtopic 350-40): Intangibles - Goodwill and Other - Internal-Use Software: Targeted Improvements to the Accounting for Internal - Use Software. This update clarifies and modernizes the accounting for costs related to internal-use software by removing all references to project stages and clarifying that the probable - to-complete threshold is not met if significant development uncertainty exists. The update is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years. Early adoption is permitted. We do not expect this ASU to have a significant impact on our Consolidated Financial Statements.

In July 2025, the FASB issued ASU 2025-05 (Topic 326): Financial Instruments - Credit Losses: Measurement of Credit Losses for Accounts Receivable and Contract Assets. This update provides a practical expedient allowing entities to assume that current conditions as of the balance sheet date will remain unchanged for the remaining life of the asset when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Accounting Standards Codification 606, Revenue from Contracts with Customers. The update is effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. We are evaluating if the ASU will have an impact on our Consolidated Financial Statements.

In November 2024, the FASB issued ASU 2024-03 (Subtopic 220-40): Income Statement: Reporting Comprehensive Income - Expense Disaggregation Disclosures which requires disaggregation of certain expense captions into specified categories in disclosures within the Notes to the Consolidated Financial Statements. The new disclosure requirements are effective for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. We are evaluating these new expanded disclosure requirements.

3.	RECEIVABLES, NET

Receivable and allowance for credit losses consisted of the following as of December 31 (in thousands):

	2025	2024
Trade accounts receivable	$2,251	$1,377
Less allowance for credit losses	(26)	(26)
Total accounts receivable, net	$2,225	$1,351

Accounts receivable as of December 31, 2025, and 2024 are primarily made up of trade receivables due from customers in the ordinary course of business. Four customers accounted for 60% of the balance of accounts receivable as of December 31, 2025, and one customer accounted for 52% of the accounts receivable balance as of December 31, 2024.

4.	INVENTORY

The following summarizes inventory as of December 31 (in thousands):

	2025	2024
Purchased and fabricated parts	$6,209	$6,252
Work in process	945	1,285
Completed machines	-	164
Used machines	516	865
Total inventory	$7,670	$8,566

5.	PROPERTY AND EQUIPMENT, NET

The following summarizes property and equipment as of December 31 (in thousands):

	2025	2024
Machinery equipment	$3,692	$3,039
Vehicles	1,306	1,143
Furniture and fixtures	26	26
Computer equipment	297	291
Leasehold improvement	309	308
	5,630	4,807
Less accumulated depreciation	(3,500)	(2,835)
Total Property and equipment, net	$2,130	$1,972

Property and equipment depreciation expense for the years ended December 31, 2025, and 2024, was $665 and $511, respectively.

F-20

6.	REVENUES

Revenue is recognized when control of the promised good or service is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We recognize revenue at a point in time, except for the software subscription revenue, which is recognized over time, as the performance obligation is satisfied when a customer obtains control of the product upon title transfer and not as the machines or replacement parts are manufactured.

The following table provides information about disaggregated revenue based on the preceding categories (in thousands):

	2025	2024
Machines	$34,962	$31,589
Parts	9,499	8,358
Shipping	1,760	1,817
Service	720	652
Software subscription	236	51
Other	1	10
Total revenues	$47,178	$42,477

Our contract balances include deferred software subscription revenue and customer deposits. We do not have contract assets. We have not identified any material costs incurred associated with our revenue channels above which would meet the criteria to be capitalized; therefore, these costs are expensed as incurred. Contract balances fluctuate over time due to changes in the timing of payments received from customers and revenue recognized for services provided. The following contract liabilities are included in current liabilities until the service is performed (software subscription) or until the balance is applied to an order at the time of invoicing (customer deposits).

Software Subscription Revenues

The AMP software subscription revenue is billed in advance and revenue is recognized over the subscription period (generally 12 months). The following tables presents the contract liabilities recorded on the balance sheet as of (in thousands):

	December 31, 2025	December 31, 2024
Beginning balance	$76	$9
Less amounts recognized during the period	(271)	(70)
New deposits during the period	503	137
Total customer deposits	$308	$76

Customer Deposits

Customer deposits are advance payments from customers prior to manufacturing and shipping the machines. The prepayment amounts and timing vary depending on the product to be manufactured and delivery location. The amounts recognized during the year relate to machines that were invoiced for which a ten percent deposit was previously received. New deposits received during the year (typically 10% of the quoted price) relate to machines prior to beginning manufacturing or shipping. The following tables presents the contract liabilities recorded on the balance sheet as of (in thousands):

	2025	2024
Beginning balance	$1,103	$2,542
Less amounts recognized during the year	(28,670)	(30,010)
New deposits during the year	30,651	28,571
Total customer deposits	$3,084	$1,103

F-21

7.	NOTES PAYABLE

Notes payable consisted of borrowings for manufacturing equipment and delivery trucks and trailers. The following table summarizes the notes payable as of the following as of December 31 (in thousands):

	2025	2024
Note payable – US Bank	$230	235
Note payable - Ford	406	374
Note payable - Other	94	120
	730	729
Less current portion	(273)	(302)
Long-term portion	$457	427

Future maturities of notes payable are as follows for the years ending December 31(in thousands):

2026	$273
2027	150
2028	144
2029	139
2030	24
Total	$730

8.	LEASES

Lease activity for the years ended December 31, 2025 and December 31, 2024 were as follows (in thousands):

	Operating Lease	Finance Leases
As of December 31, 2023	$3,787	$830
Amortization	(243)	(152)
Additional lease	1,439	104
As of December 31, 2024	$4,983	$782
Amortization	(413)	(161)
New lease	-	-
As of December 31, 2025	$4,570	$621

Maturities of lease liabilities are as follows (in thousands):

Year ending December 31,	Operating Lease Liability	Finance Lease Liability	Total Lease Liabilities
2026	1,172	223	1,395
2027	1,213	212	1,425
2028	1,255	125	1,380
2029	1,299	107	1,406
2030	1,344	66	1,410
Thereafter	463	-	463
Total undiscounted cash flows	6,746	733	7,479
Less present value discount	(2,176)	(112)	(2,288)
Total lease liabilities	4,570	621	5,191

F-22

Additional information related to leases is presented as follows:

December 31, 2025	Operating Lease	Finance Leases
Weighted average of remaining lease term	5.3 years	5.84 years
Weighted average discount rate	15.0%	8.83%

December 31, 2024	Operating Lease	Finance Leases
Weighted average of remaining lease term	6.3 years	7.7 years
Weighted average discount rate	15.0%	11.1%

Operating Lease

In January 2024, we extended our existing lease on a building in Salt Lake City, Utah. The base monthly lease payment through December 2024 was $65, $67 through December 2025, $70 through December 2026, $72 through December 2027, $75 through December 2028 and $77 through December 2029, $80 through December 2030, and $83 through April 2031. As of December 31, 2025, we had 64 months remaining on the lease.

In January 2024, we expanded our existing lease on a building in Salt Lake City, Utah. The base monthly lease payment through December 2024 was $26, $27 through December 2025, $28 through December 2026, $29 through December 2027, $30 through December 2028 and $31 through December 2029, $32 through December 2030, and $33 through April 2031. As of December 31, 2025, we had 64 months remaining on the lease.

We utilized our incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. For 2025 and 2024, we used an estimated incremental borrowing rate of 15%, to determine the present value of the lease liability.

As of December 31, 2025 and 2024, the accumulated depreciation for the right of use asset was $2,625 and $2,165, respectively.

Finance Leases

The Company enters into finance leases arrangements for manufacturing equipment and certain delivery equipment. The term of the finance leases is typically 60 – 78 month terms with monthly payments. We utilized our incremental borrowing rate in determining the present value of lease payments unless the implicit rate is readily determinable. For the new finance leases in 2025 and 2024, we used the implicit interest rate of 14% to 16% to determine the present value of the lease liability.

As of December 31, 2025 and 2024, the accumulated depreciation for the right of use asset was $687 and $559, respectively.

Expenses associated with short term leases were $1,310 and $1,128 for the years ended December 31, 2025 and December 31, 2024, respectively.

F-23

9.	ACCRUED AND OTHER CURRENT LIABILITIES AND OTHER LIABILITIES

Accrued and other current liabilities and other liabilities consisted of the following as of December 31, 2025 and 2024 (in thousands):

	2025	2024
Employee retention credit (“ERC”) refund	$3,645	$3,645
Accrued payroll	561	444
Sales tax payable	824	876
Limited product warranty liability	799	424
Deferred software subscription fees	308	76
Other	1,139	527
	7,276	5,992
Less current portion	(3,619)	(2,352)
Total accrued and other current liabilities and other liabilities, net	$3,657	$3,640

10.	CONVERTIBLE DEBENTURES

From July 2019 through December 2025, the Company issued eight Secured Convertible Debentures (the “Debenture(s)”) to certain funds (the “Funds”) managed by ATW Partners (the “Holders”). The Debentures are secured (via certain security agreements) by security interests in certain property of the Company. Simultaneously with the execution of each Debenture, the Company issued Common Stock Purchase Warrants (the “Warrants”) with each Holder. See Note 11 – Common Stock Purchase Warrants. Following is a summary of the change in fair value by debenture (in thousands) and shares of common stock issuable upon conversion:

Fair Value:

Total Fair Value
Balance December 31, 2023	$33,018
Debenture issuance at fair value	1,000
Change in fair value	4,158
Balance December 31, 2024	38,176
Debenture issuance at fair value	2,000
Change in fair value	3,570
Balance December 31, 2025	$43,746

Shares of Common Stock Issuable (upon conversion of principal and accreted interest):

Total Shares of Common Stock
Balance December 31, 2023	5,129,961
Debenture issuance	179,617
Accreted interest	792,942
Balance December 31, 2024	6,102,520
Debenture issuance	359,234
Accreted interest	946,622
Balance December 31, 2025	7,408,376

During 2025 and 2024, the Company issued $2,000 and $1,000 in convertible debentures, respectively. At the time of issuance, the Company recorded the convertible debentures at their individual fair values, which was determined to equal the principal amount. The Company has elected to record the accreted interest in the change of fair value. For the years ending December 31, 2025 and 2024, the Company recorded $2,295 and $1,833, respectively, in capitalized interest.

F-24

As of December 31, 2025 and 2024, the outstanding principal plus accreted interest due to the Holders was $18,617 and $14,321, respectively. The convertible debentures mature on January 31, 2028.

The Debentures bear interest from 11% to 15% per annum if paid in cash or 14% to 15% if accreted to the principal balance outstanding. Interest is payable on the Debentures either the first day of each calendar month or quarter (for some of the earliest issued Debentures). The applicable interest may be paid in cash or may be accreted to the principal amount of each Debenture at the election of the Company prior to certain dates, or at the option of the respective Holder thereafter. The respective Holders have elected to allow the Company to accrete the applicable interest.

The fair value of each convertible debenture is comprised of a single financial liability in which the Company elected the fair value option under ASC 825, Financial Instruments (“ASC 825”), with changes in fair value recorded in gain/loss from changes in fair value in the consolidated statements of operations. The Company elected the fair value option due its multiple conversions and redemption features required to be presented at fair value. The Company has also elected to not present interest expense separately from the changes in fair value of each convertible debenture measured at fair value.

Significant Provisions of the Debentures

The following summarizes the most significant provisions applicable to the Debentures:

Conversion Feature. At any time after the original issue date until the Debenture is no longer outstanding, the Debenture shall be convertible, in whole or in part, into shares of the Company’s common stock at the option of the Holder, at any time and from time to time, at the conversion price set forth in the table above.

Optional Redemption at the Election of the Company. The Company may deliver a notice to the Holder of its election to redeem some or all of the then outstanding principal amount of the Debenture for cash. For each of the Debentures issued 2019 through 2022, the optional redemption amount is defined as 110% of outstanding principal, plus accrued but unpaid interest. In an optional redemption of the Debentures issued in 2019 through 2022, we would also be required to issue a warrant to purchase a number of shares of common stock equal to 50% of the shares that would have been issuable upon conversion of the principal amount redeemed. For the Debentures issued 2023 through 2025, the optional redemption amount is 100% of the outstanding principal amount, plus accrued but unpaid interest.

Subsequent Equity Sales (Dilutive Issuance). If while the Debenture is outstanding, the Company sells common stock at an effective price per share that is lower than the conversion price (shown in the significant terms table above) then the dilutive issuance the conversion price shall be reduced to equal the lower price. This right to reprice means a down round price adjustment may occur in the debenture due to a modification of the conversion price of a differently issued financial instrument. The Holders have waived such adjustments with respect to subsequent sales by the Company, such that no adjustments have been made to the Debentures pursuant to this provision.

Contingent Interest Escalation. For certain of the Debentures and in the event the Company is not a public company by October 2022, the interest rate will increase by 6%. The Holders have waived this requirement and the Company has not made any increased interest payments pursuant to this provision.

Monthly Redemption. For certain of the Debentures, the Company was required to redeem a monthly redemption amount in cash. In 2025, the Holders waived this requirement and the Company has not made any monthly redemptions of the Debentures.

Forced Conversion. For certain of the Debentures issued in 2019 and 2020, if the Company undertakes a public offering of its common stock which raises at least $20 million in gross proceeds at a valuation of at least $100 million, all principal amount of the Debenture plus all accrued but unpaid interest shall convert into common shares.

Contingent Extension Warrants. Should the Company elect to extend the maturity date of certain of the Debentures, the Company shall then issue a warrant entitling the Holder to purchase a number of shares of the common stock based on a contractually defined formula. The extension warrant shall have a term of 10 years and an exercise price equal to $0.01 per share. In July 2024, the Company elected to extend the maturity to January 19, 2026, accordingly, the Company issued 430,009, 10-year warrants with an exercise price of $0.01 per share. The Holders have waived the contingent extension warrant requirement and the Company has not issued any additional warrants pursuant to this provision.

F-25

Mandatory Redemption. Certain of the Debentures issued contain a mandatory redemption provision stating that upon the consummation of a “Subsequent Financing,” the Company shall use 50% of the gross proceeds of such Subsequent Financing to redeem principal outstanding on all Debentures.

“Subsequent Financing” is defined as any issuance by the Company of common stock for cash consideration, upon which each Holder shall have the right to participate in up to an amount of the Subsequent Financing equal to the greater of (i) an amount that allows a Holder to maintain the same percentage ownership and (ii) the lesser of (A) $5 million and (B) 100% of the Subsequent Financing on the same terms, as the Subsequent Financing.

In 2024, the Company issued common stock in connection with a round of financing. The Holders have waived this requirement with respect to all previous financings and the Company has not made any mandatory redemptions of the Debentures.

Each Debenture is secured, by a security agreement, by the Company’s assets including cash, inventory, machinery, equipment, motor vehicles, furniture, tools, fixtures, all contract rights, software, goodwill, and all intellectual property and intangible assets.

The Debentures include customary covenants and events of default. In an event of default, including a breach of covenants, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages, and other amounts owed, will become, at the Holder’s election, immediately due and payable in cash. Such amount payable in an event of default would also include a premium on the outstanding principal amount. While the Company has not satisfied certain minimum cash flow covenants, the Holders of the Debentures have waived such covenants and agreed that no event of default has been triggered under the Debentures.

11.	COMMON STOCK PURCHASE WARRANTS

From July 2019 through December 2025, and in connection with the issuance of the Debentures, the Company also issued Warrants to the Holders. See Note 10 – Convertible Debentures. The Warrants have an initial exercise date starting on the individual issue date and have a term of eight to ten years. The Warrants can be converted into shares of the Company’s common stock at an exercise price ranging from $0.01 to $2.20 per share.

The Company evaluated all common stock purchase warrants in accordance with the guidance provided under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”, and determined the appropriate classification as either equity or liability. The Company determined the common stock purchase warrants met the definition of a derivative and did not qualify for equity classification under ASC 815-40 and are therefore accounted for as liabilities, with changes in fair value recognized in the statement of operations each reporting period.

The fair value of each common stock purchase warrant is comprised of a single financial liability with changes in fair value recorded in gain/loss from changes in fair value in the consolidated statements of operations. The fair value of the common stock purchase warrants was determined using the Black-Scholes pricing model and the risk free interest rates an observable market input and the unobservable market inputs such as historical and implied average volatility of comparable companies publicly traded on recognized stock exchanges, and expected term and conversion probability assumptions

The following table summarizes the assumptions used to fair value the common stock purchase warrants:

Assumption	2025	2024
Term (years)	1.54 – 10.00	2.54 – 9.57
Volatility	35%	30.2% – 33.6%
Risk free interest rate	3.42% - 4.10%	4.17% - 4.46%
Dividend yield	-	-

F-26

Following is a summary of the change in fair value for each common stock purchase warrant (in thousands):

Fair Value

Total Fair Value
Balance December 31, 2023	$16,396
Common stock purchase warrant issuance at fair value	3,515
Change in fair value	102
Balance December 31, 2024	20,013
Common stock purchase warrant issuance at fair value	2,094
Change in fair value	(171)
Balance December 31, 2025	$21,936

Shares of Common Stock Issuable (upon exercise of the warrants):

Total Shares of Common Stock
Balance December 31, 2023	3,368,834
Common stock purchase warrant issuance at fair value	611,870
Balance December 31, 2024	3,980,704
Common stock purchase warrant issuance at fair value	363,722
Common stock purchase warrant exercised	(40,000)
Balance December 31, 2025	4,304,426

If, at any time while the Warrant is outstanding, the Company sells common stock at an effective price per share that is lower than the Warrant’s contractual exercise price then the Warrants conversion price shall be reduced to equal the dilutive issuance price. This right to reprice means a down round price adjustment may occur in the warrants due to a modification of the exercise or conversion price of a different previously issued financial instrument. The Holders have waived such adjustments with respect to the Debentures, other Warrants, and other securities issued by the Company, such that no adjustments have been made to the Warrants pursuant to this provision.

The following Warrants provide for cashless exercise of the warrants, under the conditions described:

a.	Warrant issued on July 17, 2019. The cashless exercise is only available after the six-month anniversary of the Public Company Date. As there has been no Public Company Date, the cashless exercise is not available.

b.	Warrants issued in 2022, 2023, 2024, and 2025. If at the time of exercise there is no effective registration statement registering, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of the Company’s common stock shares based on a contractually defined formula.

Prior to the Public Company Date, for purposes of determining the number of shares of common stock issuable upon a cashless exercise of the Warrants as outlined above, the fair market value of a share of common stock will be determined by an independent appraiser selected in good faith by the Holder of a majority in interest of the Securities, as defined in the respective securities purchase agreements, then outstanding and reasonably acceptable to the Company. Following the Public Company Date, the number of shares of common stock issuable upon a cashless exercise of the Warrants will be determined based on the volume weighted-average price of the Company’s common stock.

12.	STOCKHOLDERS’ DEFICIT

The Company has one class of common stock with 40 million shares authorized and 13,168,701 and 13,131,701 common stock shares outstanding as of December 31, 2025 and 2024, respectively. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Additionally, holders of common stock are entitled to receive dividends when and if declared by the Board, subject to any statutory or contractual restrictions on payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of preferred stock. The convertible debentures restrict the declaration and payment of dividends so long as there is balance outstanding.

Upon dissolution, liquidation or the sale of all or substantially all of the Company’s assets, after payment in full of any amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of common stock will be entitled to receive the Company’s remaining assets for distribution on a pro rata basis.

F-27

In 2025, the Company issued 5,000 and 32,000 common stock shares at price of $2.94 and $4.51 per share, respectively. The 2025 shares issued were the result of the cash exercise of stock options and cashless exercise of warrants. In 2024, the Company issued 196,153 and 584,281 common stock shares at price of $5.71 and $5.77 per share, respectively.

13.	STOCK BASED COMPENSATION

On February 10, 2016, the Company’s stockholders approved the FireFly Automatix, Inc 2016 Stock Plan (“Plan”). The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of the Company’s common stock. The Plan provides both for the direct award or sale of shares and for the grant of common stock options (“Options”) to purchase common shares to employees, directors and consultants (“Participants”). The Plan provides for the issuance of up to a maximum number of shares of common stock equal to 5,000,000. The Company’s Board of Directors administers the Plan. On January 25, 2023, the stockholders approved a Plan amendment increasing the maximum number of shares of common stock to 7,235,215.

Stock option awards granted under the Plan have a three-year vesting and ten year expiration after issuance. Options issued under these plans generally vest in equal annual installments over three years and expire ten years after issuance. Options granted to members of the board directors generally vest one year after issuance. The Company estimates the fair value of the Options using a Black-Scholes valuation model, and the resulting fair value is recorded as compensation expense on a straight-line basis over the option vesting period.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by Participants who receive Option awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company. The assumptions made for purposes of estimating fair value under the Black-Scholes model for the 375,087 and 703,102 Options granted during the years ended December 31, 2025 and 2024, respectively, were as follows:

	Year ended
	December 31, 2025	December 31, 2024
Expected term of option (years)	6.5	6.5
Risk free interest rate	4.01%	4.198% - 4.217%
Volatility	29.13% - 317.38%	49.25% - 85.61%

There was no expected dividend yield for the Options granted. As the Company’s stock is not actively traded, the Company derived the stock volatility based upon a weighted average volatility for six comparable companies whose stock is actively traded on an exchange, which represents the Company’s best estimate of expected volatility. The comparable companies operate in the specialty machinery and equipment, electric vehicles, and industrial and automation sectors.

Due to a lack of sufficient historical exercise data, the Company has elected to use the simplified method to estimate the expected life of the Options. Under this method, the expected life is calculated as the average of the vesting period and the contractual term of the option.

The Company estimates forfeitures at the grant date and recognizes stock-based compensation expense based on the number of awards expected to vest. The estimated forfeiture rate is based on historical forfeiture experience and other relevant factors and is reassessed periodically. The Company revises its estimate, as necessary, when actual forfeitures differ from estimated forfeitures, with the resulting adjustment recognized in compensation expense in the period of revision.

F-28

The following table reflects the Option activity for the years ended December 31, 2025 and 2024 (in thousands, except shares and price per share):

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms Years	Aggregate Intrinsic Value
Options outstanding as of December 31, 2024	5,976,076	$3.26	4.94	$15,003
Granted	375,087	$5.77	-	-
Exercised	(5,000)	$2.94	-	-
Forfeited	(23,683)	$3.19	-	-
Options outstanding as of December 31, 2025	6,322,480	$3.40	4.09	$15,004
Options exercisable as of December 31, 2025	5,323,300	$2.96	3.22	$14,980
Options unvested as of December 31, 2025	999,180	$5.75	8.74	$24

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms Years	Aggregate Intrinsic Value
Options outstanding as of December 31, 2023	5,276,824	$2.93	5.33	$14,619
Granted	703,102	5.74	-	-
Exercised	-	$-	-	-
Forfeited	(3,850)	$5.71	-	-
Options outstanding as of December 31, 2024	5,976,076	$3.26	4.94	$15,003
Options exercisable as of December 31, 2024	4,441,586	$2.41	3.59	$14,932
Options unvested as of December 31, 2024	1,534,490	$5.72	8.83	$71

The weighted average grant-date fair value of the Options was granted during the years ended December 31, 2025 and 2024 was $5.77 and $5.74 per share, respectively. During 2025, 5,000 options were exercised at an intrinsic value of $15. There were no Options exercised in 2024.

Compensation expense associated with Options was approximately $1,700 and $1,346 for the years ended December 31, 2025 and 2024, respectively. Additionally, as of December 31, 2025 there was approximately $1,672 of unrecognized stock compensation expense related to Options which is expected to be recognized over a weighted-average period of 1.43 years.

F-29

14.	SEGMENTS

The Company operates as one operating and reportable segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis. The CODM uses consolidated gross margin and net loss to assess financial performance and allocate resources. These financial metrics are used by the CODM to make key operating decisions, including the determination of the rate at which the Company seeks to grow gross margin and the allocation of resources among cost of revenues, sales and marketing, research and development, and general and administrative activities.

The significant segment expenses regularly provided to the CODM and included in the measure of segment profit or loss include cost of revenues, sales and marketing expenses, research and development expenses, and general and administrative expenses. Because the Company has a single reportable segment, the amounts of these significant segment expenses and the Company’s measure of segment profit or loss are the same as the corresponding amounts presented in the Company’s consolidated statements of operations.

The following table presents the Company’s net revenues disaggregated by geography with respect to the Company’s operating segment for the years ended December 31, 2025 and 2024 (in thousands):

	2025	2024
United States	$42,525	$34,772
Australia	2,034	3,253
Canada	1,059	2,469
Brazil	4	705
Mexico	315	-
Europe	1,124	486
All other	117	792
	$47,178	$42,477

15.	INCOME TAXES

Loss before provision for income taxes was $15.1 million and $13.5 million for the years ended December 31, 2025 and 2024, respectively.

The Company’s provision for income taxes consists of the following:

	Years Ended December 31,
(In thousands)	2025	2024
Current:
Federal	$(6)	$1
State	27	21
Total current	21	22
Deferred:
Federal	(1,862)	(897)
State	(235)	(263)
Change in valuation allowance	2,097	1,160
Total deferred	—	—
Total income tax expense (benefit)	$21	$22

The Company’s provision for income tax differs from the amount computed by applying the statutory federal income tax rate to income / (loss) before taxes after the adoption of ASU 2023-09 as follows:

	Year Ended December 31,
	2025
Statutory federal income tax rate	(3,170)	21.0%
State and local income tax, net of federal income tax effect (1)	51	(0.3)
Nontaxable or non-deductible items:
Convertible debt	754	(5.0)
Warrants	434	(2.9)
Transaction costs	235	(1.6)
Tax credits:
Research credits	(89)	0.6
Change in unrecognized tax benefits	2	0.0
Change in valuation allowance	1,862	(12.3)
Foreign tax effects	-	-
Effect of changes in tax laws or rates enacted in the current period	-	-
Effect of cross-border tax laws	-	-
Other
Federal NOL RTP	(293)	1.9
Deferred true-ups	292	(1.9)
Other	(57)	0.4
Total provision for income taxes	21	(0.1)%

(1)	State taxes in Texas made up the majority (greater than 50%) of the tax effect in this category.

F-30

The Company’s provision for income tax differs from the amount computed by applying the statutory federal income tax rate to income / (loss) before taxes prior to the adoption of ASU 2023-09 as follows:

December 31,
2024
Statutory federal income tax rate	21.0%
State tax provision	1.1
Convertible debt	(9.3)
Warrants	(5.6)
Research credits	1.5
Change in valuation allowance	(8.6)
Other	(0.4)
Total provision for income taxes	(0.3)%

The following table presents income taxes paid (net of refunds received) for the year ended December 31, 2025, as required by ASU 2023-09:

December 31,
2025
Cash paid for income taxes, net of refunds:
Federal	-
State
Texas	15
Other jurisdictions	12
Total	27

We paid cash for income taxes, net of refunds, of $74 as of December 31, 2024.

As of December 31, 2025 and 2024, the net deferred tax assets consisted of the following:

	December 31,
(In thousands)	2025	2024
Deferred tax assets:
Accrued expenses	$366	$339
Research credits	768	716
Research & experimental capitalization	1,140	2,566
Inventory	432	403
Lease liability	1,097	1,208
Stock compensation	2,147	1,779
Net operating loss carryforwards	4,679	2,112
Other	31	8
Total gross deferred tax assets	10,660	9,131
Less valuation allowance	(8,928)	(6,832)
Total deferred tax assets	1,732	2,299
Deferred tax liabilities:
Property and equipment	(494)	(567)
Intangibles	(38)	(56)
Right-of-use asset	(953)	(1,079)
481(a) adjustment	(247)	(597)
Total deferred tax liabilities	(1,732)	(2,299)
Net deferred tax asset (liability)	$—	$—

F-31

Valuation allowances are established when necessary to reduce deferred tax assets, including temporary differences and net operating loss carryforwards, to the amount expected to be realized in the future. FASB guidance indicates that forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years. The Company had cumulative losses from continuing operations in the United States for the three-year period ended December 31, 2025. The Company considered this negative evidence along with all other available positive and negative evidence and concluded that, at December 31, 2025, it is more likely than not that the Company’s U.S. deferred tax assets will not be realized. As of December 31, 2025, a valuation allowance has been recorded on the Company’s deferred tax assets to recognize only the proportion of the deferred tax asset that is more likely than not to be recognized. The Company’s total valuation allowance was $8.9 million at December 31, 2025 and $6.8 million at December 31, 2024. The Company’s valuation allowance increased $2.2 million and $1.2 million during the years ended December 31, 2025 and 2024, respectively. A reconciliation of the beginning and ending amount of the valuation allowance is as follows:

	December 31,
(In thousands)	2025	2024
Valuation allowance at beginning of year	$6,832	$5,672
Change in valuation allowance	2,096	1,160
Valuation allowance at end of year	$8,928	$6,832

As of December 31, 2025, the Company had federal net operating losses of $19.3 million. All net operating losses have an indefinite carryforward period. As of December 31, 2024, the Company had federal net operating losses of approximately $8.6 million.

As of December 31, 2025, the Company had a $0.7 million deferred tax asset related to a federal research and development credit carryforward. This credit has been offset by a liability for unrecognized tax benefits of $0.1 million. If not utilized, the credits will expire between 2043 through 2046. As of December 31, 2024, the Company had a $0.6 million deferred tax asset related to a federal research and development credit carryforward offset by a liability for unrecognized benefits of $0.1 million.

As of December 31, 2025, the Company had state net operating losses of approximately $14.8 million. Of the total state net operating losses, approximately $5.7 million are attributable to Utah. Utah law allows unused net operating losses arising in tax years beginning after December 31, 2008 to be carried forward indefinitely. All of the Utah net operating losses are for tax years beginning after December 31, 2008, and are carried forward indefinitely. Of the total state net operating losses, approximately $1.8 million are attributable to Georgia. Georgia law allows unused net operating losses to be carried forward indefinitely. Of the total state net operating losses, approximately $1.4 million are attributable to Alabama. Alabama net operating losses will expire between 2032 through 2040. The remaining state net operating loss carryforwards are attributable to various other states with varying expiration periods. As of December 31, 2024, the Company had cumulative state net operating losses of approximately $7.4 million.

As of December 31, 2025, the Company had a $0.3 million deferred tax asset related to Utah research and development credits carryforward. This credit has been offset by a liability for unrecognized tax benefits of $0.1 million. If not utilized, the credits will expire between 2036 through 2039. As of December 31, 2024, the Company had a $0.3 million deferred tax asset related to a Utah research and development credit carryforward.

ASC Topic 740-10-05 requires that the impact of a tax position be recognized in the financial statements if that position is more likely than not of being sustained on audit, based on the technical merits of the position. As of December 31, 2025, the Company had a $0.2 million liability for unrecognized tax benefits, all of which is netted against deferred tax assets for related carryforward credits. As of December 31, 2024, the Company had a $0.2 million liability for unrecognized tax benefits, all of which is netted against deferred tax assets for related carryforward credits. The Company expects no material changes to the liability for unrecognized tax benefits in the next 12 months. Interest and penalties associated with uncertain tax positions are recorded as a component of income tax expense. There would be no impact to the Company’s effective rate if the unrecognized tax benefits were recognized. A reconciliation of the beginning and ending amounts of unrecognized benefits is as follows:

	Years ended December 31,
(In thousands)	2025	2024
Unrecognized tax benefits at the beginning of year	$164	$126
Gross increases – current year tax positions	23	38
Gross increases – prior year tax positions	—	—
Gross decreases – prior year tax positions	(23)	—
Unrecognized tax benefits at end of year	$164	$164
Interest and penalties in year-end balance	$—	$—

The Company files U.S. and various state tax returns in jurisdictions with various statutes of limitation. As of December 31, 2024, the tax returns for all tax years remain subject to examination. Annual tax provisions include amounts considered necessary to pay assessments that may result from examination of prior year tax returns; however, the amount ultimately paid upon resolution of issues may differ materially from the amount accrued. As of December 31, 2025, there are no income tax returns currently under audit.

F-32

16.	RELATED PARTY

During 2024, the chief executive officer, chief financial officer and two directors purchased, in aggregate, 217,832 shares of common stock at $5.77 per share.

17.	COMMITMENTS AND CONTINGENCIES

The Company may, from time to time, be subject to various contractual commitments and obligations in the normal course of business. As of December 31, 2025, the Company has no material pending legal proceedings, claims, or litigation that would have a material adverse effect on its consolidated financial position, results of operations, or cash flows.

We generally require a cash deposit of 10% of the contract price when we accept a customer order for an MRH machine. The deposit is applied to the invoice when the machine is completed and invoiced. We do not require deposits for AMP machines.

The Company must determine which of its customers are exempt from the Company charging sales tax because the customer is a reseller or self-assesses and direct pays to states and other jurisdictions on purchases the customer makes from the Company. These determinations contain estimates and are subject to judgment and interpretation by the Company and respective taxing authorities in various states and other jurisdictions, which could result in recognizing materially different amounts in future periods. Periodically, the Company is subject to individual state sales tax audits.

The Company issues purchase orders for parts and materials at agreed upon prices from key vendors. The lead times for delivery can range from a few days to over a year. The purchase quantities could vary according to production demands at the Company’s discretion. These are not recorded as liabilities on the Company’s balance sheet until the purchased items are received.

18.	SUBSEQUENT EVENTS

We evaluate events and transactions occurring subsequent to the date of the consolidated financial statements for matters requiring recognition or disclosure in the consolidated financial statements.

Debenture and Warrant Issued

In February 2026, we entered into a $2,000 convertible debenture agreement with an annual interest rate of 15.0% per annum and maturing on January 31, 2028. In connection with the additional borrowing, we issued warrants to purchase 181,861 shares of our common stock at $0.01. The convertible debenture converts into shares of our common stock at a conversion price equal to the lesser of (i) $5.5674 per share and (ii) 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share.

In June 2026, we entered into a $3,000 convertible debenture agreement with an annual interest rate of 15.0% per annum and maturing on January 31, 2028. In connection with the additional borrowing, we issued warrants to purchase 272,793 shares of our common stock at $0.01. The convertible debenture converts into shares of our common stock at a conversion price equal to the lesser of (i) $5.5674 per share and (ii) 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share.

F-33

FIREFLY ROBOTICS, INC.

INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

As of and for the nine months ended September 30, 2026, and 2025

F-34

F-35

FIREFLY ROBOTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited and in thousands, except share and per share amounts)

	As of
	September 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash	$1,469	$3,010
Restricted cash	-	316
Accounts receivable, net	5,161	2,225
Inventory, net	7,033	7,670
Prepaid expenses	904	305
Total current assets	14,567	13,526

Property and equipment, net	1,767	2,130
Intangible assets	684	669
Right-of-use assets, operating leases	3,604	3,972
Right-of-use assets, finance leases	657	752
Other long-term assets	142	142
Total assets	$21,421	$21,191

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,974	$7,890
Customer deposits	939	3,084
Notes payable, current portion	264	273
Lease liability, operating leases	615	521
Lease liability, finance leases	122	175
Accrued and other current liabilities	5,159	3,619
Total current liabilities	17,073	15,562

Non-current liabilities:
Notes payable, net of current portion	476	457
Convertible debt	380	339
Convertible debentures payable (at fair value)	76,617	43,746
Common stock purchase warrants liability	37,610	21,936
Lease liability, operating leases net of current portion	3,572	4,049
Lease liability, finance leases net of current portion	369	446
Other liabilities	3,655	3,657
Total liabilities	139,752	90,192

Commitments and contingencies (Note 12)	-	-

Stockholders’ deficit:
Common stock, $0.001 par value, 40 million shares authorized; 13,253,701 and 13,168,701 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively.	13	13
Additional paid-in capital	24,042	22,513
Accumulated losses	(142,386)	(91,527)
Total stockholders’ deficit	(118,331)	(69,001)

Total liabilities and stockholders’ deficit	$21,421	$21,191

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-36

FIREFLY ROBOTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except share and per share amounts)

	For the nine months ended
	September 30,
(In thousands, except share data)	2026	2025

Revenues, net	$46,526	$35,798
Cost of revenues	37,497	28,924
Gross profit	9,029	6,874

Operating expenses:
Selling, general and administrative	12,343	9,715
Research and development	3,804	3,459
Total operating expenses	16,147	13,174

Loss from operations	(7,118)	(6,300)

Other (expenses) income:
Interest income	27	27
Interest expense	(196)	(90)
Change in fair value of convertible debentures	(27,871)	(1,618)
Change in fair value of warrant liability	(15,675)	(904)
Other expense	(26)	(69)
Total other expense	(43,741)	(2,654)
Loss from operations before income taxes	(50,859)	(8,954)
Provision for income taxes	-	-
Net loss	(50,859)	(8,954)

Net loss per share attributable to common stockholders:
Basic	$(3.32)	$(0.61)
Diluted	$(3.32)	$(0.61)

Weighted average common shares:
Basic	15,296,684	14,704,753
Diluted	15,296,684	14,704,753

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-37

FIREFLY ROBOTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(unaudited and in thousands)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Losses	Deficit

Balance, December 31, 2024	13,132	$13	$20,654	$(76,405)	$(55,738)

Issuance of common stock for cash	5	-	15	-	15

Stock compensation	-	-	1,316	-	1,316

Net loss	-	-	-	(8,954)	(8,954)

Balance, September 30, 2025	13,137	$13	$21,985	$(85,359)	$(63,361)

Balance, December 31, 2025	13,169	$13	$22,513	$(91,527)	$(69,001)

Exercise of stock options	85	-	66	-	66

Stock compensation	-	-	1,463	-	1,463

Net loss	-	-	-	(50,859)	(50,859)

Balance, September 30, 2026	13,254	$13	$24,042	$(142,386)	$(118,331)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-38

FIREFLY ROBOTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	For the nine months ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(50,859)	$(8,954)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of convertible debentures	27,871	1,618
Change in fair value of warrant liabilities	15,675	904
Stock compensation	1,463	1,316
Depreciation and amortization	706	619
Amortization of right-of-use asset	369	365
Impairment of inventory	151	-
Changes in operating assets and liabilities
Accounts receivable	(3,118)	385
Inventory	486	619
Prepaid expenses	(420)	(917)
Other current assets	3	(2)
Accounts payable	2,084	1,355
Customer deposits	(2,145)	680
Accrued and other current liabilities	1,539	1,156
Lease liability	(514)	(423)
Net cash used in operating activities	(6,709)	(1,279)

Cash flows from investing activities:
Purchase of property and equipment	(268)	(332)
Purchase of intangible assets	(70)	(22)
Proceeds from disposition of fixed assets	75	-
Net cash used in investing activities	(263)	(354)

Cash flows from financing activities:
Proceeds from convertible debentures, net	5,000	1,320
Proceeds from issuance of notes payable	302	124
Repayment of notes payable	(252)	(9)
Proceeds from issuance of common stock	66	15
Other liabilities	(1)	17
Net cash provided by financing activities	5,115	1,467

Net change in Cash and Restricted cash	(1,857)	(166)

Cash and Restricted cash, beginning of period	3,326	2,587

Cash and Restricted cash, end of period	$1,469	$2,421

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$128	$63
Cash paid for taxes	$24	$52
Fair value of warrants issued with convertible debentures	$2,619	$1,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-39

FIREFLY ROBOTICS, INC
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF OPERATIONS

Since its launch in January 2010, FireFly Robotics, Inc., a Delaware corporation (the “Company”, “FireFly”, “we” or “us”), has focused on becoming a technology leader in the turfgrass industry as a firm that designs, manufactures, sells and supports precision manned robotic harvester (“MRH”), autonomous electric robotic mowers (“AMP”), aftermarket parts and services. FireFly has expanded its turfgrass expertise with operations in Europe, the Asia Pacific region, and South America.

We are a growth-oriented technology company with internally developed proprietary software and our patented mechatronic systems. We have integrated our technology into the design, development, and manufacturing of our MRH and our AMP Platform including our AMP-L100 and AMP-X100 models.

We sell our products directly to customers in the turf harvesting and golf course and sports park maintenance industries. Our products are complemented by a suite of services that are designed to address the entire product lifecycle and deepen our relationships with customers. We built a vertically integrated platform comprised of our proprietary technology, cloud software systems, product development, products, and services, which we expect will allow us to iterate disruptive products and shorten the time to bring new products to market. Much of our research and development into automating the MRH, specifically our servo electric motion control technology, was transferable to our AEV robotic mowers. Interconnected by our data and analytics, our platform is designed to deliver fast-paced innovation cycles, structural cost advantages, and exceptional customer experiences, all of which combine to create a self-reinforcing growth dynamic while serving our mission to be a technology leader in large-area AEV mowing technology and in automated turf harvesting.

With a foundation of 15-plus years in business, FireFly is dedicated to becoming a global AgTech innovator, one determined to protect our position as a premier technology supplier to turfgrass producers worldwide, while also extending our impact into the broader opportunities outlined above.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

We prepare our unaudited interim condensed consolidated financial statements in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). In the opinion of management, all adjustments, which consist solely of normal recurring adjustments, necessary to present fairly, in accordance with principles generally accepted in the United States of America (“U.S. GAAP”), the financial position, results of operations and cash flows for all periods presented, have been made. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.

Certain information and footnote disclosures normally included in the annual consolidated financial statements have been condensed or omitted. The unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto included in the Form S-1 registration statement previously filed.

F-40

The information presented in the accompanying unaudited interim consolidated balance sheet as of December 31, 2025 has been derived from the Company’s 2025 audited consolidated financial statements.

Under the rules of ASC Subtopic 205-40 “Presentation of Financial Statements-Going Concern” (“ASC 205-40”), the Company is required to evaluate whether conditions and/or events raise substantial doubt about its ability to meet its future financial obligations as they become due within one year after the date that these consolidated financial statements are issued or available to be issued. This evaluation takes into account the Company’s current available cash and projected cash needs over the one-year evaluation period but may not consider things beyond its control.

The Company has experienced operating losses due primarily to research and development expense related to the design, testing, and manufacturing of our AMPs, selling, general, and administrative expense as we have sought to ramp up and establish our business, used cash from operations, and relied on the capital raised from friends, family and related parties and institutional financing to continue ongoing operations. We may or may not be able to raise additional capital or obtain additional institutional financing due to future economic conditions. In particular, the lending criteria are currently tightening in the U.S., and we have experienced a decline in demand for our MRH products, due to continuing declines in the new housing market and higher interest rates. These factors, when considered in the aggregate, raise substantial doubt about our ability to continue as a going concern within one year of the date these consolidated financial statements are available to be issued. In response to these conditions, our management has prepared the financing plan described below.

Management considers the conditions outlined above as the most significant factors in raising substantial doubt about our ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued. Management’s mitigating plans include: (1) raising additional liquidity through an equity raise in the public capital markets or through friends and family, (2) evaluating operating expenses and developing a plan to reduce expenditures without negatively impacting current operations, (3) placing a strategic focus on increasing sales with prime MRH customers and selling our AMPs to private and public golf courses and sports field parks, and (4) making strategic price increases on both our MRHs and AMPs. No assurances can be given that we will be successful raising funds through debt or equity financing, or that we will be successful in reducing operating expenses or increasing machine sales with increased prices.

We will need additional sources of capital to continue funding our operations. Our significant projected cash commitments relate primarily to debt service and operating expenses. These debt service and operating expenses include the convertible debentures, notes payable and lease obligations payable. The notes payable and lease obligations payable require monthly cash payments. This assumes (1) the interest on the convertible debentures will continue to be accreted to the debentures’ principal outstanding and not paid in cash, and (2) the debentures will be converted into shares of our common stock at their respective maturity. Over the next twelve months, we expect to finance our operations with operating revenue from our operations and other debt financings (see Note 13 – Subsequent Events). However, there can be no guarantee that we will be able to obtain additional short-term debt.

In the event the projected results do not occur, we may have to significantly delay, scale back, or discontinue the development and commercialization of one or more product offerings and other strategic initiatives. Additionally, we would reduce the number of new hires planned for the remainder of 2026 and into 2027 and implement cost reduction measures such as a reduction in headcount and reducing planned sales, marketing, and research and development expenses among other cost reduction measures. Even with these measures, there is no assurance that our cash from operations would be sufficient to continue operating for the next twelve months.

In September 2022, the Company formed FireFly Automatix, Limited as a wholly-owned subsidiary and incorporated in the United Kingdom. The Company anticipated opening a satellite office and a warehouse for replacement parts, which has not yet fully happened. The minimal operations are considered insignificant.

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Fair Value of Financial Instruments

The Company records the fair value of assets and liabilities in accordance with ASC 820. ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

In addition to defining fair value, ASC 820 prescribes the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of the fair value hierarchy are as follows:

Level 1 –	Quoted prices (unadjusted) in active markets for identical assets or liabilities,
Level 2 –	Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly,
Level 3 –	Unobservable inputs for which little or no market data exists, therefore requiring a company to develop its own assumptions.

The carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable approximate their fair values due to the short-term nature of these instruments. The carrying amounts of notes payable, lease liabilities, and convertible debt approximate fair value because the stated interest rates approximate current market rates for similar instruments, or because of their relatively short remaining maturities.

The following table summarizes the carrying amount and estimated fair value of the convertible debentures and the common stock purchase warrants (in thousands):

	September 30, 2026
	Carrying	Fair	Fair Value Measurements
	Value	Value	Level 1	Level 2	Level 3
11% debenture dated July 17, 2019	$45,810	$45,810	$-	$-	$45,810
11% debenture dated April 20, 2020	$4,955	$4,955	$-	$-	$4,955
11% debenture dated September 4, 2020	$4,482	$4,482	$-	$-	$4,482
11% debenture dated January 13, 2022	$4,388	$4,388	$-	$-	$4,388
15% debenture dated January 19, 2023	$4,637	$4,637	$-	$-	$4,637
15% debenture dated July 25, 2024	$1,896	$1,896	$-	$-	$1,896
15% debenture dated June 18, 2025	$1,658	$1,658	$-	$-	$1,658
15% debenture dated December 30, 2025	$1,474	$1,474	$-	$-	$1,474
15% debenture dated February 20, 2026	$3,000	$3,000	$-	$-	$3,000
15% debenture dated June 2, 2026	$4,317	$4,317	$-	$-	$4,317
	$76,617	$76,617	$-	$-	$76,617

Warrant dated July 17, 2019	$14,094	$14,094	$-	$-	$14,094
Warrant dated April 20, 2020	$2,133	$2,133	$-	$-	$2,133
Warrant dated September 4, 2020	$1,661	$1,661	$-	$-	$1,661
Warrant dated January 13, 2022	$4,513	$4,513	$-	$-	$4,513
Warrant dated January 19, 2023	$3,061	$3,061	$-	$-	$3,061
Warrant dated July 25, 2024	$5,197	$5,197	$-	$-	$5,197
Warrant dated June 18, 2025	$1,545	$1,545	$-	$-	$1,545
Warrant dated December 30, 2025	$1,545	$1,545	$-	$-	$1,545
Warrant dated February 20, 2026	$1,545	$1,545	$-	$-	$1,545
Warrant dated June 2, 2026	$2,316	$2,316	$-	$-	$2,316
	$37,610	$37,610	$-	$-	$37,610

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	December 31, 2025
	Carrying	Fair	Fair Value Measurements
	Value	Value	Level 1	Level 2	Level 3
11% debenture dated July 17, 2019	$28,033	$28,033	$-	$-	$28,033
11% debenture dated April 20, 2020	$2,989	$2,989	$-	$-	$2,989
11% debenture dated September 4, 2020	$2,694	$2,694	$-	$-	$2,694
11% debenture dated January 13, 2022	$3,824	$3,824	$-	$-	$3,824
15% debenture dated January 19, 2023	$2,852	$2,852	$-	$-	$2,852
15% debenture dated July 25, 2024	$1,256	$1,256	$-	$-	$1,256
15% debenture dated June 18, 2025	$1,098	$1,098	$-	$-	$1,098
15% debenture dated December 30, 2025	$1,000	$1,000	$-	$-	$1,000
	$43,746	$43,746	$-	$-	$43,746

Warrant dated July 17, 2019	$8,945	$8,945	$-	$-	$8,945
Warrant dated April 20, 2020	$1,263	$1,263	$-	$-	$1,263
Warrant dated September 4, 2020	$969	$969	$-	$-	$969
Warrant dated January 13, 2022	$3,062	$3,062	$-	$-	$3,062
Warrant dated January 19, 2023	$2,077	$2,077	$-	$-	$2,077
Warrant dated July 25, 2024	$3,526	$3,526	$-	$-	$3,526
Warrant dated June 18, 2025	$1,047	$1,047	$-	$-	$1,047
Warrant dated December 30, 2025	$1,047	$1,047	$-	$-	$1,047
	$21,936	$21,936	$-	$-	$21,936

The fair value of each convertible debenture and each common stock purchase warrant is comprised of a single financial liability in which the Company elected the fair value option under ASC 825, Financial Instruments (“ASC 825”), with changes in fair value recorded in gain/loss from changes in fair value in the consolidated statements of operations. The Company elected the fair value option due to its multiple conversions and redemption features required to be presented at fair value. The Company has also elected to not present interest expense separately from the changes in fair value of each convertible debenture measured at fair value.

The fair values of the convertible debentures are determined using a straight debt plus call option methodology. This is a hybrid methodology which includes a discounted cash flow analysis to fair value the debt component of the note and a Black-Scholes option pricing method to determine the fair value of any upside in excess of principal and accrued interest that may be available to holders upon conversion. Given the highly subjective and complex nature in constructing such models, we engaged an independent valuation firm to confirm the model’s proper application based on management’s selected inputs and assumptions.

The discounted cash flow analysis and Black-Scholes pricing model requires management to exercise judgment in selecting inputs and making highly subjective and often complex assumptions, including the fair value of our common stock, the expected term of the convertible debentures, stock price volatility, and anticipated dividend yield.

The fair value of each common stock purchase warrant is comprised of a single financial liability with changes in fair value recorded in gain/loss from changes in fair value in the consolidated statements of operations. See discussion of valuation at Note 8 – Common Stock Purchase Warrants.

The valuation utilized significant Level 3 unobservable inputs, including implied yield, volatility, and risk-adjusted discount rate. Other significant assumptions include risk-free rate, principal value, historical and implied average volatility of comparable companies publicly traded on recognized stock exchanges, maturity date and the various conversion features and prices per the agreement. These liabilities are measured at fair value on a recurring basis and have unobservable inputs and are therefore categorized as Level 3. Significant judgment is required in selecting the significant inputs and assumptions. Actual assumptions may differ from our current estimates and such differences could materially impact fair value of the convertible debenture.

Convertible debentures and common stock purchase warrants classified as liabilities are recorded on the Company’s consolidated balance sheets at their fair value on the date of issuance and are revalued on each subsequent balance sheet date until such instruments are exercised or expire. See Note 7 - Convertible Debentures and Note 8 – Common Stock Purchase Warrants and for a summary of assumptions used in estimating the valuation.

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Net Loss Per Common Share

Our basic loss per share calculation is computed based on the weighted-average number of common shares outstanding. Included in the weighted-average number of common shares outstanding are the share equivalents for the warrants with an exercise price of $0.01. See discussion of warrants at Note 8 – Common Stock Purchase Warrants. Potentially dilutive securities for this calculation may consist of in-the-money outstanding stock options, warrants (which were assumed to have been exercised at the average market price of the common shares during the reporting period) and shares assumed converted for the convertible debentures. The treasury stock method is used to measure the dilutive impact of potentially dilutive securities.

Potential dilutive shares are excluded from diluted loss per share when their effect is anti-dilutive. When there is a net loss for a period, all potentially dilutive shares are anti-dilutive and are excluded from the calculation of diluted loss per share for that period. When we have net income for a period, we anticipate using the “if-converted” method to measure the dilutive impact of the convertible debentures.

The following table sets forth the calculations of basic and diluted loss per common share (in thousands, except per share and share amounts):

	Nine months ended September 30,
	2026	2025
Net loss	$(50,859)	$(8,954)

Basic weighted-average number of common shares outstanding	13,225,679	13,131,701
Add: Weighted-average common shares attributable to Warrants with a $0.01 exercise price	2,071,005	1,573,052
Total basic weighted-average number of common shares outstanding	15,296,684	14,704,753
Add: Dilutive effect of other equity instruments	-	-
Diluted weighted-average shares outstanding	15,296,684	14,704,753
Loss per common share - basic	$(3.32)	$(0.61)
Loss per common share - diluted	$(3.32)	$(0.61)
Excluded from diluted weighted-average shares outstanding:
Antidilutive shares	16,680,029	14,750,412

Revenue Recognition

We recognize revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) standards - Topic 606 “Revenue from Contracts with Customers” (“Topic 606”). When entering into contracts with our customers, we review the following five steps of Topic 606:

i.	Identify the contract with the customer.
ii.	Identify the performance obligation.
iii.	Determine the transaction price.
iv.	Allocate the transaction price to the performance obligation.
v.	Evaluate the satisfaction of the performance obligation.

We account for contracts with our customers, when we have approval and commitment from both parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of consideration is probable. The Company’s contracts do not include variable consideration or a right of return.

Under Topic 606, we recognize revenue only when we satisfy a performance obligation by transferring a promised good or service to our customer. A good or service is considered transferred when the customer obtains control. The standard defines control as an entity’s ability to direct the use of, and obtain substantially all of the remaining benefits from, an asset. We recognize revenue once control has passed to the customer. The following indicators are evaluated in determining when control has passed to the customer:

i.	We have a right to a payment for the product or service.
ii.	The customer has legal title to the product.
iii.	We have transferred physical possession of the product to the customer.
iv.	The customer has the risk and rewards of ownership of the product.
v.	The customer has accepted the product.

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The Company sets the transaction price for each revenue stream and it is documented prior to beginning the performance obligation. For machines and shipping, the transaction price is approved on a signed quote. For aftermarket parts and shipping, the transaction price is approved by the customer in advance. For service, the transaction price is approved with the service technician in the field before repair work is completed. The Company does not offer prompt payment discounts, volume discounts, rebates, pricing, based on an index or market, pricing based on a formula, price protection and price matching, nor any other type of remuneration to customers. We combine a market assessment approach with an internal pricing strategy to allocate the transaction price to performance obligations. The Company does not offer trade-in rights nor residual value guarantees.

Revenue Recognition for Machines. The Company manufactures and sells MRHs, AMPs, and used machines (“Machines”). Revenues from the machine sales are recognized with the selling price to the customer recorded as revenues and the acquisition and fabrication costs of the product recorded as cost of revenues. We recognize revenue from these transactions when control has passed to the customer and the performance obligations have been satisfied. For MRHs, the customer generally arranges the shipping and takes control at the time of shipping (“FOB Shipping”). For AMPs and used machines we typically deliver the machines using our internal resources. For the Machines we deliver, control is considered to have passed to the customer when the customer accepts the machine at their location. In some instances, for machines, the Company offers a “preferred partner discount” (price concession) off the manufacturer’s suggested retail price (“MSRP”). The Company records revenue based on the manufacturer suggested retail price less the discount.

Revenue Recognition for Parts. The Company sells aftermarket and fabricated parts to support the growing population of Machines currently in operation world-wide. Revenues from the parts sales are recognized with the selling price to the customer recorded as revenues and the acquisition or fabricated cost of the product recorded as cost of revenues. We recognize revenue from these transactions when control has passed to the customer and the performance obligations have been satisfied. For parts, control is considered to have passed at the time of shipping (FOB Shipping) or at the time of delivery if used by the service technicians in performing the service activities (see below).

Revenue Recognition for Shipping. We are generally responsible shipping Machines (new and used) and parts sales. For machines (new and used), we can either deliver the machines using our employees or we contract with a third-party freight forwarder on behalf of our customers. We typically arrange the shipping of part sales usually via FedEx, UPS or depending on the size of the part, through a third-party freight forwarder. We recognize shipping revenue when control has passed to the customer and the performance obligations have been satisfied. Control is considered to have passed at the time the Machines or parts leave our facility (i.e., FOB Shipping), except for when we deliver the Machines. When we deliver the Machines, control is considered to have passed to the customer when the customer accepts the machine at their location.

Revenue Recognition for Service. The Company, through a team of trained technicians, provides services support the growing population of Machines. Revenues from service activities are recognized with the selling price to the customer recorded as revenues and the cost of the service (labor and/or parts) recorded as cost of revenues. We recognize revenue from these transactions when control has passed to the customer and the performance obligations have been satisfied. For service activities, control is considered to have passed at the time the technician has completed the contracted work.

Revenue Recognition for Software Subscriptions. Each of our MRH is accompanied by a software license. In addition to the software license, each AMP also requires an annual software subscription agreement which provides for annual software upgrades among other things. For the software license, control is considered to have passed to the customer when the software license has been delivered and accepted by the customer and the performance obligations have been satisfied. The software license is included in the price of the MRH. The AMP software subscription revenues are billed in advance and revenue is recognized over the subscription period (generally 12 months). Control is considered to pass to the customer and the performance obligation is considered satisfied with the passage of time. Amounts collected in advance for software subscriptions are recorded as contract liabilities in the balance sheet and recognized as revenue ratably over the contractual service period. Included in Accrued and other current liabilities is $970 and $308 as of September 30, 2026 and December 31, 2025, respectively. See Note 6 - Accrued and Other Current Liabilities and Other Liabilities.

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3.	INVENTORY

The following summarizes inventory as of (in thousands):

	September 30, 2026	December 31, 2025
Purchased and fabricated parts	$6,257	$6,209
Work in process	588	945
Used machines	188	516
Total inventory	$7,033	$7,670

4.	REVENUES

Revenue is recognized when control of the promised good or service is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We recognize revenue at a point in time, except for the software subscription revenue, which is recognized over time, as the performance obligation is satisfied when a customer obtains control of the product upon title transfer and not as the machines or replacement parts are manufactured.

The following table provides information about disaggregated revenue based on the preceding categories for the nine months ended September 30, 2026 and 2025 (in thousands):

	2026	2025
Machines	$35,131	$26,566
Parts	8,122	7,196
Shipping	1,759	1,328
Service	1,083	551
Software subscription	431	155
Other	-	2
Total revenues	$46,526	$35,798

Our contract balances include deferred software subscription revenue and customer deposits. We do not have contract assets. We have not identified any material costs incurred associated with our revenue channels above which would meet the criteria to be capitalized; therefore, these costs are expensed as incurred. Contract balances fluctuate over time due to changes in the timing of payments received from customers and revenue recognized for services provided. The following contract liabilities are included in current liabilities until the service is performed (software subscription) or until the balance is applied to an order at the time of invoicing (customer deposits).

Software Subscription Revenues

The AMP software subscription revenue is billed in advance and revenue is recognized over the subscription period (generally 12 months). The following table presents the contract liabilities recorded on the balance sheet as of (in thousands):

	September 30, 2026	December 31, 2025
Beginning balance	$308	$76
Less amounts recognized during the period	(431)	(271)
New deposits during the period	1,093	503
Total deferred software subscription fees	$970	$308

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Customer Deposits

Customer deposits are advance payments from customers prior to manufacturing and shipping the machines. The prepayment amounts and timing vary depending on the product to be manufactured and delivery location. The amounts recognized during the year relate to machines that were invoiced for which a ten percent deposit was previously received. New deposits received during the year (typically 10% of the quoted price) relate to machines prior to beginning manufacturing or shipping. The following table presents the contract liabilities recorded on the balance sheet as of (in thousands):

	September 30, 2026	December 31, 2025
Beginning balance	$3,084	$1,103
Less amounts recognized during the period	(22,315)	(28,670)
New deposits during the period	20,170	30,651
Total customer deposits	$939	$3,084

5.	NOTES PAYABLE

Notes payable consisted of borrowings for manufacturing equipment and delivery trucks and trailers. The following table summarizes the notes payable as of (in thousands):

	September 30, 2026	December 31, 2025
Note payable – US Bank	$134	$230
Note payable - Ford	461	406
Note payable - Other	145	94
	740	730
Less current portion	(264)	(273)
Long-term portion	$476	$457

6.	ACCRUED AND OTHER CURRENT LIABILITIES and OTHER LIABILITIES

Accrued and other current liabilities and other liabilities consisted of the following as of (in thousands):

	September 30, 2026	December 31, 2025
Employee retention credit (“ERC”) refund	$3,645	$3,645
Accrued payroll	497	561
Sales tax payable	1,120	824
Limited product warranty liability	1,079	799
Deferred software subscription fees	970	308
Accrued professional fees	617	-
Other	886	1,139
	8,814	7,276
Less current portion	(5,159)	(3,619)
Total accrued and other current liabilities and other liabilities, net	$3,655	$3,657

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7.	CONVERTIBLE DEBENTURES

From July 2019 through September 2026, the Company issued ten Secured Convertible Debentures (the “Debenture(s)”) to certain funds (the “Funds”) managed by ATW Partners (the “Holders”). The Debentures are secured (via certain security agreements) by security interests in certain property of the Company. Simultaneously with the execution of each Debenture, the Company issued Common Stock Purchase Warrants (the “Warrants”) with each Holder. See Note 8 – Common Stock Purchase Warrants.

Any outstanding principal is due at maturity. Interest is payable quarterly on the Debentures issued during 2019 to 2020. Interest is payable monthly on the Debentures issued during 2023 through 2026. The applicable interest may be paid in cash or may be accreted to the principal amount of each Debenture at the election of the Company prior to certain dates, or at the option of the respective Holder thereafter. The respective Holders have elected to allow the Company to accrete the applicable interest.

The fair value of each convertible debenture is comprised of a single financial liability in which the Company elected the fair value option under ASC 825, Financial Instruments (“ASC 825”), with changes in fair value recorded in gain/loss from changes in fair value in the consolidated statements of operations. The Company elected the fair value option due its multiple conversions and redemption features required to be presented at fair value. The Company has also elected to not present interest expense separately from the changes in fair value of each convertible debenture measured at fair value.

Following is a summary of the change in fair value by debenture (in thousands):

Total Fair Value
Balance December 31, 2024	$38,176
Debenture issuance at fair value	1,000
Change in fair value	1,618
Balance September 30, 2025	$40,794

Total Fair Value
Balance December 31, 2025	$43,746
Debenture issuance at fair value	5,000
Change in fair value	27,871
Balance September 30, 2026	$76,617

In December 2025, we entered into a $1,000 convertible debenture agreement with an annual interest rate of 15.0% per annum and maturing on January 31, 2028. In connection with the additional borrowing, we issued warrants to purchase 181,861 shares of our common stock at $0.01. The convertible debenture converts into shares of our common stock at a conversion price equal to the lesser of (i) $5.5674 per share and (ii) 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. At the time of issuance, the Company recorded the convertible debentures at the individual fair value, which was determined to equal the principal amount.

In February 2026, we entered into a $2,000 convertible debenture agreement with an annual interest rate of 15.0% per annum and maturing on January 31, 2028. In connection with the additional borrowing, we issued warrants to purchase 181,861 shares of our common stock at $0.01. The convertible debenture converts into shares of our common stock at a conversion price equal to the lesser of (i) $5.5674 per share and (ii) 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. At the time of issuance, the Company recorded the convertible debentures at the individual fair value, which was determined to equal the principal amount.

In June 2026, we entered into a $3,000 convertible debenture agreement with an annual interest rate of 15.0% per annum and maturing on January 31, 2028. In connection with the additional borrowing, we issued warrants to purchase 272,793 shares of our common stock at $0.01. The convertible debenture converts into shares of our common stock at a conversion price equal to the lesser of (i) $5.5674 per share and (ii) 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. At the time of issuance, the Company recorded the convertible debentures at the individual fair value, which was determined to equal the principal amount.

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As of September 30, 2026, and December 31, 2025, the outstanding principal plus accreted interest due to the Holders was $26,086 and $18,617, respectively. The Company has elected to record the accreted interest in the change of fair value. For the nine months ended September 30, 2026, and 2025, the Company recorded $2,469 and $1,062, respectively, in capitalized interest. The convertible debentures mature on January 31, 2028.

Shares of Common Stock issuable upon conversion of Principal and Accreted Interest are as follows:

Total Shares of Common Stock
Balance December 31, 2024	6,102,520
Issuance of debenture	179,617
Accreted interest	691,949
Balance September 30, 2025	6,974,086

Total Shares of Common Stock
Balance December 31, 2025	7,408,376
Issuance of debenture	898,085
Accreted interest	895,370
Balance September 30, 2026	9,201,831

Each Debenture is secured, by a security purchase agreement, by the Company’s assets including cash, inventory, machinery, equipment, motor vehicles, furniture, tools, fixtures, all contract rights, software, goodwill, and all intellectual property and intangible assets.

The Debentures include customary covenants and events of default. In an event of default, including a breach of covenants, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages, and other amounts owed, will become, at the Holder’s election, immediately due and payable in cash. Such amount payable in an event of default would also include a premium on the outstanding principal amount. While the Company has not satisfied certain minimum cash flow covenants, the Holders of the Debentures have waived such covenants and agreed that no event of default has been triggered under the Debentures.

8.	COMMON STOCK PURCHASE WARRANTS

From July 2019 through September 2026, and in connection with the issuance of the Debentures, the Company also issued Warrants to the Holders. See Note 7 – Convertible Debentures. The Warrants have an initial exercise date starting on the individual issue date and have a term of eight to ten years. The Warrants can be converted into shares of the Company’s common stock at an exercise price ranging from $0.01 to $2.20 per share.

The Company evaluated all common stock purchase warrants in accordance with the guidance provided under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”, and determined the appropriate classification as either equity or liability. The Company determined the common stock purchase warrants met the definition of a derivative and did not qualify for equity classification under ASC 815-40 and are therefore accounted for as liabilities, with changes in fair value recognized in the statement of operations each reporting period.

The fair value of each common stock purchase warrant is comprised of a single financial liability with changes in fair value recorded in gain/loss from changes in fair value in the consolidated statements of operations. The fair value of the common stock purchase warrants was determined using the Black-Scholes pricing model and the risk free interest rates an observable market input and the unobservable market inputs such as historical and implied average volatility of comparable companies publicly traded on recognized stock exchanges, and expected term and conversion probability assumptions.

F-49

The following table summarizes the assumptions used to fair value the common stock purchase warrants:

Nine Months Ended September 30,
Assumption	2026	2025
Term (years)	0.8 - 9.7	1.8 – 9.7
Volatility	35.0% - 39.4%	28.4% - 30.8%
Risk free interest rate	4.4% - 5.1%	3.5% - 4.1%

Following is a summary of the change in fair value for each common stock purchase warrant (in thousands):

Fair Value

Total Fair Value
Balance December 31, 2024	$20,013
Common stock purchase warrant issuance at fair value	1,048
Change in fair value	(144)
Balance September 30, 2025	$20,917

Total Fair Value
Balance December 31, 2025	$21,936
Common stock purchase warrant issuance at fair value	2,619
Change in fair value	13,055
Balance September 30, 2026	$37,610

Shares of Common Stock Issuable (upon exercise of the warrants):

Total Shares of Common Stock
Balance December 31, 2024	3,980,704
Common stock purchase warrant issuance at fair value	181,861
Balance September 30, 2025	4,162,565

Total Shares of Common Stock
Balance December 31, 2025	4,304,426
Common stock purchase warrant issuance at fair value	454,654
Balance September 30, 2026	4,759,080

If, at any time while the Warrant is outstanding, the Company sells common stock at an effective price per share that is lower than the Warrant’s contractual exercise price then the Warrants conversion price shall be reduced to equal the dilutive issuance price. The Holders have waived such adjustments with respect to the Debentures, other Warrants, and other securities issued by the Company, such that no adjustments have been made to the Warrants pursuant to this provision.

F-50

9.	STOCKHOLDERS’ DEFICIT

The Company has one class of common stock with 40 million shares authorized and 13,253,701 and 13,168,701 common stock shares outstanding as of September 30, 2026 and December 31, 2025, respectively. Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Additionally, holders of common stock are entitled to receive dividends when and if declared by the Board, subject to any statutory or contractual restrictions on payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of preferred stock. The Convertible Debentures restrict the declaration and payment of dividends so long as there is balance outstanding.

Upon dissolution, liquidation or the sale of all or substantially all of the Company’s assets, after payment in full of any amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of common stock will be entitled to receive the Company’s remaining assets for distribution on a pro rata basis.

During the nine months ended September 30, 2026, the Company issued 85,000 common stock shares at price of $0.77 per share and were issued as a result of stock options being exercised. During the nine months ended September 30, 2025, the Company issued 5,000 common stock shares at a price of $2.94 per share and were issued as a result of stock options being exercised.

10.	STOCK BASED COMPENSATION

Stock Options

On February 10, 2016, the Company’s stockholders approved the FireFly Robotics, Inc. 2016 Stock Plan (“Plan”). The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing shares of the Company’s common stock. The Plan provides both for the direct award or sale of shares and for the grant of common stock options (“Options”) to purchase common shares to employees, directors and consultants (“Participants”). The Plan provides for the issuance of up to a maximum number of shares of common stock equal to 7,235,215.

Stock option awards granted under the Plan have a three-year vesting and ten-year expiration after issuance. Options issued under these plans generally vest in equal annual installments over three years and expire ten years after issuance. Options granted to members of the board directors generally vest one year after issuance. The Company estimates the fair value of the Options using a Black-Scholes valuation model, and the resulting fair value is recorded as compensation expense on a straight-line basis over the option vesting period.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by Participants who receive Option awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company. For the nine months ended September 30, 2026, the Company did not grant any stock options. For the nine months ended September 30, 2025, the Company granted 375,087 in stock options at an exercise price of $5.77.

The Company estimates forfeitures at the grant date and recognizes stock-based compensation expense based on the number of awards expected to vest. The estimated forfeiture rate is based on historical forfeiture experience and other relevant factors and is reassessed periodically. The Company revises its estimate, as necessary, when actual forfeitures differ from estimated forfeitures, with the resulting adjustment recognized in compensation expense in the period of revision.

Due to a lack of sufficient historical exercise data, the Company has elected to use the simplified method to estimate the expected life of the Options. Under this method, the expected life is calculated as the average of the vesting period and the contractual term of the option.

F-51

The following table reflects the Option activity for the nine months ended September 30, 2026 and 2025 (in thousands, except shares and price per share):

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms Years	Aggregate Intrinsic Value
Options outstanding as of December 31, 2025	6,322,480	$3.40	4.09	$15,004
Granted	-	$-	-	-
Exercised	(85,000)	$0.77	-	-
Forfeited	(536,097)	$1.96	-	-
Options outstanding as of September 30, 2026	5,701,383	$3.63	3.65	$27,782
Options exercisable as of September 30, 2026	5,342,566	$3.48	3.34	$26,798
Options unvested as of September 30, 2026	358,817	$5.76	8.20	$984

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Terms Years	Aggregate Intrinsic Value
Options outstanding as of December 31, 2024	5,976,076	$3.26	4.94	$15,003
Granted	375,087	$5.77	-	-
Exercised	(5,000)	$2.94	-	-
Forfeited	(23,683)	$3.19	-	-
Options outstanding as of September 30, 2025	6,322,480	$3.40	4.34	$15,004
Options exercisable as of September 30, 2025	5,356,720	$2.97	3.52	$14,979
Options unvested as of September 30, 2025	965,760	$5.74	8.89	$25

Compensation expense associated with Options was approximately $900 and $1,316 for the nine months ended September 30, 2026 and 2025, respectively. Additionally, as of September 30, 2026 there was approximately $772 of unrecognized stock compensation expense related to Options which is expected to be recognized over a weighted-average period of 0.6 years.

Restricted Stock Awards

In March 2026, the Company granted an aggregate of 334,437 shares of restricted common stock under the FireFly Automatix, Inc. 2016 Stock Plan. The awards were issued in exchange for the cancellation of previously outstanding stock options and had an aggregate grant-date fair value of $1,929 thousand based on a fair value of $5.77 per share.

The restricted stock awards are subject to a performance-based vesting condition. The awards become fully vested upon the earlier of (i) a Change in Control of the Company or (ii) the Company’s achievement of a Public Company Date, which includes the completion of an initial public offering, direct listing, de-SPAC transaction, or listing on a national securities exchange. Such event must occur on or before March 20, 2028. If neither event occurs by such date, all unvested shares are forfeited without consideration.

Prior to vesting, holders of the awards do not possess voting rights or dividend rights with respect to the unvested shares. Upon vesting, holders obtain all stockholder rights associated with the shares, subject to applicable transfer restrictions.

A summary of restricted stock activity for the nine months ended September 30, 2026 was as follows:

	Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2025	-	$-
Granted	334,437	5.77
Vested	-	-
Forfeited	-	-
Nonvested as of September 30, 2026	334,437	$5.77

F-52

The Company accounts for these awards in accordance with ASC 718, Compensation—Stock Compensation. Compensation cost is recognized when achievement of the performance condition is considered probable and is recognized over the requisite service period through the expected vesting date.

For the nine months ended September 30, 2026, the Company recognized stock-based compensation expense of $563 related to these restricted stock awards. As of September 30, 2026, total unrecognized stock-based compensation expense related to nonvested restricted stock awards was $1,367, which is expected to be recognized over a weighted-average period of 1.4 years.

11.	SEGMENTS

The Company operates as one operating and reportable segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis. The CODM uses consolidated gross margin and net income (loss) to assess financial performance and allocate resources. These financial metrics are used by the CODM to make key operating decisions, including the determination of the rate at which the Company seeks to grow gross margin and the allocation of resources among cost of revenues, sales and marketing, research and development, and general and administrative activities.

The significant segment expenses regularly provided to the CODM and included in the measure of segment profit or loss include cost of revenues, sales and marketing expenses, research and development expenses, and general and administrative expenses. Because the Company has a single reportable segment, the amounts of these significant segment expenses and the Company’s measure of segment profit or loss are the same as the corresponding amounts presented in the Company’s consolidated statements of operations.

The following table presents the Company’s net revenues disaggregated by geography (based on the ship to location) with respect to the Company’s operating segment for the nine months ended September 30, 2026 and 2025 (in thousands);

	2026	2025
United States	$38,464	$32,222
Australia	3,592	1,464
Canada	1,680	623
Europe	1,123	1,090
Brazil	775	4
Mexico	4	307
All other	888	88
	$46,526	$35,798

12. COMMITMENTS AND CONTINGENCIES

The Company may, from time to time, be subject to various contractual commitments and obligations in the normal course of business. As of September 30, 2026, the Company has no material pending legal proceedings, claims, or litigation that would have a material adverse effect on its consolidated financial position, results of operations, or cash flows.

We generally require a cash deposit of 10% of the contract price when we accept a customer order for an MRH machine. The deposit is applied to the invoice when the machine is completed and invoiced. We do not require deposits for AMP machines.

The Company must determine which of its customers are exempt from the Company charging sales tax because the customer is a reseller or self-assesses and direct pays to states and other jurisdictions on purchases the customer makes from the Company. These determinations contain estimates and are subject to judgment and interpretation by the Company and respective taxing authorities in various states and other jurisdictions, which could result in recognizing materially different amounts in future periods. Periodically, the Company is subject to individual state sales tax audits.

The Company issues purchase orders for parts and materials at agreed upon prices from key vendors. The lead times for delivery can range from a few days to over a year. The purchase quantities could vary according to production demands at the Company’s discretion. These are not recorded as liabilities on the Company’s balance sheet until the purchased items are received.

13.	SUBSEQUENT EVENTS

We evaluate events and transactions occurring subsequent to the date of the consolidated financial statements for matters requiring recognition or disclosure in the consolidated financial statements. The accompanying consolidated financial statements consider events through November 12, 2026, the date at which the consolidated financial statements were available to be issued.

F-53

FIREFLY ROBOTICS, INC.

27,460,983 SHARES OF COMMON STOCK

PROSPECTUS

                , 2026

Through and including               , 2026 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table presents the costs and expenses, other than underwriting discounts and commissions, payable in connection with this registration statement. All amounts are estimates except the SEC registration fee and the Nasdaq listing fee.

SEC registration fee	$28,641.65
Exchange listing fee	75,000.00
Printing and engraving expenses	50,000.00
Legal fees and expenses	300,000.00
Accounting fees and expenses	200,000.00
Transfer agent and registrar fees	20,000.00
Miscellaneous fees and expenses	50,000.00
Total	$723,641.65

* To be completed by amendment.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except for liability:

●	for any breach of the duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	for a director in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law;
●	for any transaction from which the director or officer derives any improper personal benefit; or
●	for any action by or in the right of us against an officer

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our Amended and Restated Bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

II-1

We intend to enter into indemnification agreements with each of our directors and executive officers and certain other key employees, a form of which is included as Exhibit 10.1 to this registration statement. The form of agreement provides that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our Amended and Restated Bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

We currently carry and intend to continue to carry liability insurance for our directors and officers.

Item 15. Recent Sales of Unregistered Securities

The issuances of the below securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. Individuals who purchased securities as described below represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions.

Since January 1, 2023 we have issued the following unregistered securities:

September 2026 Private Placement

On various dates in August and September 2026, we entered into subscription agreements with 245 accredited investors, pursuant to which we issued an aggregate of 398,363 shares of our common stock at a purchase price of $8.50 per share for gross proceeds of approximately $3.4 million (the “September 2026 Private Placement”). Additionally, we issued to R.F. Lafferty and Co., Inc. (“Lafferty”) 125,300 shares of common stock as compensation for their placement agent services.

June 2026 Securities Purchase Agreement

On June 1, 2026, we entered into a securities purchase agreement (the “June 2026 Securities Purchase Agreement”) with FF Opportunities 5 LLC (“FF 5”), pursuant to which we issued a 15% secured convertible debenture in an aggregate principal amount of $3,000,000 (the “June 2026 Debenture”) and warrants to purchase 272,793 shares of our common stock (the “June 2026 Warrants”) to FF 5. The June 2026 Debenture accrues interest at a rate of 15% and is convertible into shares of our common stock at the lower of $5.5674 per share or 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. The maturity date of the June 2026 Debenture is January 31, 2028. The June 2026 Warrants are exercisable from June 1, 2026 at an exercise price of $0.01 per share, subject to adjustments, and expire on June 1, 2036.

II-2

February 2026 Securities Purchase Agreement

On February 23, 2026, we entered into a securities purchase agreement (the “February 2026 Securities Purchase Agreement”) with FF 5, pursuant to which we issued a 15% secured convertible debenture in an aggregate principal amount of $2,000,000 (the “February 2026 Debenture”) and warrants to purchase 181,861 shares of our common stock (the “February 2026 Warrants”) to FF 5. The February 2026 Debenture accrues interest at a rate of 15% and is convertible into shares of our common stock at the lower of $5.5674 per share or 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. The maturity date of the February 2026 Debenture is January 31, 2028. The February 2026 Warrants are exercisable from February 23, 2026 at an exercise price of $0.01 per share, subject to adjustments, and expire on February 23, 2036.

December 2025 Securities Purchase Agreement

On December 30, 2025, we entered into a securities purchase agreement (the “December 2025 Securities Purchase Agreement”) with FF 4, pursuant to which we issued a 15% secured convertible debenture in an aggregate principal amount of $1,000,000 (the “December 2025 Debenture”) and warrants to purchase 181,861 shares of our common stock (the “December 2025 Warrants”) to FF 4. The December 2025 Debenture accrues interest at a rate of 15% and is convertible into shares of our common stock at the lower of $5.5674 per share or 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. The maturity date of the December 2025 Debenture is January 31, 2028. The December 2025 Warrants are exercisable from December 31, 2025 at an exercise price of $0.01 per share, subject to adjustments, and expire on December 30, 2035.

Service Provider Warrant Exercise

On October 21, 2025, we entered into the Service Provider Warrant Exercise Agreement with certain service providers who previously received common stock purchase warrants with an exercise price of $2.00 per share. Under the terms of the Service Provider Warrant Exercise Agreement, these service providers agreed to exercise their warrants on a cashless basis for 80% of the shares initially issuable, resulting in the issuance of 32,000 shares of common stock.

Convertible Note Financings

In July 2025, we issued an unsecured convertible note to an investor in the principal amount of $100,000. The convertible note has a term of two years and bears interest at a rate of 15% per annum. The note will automatically convert into shares of common stock upon the closing of an underwritten public offering of common stock that raises at least $10,000,000 of gross proceeds, at a conversion price equal to the lesser of (i) $5.5674 per share or (ii) 90% of the initial public offering price per share. The principal and accrued interest on the convertible note are due at maturity.

In August 2025, we issued four unsecured convertible notes to three investors in the aggregate principal amount of $220,347.66. Each convertible note has a term of two years and bears interest at a rate of 15% per annum. The notes will automatically convert into shares of common stock upon the closing of an underwritten public offering of common stock that raises at least $10,000,000 of gross proceeds, at a conversion price equal to the lesser of (i) $5.5674 per share or (ii) 90% of the initial public offering price per share. The principal and accrued interest on the convertible notes are due at maturity.

In connection with the completion of the Direct Listing, the convertible notes will convert into an aggregate of 65,411 shares of common stock.

June 2025 Debenture

The July 2024 Securities Purchase Agreement (defined below) allowed us to issue an additional 15% secured convertible debenture in an aggregate principal amount of $1,000,000 (the “June 2025 Debenture”) and warrants to purchase 181,861 shares of our common stock (the “June 2025 Warrants”) to FF 4. We borrowed the additional amount under the June 2025 Debenture and issued the June 2025 Warrants on June 18, 2025. The June 2025 Debenture accrues interest at a rate of 15% and is convertible into shares of our common stock at the lower of $5.5674 per share or 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. The maturity date of the June 2025 Debenture is January 31, 2028. The June 2025 Warrants are exercisable from June 18, 2025, at an exercise price of $0.01 per share, subject to adjustments, and expire on June 18, 2035.

December 2024 Subscription Agreements

In December 2024, we issued an aggregate of 584,281 shares of common stock, comprised of 420,431 shares issued on December 2, 2024 and 163,850 shares issued on December 31, 2024, at a price of $5.77 per share, pursuant to subscription agreements with 75 investors, raising an aggregate amount of approximately $3,340,086.

July 2024 Securities Purchase Agreement

On July 25, 2024, we entered into a securities purchase agreement (the “July 2024 Securities Purchase Agreement”) with FF 4, pursuant to which we issued a 15% secured convertible debenture in an aggregate principal amount of $1,000,000 (the “July 2024 Debenture”) and warrants to purchase 181,861 shares of our common stock (the “July 25, 2024 Warrants”) to FF 4. The July 2024 Debenture accrues interest at a rate of 15% and is convertible into shares of our common stock at the lower of $5.5674 per share or 85% of the initial public offering price per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. The maturity date of the July 2024 Debenture was originally July 25, 2025, extendable to January 25, 2027 by issuing certain extension warrants. In March 2025, the maturity date of the July 2024 Debenture was amended to January 31, 2027. In October 2025, the maturity date of the July 2024 Debenture was amended to January 31, 2028. The July 25, 2024 Warrants are exercisable from July 25, 2024 at an exercise price of $0.01 per share, subject to adjustments, and expire on July 25, 2034.

II-3

July 2024 Extension Warrant

On July 11, 2024, pursuant to the terms of the January 2023 Debenture and as consideration for extending the maturity date of the January 2023 Debenture to January 19, 2026, we issued FF 4 extension warrants to purchase 430,009 shares of our common stock. These extension warrants are exercisable from July 11, 2024 at an exercise price of $0.01 per share, subject to certain adjustments, and expire on July 11, 2034.

Employee Stock Plan Purchase Agreements

On February 21, 2024 and February 28, 2024, we entered into purchase agreements with 1 employee and 12 employees, respectively, raising an aggregate amount of $79,729. Pursuant to these agreements, we issued 13,963 shares of common stock at a purchase price of $5.71 per share.

August 2023 to June 2024 Subscription Agreements

From August 16, 2023 to June 30, 2024, we entered into subscription agreements with 75 investors, raising an aggregate amount of $2,670,715. Pursuant to these agreements, we issued 467,726 shares of common stock at a price of $5.71 per share.

The table below outlines the execution dates of the subscription agreements and the corresponding number of shares for each date:

Execution Date	Number of Shares

August 16, 2023	100,646
August 24, 2023	10,301
September 7, 2023	40,889
September 25, 2023	60,674
October 2, 2023	8,540
October 27, 2023	40,523
October 30, 2023	10,000
January 31, 2024	89,792
February 5, 2024	1,760
February 21, 2024	1,751
February 28, 2024	15,714
April 8, 2024	3,502
April 15, 2024	6,305
May 8, 2024	68,576
May 31, 2024	4,378
June 30, 2024	4,375
Total	467,726

January 2023 Securities Purchase Agreement

On January 19, 2023, we entered into a securities purchase agreement (the “January 2023 Securities Purchase Agreement”) with FF Opportunities 4 LLC (“FF 4”), pursuant to which we issued a 15% secured convertible debenture in an aggregate principal amount of $2,000,000 (the “January 2023 Debenture”) and warrants to purchase 360,475 shares of our common stock (the “January 2023 Warrants”) to FF 4. As a result of certain adjustments, the January 2023 Debenture accrues interest at a rate of 15% and is convertible into shares of our common stock at a price of $5.7705 per share, subject to certain adjustments, including for subsequent equity sales at a lower price per share. The maturity date of the January 2023 Debenture was originally July 19, 2024 and has since been amended to January 31, 2028. The January 2023 Warrants are exercisable from January 19, 2023 at an exercise price of $0.01 per share, subject to certain adjustments, and expire on January 19, 2033.

2016 Stock Plan-Related Issuances

In the three years preceding the date of this registration statement, we granted to our employees, officers, directors, consultants and other service providers (i) options to purchase an aggregate of 1,178,189 shares of common stock at per share exercise prices ranging from $5.71 to $5.77 and (ii) 324,437 restricted stock units, under the 2016 Stock Plan.

II-4

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Description
3.1**	Amended and Restated Certificate of Incorporation of Registrant, as currently in effect
3.2**	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Registrant
3.3**	Amended and Restated Bylaws of Registrant, as currently in effect
3.4**	Form of Amended and Restated Certificate of Incorporation of Registrant, to be effective upon completion of the Direct Listing
3.5**	Form of Amended and Restated Bylaws of Registrant, to be effective upon completion of the Direct Listing
3.6**	Form of Certificate of Designation of Preferences, Rights, and Limitations of Series A Convertible Preferred Stock
4.1**	Common Stock Purchase Warrant, dated July 17, 2019, by and between the Registrant and ATW Partners LLC
4.2**	Common Stock Purchase Warrant, dated April 22, 2020, by and between the Registrant and ATW Partners LLC
4.3**	Common Stock Purchase Warrant, dated September 4, 2020, by and between the Registrant and ATW Partners LLC
4.4**	Common Stock Purchase Warrant, dated January 13, 2022, by and between the Registrant and FF Opportunities 3 LLC
4.5**	Common Stock Purchase Warrant, dated January 19, 2023, by and between the Registrant and FF Opportunities 4 LLC
4.6**	Common Stock Purchase Warrant, dated July 11, 2024, by and between the Registrant and FF Opportunities 4 LLC
4.7**	Common Stock Purchase Warrant, dated July 25, 2024, by and between the Registrant and FF Opportunities 4 LLC
4.8**	Common Stock Purchase Warrant, dated June 18, 2025, by and between the Registrant and FF Opportunities 4 LLC
4.9**	Common Stock Purchase Warrant, dated February 23, 2026, by and between the Registrant and FF Opportunities 5 LLC
4.10**	Common Stock Purchase Warrant, dated June 1, 2026, by and between the Registrant and FF Opportunities 5 LLC
5.1**	Opinion of Dorsey & Whitney LLP
10.1**	Form of Indemnification Agreement by and between the Registrant and each of its directors and executive officers
10.2**	2016 Stock Plan
10.3**	First Amendment to 2016 Stock Plan
10.4**	2025 Equity Incentive Plan
10.5**	Lease Agreement, dated October 1, 2018, by and between the Registrant and CLPF – Crossroads I, L.P.
10.6**	First Amendment to Lease, dated January 5, 2024, by and between the Registrant and CLPF – Crossroads I, L.P.
10.7**	Exchange Agreement, dated October 6, 2026, by and between the Registrant and the Holders thereto
10.8**	Form of Convertible Note Exercise Agreement
10.9**	Securities Purchase Agreement, dated July 17, 2019, by and between the Registrant and the Purchasers thereto
10.10**	Convertible Debenture, dated July 17, 2019, by and between the Registrant and ATW Partners LLC
10.11**	Security Agreement, dated July 17, 2019, by and between the Registrant, all of the subsidiaries of the Registrant, and the Secured Parties thereto
10.12**	Securities Purchase Agreement, dated April 22, 2020, by and between the Registrant and the Purchasers thereto
10.13**	Convertible Debenture, dated April 22, 2020, by and between the Registrant and ATW Partners LLC
10.14**	Securities Purchase Agreement, dated September 4, 2020, by and between the Registrant and the Purchasers thereto
10.15**	Convertible Debenture, dated September 4, 2020, by and between the Registrant and ATW Partners LLC
10.16**	Securities Purchase Agreement, dated January 13, 2022, by and between the Registrant and FF Opportunities 3 LLC
10.17**	Convertible Debenture, dated January 13, 2022, by and between the Registrant and FF Opportunities 3 LLC
10.18**	Securities Purchase Agreement, dated January 19, 2023, by and between the Registrant and FF Opportunities 4 LLC
10.19**	Convertible Debenture, dated January 19, 2023, by and between the Registrant and FF Opportunities 4 LLC

II-5

10.20**	Security Agreement, dated January 19, 2023, by and between the Registrant, all of the subsidiaries of the Registrant, and the Secured Parties thereto
10.21**	Subordination Agreement, dated January 19, 2023, by and between the Registrant, all of the subsidiaries of the Registrant, and the Creditors thereto
10.22**	Securities Purchase Agreement, dated July 25, 2024, by and between the Registrant and FF Opportunities 4 LLC
10.23**	Convertible Debenture, dated July 25, 2024, by and between the Registrant and FF Opportunities 4 LLC
10.24**	Amended and Restated Security Agreement, dated July 25, 2024, by and between the Registrant, all of the subsidiaries of the Registrant, and the Secured Parties thereto
10.25**	Subordination Agreement, dated July 25, 2024, by and between the Registrant, all of the subsidiaries of the Registrant, and the Creditors thereto
10.26**	Convertible Debenture, dated June 18, 2025, by and between the Registrant and FF Opportunities 4 LLC
10.27**	Form of Convertible Note
10.28**	Form of Warrant Exercise Agreement
10.29**	Omnibus Amendment Agreement dated October 10, 2025, by and between the Registrant, FF Opportunities 2 LLC, FF Opportunities 3 LLC, and FF Opportunities 4 LLC
10.30**	Securities Purchase Agreement, dated February 23, 2026, by and between the Registrant and FF Opportunities 5 LLC
10.31**	Convertible Debenture, dated February 23, 2026, by and between the Registrant and FF Opportunities 5 LLC
10.32**	Security Agreement, dated February 23, 2026, by and between the Registrant, all of the subsidiaries of the Registrant, and the Secured Parties thereto
10.33**	Subordination Agreement, dated February 23, 2026, by and between the Registrant, all of the subsidiaries of the Registrant, and the Creditors thereto
10.34**	Omnibus Amendment Agreement dated February 23, 2026, by and between the Registrant, FF Opportunities 2 LLC, FF Opportunities 3 LLC, FF Opportunities 4 LLC and FF Opportunities 5 LLC
10.35**	Securities Purchase Agreement, dated June 1, 2026, by and between the Registrant and FF Opportunities 5 LLC
10.36**	Convertible Debenture, dated June 1, 2026, by and between the Registrant and FF Opportunities 5 LLC
10.37**	Security Agreement, dated June 1, 2026, by and between the Registrant, all of the subsidiaries of the Registrant, and the Secured Parties thereto
10.38**	Subordination Agreement, dated June 1, 2026, by and between the Registrant, all of the subsidiaries of the Registrant, and the Creditors thereto
10.39**	Omnibus Amendment Agreement dated June 1, 2026, by and between the Registrant, FF Opportunities 2 LLC, FF Opportunities 3 LLC, FF Opportunities 4 LLC and FF Opportunities 5 LLC
10.40**	Form of Common Stock Purchase Agreement between the Registrant and the Purchaser (Individual)
10.41**	Form of Common Stock Purchase Agreement between the Registrant and the Purchaser (Entity)
10.42**	Form of Lock-Up Agreement (ATW)
10.43**	Form of Lock-Up Agreement (Other Holders)
16.1**	Letter from Pinnacle Accountancy Group
16.2**	Letter from Baker Tilly US, LLP (Formerly Moss Adams, LLP)
21.1**	Subsidiaries of the Registrant
23.1	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1).
24.1**	Power of Attorney (included on signature page).
107	Filing fee table

** Previously filed.

# Indicates management contract or compensatory plan.

† Pursuant to Item 601(a)(10) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. We hereby agree to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits and/or schedules.

(b) Financial Statement Schedules. All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(d)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on November 12, 2026.

FIREFLY ROBOTICS, INC.

By:	/s/ Andrew W. Limpert
Andrew W. Limpert
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Andrew W. Limpert	Chief Executive Officer and Director
Andrew W. Limpert	(Principal Executive Officer)	November 12, 2026

/s/ Lindsay Jones	Chief Financial Officer
Lindsay Jones	(Principal Financial Officer and Accounting Officer)	November 12, 2026

*	Director and Chairman of the Board of Directors
Steven R. Aposhian		November 12, 2026

*	Director
Matthew G. Aposhian		November 12, 2026

*	Director
Christopher R. Christensen		November 12, 2026

*	Director
Peter Johansson		November 12, 2026

*	Director
Liz Hocker		November 12, 2026

*	Director
JuE Wong		November 12, 2026

*By:	/s/ Andrew W. Limpert
Name:	Andrew W. Limpert
Title:	Attorney-in-Fact

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